                           SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                    OF U.S. RESTAURANT PROPERTIES MASTER L.P.

                  (FORMERLY BURGER KING INVESTORS MASTER L.P.)






                           Dated as of March    , 1995



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                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I           CERTAIN DEFINITIONS ..............................       1

ARTICLE II          FORMATION; NAME; PLACE OF BUSINESS ...............      12

       2.01.   Formation of Partnership; Certificate of Limited
               Partnership ............................................     12

       2.02.   Name of Partnership ....................................     13

       2.03.   Place of Business ......................................     13

       2.04.   Registered Office and Registered Agent..................     13

ARTICLE III         PURPOSES, NATURE OF BUSINESS, AND POWERS OF
                    PARTNERSHIP........................................     13

       3.01.   Purposes and Business ..................................     13

       3.02.   Powers..................................................     14

ARTICLE IV          TERM OF PARTNERSHIP................................     15

       4.01.   Term ...................................................     15

ARTICLE V           CAPITAL ...........................................     15

       5.01.   Capital Contributions of Managing General Partner ......     15

       5.02.   Capital Contributions of Special General Partner .......     15

       5.03.   Capital Contribution of Organizational Limited Partner..     15

       5.04.   Capital Contributions of Initial Limited Partners ......     16

       5.05.   Additional Issuances of Units and Capital
               Contributions ..........................................     16

       5.06.   No Fractional Units ....................................     17

       5.07.   Splits and Combinations ................................     17

       5.08.   Capital Accounts .......................................     18

       5.09.   Negative Capital Accounts ..............................     21

       5.10.   No Interest on Amounts in Capital Account ..............     21

       5.11.   Advances to Partnership ................................     21


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       5.12.  Liability of Limited Partners ...........................     21

       5.13.   Return of Capital ......................................     21

ARTICLE VI          ALLOCATION OF PROFITS AND LOSSES;
                    DISTRIBUTIONS OF CASH FLOW AND CERTAIN
                    PROCEEDS ..........................................     22

       6.01.   Certain Definitions ....................................     22

       6.02.   Allocations for Capital Account Purposes ...............     25

       6.03.   Allocations for Tax Purposes ...........................     30

       6.04.   Allocation of Income and Loss with Respect to Interests
               Transferred ............................................     32

       6.05.   Distributions of Cash Flow .............................     33

       6.06.   Distribution of Proceeds from Interim Capital
               Transactions ...........................................     33

       6.07.   Distribution of Proceeds from Terminating Capital
               Transactions; Liquidation Distributions ................     34

ARTICLE VII         MANAGEMENT ........................................     35

       7.01.   Management and Control of Partnership ..................     35

       7.02.   Powers of Managing General Partner .....................     35

       7.03.   Restrictions on Authority of Managing General Partner ..     41

       7.04.   Title to Partnership Assets ............................     42

       7.05.   Working Capital Reserve ................................     43

       7.06.   Other Business Activities of Partners ..................     43

       7.07.   Transactions with Managing General Partner or
               Affiliates .............................................     43

       7.08.   Net Worth Representation; Independent Judgment .........     44

       7.09.   Liability of General Partners to Partnership and
               Limited Partners .......................................     44

       7.10.   Indemnification of General Partners and Affiliates .....     44

       7.11.   No Management by Limited Partners and Assignees ........     45

       7.12.   Other Matters Concerning General Partners ..............     46

       7.13.   Revolving Line of Credit; Other Loans to or from a
               General Partner ........................................     46

       7.14    Purchase or Sale of Units; Registration Rights of
               General Partners .......................................     47

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                                                                          PAGE
                                                                          ----

       7.15.   Periodic Consideration of Sale or Refinancing ..........     49

       7.16.   Other Limitations ......................................     49

ARTICLE VIII        ACQUISITION, OPERATION, AND DISPOSITION OF
                    RESTRICTED RESTAURANT PROPERTIES ..................     50

       8.01.   General ................................................     50

       8.02.   Contribution to Operating Partnership; Acquisition of
               Restaurant Properties ..................................     50

       8.03.   Use and Other Restrictions .............................     51

       8.04.   Restrictions on Transfer of Restaurant Properties ......     55

       8.05.   Rent Relief ............................................     57

       8.06.   Successor Policy .......................................     59

       8.07.   Competitive Facilities .................................     61

       8.08.   Acquisition of Restaurant Properties By the
               General Partners or Affiliates .........................     61

       8.09.   Termination of Lease for Restaurant Property
               Following Termination of BKC Franchise Agreement .......     62

       8.10.   Independent Consultant .................................     63

       8.11.   Consent to Use of Name and Trademarks ..................     64

       8.12.   Acquisition of Fee Title to Properties Subject
               to Primary Leases ......................................     65

       8.13.   Location of Other Restaurant Properties ................     65

ARTICLE IX          COMPENSATION OF GENERAL PARTNERS: PAYMENT
                    OF PARTNERSHIP EXPENSES ...........................     65

       9.01.   Compensation to General Partners .......................     65

       9.02.   Expenses in Connection With Organization of
               Partnership and Initial Public Offering ................     65

       9.03.   Operational Expenses ...................................     66

ARTICLE X           BANK ACCOUNTS; BOOKS AND RECORDS; FISCAL
                    YEAR; STATEMENTS; TAX MATTERS .....................     68

       10.01.  Bank Accounts ..........................................     68

       10.02.  Books and Records ......................................     68

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       10.03.  Fiscal Year ............................................     69

       10.04.  Financial Statements and Information ...................     69

       10.05.  Accounting Decisions ...................................     71

       10.06.  Where Maintained .......................................     71

       10.07.  Preparation of Tax Returns .............................     71

       10.08.  Tax Elections ..........................................     71

       10.09.  Tax Controversies ......................................     71

       10.10.  Organizational Expense .................................     72

       10.11.  Taxation as a Partnership ..............................     72

       10.12.  Determination of Adjusted Basis in Connection
               with Section 754 Election ..............................     72

       10.13.  Withholding in Respect of Foreign Partners .............     72

       10.14.  Qualification as a REIT ................................     74

ARTICLE XI          ISSUANCE AND DEPOSIT OF CERTIFICATE OF
                    PARTNERSHIP INTEREST ..............................     74

       11.01.  Issuance of Certificates of Partnership Interest .......     74

       11.02.  Deposit of Certificates of Partnership Interest;
               Issuance of Depositary Receipts ........................     75

       11.03.  Lost, Stolen, or Destroyed Certificates ................     75

       11.04.  Record Holder ..........................................     75

ARTICLE XII    TRANSFER OF INTERESTS AND UNITS ........................     76

       12.01.  Transfer ...............................................     76

       12.02.  Transfer of Interests of General Partners ..............     76

       12.03.  Transfer of Units ......................................     77

       12.04.  Transfer of Depositary Receipts ........................     77

       12.05.  Restrictions on Transfer ...............................     78

ARTICLE XIII        ADMISSION OF PARTNERS .............................     79

       13.01   Admission of Initial Limited Partners ..................     79

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       13.02.  Admission of Substituted Limited Partners ................   79

       13.03.  Admission of a Successor General Partner .................   80

ARTICLE XIV         WITHDRAWAL OR REMOVAL OF GENERAL
                    PARTNERS; WITHDRAWAL OF LIMITED PARTNERS ............   81

       14.01.  Withdrawal of General Partners ...........................   81

       14.02.  Removal of General Partners ..............................   81

       14.03.  Limitations on Withdrawal or Removal of a General
               Partner and Election of a Successor General Partner ......   82

       14.04.  Amendment of Agreement and Certificate of
               Limited Partnership ......................................   82

       14.05.  Interest of Departing Partner and Successor ..............   82

       14.06.  Withdrawal of Limited Partners ...........................   84

ARTICLE XV          DISSOLUTION AND LIQUIDATION .........................   84

       15.01.  No Dissolution ...........................................   84

       15.02.  Events Causing Dissolution ...............................   84

       15.03.  Right to Continue Business of Partnership ................   85

       15.04.  Dissolution ..............................................   86

       15.05.  Liquidation ..............................................   86

       15.06.  Reasonable Time for Winding Up ...........................   87

       15.07.  Termination of Partnership ...............................   88

ARTICLE XVI         AMENDMENTS; MEETINGS; RECORD DATE ...................   88

       16.01.  Amendment to be Adopted Solely by the
               Managing General Partner .................................   88

       16.02.  Amendment Procedures .....................................   89

       16.03.  Amendment Restrictions ...................................   90

       16.04.  Meetings .................................................   90

       16.05.  Notice of a Meeting ......................................   91

       16.06.  Record Date ..............................................   91

       16.07.  Adjournment ..............................................   91

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                                                                          PAGE
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       16.08.  Waiver of Notice; Consent to Meeting; Approval
               of Minutes ...............................................   91

       16.09.  Quorum ...................................................   92

       16.10.  Conduct of Meeting .......................................   92

       16.11.  Voting and Other Rights ..................................   92

       16.12.  Action Without a Meeting .................................   93

ARTICLE XVII        POWER OF ATTORNEY ...................................   93

ARTICLE XVIII       MISCELLANEOUS PROVISIONS ............................   95

       18.01.  Additional Actions and Documents .........................   95

       18.02   Notices ..................................................   95

       18.03.  Severability .............................................   96

       18.04.  Survival .................................................   96

       18.05.  Waivers ..................................................   96

       18.06.  Exercise of Rights .......................................   96

       18.07.  Binding Effect ...........................................   96

       18.08.  Limitation on Benefits of this Agreement .................   96

       18.09.  Force Majeure ............................................   97

       18.10.  Consent of Limited Partners and Assignees ................   97

       18.11.  Entire Agreement .........................................   97

       18.12.  Pronouns  ................................................   97

       18.13.  Headings .................................................   97

       18.14.  Governing Law ............................................   97

       18.15.  Execution in Counterparts ................................   98

ARTICLE XIX         EXECUTION ...........................................   98

                          SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                   OF U.S. RESTAURANT PROPERTIES MASTER L.P.
                 (FORMERLY BURGER KING INVESTORS MASTER L.P.)

     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is entered into as of March ___, 1995, by and among QSV Properties Inc., a Delaware corporation having its principal office at 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230 (the "Managing General Partner") (or any other person or entity who shall in the future execute and deliver this Agreement as a Substituted General Partner pursuant to the provisions hereof) as the general partner (the "General Partner"), and all other persons and entities who are or shall in the future become limited partners of this limited partnership in accordance with the provisions hereof (the "Limited Partners") (the Limited Partners are sometimes hereinafter referred to as a "Limited Partner," individually, and the "Limited Partners," collectively, and the General Partner and the Limited Partners sometimes hereinafter referred to as a "Partner," individually, and as the "Partners," collectively).

     WHEREAS, the Partners and Burger King Corporation, a Florida corporation ("BKC"), as the Special General Partner, heretofore have entered into an Agreement of Limited Partnership dated as of December 10,1985;

     WHEREAS, the Partners and BKC amended and restated such Agreement of Limited Partnership in its entirety as of January 6, 1986 and February 3, 1986, and further amended such Agreement of Limited Partnership by Amendments
Nos. ___ through ___ thereto through ____________________, 1995;

     WHEREAS, BKC has withdrawn as Special General Partner effective as of November 30, 1994;

     WHEREAS, the Partners desire to further amend and restate such Agreement of Limited Partnership in its entirety as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

     Unless the context otherwise specifies or requires, the terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings herein specified. Certain other capitalized terms used in this Agreement are defined in Articles VI, VIII, and XIV. Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement.

     ACCOUNTING FIRM: The independent public accountants who are responsible for assisting in maintaining Partnership tax accounting and allocation records and advising the Managing General Partner with respect thereto, as selected and approved by the Managing General Partner from time to time, in its sole and absolute discretion. The Accounting Firm and the Auditing Firm are not required to be the same.

     ADDITIONAL LIMITED PARTNER: A Person who is admitted to the Partnership as a Limited Partner pursuant to Sections 5.05(a) and 13.01.

     ADJUSTED BASIS: The basis for determining gain or loss for federal income tax purposes from the sale or other disposition of property, as defined in
Section 1011 of the Code.

     ADJUSTED CAPITAL ACCOUNT DEFICIT: With respect to a Partner or Assignee, the deficit balance, if any, in that Partner's or Assignee's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

          (a) The Capital Account will be increased by any amount that the Partner or Assignee is obligated to restore, if any, including any amount he is deemed to be obligated to restore under the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) or 1.704-2(i)(5); and

          (b) The Capital Account will be decreased by the items described in Treasury Regulations Sections 1.704-1(b)(2) (ii)(d)(4), (5) and (6).

          This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

          ADJUSTED PROPERTY: Any property the Carrying Value of which has been adjusted pursuant to Section 5.08(d)(i) or Section 5.08(d) (ii), in the case of a distribution described in Section 5.08(d) (ii) (A).

          AFFILIATE: (a) Any Person (as hereinafter defined) directly or indirectly owning, controlling, or holding power to vote ten percent (10%) or more of the outstanding voting securities of the Person in question; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the Person in question; (c) any Person directly or indirectly controlling, controlled by, or under common control with the Person in question; (d) if the Person in question is a corporation, any executive officer or director of the Person in question or of any corporation directly or indirectly controlling the Person in question; and (e) if the Person in question is a partnership, any general partner owning or controlling ten percent (10%) or more of either the capital or profits interests in such partnership. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          AGGREGATE OFFERING PROCEEDS: The total amount of proceeds received by the Partnership from the Initial Public Offering (including any proceeds received pursuant to Section 5.04(b) in connection with the over-allotment option described therein).

          AGREEMENT: This Second Amended and Restated Agreement of Limited Partnership, as it may be further amended or supplemented from time to time.

          AMENDED AGREEMENT: The Amended and Restated Agreement of Limited Partnership of Burger King Investors Master L.P., dated as of February 3, 1986, entered into by and among the Managing General Partner, BKC, the Organizational Limited Partner, and the Limited Partners, as amended through __________, 1995.

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          ANCILLARY PROPERTY: Personal property (other than personal property included in the definition of "Restaurant Properties") of whatever kind used in connection with a Restaurant Property, including, without limitation, supplies, furnishings, equipment, trade dress and franchise, license and other rights.

          APPRAISER: Real Estate Research Corporation or its successor, or in the event that Real Estate Research Corporation or its successor is not available for any reason to provide an appraisal with respect to any matter hereunder, Arthur D. Little and Company or its successor, or in the event that both Real Estate Research Corporation or its successor and Arthur D. Little and Company or its successor are not available for any reason to provide an appraisal with respect to any matter hereunder, Marshall and Stevens, Incorporated or its successor, or in the event that all of the foregoing companies are not available for any reason to provide an appraisal with respect to any matters hereunder, such other independent, nationally recognized real estate valuation firm selected by the Managing General Partner in its reasonable discretion.

          ASSIGNEE: A Person to whom one or more Units or Depositary Units have been transferred, by assignment of a Depositary Receipt or otherwise, in a manner permitted under this Agreement, but who has not been admitted to the Partnership as a Substituted Limited Partner with respect to such Units. The rights of any such Person in the Partnership with respect to Units for which such Person has not been admitted to the Partnership as a Substituted Limited Partner shall be (i) limited to the rights and obligations appurtenant to such Units to share in the allocations and distributions of the Partnership, including liquidating distributions of the Partnership, and (ii) except as expressly provided herein, otherwise subject to the limitations under the Delaware RULPA on the rights of an assignee who has not become a substitute limited partner. An Assignee shall not be entitled to vote on any matter requiring the vote of Limited Partners, unless such Assignee has been admitted as a Substituted Limited Partner.

          AUDITING FIRM: The independent public accountants who are responsible for auditing the financial statements of the Partnership as set forth in Section 10.04, as selected and approved by the Managing General Partner from time to time, in its sole and absolute discretion. The Auditing Firm and the Accounting Firm are not required to be the same.

          BKC: Burger King Corporation, and the successors and assigns of Burger King Corporation.

          BKC FRANCHISE AGREEMENT: A franchise agreement, whether now existing or hereafter entered into, between a BKC Franchisee and BKC authorizing the BKC Franchisee to operate a BK Restaurant, as the same may be amended, renewed, or extended by BKC.

          BKC FRANCHISEES: Persons who operate BK Restaurants pursuant to BKC Franchise Agreements.

          BK RESTAURANTS: Burger King "fast food" restaurants, whether operated by BKC, an Affiliate of BKC, or a BKC Franchisee. "BK Restaurant" means any one of the BK Restaurants.

          BUSINESS DAY: Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of Texas shall not be regarded as a Business Day.

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          CAPITAL ACCOUNT: The capital account established and maintained for each Partner and Assignee pursuant to Section 5.08.

          CAPITAL CONTRIBUTION: Any property (including cash) contributed to the Partnership by or on behalf of a Partner.

          CARRYING VALUE: (a) With respect to a property contributed to the Partnership, the fair market value of such property at the time of contribution, reduced (but not below zero) by all deductions for depreciation, amortization, cost recovery, and expense in lieu of depreciation debited to the Capital Accounts of Partners and Assignees pursuant to Section 5.08(a) with respect to such property as of the time of determination, and (b) with respect to any other property, the Adjusted Basis of such property as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.08&) and 5.08(c), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership properties, as deemed to be necessary or appropriate by the Managing General Partner.

          CERTIFICATE: A non-negotiable certificate issued by the Partnership, substantially in the form of Exhibit A to this Agreement, evidencing ownership of one or more Units.

          CERTIFICATE OF LIMITED PARTNERSHIP: The Certificate of Limited Partnership, and any and all amendments thereto, filed on behalf of the Partnership with the Recording Office as required under the Delaware RULPA.

          CLOSING: The "closing time" as defined in the Underwriters Purchase Agreement.

          CLOSING DATE: The date on which the Closing occurs.

          CODE: The Internal Revenue Code of 1986, as amended to date and hereafter amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          COMMISSION: The Securities and Exchange Commission.

          CONTRIBUTED PROPERTY: Each Contributing Partner's interest in each property (or interest therein), or other consideration, but excluding cash and cash equivalents, contributed directly or indirectly to the Partnership by such Contributing Partner (or deemed contributed to the Partnership upon termination thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.08(d), such Property shall no longer constitute a Contributed Property for purposes of Section 6.03(b), but shall be deemed an Adjusted Property for such purposes.

          CONTRIBUTING PARTNER: Each Partner or Assignee contributing directly or indirectly (or deemed to have contributed upon termination of the Partnership pursuant to Section 708 of the Code) a Contributed Property to the Partnership in exchange for a Partnership Interest.

          DATE OF DELIVERY: The "date of delivery," as defined in the Underwriters Purchase Agreement.

          DELAWARE RULPA: The Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. tit. 6 Section 17-101 ET SEQ.), as amended to date and as it may be amended from time to time hereafter, and any successor to such Act.

          DEPARTING PARTNER: A General Partner who has withdrawn or been removed pursuant to Section 14.01 or 14.02, as the case may be, as of the effective date of the withdrawal or removal of such General Partner.

          DEPOSIT ACCOUNT: The account established by the Depositary pursuant to the Deposit Agreement.

          DEPOSIT AGREEMENT: The agreement so designated, to be entered into by and among the Managing General Partner, for itself and in its capacity both as Managing General Partner and as attorney-in-fact of the Initial Limited Partners, and the Depositary, as it may be amended or supplemented from time to time.

          DEPOSITARY: The Partnership's depositary, as selected and approved by the Managing General Partner from time to time, in its sole and absolute discretion, or any successor to it as depositary under the Deposit Agreement.

          DEPOSITARY RECEIPT: A depositary receipt, issued by the Depositary or agents appointed by the Depositary in accordance with the Deposit Agreement, evidencing ownership of one or more Depositary Units.

          DEPOSITARY UNIT: A Unit on deposit with the Depositary pursuant to the Deposit Agreement.

          DRIP: A distribution reinvestment plan under which the Partnership issues Units to electing Limited Partners and Assignees in lieu of making cash distributions to them, which Units could either be issued directly to such Limited Partners and Assignees or deposited with the Depositary and be evidenced by Depositary Receipts issued to them.

          EFFECTIVE DATE: The date as of which the Managing General Partner on its own behalf and the Managing General Partner on behalf of the Limited Partners execute this Agreement after the approval of this Agreement by a Majority Vote of the Limited Partners.

          EXCHANGE ACT: Securities Exchange Act of 1934, as amended, and the regulations of the Commission promulgated thereunder.

          EXTRAORDINARY INCOME AND EXTRAORDINARY LOSS: For each taxable year or shorter period, the positive sum, in the case of Extraordinary Income, and the negative sum, in the case of Extraordinary Loss, of all items of gain or loss recognized by the Partnership from Capital Transactions (other than items allocated pursuant to the Special Allocations) occurring in such taxable period and determined in accordance with Section 5.08(b).

          FISCAL YEAR: The fiscal year of the Partnership for financial accounting purposes, and for federal, state, and local income tax purposes, which shall be the calendar year unless changed by the Managing General Partner in accordance with Section 10.03.

          FOREIGN PARTNER: Any Partner or Assignee who is a foreign person (within the meaning of Section 1445 or 1446 of the Code and Treasury Regulations promulgated thereunder) and/or who is not a citizen or resident of the United States (within the meaning of Section 1.1441-5 of the Treasury Regulations).

          GENERAL PARTNERS: The Managing General Partner and any Substituted General Partner. "General Partner" means one of the General Partners.

          INDEPENDENT CONSULTANT: Agribusiness Associates, Inc., or in the event Agribusiness Associates, Inc. is unable or unwilling to advise the Managing General Partner on a particular matter or informs the Managing General Partner that it no longer is willing to serve as Independent Consultant, or in the event Agribusiness Associates, Inc., is terminated as the Independent Consultant in accordance with Section 8.10(b), any substitute consultant selected by the Managing General Partner in accordance with Section 8.10(b).

          INITIAL LIMITED PARTNERS: Each Underwriter purchasing Units in the Initial Public Offering in accordance with Section 5.04 and the Underwriters Purchase Agreement.

          INITIAL PUBLIC OFFERING: The initial public offering of Units, as more fully described in the Registration Statement.

          INITIAL UNIT PRICE: Twenty Dollars ($20).

          Limited Partners: The Organizational Limited Partner, the Initial Limited Partners, the Additional Limited Partners and the Substituted Limited Partners, each for so long as they are limited partners hereunder. "Limited Partner" means one of the Limited Partners. An Assignee who has not been admitted as a Substituted Limited Partner with respect to some or all of the Units owned by such Assignee shall not be considered a Limited Partner with respect to such Units for the purposes of this Agreement.

          LIQUIDATING TRUSTEE: The Managing General Partner, unless the dissolution of the Partnership is caused by the withdrawal, bankruptcy, removal, or dissolution of the Managing General Partner, in which event the Liquidating Trustee shall be the Person or Persons selected pursuant to Section 15.05.

          MAJORITY VOTE OF THE LIMITED PARTNERS: The written consent of, or an affirmative vote in accordance with Section 16.04 by, Limited Partners of record who are Limited Partners (and not Assignees) with respect to more than fifty percent (50%) of the total number of all outstanding Units held by all Limited Partners of record, as Limited Partners (rather than as Assignees).

          MANAGING GENERAL PARTNER: QSV Properties Inc., or any successor appointed pursuant to Sections 12.02, 14.01,14.02, or 15.03 hereof, as the case may be.

          NASDAQ:   The National Association of Securities Dealers Automated
Quotations System.

          NATIONAL SECURITIES EXCHANGE: An exchange registered with the Commission under Section 6(a) of the Exchange Act.

          NET INCOME AND NET LOSS: For each taxable year or shorter period, the positive sum, in the case of Net Income, or the negative sum, in the ease of Net Loss, of all items of income, gain, deduction and loss (other than items included in computing Extraordinary Income and Extraordinary Loss or allocated pursuant to the Special Allocations) recognized by the Partnership during such taxable period and determined in accordance with Section 5.08(b).

          NON-FOREIGN CERTIFICATE: The certificate issued by any Partner or Assignee who is not a Foreign Partner pursuant to Section 10.13 to the Partnership by such Partner or Assignee. Such Certificate shall (i) provide that such Partner or Assignee is not a foreign person (within the meaning of Section 1445 or 1446 of the Code) and be in the form prescribed in the Treasury Regulations promulgated under Sections 1445 and 1446 of the Code or (ii) provide that such Partner or Assignee is a citizen or resident of the United States.

          NONRECOURSE DEDUCTIONS: The meaning ascribed to it in Treasury Regulations Section 1.704-2(b)(1).

          OPERATING PARTNERSHIP: U.S. Restaurant Properties Operating L.P., a Delaware limited partnership (formerly Burger King Operating Limited Partnership) which was formed concurrently herewith for the purpose of acquiring, holding, operating, and disposing of the Restaurant Properties, and any successor limited partnership.

          OPERATING PARTNERSHIP AGREEMENT: The second amended and restated limited partnership agreement, dated concurrently herewith, by and among the Managing General Partner, as general partner, BKC, and the Partnership, as sole limited partner, pursuant to which the Operating Partnership was organized and is existing, as it may be further amended or supplemented from time to time.

          OPINION OF INDEPENDENT COUNSEL: A written opinion of the law firm of Gibson, Dunn & Crutcher or other nationally recognized counsel designated by or acceptable to the Managing General Partner, in its sole and absolute discretion.

          ORGANIZATIONAL LIMITED PARTNER: QSV.

          ORIGINAL AGREEMENT: The Agreement of Limited Partnership of Burger King Investors Master L.P., dated as of December 10, 1985, entered into by and among the General Partner, BKC and the Organizational Limited Partner.

          OTHER RESTAURANT PROPERTIES: Those certain restaurant properties, other than Restricted Restaurant Properties, in which the Partnership acquires an interest after the Effective Date, whether consisting of land to be held in fee simple or as a leasehold and any improvements thereon (including all real property and certain personal property associated therewith), together with (i) any other properties acquired pursuant to Section 7.02(w) with respect to such properties, (ii) any properties adjacent to such properties, (iii) any buildings, improvements, or other structures situated on such properties, and
(iv) any further right, title or interest acquired in such properties. "Other Restaurant Property" means any one of the Other Restaurant Properties.

          PARTNER: A General Partner or a Limited Partner. "Partners" means the General Partners and all Limited Partners. An Assignee who has not been admitted as a Substituted Limited Partner with respect to some or all of the Units held by such Assignee shall not be considered a Partner with respect to such Units for purposes of this Agreement.

          PARTNER MINIMUM GAIN: The meaning ascribed to it in Treasury Regulations Section 1.704-2(i)(2).

          PARTNER NONRECOURSE DEBT: The meaning ascribed to it in Treasury Regulations Section 1.704-2(b)(4).

          PARTNER NONRECOURSE DEDUCTIONS: The meaning ascribed to it in Treasury Regulations Section 1.704-2(i)(2).

          PARTNERSHIP: The limited partnership created by this Agreement and any successor partnership thereto continuing the business of the Partnership which is a reformation or reconstitution of the partnership governed by this Agreement.

          PARTNERSHIP ASSETS: All assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by the Partnership, including, without limitation the Partnership's limited partnership interest in the Operating Partnership and its proportionate interest in all assets and properties (including, without limitation, the Restaurant Properties) owned by the Operating Partnership.

          PARTNERSHIP INTEREST: As to any Partner, all of the interests of that Partner in the Partnership, including, without limitation, such Partner's (i) right to a distributive share of the profits and losses of the Partnership, (ii) right to a distributive share of Partnership Assets, and (iii) right, if a General Partner, to participate in the management of the business and affairs of the Partnership.

          PARTNERSHIP MINIMUM GAIN: The meaning ascribed to it in Treasury Regulations Section 1.704-2(b)(2).

          PERSON: Any individual, corporation, association, partnership, joint venture, trust, estate, or other entity or organization.

          PRICE INDEX: The Consumer Price Index for Urban Wage Earners and Clerical Workers, all items, All Urban, Base 1967 = 100, issued by the Bureau of Labor Statistics of the U.S. Department of Labor; provided, however, that if such Consumer Price Index shall be discontinued with no successor or comparable successor consumer price index, the Managing General Partner, in its sole and absolute discretion, shall designate a substitute formula.

          PRIMARY LEASE: A lease, whether now existing or hereafter entered into, pursuant to which the Operating Partnership, as the lessee (either in its own name or as an assignee of BKC pursuant to the Real Estate Purchase Agreement or otherwise), holds the right to occupy and use a Restaurant Property or any portion thereof.

          QSV: QSV Properties Inc., a Delaware corporation.

          REAL ESTATE PURCHASE AGREEMENT: The amended and restated Purchase and Sale Agreement entered into concurrently with the execution of the Amended Agreement by and between the Operating Partnership, as purchaser, and BKC, as seller, pursuant to which the Operating Partnership purchased from BKC, and BKC sold to the Operating Partnership, certain of the Restaurant Properties.

          RECAPTURE INCOME: Any gain recognized by the Partnership (but computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership that does not constitute capital gain for federal income tax purposes because such gain represents the recapture of deductions previously taken with respect to such property or assets (determined without regard to Code Section 291(a)(1)).

          RECORDING OFFICE: The Secretary of State of the State of Delaware.

          RECORD DATE: The date established by the Managing General Partner, in its discretion, subject to Section 6.05(b) in the case of the Record Date for a distribution pursuant to Article VI, for determining (i) the identity of Limited Partners entitled to notice of or to vote at any meeting of Limited Partners or entitled to exercise rights in respect of any other lawful action of Limited Partners, or (ii) the identity of Partners and Assignees entitled to receive any report pursuant to Section 10.04 or distribution pursuant to Article VI.

          RECORD HOLDER: As applied to the Limited Partners, the Persons shown as Limited Partners on the records of the Partnership as of the close of business on a particular day; as applied to a Depositary Receipt, the Person in whose name the Depositary Receipt is issued, and in whose name the Depositary Units evidenced thereby are registered on the books of the Depositary or a Transfer Agent as of the close of business on a particular day; and as applied to the holder of a Unit that is not on deposit in the Deposit Account, the Person shown as the owner of such Unit on the records of the Partnership as of the close of business on a particular day. For purposes of Section 6.05, a Unitholder who acquires a Depositary Unit in a transaction on a National Securities Exchange and who is registered on the books of the Depositary or a Transfer Agent as the owner thereof shall be considered to be a Record Holder as of the close of business on the "trade date" pursuant to which such Unitholder acquired such Depositary Unit, irrespective of the actual date on which such Unitholder's name is entered on the books of the Depositary or a Transfer Agent, and a Unitholder who disposes of a Depositary Unit in a transaction on a National Securities Exchange that subsequently is registered on the books of the Depositary or a Transfer Agent shall cease to be considered to be a Record Holder prior to the close of business on the "trade date" pursuant to which such Unitholder transferred such Depositary Unit, irrespective of the actual date on which such transfer is recorded on the books of the Depositary or a Transfer Agent. For purposes of determining the Record Holder of a Unit or Depositary Unit entitled to a distribution of Cash Flow pursuant to Section 6.05 or Net Proceeds of a Capital Transaction pursuant to Section 6.06 or 6.07, the Partnership shall adopt and apply conventions from time to time that conform with the conventions applied by the National Securities Exchange on which the Depositary Units are listed for ascertaining the entitlement between a selling shareholder and a purchasing shareholder to dividends declared by a corporation.

          REGISTRATION STATEMENT: The Registration Statement on Form S-11 filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Depositary Units in the Initial Public Offering, as the same may be amended from time to time.

          RESTAURANT PROPERTIES: Restricted Restaurant Properties and Other Restaurant Properties. "Restaurant Property" means any one of the Restaurant Properties.

          RESTRICTED RESTAURANT PROPERTIES: Those certain restaurant properties, consisting of the land in which the Partnership holds fee simple title or a leasehold interest and the improvements thereon (including all real property and certain personal property associated therewith), (a) held as of the Effective Date or (b) if (and so long as) a BK Restaurant is located thereon, acquired after the Effective Date, together with (i) any other properties acquired pursuant to Section 7.02(w) with respect to such properties after the Effective Date, (ii) any properties adjacent to such properties that are acquired by the Partnership after the Effective Date, (iii) any buildings, improvements, or other structures situated on such properties after the Effective Date, and (iv) any further right, title or interest acquired in such properties after the Effective Date (including, without limitation, fee title acquired pursuant to Section 8.12). "Restricted Restaurant Property" means any one of the Restricted Restaurant Properties.

          SECTION 754 ELECTION: An election under Section 754 of the Code relating to the adjustment of Adjusted Basis of Partnership Assets, as provided in Sections 734 and 743 of the Code.

          SECURITIES ACT: Securities Act of 1933, as amended, and the regulations of the Commission promulgated thereunder.

          SPECIAL ALLOCATIONS: The special allocations of items of income, gain, deduction and loss pursuant to Sections 6.02(d) and (e).

          SPECIAL GENERAL PARTNER: Burger King Corporation, in such capacity prior to the Effective Date.

          SUBSTITUTED GENERAL PARTNER: A Person who is admitted to the Partnership as an additional or successor General Partner in accordance with
Section 13.03.

          SUBSTITUTED LIMITED PARTNER: A Person who is admitted to the Partnership as a Limited Partner pursuant to this Agreement in place of, and with all the rights of, a Limited Partner pursuant to Section 13.02.

          "SUCCESSOR POLICY": The "successor policy" of BKC relating to the extension and/or renewal of BKC Franchise Agreements with BKC Franchisees, which policy, in connection with such extensions and/or renewals, makes provision for replacing, reconstructing, expanding, and/or otherwise improving BK Restaurants. All references are to the successor policy" as in effect on the date hereof, as the same may be modified, amended, supplemented, superseded, or replaced by BKC from time to time in its sole and absolute discretion.

          SUPER-MAJORITY VOTE OF THE LIMITED PARTNERS: The written consent of, or an affirmative vote in accordance with Section 16.04 by, Limited Partners of record who are Limited Partners (and not Assignees) with respect to more than eighty percent (80%) of the total number of all outstanding Units held by all Limited Partners of record, as Limited Partners (rather than as Assignees).

          TERMINATION DATE: December 31, 2035.

          TPC: The Pillsbury Company, a Delaware corporation and the owner on the date of the Amended Agreement of all of the issued and outstanding stock of BKC.

          TRANSFER AGENT: The Depositary or any bank, trust company, or other Person (including the Managing General Partner or any of its affiliates) appointed by the Managing General Partner from time to time, in its sole and absolute discretion, to act as transfer agent for Depositary Receipts.

          TRANSFER APPLICATION: An application and agreement for transfer of Depositary Units in the form set forth on the back of the Depositary Receipt or in a form substantially to the same effect in a separate instrument by which an Assignee (or his broker, dealer, or nominee holder acting on his behalf) requests admission to the Partnership as a Substituted Limited Partner, agrees to be bound by the terms and conditions of this Agreement and the Deposit Agreement, and grants a power of attorney to the Managing General Partner pursuant to Article XVII.

          TREASURY REGULATIONS: The Income Tax Regulations promulgated under the Code, as hereafter amended. Any reference herein to a specific section or sections of specific Treasury Regulations shall be deemed to include a reference to any corresponding provision of future Treasury Regulations.

          TREATY CERTIFICATE: Any certificate or statement issued pursuant to
Section 10.13 to the Partnership by a Foreign Partner. Such certificate or statement shall be in the form either (i) prescribed in the United States Income Tax Convention under which such Foreign Partner is entitled to an exemption from withholding of United States income tax or to a reduction in the otherwise applicable United States withholding rate or (ii) prescribed in Treasury Regulations Section 1.1441-6.

          UNDERWRITERS: Those underwriting firms listed in the Underwriters Purchase Agreement or in an exhibit or schedule thereto that purchased Units distributed in the Initial Public Offering in accordance with the terms of the Underwriters Purchase Agreement.

          UNDERWRITERS PURCHASE AGREEMENT: That agreement entered into prior to the Closing Date by and among the Partnership, the Operating Partnership, BKC, and the Underwriters with respect to the purchase of certain Units by the Underwriters in connection with the Initial Public Offering.

          UNIT: A unit representing an equal undivided interest in a Limited Partner's Partnership Interest.

          UNIT PRICE: Of a Unit or a Depositary Unit, as of any date of determination: (i) if the Depositary Units are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale prices per Depositary Unit regular way or, in case no such reported sale takes place on any such day, the average of the last reported bid and asked prices per Depositary Unit regular way, in either case on the principal National
Securities Exchange on which the Depositary Units are listed or admitted to trading, for the five (5) trading days immediately preceding the date of determination; (ii) if the Depositary Units are not listed or admitted to trading on a National Securities Exchange but are quoted by NASDAQ, the average of the last reported sales prices per Depositary Unit regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted, the average of the closing bid prices per Depositary Unit, for the five (5) trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the Managing General Partner for such purpose, if such Bureau is not at the time furnishing quotations; or (iii) if the Depositary Units are not listed or admitted to trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of a Unit as of such date of determination, as determined by the Managing General Partner using any reasonable method of valuation.

          UNREALIZED GAIN: The excess, if any, of the fair market value of such Partnership Asset as of the date of determination over the Carrying Value of the Partnership Asset as of such date of determination.

          UNREALIZED LOSS: The excess, if any, of the Carrying Value of a Partnership Asset as of the date of determination over the fair market value of such Partnership Asset as of the date of determination.

          WITHHOLDING CERTIFICATE: A certificate that provides for reduction or elimination of the withholding rates or taxes provided for in Sections 1445 or 1446 of the Code and Treasury Regulations promulgated thereunder.

          WORKING CAPITAL RESERVE: The reserve for working capital established by the Managing General Partner pursuant to Section 7.05.


                                   ARTICLE II

                       FORMATION; NAME; PLACE OF BUSINESS

2.01.     FORMATION OF PARTNERSHIP; CERTIFICATE OF LIMITED PARTNERSHIP

          The General Partner, BKC and the Organizational Limited Partner agreed to continue the limited partnership formed as of December 10, 1985, pursuant to the provisions of the Delaware RULPA and the terms and conditions of the Original Agreement and the Amended Agreement. Promptly after the execution of the Original Agreement, the Managing General Partner, in accordance with the Delaware RULPA, filed with the Recording Office the Certificate of Limited Partnership. Subsequently, the Managing General Partner, in accordance with the Delaware RULPA, filed with the Recording Office amendments to the Certificate of Limited Partnership regarding the withdrawal of BKC as the Special General Partner and the change in the name of the Partnership. If the laws of any jurisdiction in which the Partnership transacts business so require, the Managing General Partner also shall file with the appropriate office in that jurisdiction a copy of the Certificate of Limited Partnership and any other documents necessary for the Partnership to qualify to transact business in such jurisdiction and shall use its best efforts to file with the appropriate office in that jurisdiction a copy of the Certificate of Limited Partnership and any other documents necessary to establish and maintain the Limited Partners' limited liability in such jurisdiction. The Partners further agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Limited Partnership as may be required, either by the Delaware RULPA, by the laws of a jurisdiction in which the Partnership transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the Partnership as a limited partnership under the Delaware RULPA.

2.02.     NAME OF PARTNERSHIP.

          The name under which the Partnership shall conduct its business is U.S. Restaurant Properties Master L.P. The business of the Partnership may be conducted under any other name deemed necessary or desirable by the Managing General Partner, in its sole and absolute discretion, except that such other name may not include the surname of any Limited Partner unless such surname is also the name or surname of the Managing General Partner. The words "Limited Partnership" shall be included in the name of the Partnership where necessary for complying with the laws of any jurisdiction that so requires. The Managing General Partner (and, if necessary, any other General Partners) promptly shall execute, file, and record any assumed or fictitious name certificates required by the laws of Delaware or any other state in which the Partnership transacts business, and shall publish such certificates or other statements or certificates as are required by the laws of Delaware or any other state in which the Partnership transacts business.

2.03.     PLACE OF BUSINESS.

          The principal place of business of the Partnership on the date hereof is located at 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230. The Managing General Partner may hereafter change the principal place of business of the Partnership to such other place or places within the United States as the Managing General Partner may determine from time to time, in its sole and absolute discretion, provided that the Managing General Partner shall give written notice thereof to the Limited Partners within ninety (90) days after the effective date of any such change and, in connection therewith, shall, if necessary, amend the Certificate of Limited Partnership in accordance with applicable requirements of the Delaware RULPA. The Managing General Partner may, in its sole and absolute discretion, establish and maintain such other offices and additional places of business of the Partnership, either within or without the State of Delaware, as it deems appropriate.

2.04.     REGISTERED OFFICE AND REGISTERED AGENT.

          The street address of the registered office of the Partnership shall be at 1209 Orange Street, Wilmington, Delaware 19801, and the Partnership's registered agent at such address shall be the Corporation Trust Company.


                                   ARTICLE III

                   PURPOSES, NATURE OF BUSINESS, AND POWERS OF
                                   PARTNERSHIP

3.01.     PURPOSES AND BUSINESS.

          The purposes of the Partnership shall be (a) to invest in, acquire, own, hold a leasehold interest in, manage, maintain, operate, lease, sublease, improve, finance, reconstruct, sell, exchange, franchise and otherwise dispose of Restaurant Properties and Ancillary Property, whether through the Operating Partnership, other Persons or otherwise; (b) in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as the limited partner in the Operating Partnership pursuant to the Operating Partnership Agreement; and (c) to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes. The Partnership shall not engage in any business or activity except as set forth above without the written consent of the General Partner and a Majority Vote of the Limited Partners.

3.02.     POWERS.

          The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, the following:

          (a) To borrow money and issue evidences of indebtedness, and to secure the same by mortgages, deeds of trust, security interests, pledges, or other liens on all or any part of the Partnership Assets;

          (b) To secure and maintain insurance against liability or other loss with respect to the activities and assets of the Partnership (including, without limitation, insurance against liabilities under Section 7.10);

          (c) To employ or retain such persons as may be necessary or appropriate for the conduct of the Partnership's business, including permanent, temporary, or part-time employees and independent attorneys, accountants, consultants, and contractors;

          (d) To acquire, own, hold a leasehold interest in, maintain, use, lease, sublease, manage, operate, sell, exchange, transfer, or otherwise deal in assets and property as may be necessary or convenient for the purposes and business of the Partnership;

          (e) To incur expenses and to enter into, guarantee, perform, and carry out contracts or commitments of any kind, to assume obligations, and to execute, deliver, acknowledge, and file documents in furtherance of the purposes and business of the Partnership;

          (f) To pay, collect, compromise, arbitrate, litigate, or otherwise adjust, contest, or settle any and all claims or demands of or against the Partnership;

          (g) To invest in interest-bearing accounts and short-term investments, including, without limitation, obligations of Federal, state, and local governments and their agencies, mutual funds (including money market funds), commercial paper, time deposits, and certificates of deposit of commercial banks, savings banks, or savings and loan associations; and

          (h) To engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes and business of the Partnership, so long as said activities and obligations may be lawfully engaged in or performed by a limited partnership under the Delaware RULPA.

                                   ARTICLE IV

                               TERM OF PARTNERSHIP

4.01.     TERM.

          The Partnership commenced on the date upon which the Certificate of Limited Partnership was duly filed with the Recording Office pursuant to
Section 2.01 and shall continue until the Termination Date unless dissolved and liquidated before the Termination Date in accordance with the provisions of Article XV.


                                    ARTICLE V

                                     CAPITAL

5.01.     CAPITAL CONTRIBUTIONS OF MANAGING GENERAL PARTNER.

          (a) INITIAL CONTRIBUTION. Concurrently with the execution of the Original Agreement, the Managing General Partner made a Capital Contribution in the amount of One Thousand Dollars ($1,000) in cash.

          (b) ADDITIONAL CONTRIBUTION. Concurrently with the Closing (and, in the case of the over-allotment option described in Section 5.04(b), concurrently with the Date of Delivery), the Managing General Partner contributed to the Partnership an amount equal to the excess of (i) one and one-hundredth percent (1.01%) of the Aggregate Offering Proceeds (including any proceeds received pursuant to Section 5.04(b) in connection with the over-allotment option), over (ii) One Thousand Dollars ($1,000).

5.02.     CAPITAL CONTRIBUTIONS OF SPECIAL GENERAL PARTNER.

          (a) INITIAL CONTRIBUTION. Concurrently with the execution of the Original Agreement, BKC, as Special General Partner, made a Capital Contribution in the amount of One Thousand Dollars ($1,000) in cash.

          (b) ADDITIONAL CONTRIBUTION. Concurrently with the Closing (and, in the case of the over-allotment option described in Section 5.04(b), concurrently with the Date of Delivery), BKC, as the Special General Partner, contributed to the Partnership an amount equal to the excess of (i) .01 percent (.01%) of the Aggregate Offering Proceeds (including any proceeds received pursuant to Section 5.04(b) in connection with the over-allotment option), over (ii) One Thousand Dollars ($1,000).

          (c) WITHDRAWAL. Effective as of November 30, 1994, BKC withdrew as a General Partner pursuant to Section 14.01(a)(ii). The Partnership paid BKC not more than $8,000 for BKC's right to receive the fair market value of its former Partnership Interest in Units as contemplated under Section 14.05.

5.03.     CAPITAL CONTRIBUTION OF ORGANIZATIONAL LIMITED PARTNER.

          Concurrently with the execution of the Original Agreement, the Organizational Limited Partner made a Capital Contribution in the amount of One Hundred Dollars ($100) in cash. Concurrently with the Closing, the Capital Contribution of the Organizational Limited Partner was returned to it, without interest, the Organizational

Limited Partner withdrew from the Partnership, and the Organizational Limited Partner, as such, has no further rights, claims, or interests as a Partner in and to the Partnership.

5.04.     CAPITAL CONTRIBUTIONS OF INITIAL LIMITED PARTNERS.

          (a) INITIAL PUBLIC OFFERING. Pursuant to the Underwriters Purchase Agreement, the Underwriters purchased Units from the Partnership in connection with the Initial Public Offering, as more fully described in the Registration Statement. Concurrently with the Closing, each Underwriter, as an Initial Limited Partner, contributed to the Partnership, in exchange for that number of Units designated in the Underwriters Purchase Agreement to be purchased by each such Underwriter, cash in an amount equal to the product of the Initial Unit Price multiplied by the number of Units designated in the Underwriters Purchase Agreement to be purchased by each such Underwriter.

          (b) OVER-ALLOTMENT OPTION. On the Date of Delivery, in addition to Units purchased pursuant to Section 5.04(a), to cover over-allotments as provided in the Underwriters Purchase Agreement, each Underwriter contributed to the Partnership, in exchange for that number of Units purchased by such Underwriter pursuant to the exercise of such option, cash in an amount equal to the product of the Initial Unit Price multiplied by the number of Units purchased by each such Underwriter pursuant to the exercise of such option. For purposes of this Agreement all Units issued pursuant to this Section 5.04(b) shall be deemed issued concurrently with the Closing irrespective of whether or not the Date of Delivery coincided with the Closing Date.

5.05.     ADDITIONAL ISSUANCES OF UNITS AND CAPITAL CONTRIBUTIONS.

          (a) In order to raise additional capital or to acquire property or for or in furtherance of any other Partnership purpose, the Managing General Partner is authorized to cause the Partnership to issue Units (and Depositary Units), with such characteristics as may be required under Section 6.03, in addition to those issued pursuant to Section 5.04, at any time or from time to time to Partners, holders of Units or Depositary Units, holders of options to purchase Units or Depositary Units, Assignees or other Persons and, in its sole and complete discretion, to admit them to the Partnership as Additional Limited Partners, all without any consent or approval of any Limited Partner. The Managing General Partner shall have sole and absolute discretion in determining the Capital Contribution to be made or other consideration to be received (which may be property) and terms and conditions with respect to any such future issuance of Units. The Managing General Partner is also authorized to cause the Partnership to issue options, rights, warrants or appreciation rights to purchase or relating to any Units or debt obligations of the Partnership convertible into any Units from time to time on terms and conditions established in the sole and absolute discretion of the Managing General Partner without the approval at the time of any Limited Partner; provided that any such issuance to the Managing General Partner or its executive officers, directors or employees, shall be approved by a Majority Vote of the Limited Partners unless issued pursuant to a plan or arrangement approved by a Majority Vote of the Limited Partners. The Managing General Partner shall do all things it deems to be appropriate or necessary to comply with the Delaware RULPA and is authorized and directed to do things it deems to be necessary or advisable in connection with any such future issuances, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or securities exchange on which the Units are listed for trading. No Limited Partner or Assignee or any other Person shall have thy preemptive right with respect to the issuance or sale of any Units or any debt obligations or any options, rights, warrants or appreciation rights relating thereto.

          (b) Except as specifically provided for in Sections 5.05(a), 5.07 and 14.05(b) or in Section 13.03(b) of the Operating Partnership Agreement, no Units except those Units issued by the Partnership pursuant to Section
5.04 shall be offered for sale or issued by the Partnership.

          (c) No Partner or Assignee shall be required or allowed to make any Capital Contribution, except as specifically set forth in Sections 5.01, 5.02, 5.03, 5.04, or 5.05(a), 5.09(b), 6.05(b), 10.13 or in Section 13.03(a)
of the Operating Partnership Agreement. All Capital Contributions provided for in Section 5.04 shall be paid on the Closing Date or the Date of Delivery, as the case may be, and shall not be deferred for any reason.

5.06.     NO FRACTIONAL UNITS.

          No fractional Units shall be issued by the Partnership.

5.07.     SPLITS AND COMBINATIONS.

          (a) The Managing General Partner may (i) make a distribution in Units to all Record Holders or may effect a subdivision or combination of Units, but in each case only on a pro rata basis so that, after such distribution, subdivision, or combination, each Partner and Assignee shall, subject to Section 5.07(d), have the same Percentage Interest (as defined in Article VI) in the Partnership as before such distribution, subdivision, or combination.

          (b) Whenever such a distribution, subdivision, or combination is declared, the Managing General Partner shall select a Record Date as of which the distribution, subdivision, or combination shall be effective and shall send notice of the distribution, subdivision, or combination at least twenty
(20) days prior to such Record Date to each Record Holder as of the date ten
(10) days prior to the date of such notice. The Managing General Partner also may cause the Accounting Firm or another firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision, or combination. The Managing General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the correctness of such a calculation.

          (c) Promptly following any such distribution, subdivision, or combination, the Managing General Partner may cause Certificates or Depositary Receipts, as the case may be, to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units or Depositary Units held by such Record Holder, or the Managing General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision, or combination; provided, however, that in the event any such distribution, subdivision, or combination results in a smaller total number of Units outstanding, the Managing General Partner shall require, as a condition to the delivery to a Record Holder of such new Certificate or Depositary Receipt, the surrender of any Certificate or Depositary Receipt representing the Units held by such Record Holder immediately prior to such Record Date.

          (d) The Partnership shall not be required to issue fractional Units upon any distribution, subdivision, or combination of Units. In the event any distribution, subdivision, or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.06 and this Section 5.07(d), each fractional Unit shall be rounded to the nearest whole Unit.

5.08.     CAPITAL ACCOUNTS.

          (a) A separate Capital Account shall be established and maintained for each Partner and Assignee. The Capital Account of each Partner and Assignee shall be (i) credited with (A) the cash and the initial Carrying Value of any property (net of liabilities secured by such Contributed Property that the Partnership is considered to assume or take subject to under Section 752 of the Code) contributed to the Partnership by such Partner or Assignee, and (B)all items of Partnership income or gain (including income or gain exempt from tax) computed in accordance with Section 5.08(b) and allocated to such Partner or Assignee pursuant to Article VI, and shall be
(ii) debited with (A) all items of Partnership deduction and loss computed in accordance with Section 5.08(b) and allocated to such Partner or Assignee pursuant to Article VI, and (B) all cash and the fair market value of any property (net of liabilities secured by such distributed property that such Partner or Assignee is considered to assume or take subject to under Code
Section 752) distributed by the Partnership to such Partner or Assignee pursuant to Article VI. Notwithstanding anything to the contrary contained herein, the Capital Account of a Partner or Assignee shall be determined in all events solely in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised thereafter. Any references in any Section or subsection of this Agreement to the Capital Account of a Partner or Assignee shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

          (b) For purposes of computing the amount of any item of income, gain, deduction, or loss to be reflected in Capital Accounts, the determination, recognition, and classification of each such item shall be the same as its determination, recognition, and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

               (i) Solely for purposes of the application of the provisions hereof, the Partnership shall be treated as owning directly its proportionate share of all property owned by the Operating Partnership (as determined by the Managing General Partner based on the provisions of the Operating Partnership Agreement).

               (ii) In accordance with the requirements of Treasury
          Regulations Section 1.704-1(b)(2)(iv)(g), any deductions for depreciation, cost recovery, or amortization, attributable to a Partnership Asset contributed to the Partnership shall be determined as if the Adjusted Basis of such Partnership Asset on the date it was acquired by the Partnership were equal to the Carrying Value of such Partnership Asset as of such date. Upon an adjustment pursuant to
          Section 5.08(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, an)' further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the Adjusted Basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a predetermined rate of depreciation, cost recovery or amortization derived from the same method for useful life as is applied for federal income tax purposes. As a result, the amount of depreciation, cost recovery or amortization deductions computed for purposes of this
          Section 5.08(b) with respect to any Adjusted Property shall bear the same relationship to the Carrying Value of such property as the depreciation, cost recovery or amortization computed for federal income tax purposes with respect to such property bears to the Adjusted Basis of such property. Solely for the purposes of this
          Section 5.08(b), depreciation, cost recovery or amortization deductions with respect to property with an Adjusted Basis of zero shall be at the rate which would apply for tax purposes if (I) in the case of Contributed Property, such property were placed in service on the date contributed, and (II) in the case of Adjusted Property, such property were placed in service on the date of adjustment required pursuant to Section 5.08(d)(i) or 5.08(d)(ii), provided that if such Adjusted Property was Contributed Property, which was contributed with the tax basis of zero and such property is not fully depreciated for Capital Account purposes at the day of the adjustment, all deductions for depreciation, cost recovery or amortization of such property shall be derived from the method and useful life theretofore determined pursuant to clause (I) above;

               (iii) Any income, gain, or loss attributable to the taxable disposition of any Partnership Asset shall be determined by the Partnership as if the Adjusted Basis of such Partnership Asset as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such Partnership Asset as of such date;

               (iv) If the Partnership's Adjusted Basis in any depreciable property is reduced pursuant to Section 48(q) of the Code, then the amount of such reduction shall be treated as an expense for the year in which such reduction occurs and allocated to the Partners and Assignees in the ratio in which depreciation with respect to such property is allocable. Any restoration of any such reduction in Adjusted Basis shall be allocated to the Partners and Assignees to whom the expense was chargeable;

               (v) Immediately prior to the distribution of any Partnership Asset, any Unrealized Gain or Unrealized Loss attributable to such Partnership Asset shall, for purposes hereof, be deemed to be gain or loss recognized by the Partnership and shall be allocated among the Partners in accordance with Article VI. In determining such Unrealized Gain or Unrealized Loss, the fair market value of such Partnership Asset shall be determined pursuant to Section 8.08;

               (vi) All fees and other expenses incurred (or treated as incurred) by the Partnership to promote the sale of (or to sell) interests in the Partnership that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item of deduction and shall be allocated among the Partners and Assignees pursuant to Article VI; and

               (vii) Except as otherwise provided in Treasury Regulations 1.707-1(b)(2)(iv)(m), the computation of all items of income, gain, loss, and deduction shall be made without regard to any Section 754 Election that may be made by the Partnership, and as to those items described in Section 705(a)(1)(A) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not included in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

          (c) Generally, a transferee (including any Assignee) of a Partnership Interest will succeed to the Capital Account relating to the Partnership Interest transferred. However, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners and Assignees and deemed recontributed by such Partners and Assignees in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 5.08(d)(ii). The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this
Section 5.08.

          (d)       (i) Consistent with the provisions of Treasury Regulation
     Section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Partnership Interests for cash or Contributed Property, the Capital Accounts of all Partners and Assignees shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to the Partners and Assignees, at such time, pursuant to Section 6.02). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of Partnership properties as of any date of determination shall be determined in the discretion of the Managing General Partner. The Carrying Values of all Partnership properties shall be adjusted to reflect their relative fair market values, as determined hereunder by the Managing General Partner in its sole and absolute discretion. Once the aggregate fair market value has been determined, the Managing General Partner shall allocate such aggregate value among the properties of the Partnership, in a manner it deems reasonable, to determine a fair market value for individual properties.

                    (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to the actual or deemed distribution of any Partnership property, the Capital Accounts of all Partners and Assignees shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Partners and Assignees, at such time, pursuant to Section 6.02. In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of Partnership properties as of any date of determination shall be determined in the discretion of the Managing General Partner. The Managing General Partner shalt allocate such aggregate market value among the properties of the Partnership, in a manner it deems reasonable, to determine a fair market value for individual properties.

5.09.     NEGATIVE CAPITAL ACCOUNTS.

          (a) Except to the extent provided in Section 5.09(b), and except to the extent that the Partners are required to make Capital Contributions under Sections 5.01, 5.02, 5.03, 5.04, and 5.05(a), no Partner or Assignee shall be required to pay to the Partnership or any other Partner or Assignee any deficit or negative balance which may exist from time to time in such Partner's or Assignee's Capital Account.

          (b) Notwithstanding the foregoing, if any General Partner has a deficit balance in its Capital Account following the liquidation of its Partnership Interest, as determined after taking into account all Capital Account adjustments for the Partnership Fiscal Year during which such liquidation occurs, it is unconditionally obligated to restore the amount of such deficit or negative balance to the Partnership by the end of such Fiscal Year (or, if later, within 90 days after the date of such liquidation), which such amount shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners or Assignees in accordance with their positive Capital Account balances.

5.10.     NO INTEREST ON AMOUNTS IN CAPITAL ACCOUNT.

          No Partner or Assignee shall be entitled to receive any interest on its outstanding Capital Account balance.

5.11.     ADVANCES TO PARTNERSHIP.

          If any Partner or Assignee shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner or Assignee or entitle such Partner or Assignee to any increase in its Percentage Interest (as defined in Article VI), First-Tier Residual Interest (as defined in Article VI), or Second-Tier Residual Interest (as defined in Article VI). The amounts of any such advances shall be a debt of the Partnership to such Partner or Assignee and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made.

5.12.     LIABILITY OF LIMITED PARTNERS.

          Except as provided in the Delaware RULPA, Section 7.10(e), and
Section 10.13: (a) none of the Limited Partners or Assignees shall be personally liable for any debts, liabilities, contracts, or obligations of the Partnership; (b) a Limited Partner shall be liable only to make payments of such Limited Partner's Capital Contribution pursuant to Section 5.04 or 5.05(a); and (c) after such Limited Partner's Capital Contribution shall be fully paid, no Limited Partner shall be required to make any further Capital Contributions or to lend any funds to the Partnership.

5.13.     RETURN OF CAPITAL.

          Except upon the dissolution of the Partnership or as otherwise specifically provided in this Agreement, no Partner or Assignee shall have the right to demand or to receive the return of all or any part of the Capital Account or Capital Contributions of such Partner or Assignee.

                                   ARTICLE VI

                        ALLOCATION OF PROFITS AND LOSSES;
                 DISTRIBUTIONS OF CASH FLOW AND CERTAIN PROCEEDS

6.01.     CERTAIN DEFINITIONS.

          (a)  "Cash Flow" shall mean and refer to the sum of the following:

               (i) the taxable income (or loss) of the Partnership for federal income tax purposes as shown on the books of the Partnership for the period for which such determination is being made, excluding taxable income or gain or loss from Capital Transactions (as defined in Section 6.01(b)); increased by (A) the amount of cost recovery or depreciation deductions or amortization or similar deductions in lieu thereof deductible by the Partnership in computing such taxable income, and any other non-cash accruals deductible in determining federal taxable income or loss, for such period and (B) any non-taxable income or receipts of the Partnership for such period (including, without limitation, any amounts received during such period that were included in taxable income in a prior period) except
          (l) Capital Contributions to the Partnership pursuant to Article V and
          (2) the proceeds of any loans to the Partnership; and reduced by (AA) payments from the sum of the foregoing upon the principal of any loans to the Partnership, (BB) expenditures from the sum of the foregoing for the acquisition, improvement or replacement of property (including, without limitation, expenditures in connection with BKC's "Successor Policy" pursuant to Section 8.06), the financing of tenants or other reinvestment or use in the business of the Partnership (all as determined by the Managing General Partner in its sole and absolute discretion) not financed through Capital Contributions to the Partnership, loans to the Partnership, or any reserves previously set aside by the Partnership for such purposes, and for the payment of items attributable to the acquisition, improvement, or replacement of property which are not deductible in determining federal taxable income when paid, (CC) any amounts included in determining gross income for such period that were not received by the Partnership during such period, and (DD) transfers from the sum of the foregoing to reserves for the acquisition, improvement, or replacement of property, for the repayment of loans and other indebtedness, for security deposits or other necessary escrows or deposits, to meet anticipated expenses, and/or for other reinvestment or use as the Managing General Partner shall deem to be necessary or advisable in its sole and absolute discretion (including, without limitation, expenditures to purchase or otherwise acquire Units or Depositary Units by purchasing or acquiring the respective Depositary Receipts, and the creation of or additions to the Working Capital Reserve established pursuant to Section 7.05 and any reserves established by the Managing General Partner either to implement BKC's "Successor Policy" pursuant to Section 8.06, to acquire title to any Restaurant Property subject to a Primary Lease pursuant to Section 8. 12, or to set aside cash for the purpose of making future distributions of Cash Flow to the Partners and Assignees consistent with a policy of avoiding fluctuations in the amount of quarterly distributions of Cash Flow to the extent practicable); plus

               (ii) any other funds (including amounts previously set aside as reserves by the Managing General Partner if and to the extent the Managing General Partner no longer regards such reserves as reasonably necessary in the efficient conduct of the business of the Partnership) deemed available for distribution and designated as Cash Flow by the Managing General Partner.

The Managing General Partner shall determine, in its sole and absolute discretion, whether funds are derived from or financed through a particular source or used for a particular purpose for purposes of determining Partnership Cash Flow for any period. In determining the Cash Flow for any quarterly period within a Fiscal Year, the Managing General Partner shall have the authority to apportion expenses and revenues of the Partnership among quarterly periods within the Fiscal Year in any reasonable manner consistent with the principles applied in determination of the Partnership's Net Income or Net Loss, as the case may be, for such Fiscal Year.

     (b) "CAPITAL TRANSACTION" means an "Interim Capital Transaction" or a "Terminating Capital Transaction," as the case may be. An "Interim Capital Transaction" shall refer to (i) a transaction pursuant to which the Partnership borrows funds, (ii) a sale, condemnation, exchange, abandonment, casualty not followed by reconstruction, or other disposition, whether by foreclosure or otherwise, of a portion (but less than substantially all) of the Partnership Assets, or (iii) an insurance recovery or any other transaction which, in accordance with generally accepted accounting principles, is considered capital in nature, but which is not a Terminating Capital Transaction. Notwithstanding the foregoing, no transaction shall be considered to be an Interim Capital Transaction for purposes of this Agreement if the "net proceeds" thereof ("net proceeds" shall mean the proceeds received by the Partnership after the payment of all costs and expenses of any kind or nature incurred by the Partnership in connection with such transaction) are not material in amount and, in such instance, any income, gain or loss, and any proceeds attributable to such transaction shall be included in computing Net Income or Net Loss, as the case may be, and Cash Flow. A "Terminating Capital Transaction" shall refer to any sale, condemnation, exchange, abandonment, or other disposition, whether by foreclosure or otherwise, of all or substantially all of the then remaining Partnership Assets and/or any other transaction which will result in a dissolution and liquidation of the Partnership. Any sale or other disposition of any Partnership Assets in connection with the dissolution and liquidation of the Partnership pursuant to Article XV shall be considered a "Terminating Capital Transaction" for purposes of this Article VI.

     (c) "NET PROCEEDS OF A CAPITAL TRANSACTION" means the proceeds received by the Partnership in connection with a Capital Transaction, after (i) the payment of all costs and expenses of any kind or nature incurred by the Partnership in connection with such Capital Transaction, (ii) the utilization of any such proceeds in connection with the discharge of debts and other obligations of the Partnership required or intended (as determined by the Managing General Partner, in its sole and absolute discretion) to be discharged with the proceeds of such Capital Transaction, (iii) the purchase or other acquisition of Units or Depositary Units by purchasing or acquiring the respective Depositary Receipts, the retention of such proceeds or a portion thereof in connection with creation of or addition to the Working Capital Reserve established pursuant to Section 7.05 or the acquisition, improvement or replacement of property, the financing of tenants or reinvestment or other use in the business of the Partnership (all determined by the Managing General Partner, in its sole and absolute discretion); (iv) the retention of such proceeds or a portion thereof in connection with the creation of or addition to any reserves established by the Managing General Partner to provide for any amounts required to be paid by the Partnership either pursuant to Section 8.06 in connection with the "Successor Policy," pursuant to Section 8.12 in connection with the purchase of a title to any Restricted Restaurant Property subject to a Primary Lease or for other reinvestment or use, all as the Managing General Partner shall deem necessary or advisable in its sole and absolute discretion. In the event the proceeds of any Interim Capital Transaction are to be paid in more than one installment, then each such installment shall be treated as a separate Interim Capital Transaction for purposes of this
Article VI.

     (d) "UNRECOVERED CAPITAL" means, with respect to Units issued in the Initial Public Offering, the Aggregate Offering Proceeds, reduced, as and when made, by the previous distributions, if any, made to the Limited Partners and Assignees pursuant to Section 6.06(a). If the Partnership issues additional Units, the amount of Unrecovered Capital, if any, attributable to such new Units shall be the amount necessary to preserve the uniformity of Units, unless the Managing General Partner shall decide in its sole and absolute discretion that a different amount of Unrecovered Capital is more appropriate.

          (e) "PERCENTAGE INTEREST" of the Managing General Partner and the Limited Partners and Assignees are as follows:

     Managing General Partner--1.00 percent (1.00%)

     Limited Partners and Assignees--99.00 percent (99.00%)

The Percentage Interest of each Limited Partner or Assignee is equal to the product of (i) 99.00 percent (99.00%) multiplied by (ii) a fraction, the numerator of which is the number of Depositary Units and undeposited Units held by such Limited Partner or Assignee as of the date of such determination and the denominator of which is the total number of Depositary Units and undeposited Units outstanding as of the date of such determination (the "Unit Fraction").

     (f) "FIRST-TIER RESIDUAL INTERESTS" of the Managing General Partner and the Limited Partners and Assignees are as follows:

     Managing General Partner-24.00 percent (24.00%)

     Limited Partners and Assignees-76.00 percent (76.00%)

The First-Tier Residual Interest of each Limited Partner or Assignee is equal to the product of (i) 76.00 percent (76.00%) multiplied by (ii) the Unit Fraction.

     (g) "SECOND-TIER RESIDUAL INTERESTS" of the Managing General Partner and the Limited Partners and Assignees are as follows:

     Managing General Partner-39.00 percent (39.00%)

     Limited Partners and Assignees-61.00 percent (61.00%)

The Second-Tier Residual Interest of each Limited Partner or Assignee is equal to the product of (i) 61.00 percent (61.00%) multiplied by (ii) the Unit Fraction.

     (h) "PRIMARY PREFERENCE" means, with respect to Units issued in the Initial Public Offering, an amount equal to the product of (i) twelve percent (12%) per annum (applied using the simple interest method for the period from the Closing Date through the date for which such determination is being made on the basis of a 365/366-day year and the actual number of days elapsed) multiplied by (ii) the total daily average outstanding balance of the Unrecovered Capital (taking into account the distributions, if any, made to the Limited Partners and Assignees pursuant to Section 6.06(a) which distributions shall result in a reduction of the Unrecovered Capital on the date made). If the Partnership issues additional Units, the amount of Primary Preference and Unrecovered Primary Preference, if any, attributable to such new Units shall be the amount necessary to preserve the uniformity of Units, unless the Managing General Partner shall decide in its sole and absolute discretion that a different amount of Primary Preference and Unrecovered Primary Preference is appropriate.

     (i) Except as may be determined by the Managing General Partner in the case of new Units, pursuant to Section 6.01(h), "UNRECOVERED PRIMARY PREFERENCE" means at any given time an amount equal to the excess of (i) the Primary Preference over (ii) the sum of all previous distributions made to the Limited Partners and Assignees by the Partnership pursuant to Sections
6.05 and 6.06(b).

     (j) "SECONDARY PREFERENCE" means, with respect to Units issued in the Initial Public Offering, an amount equal to the product of (i) five and one-half percent (5 1/2%) per annum (applied using the simple interest method for the period from the Closing Date through the date for which such determination is being made on the basis of a 365/366-day year and the actual number of days elapsed) multiplied by (ii) the total daily average outstanding balance of the Unrecovered Capital (taking into account the distributions, if any, made to the Limited Partners and Assignees pursuant to
Section 6.06(a), which distributions shall result in a reduction of the Unrecovered Capital on the date made). If the Partnership issues additional Units, the amount of Secondary Preference and Unrecovered Secondary Preference, if any, attributable to such new Units shall be the amount necessary to preserve the uniformity of Units, unless the Managing General Partner shall decide in its sole and absolute discretion that a different amount of Secondary Preference and Unrecovered Secondary Preference is appropriate.

     (k) Except as may be determined by the Managing General Partner in the case of new Units, pursuant to Section 6.01(j), "UNRECOVERED SECONDARY PREFERENCE" Means at any given time an amount equal to (i) the sum of the Primary Preference and the Secondary Preference, less (ii) the sum of all previous distributions made to the Limited Partners and Assignees by the Partnership pursuant to Sections 6.05, 6.06(b), and 6.06(c).

     (l) "PROPORTIONATE SHARE" means, as to any Limited Partner or Assignee with respect to the Unrecovered Capital, the Unrecovered Primary Preference, or the Unrecovered Secondary Preference, as the case may be, an amount equal to the product of (i) the Unrecovered Capital, Unrecovered Primary Preference, or Unrecovered Secondary Preference, as the case may be, multiplied by (ii) the Unit Fraction.

6.02.     ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES

          For purposes of maintaining the Capital Accounts and in determining the rights of the Partners and Assignees among themselves, the following allocations shall be made:

          (a) Bach item of income, gain, loss and deduction attributable to operations of the Partnership conducted during any taxable period, determined in accordance with Section 5.08(b) and taken into account in computing Net Income or Net Loss, shall be allocated among the Partners and Assignees, pro rata, in proportion to the distributions of Cash Flow to the Partners and Assignees with respect to such taxable period in accordance with Section 6.05 (including distributions of Cash Flow made in the first ninety (90) days of a subsequent taxable period with respect to the last quarter of the taxable period for which the Net Income is being allocated); provided, however, that if the Net Income or Net Loss to be allocated pursuant to this Section 6.02 for such taxable period exceeds the Cash Flow distributions made with respect to such taxable period, such excess Net Income or such Net Loss, as the case may be, of the Partnership for such taxable period shall be allocated among the Partners and Assignees, pro rata, in accordance with the manner in which the same amount of Cash Flow would have been distributed to the Partners and Assignees with respect to such taxable period in accordance with Section 6.05.

          (b) Bach item of income, gain, loss and deduction taken into account in computing Extraordinary Income or Extraordinary Loss attributable to Interim Capital Transactions, determined in accordance with Section 5.08(b), shall be allocated in the manner described below. All allocations under this Section 6.02(b) shall be made after Capital Account balances have been adjusted by Net Income and Net Loss allocations under Section 6.02(a).

               (i) Extraordinary Income of the Partnership resulting from an Interim Capital Transaction shall be allocated as follows and in the following order of priority:

                    (A) FIRST: to the extent that the Extraordinary Income resulting from an Interim Capital Transaction exceeds the Net Proceeds of such Interim Capital Transaction, an amount of such Extraordinary Income in excess of Net Proceeds equal to the aggregate negative balances in the Capital Accounts of the Partners and Assignees, if any, shall be allocated to the Partners and Assignees having such negative balances, such income being allocated to such Partners and Assignees, pro rata, in proportion to the respective negative balances in their Capital Accounts;

                    (B) SECOND: an amount of Extraordinary Income resulting from such Interim Capital Transaction equal to the Net Proceeds of such Interim Capital Transaction shall be allocated to the Partners and Assignees, pro rata, in the same proportion that the Net Proceeds of such Interim Capital Transaction are distributable to the Partners and Assignees in accordance with Section 6.06; and

                    (C) THIRD: any remaining Extraordinary Income from such Interim Capital Transaction shall be allocated among the Partners and Assignees, pro rata, in accordance with the manner in which the same amount of Net Proceeds from such Interim Capital Transaction would have been distributed to the Partners and Assignees in accordance with
          Section 6.06, taking into consideration (for purposes of determining the level of distributions under Section 6.06 at which any such Net Proceeds from Interim Capital Transactions would have been distributed) allocations of Extraordinary Income under this Section 6.02(b)(i)(C) for previous taxable periods, as subsequently reduced by distributions of Net Proceeds from Interim

          Capital Transactions for any taxable period in excess of Extraordinary Income for such taxable period.

               (ii) Extraordinary Loss of the Partnership resulting from an Interim Capital Transaction shall be allocated as follows and in the following order of priority:

                    (A) Until the Unrecovered Capital and the Unrecovered Primary Preference are equal to zero, Extraordinary Losses from an Interim Capital Transaction shall be allocated, first, to the Partners and Assignees, if any, having positive Capital Account balances, so as to cause their respective Capital Accounts (after giving effect to such allocation) to be in the same proportion to each other as are their respective Percentage Interests, then to Partners and Assignees, pro rata, in accordance with their respective Percentage Interests until all such positive balances have been eliminated, and thereafter, to all Partners and Assignees, pro rata in accordance with their respective Percentage Interests; or

                         (B) If the Unrecovered Capital and the Unrecovered Primary Preference both are equal to zero but the Unrecovered Secondary Preference is not equal to zero, Extraordinary Losses from an Interim Capital Transaction shall be allocated, first, to the Partners and Assignees, if any, having positive Capital Account balances so as to cause their respective Capital Accounts (after giving effect to such allocation) to be in the same proportion to each other as are their respective First-Tier Residual Interests, then to Partners and Assignees, pro rata, in accordance with their respective First-Tier Residual Interests until all such positive balances have been eliminated, and thereafter, to all Partners and Assignees, pro rata, in accordance with their respective First-Tier Residual Interests; or

                         (C) If the Unrecovered Capital, the Unrecovered Primary Preference, and the Unrecovered Secondary Preference are each equal to zero, Extraordinary Losses from an Interim Capital Transaction shall be allocated, first, to the Partners and Assignees, if any, having positive Capital Account balances so as to cause their respective Capital Accounts (after giving effect to such allocation) to be in the same proportion to each other as are their respective Second-Tier Residual Interests, then to Partners and Assignees, pro rata, in accordance with their respective Second-Tier Residual Interests until all such positive balances have been eliminated, and thereafter, to all Partners and Assignees, pro rata, in accordance with their respective Second-Tier Residual Interests.

               (iii) In the event the proceeds of any Interim Capital Transaction are to be paid in more than one installment, then Extraordinary Income or Loss, as the case may be, recognized on the payment of each such installment shall be treated as Extraordinary Income or Loss, as the case may be, from a separate Interim Capital Transaction for purposes of this
     Section 6.02(b).

     (c) Extraordinary Income or Loss of the Partnership resulting from a Terminating Capital Transaction (and, if necessary, individual items of income, gain, deduction or loss making up such Extraordinary Income or Extraordinary Loss) shall be allocated to the Partners and Assignees (after allocating to the Partners and Assignees the appropriate portion of all Net Income or Loss and Extraordinary Income or Loss of the Partnership for the then current taxable period in accordance with Sections 6.02(a) and 6.02(b) and after reducing their respective Capital Accounts for all cash distributed (or distributable during or with respect to such taxable period under Sections 6.05 and 6.06) in a manner that, to the maximum extent possible, will adjust their respective Capital Account balances so that the Net Proceeds of a Terminating Capital Transaction and any other remaining assets of the Partnership that are available for distribution will be distributed to the Partners and Assignees under Section
6.07 in the manner and priority indicated in Section 6.06.

     (d) SPECIAL ALLOCATIONS. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:

               (i) Notwithstanding any other provision of this Section 6.02, if there is a net decrease in Partner Minimum Gain during any taxable year or other period for which allocations are made, each Partner or Assignee will be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in accordance with the requirements of Treasury Regulations Section 1.704-2(i)(4). This Section 6.02(d)(i) is intended to comply with the minimum gain charge-back requirements of Treasury Regulations Section 1.704-2(i)(4).

               (ii) Notwithstanding any other provision of this Section 6.02, if there is a net decrease in Partnership Minimum Gain during any taxable year or other period for which allocations are made, each Partner or Assignee will be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in accordance with the requirements of Treasury Regulations Section 1.704-2(f). This Section 6.02(d)(ii) is intended to comply with the minimum gain charge-back requirements of Treasury Regulations Section 1.704-2(f).

               (iii) A Partner or Assignee who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Partnership income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Partner or Assignee as quickly as possible, provided that any allocation pursuant to this Section 6.02(d) (iii) will be made if and only to the extent that such Partner or Assignee would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 6.02 have been tentatively made as if this Section 6.02(d) (iii) were not in this Agreement.

               (iv) Each Partner or Assignee who has a deficit Capital Account at the end of any Partnership taxable year that is in excess of the amount such Partner or Assignee is deemed to be obligated to restore under the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) will be specially allocated items of Partnership income and gain in the amount of the excess as quickly as possible, provided that any allocation pursuant to this Section 6.02(d) (iv) will be made if and only to the extent that such Partner or Assignee would have a deficit Capital Account in excess of such sum after all other allocations provided for in

     Section 6.02 have been tentatively made as if Section 6.02(d)(iii) and this
     Section 6.02(d) (iv) were not in this Agreement.

               (v) Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Partners or Assignees in proportion to their respective Percentage Interests.

               (vi) Any Partner Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Partner or Assignee who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

             (vii) To the extent an adjustment to the adjusted tax basis of any Partnership asset under Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Partners or Assignees in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

          (viii) To the extent any item of deduction or loss allocated to a Partner or Assignee would cause the Partner or Assignee to have an Adjusted Capital Account Deficit at the end of any taxable period, the item of deduction or loss will be reallocated to the Managing General Partner.

          (ix) In the event that any fees, interest, or other amounts paid to any General Partner pursuant to this Agreement, or any agreement between the Partnership and the General Partner providing for the payment of such amount, and deducted by the Partnership in reliance on Sections 707(a) and/or 707(c) of the Code, are disallowed as deductions to the Partnership on its federal income tax return and are treated as Partnership distributions, then there shall be allocated to the General Partner to which such fees, interest, or other amounts were paid, prior to the allocations pursuant to this Section 6.02(d), an amount of gross income, for the year in which such fees, interest, or other amounts were paid, equal to the amount of such fees, interest, or other amounts that are treated as Partnership distributions.

          (x) In the event that, upon the exercise of any options granted by the Partnership, a sale of Partnership assets is deemed to result by virtue of the value of the interest in the Partnership received upon exercise of the option exceeding the exercise price of the option, any gain or loss resulting from such deemed sale, and any compensation or other deductions of the Partnership in connection with the exercise of such option, shall be allocated among the Partners and Assignees in accordance with the provisions of Section 6.02(a) without consideration of any change in the Percentage Interests of the Partners and Assignees resulting from the exercise of the option.

          (xi) Notwithstanding any other provision of this Agreement, no allocation of any item of income, gain, loss or deduction will be made to a Partner or Assignee if the allocation would not have "economic effect" under Treasury Regulations Section 1 .704-1(b)(2)(ii) or otherwise would not be in accordance with the Partner's interest in the Partnership within the meaning of Treasury Regulations Section 1.704-1(b) (3). The Managing General Partner will have the authority in its sole and absolute discretion to reallocate any item in accordance with this Section 6.02(d)(ix).

          (e) CURATIVE ALLOCATIONS. The allocations set forth in Section 6.02(d) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Section 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Partners and Assignees intend to divide Partnership distributions. Accordingly, the Managing General Partner is authorized to divide other allocations of items of income, gain, deduction and loss among the Partners and Assignees so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions would be divided among the Partners but for application of the Regulatory Allocations. In general, the reallocation will be accomplished by specially allocating other items of income, gain, deduction and loss, to the extent they exist, among the Partners and Assignees so that the net amount of the Regulatory Allocations and the special allocations to each Partner and Assignee is zero. However, the Managing General Partner will have discretion to accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Treasury Regulations.

          (f) MINIMUM ALLOCATIONS TO MANAGING GENERAL PARTNER. Notwithstanding anything in this Agreement (other than allocations contained in Section 6.02(d) required by Sections 704(b) and 704(c) of the Code) to the contrary, the interest of the Managing General Partner in each material item of Partnership income, gain, deduction and loss shall equal at least 1% of each such item at all times during the existence of the Partnership (determined by excluding any Units owned by the Managing General Partner in its capacity as a Limited Partner).

6.03.     ALLOCATIONS FOR TAX PURPOSES.

          (a) Except as otherwise provided in this Section 6.03, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners and Assignees in the same manner as its correlative item of "book" income, gain, loss or deduction has been allocated pursuant to Section 6.02.

          (b) In an attempt to eliminate any disparities between the Carrying Value and the Adjusted Basis of Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions shall be allocated for federal income tax purposes among the Partners and Assignees as follows:

               (i) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners and Assignees in the manner provided under Section 704(c)(1) of the Code that takes into account the variation between the Carrying Value of such property and its Adjusted Basis at the time of contribution.

               (ii) In the case of an Adjusted Property, such items attributable thereto shall (A) first, be allocated among the Partners and Assignees in a manner consistent with the principles of Section 704(c)(1) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.08(d), and
     (B) second, in the event such property was originally a Contributed Property, be allocated among the Partners and Assignees in a manner consistent with Section 6.03(b)(i).

               (iii) Except as otherwise provided in Section 6.03(b)(iv), in the case of all other properties, items of income, gain, loss and deduction attributable to such property shall be allocated among the Partners and Assignees in accordance with Section 6.03(a).

               (iv) Any items of income, gain, loss or deduction otherwise allocable under Sections 6.03(a) or 6.03(b) (iii) shall be subject to allocation by the Managing General Partner in any reasonable manner designed to eliminate, to the maximum extent possible, any disparities between the. Carrying Value and the Adjusted Basis in a Contributed Property or an Adjusted Property otherwise resulting from the application of the ceiling limitation (under Section 704(c)(1) of the Code or Section 704(c)(1) principles) to the allocations provided under Sections 6.03(b)(i) or 6.03(b)(ii).

          (c) To the extent of any Recapture Income resulting from the sale or other taxable disposition of Partnership Assets, the amount of any gain from such disposition allocated to (or recognized by) a Partner or Assignee for federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such Partner or Assignee (or its predecessors in interest) has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

          (d) All items of income, gain, loss and deduction recognized by the Partnership for federal income tax purposes and allocated to the Partners and Assignees in accordance with the provisions hereof and all basis allocations shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership.

          (e) It is intended that the allocations prescribed in Sections 6.03(b)(i) and (b)(ii) constitute allocations for federal income tax purposes that are consistent with Section 704 of the Code and comply with any limitations or restrictions therein. To preserve the uniformity of Units, in addition to the allocation provided in Section 6.03(b)(iv), the Managing
General Partner shall have sole discretion to adopt such conventions as it deems appropriate in determining the amount of depreciation and cost recovery deductions and amend the provisions of this Agreement as appropriate (i) to reflect the proposal or promulgation of Treasury Regulations under Section 704(c)(1) of the Code, or (ii) otherwise to preserve the uniformity of the intrinsic tax characteristics of the Units issued or sold from time to time.
The Managing General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.03(e) only if they would not have a material adverse effect on the Limited Partners and Assignees. The Managing General Partner may use any reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of Units that would not have a material adverse effect on the Limited Partners and Assignees. If the Managing General Partner determines, based upon advice of counsel, that no reasonable reporting position exists that the Units have, as a substantive matter, like intrinsic tax characteristics, in all material respects, in the hands of a purchaser, then the Units may be separately identified, to the extent practicable, to reflect intrinsic differences in tax consequences, regardless of the cause of any such nonuniformity.

          (f) Solely for purposes of the interpretation and application of this Article VI, the Partnership shall be treated as owning its proportionate share of all properties owned by the Operating Partnership.

6.04.     ALLOCATION OF INCOME AND LOSS WITH RESPECT TO INTERESTS TRANSFERRED.

          (a) If any Partnership Interest is transferred during any Fiscal Year, the Net Income or Net Loss attributable to such interest for such Fiscal Year shall be divided and allocated proportionately between the transferor and the transferee based upon the number of days during such Fiscal Year for which each party was the Record Holder of the Partnership Interest transferred. For the purpose of accounting simplicity, the Partnership will treat Partners and Assignees who are Record Holders as of the close of business on the last day of a calendar month (commencing with the month in which the Partnership is formed) as having been Partners or Assignees, as the case may be, for the entire month. Similarly, a Partner or Assignee who is not a Record Holder as of the close of business on the last day of a calendar month will not be treated for purposes of this Section 6.04 as a Partner or Assignee, as the case may be, for such calendar month. The Managing General Partner is authorized to alter this accounting convention to conform with any regulations issued by the Treasury Department or rulings or advice of the Internal Revenue Service, as the Managing General Partner shall deem necessary or appropriate.

          (b) Extraordinary Income or Loss of the Partnership realized in connection with an Interim Capital Transaction shall be allocated only to those Partners and Assignees who are Record Holders as of the close of business on the last day of the calendar month in which such Interim Capital Transaction occurs. Extraordinary Income or Loss of the Partnership realized in connection with a Terminating Capital Transaction shall be allocated only to Persons who are the Record Holders of Partnership Interests as of the date such Terminating Capital Transaction occurs.

          (c) Distributions of Partnership assets (including cash) in respect of a Unit or Depositary Unit shall be made only to the Person who, according to the books and records of the Partnership, is the Record Holder of such Unit or Depositary Unit in respect of which such distribution is made as of the Record Date for such distribution. The Record Dates for all distributions of Cash Flow shall be selected so that each Unitholder who receives a distribution of Cash Flow for a fiscal quarter will be allocated Net Income or Net Loss, as the case may be, for at least one month.

          (d) The Managing General Partner shall incur no liability for making allocations and distributions in accordance with the provisions of this Section 6.04, whether or not the Managing General Partner has knowledge or notice of any transfer or purported transfer of ownership of any Unit, Depositary Unit, or Partnership Interest.

6.05. DISTRIBUTIONS OF CASH FLOW.

          (a) ALLOCATION AND DISTRIBUTION. Cash Flow of the Partnership shall be determined for each calendar quarter of each Fiscal Year. Cash Flow as so determined shall be distributed in cash to the Partners and Assignees as follows and in the following order of priority:

              (i) FIRST: to the Partners and Assignees, pro rata, in accordance with their respective Percentage Interests, until the Limited Partners and Assignees collectively shall have received in the aggregate with respect to such Fiscal Year an amount of Cash Flow equal to the product of (x) twelve percent (12%) multiplied by (y) the outstanding balance of the Unrecovered Capital as of the first day of such Fiscal Year;

              (ii) SECOND: to the Partners and Assignees, pro rata, in accordance with their respective First-Tier Residual Interests, until the Limited Partners and Assignees collectively shall have received, in the aggregate pursuant to Section 6.05(a)(i) and this Section 6.05(a)(ii) with respect to such Fiscal Year, an amount of Cash Flow equal to the product of
     (x) seventeen and one-half percent (17 1/2%) multiplied by (y) the outstanding balance of the Unrecovered Capital as of the first day of such Fiscal Year; and

              (iii) THIRD: to the Partners and Assignees, pro rata, in accordance with their respective Second-Tier Residual Interests.

Distributions of Cash Flow within the first ninety (90) days of a subsequent Fiscal Year designated by the Managing General Partner as made with respect to the last quarter of the immediately prior Fiscal Year shall be considered made with respect to such prior Fiscal Year for purposes of this Section 6.05(a).

          (b) TIMING OF DISTRIBUTIONS. Cash Flow shall be distributed quarterly, within seventy-five (75) days after the end of each calendar quarter of a Fiscal Year, commencing with the calendar quarter ended March 31, 1986, with such distribution to be made to Record Holders of Units and Depositary Units as of the close of business on the Record Date for such distribution. The Partners and Assignees agree that, within thirty (30) days after determination by the Partnership that an overpayment was made to any Partner or Assignee for any Fiscal Year pursuant to this Section 6.05, such Partner or Assignee shall repay, allow as a credit against future distributions, or make such other adjustments as may be appropriate to remedy such overpayment. Likewise, appropriate adjustments shall be made to remedy any underpayment.

6.06.     DISTRIBUTION OF PROCEEDS FROM INTERIM CAPITAL TRANSACTIONS.

          The Net Proceeds of an Interim Capital Transaction shall be distributed to the Partners and Assignees as follows and in the following order of priority:

          (a) FIRST: to the Partners and Assignees, pro rata, in accordance with their respective Percentage Interests, until the Limited Partners and Assignees collectively shall have received in the aggregate pursuant to this
Section 6.06(a) an amount equal to the Unrecovered Capital;

          (b) SECOND: to the Partners and Assignees, pro rata, in accordance with their respective Percentage Interests, until the Limited Partners and Assignees collectively shall have received in the aggregate pursuant to this
Section 6.06(a) an amount equal to their then outstanding Unrecovered Primary Preference;

          (c) THIRD: to the Partners and Assignees, pro rata, in accordance with their respective First-Tier Residual Interests, until the Limited Partners and Assignees collectively shall have received in the aggregate pursuant to Section 6.06(b) and this Section 6.06(c) an amount equal to their then outstanding Unrecovered Secondary Preference; and

          (d) FOURTH: to the Partners and Assignees, pro rata, in accordance with their respective Second-Tier Residual Interests.

Distributions pursuant to this Section 6.06 shall be made within seventy-five
(75) days of the receipt of proceeds with respect to an Interim Capital Transaction, with such distribution to be made to the Record Holders of Units and Depositary Units as of the close of business on the Record Date for such distribution.

6.07. DISTRIBUTION OF PROCEEDS FROM TERMINATING CAPITAL TRANSACTIONS; LIQUIDATION DISTRIBUTIONS.

          (a) The Net Proceeds of a Terminating Capital Transaction and any other remaining assets of the Partnership to be distributed to the Partners and Assignees in connection with dissolution and liquidation of the Partnership pursuant to Article XV, after the payment of all debts, liabilities, and obligations of the Partnership in the manner provided in
Section 15.05 hereof (including, without limitation, all amounts owing to the General Partners under this Agreement (other than this Article VI) or under any agreement between the Partnership and the General Partners entered into by the General Partners other than in their capacity as Partners in the Partnership), including, without limitation, the payment of expenses of liquidation of the Partnership, and the establishment of a reasonable reserve (including an amount estimated by the Managing General Partner to be sufficient to pay an amount reasonably anticipated to be required to be paid pursuant to Section 7.10 hereof), shall be distributed to the Partners and Assignees, pro rata, in proportion to the positive balances, if any, in their respective Capital Accounts. A distribution pursuant to this Section 6.07 shall be made to the Record Holders of Units and Depositary Units as of the close of business on the Record Date for such distribution.

          (b) Notwithstanding any provision in this Section 6.07 to the contrary, in the event that the Net Proceeds of the Terminating Capital Transaction are to be paid to the Partnership in more than one installment, each such installment (including any interest thereon) shall be allocated among the Partners and Assignees in accordance with their respective "Installment Percentages." The "Installment Percentage" of each Partner and Assignee shall be equal to (i) the aggregate amount of cash that would have been distributed to that Partner or Assignee under Sections 6.07(a) and (b) had the Net Proceeds of the Terminating Capital Transaction been paid in one lump sum, divided by (ii) the total Net Proceeds that would have been distributed to all of the Partners and Assignees under those Sections.

                                   ARTICLE VII

                                   MANAGEMENT

7.01.     MANAGEMENT AND CONTROL OF PARTNERSHIP.

          Except as otherwise expressly provided or limited by the provisions of this Agreement (including, without limitation, the provisions of Article
VIII), the Managing General Partner shall have full, exclusive, and complete discretion to manage and control the business and affairs of the Partnership and the Operating Partnership, to make all decisions affecting the business and affairs of the Partnership and the Operating Partnership, and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Partnership and the Operating Partnership as set forth herein and in the Operating Partnership Agreement. The Managing General Partner shall use reasonable efforts to carry out the purposes of the Partnership and shall devote to the management of the business and affairs of the Partnership and the Operating Partnership such time as the Managing General Partner, in its reasonable discretion, shall deem to be reasonably required for the operation thereof. No Limited Partner or Assignee shall have any authority, right, or power to bind the Partnership or the Operating Partnership, or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership or the Operating Partnership in any manner whatsoever.

7.02.     POWERS OF MANAGING GENERAL PARTNER.

          Subject to the limitation of Section 7.03, which vests certain voting rights in the Limited Partners, and to the limitations and restrictions set forth in Article VIII, the Managing General Partner (acting on behalf of the Partnership and the Operating Partnership) shall have the right, power, and authority, in the management of the business and affairs of the Partnership and Operating Partnership, to do or cause to be done any and all acts, at the expense of the Partnership or Operating Partnership, as the case may be, deemed by the Managing General Partner to be necessary or appropriate to effectuate the business, purposes, and objectives of the Partnership and the Operating Partnership. The power and authority of the Managing General Partner pursuant to this Agreement and the Operating Partnership Agreement shall be liberally construed to encompass all acts and activities in which a partnership may engage under the Delaware RULPA. The power and authority of the Managing General Partner shall include, without limitation, the power and authority on behalf of the Partnership and the Operating Partnership:

          (a) To serve as managing general partner of the Operating Partnership and, as Managing General Partner of the Partnership, to exercise all rights of the Partnership as limited partner in the Operating Partnership pursuant to the Operating Partnership Agreement;

          (b) Upon consummation of the Closing, to cause the Partnership to contribute the Aggregate Offering Proceeds and the Capital Contributions of the General Partners to the Operating Partnership as provided for in the Operating Partnership Agreement, to cause the Operating Partnership to acquire certain Restaurant Properties from BKC pursuant to the Real Estate Purchase Agreement, to cause the Operating Partnership to pay to BKC the purchase price for such Restaurant Properties specified in the Real Estate Purchase Agreement, and to take all other actions and make all other decisions in connection with the acquisition of any Partnership Properties by the Operating

Partnership from BKC as the Managing General Partner, in its sole and absolute discretion, shall deem necessary or appropriate;

          (c) To acquire, own, lease, sublease, manage, hold, deal in, control or dispose of any interests or rights in personal property or real property, including interests in any Restaurant Property, whether realty or personalty, including, without limitation, the powers to sell, exchange, lease, sublease, mortgage, pledge, convey in trust, enter into joint ventures or partnerships respecting or otherwise hypothecate or dispose of all or any portion of any Restaurant Property or any other Partnership Asset or any interest therein, and to contribute all or any Partnership Assets to the Operating Partnership; provided, however, that the use of any Restricted Restaurant Property and any sale or other disposition of any Restricted Restaurant Property shall be subject to the restrictions and limitations set forth in Sections 8.03 and 8.04;

          (d)  Subject to the restrictions and limitations set forth in
Section 8.03 but without limiting the generality of Section 7.02(c), to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge, or take any other action on behalf of the Partnership or the Operating Partnership with respect to any Primary Lease (including, without limitation, to exercise any right of the Partnership under any Primary Lease to acquire title to a Restaurant Property pursuant to a right of first refusal) or any lease or sublease of a Restaurant Property whether to a BKC Franchisee or otherwise, or any provision thereof;

          (e) Subject to the restrictions and limitations set forth in Sections 8.03 and 8.04 hereof, to create, by grant or otherwise, easements, servitudes, rights-of-way, and other rights in and to any Restaurant Property;

          (f) To alter, improve, expand, repair, raze, replace, or reconstruct a Restaurant Property; provided, however, that any improvement, expansion, replacement, or reconstruction of a Restaurant Property pursuant to the "Successor Policy" of BKC as then in effect (as further described in Section 8.06) shall be subject to the terms and conditions of Section 8.06;

          (g) Subject to the restrictions and limitations set forth in Sections 8.03 and 8.04, to let or lease, or sublet or sublease, any Restaurant Property for any period, and for any purpose;

          (h) To apply proceeds of any sale, exchange, mortgage, pledge, or other disposition of any Restaurant Property or any other Partnership Asset to payment of liabilities of the Partnership or the Operating Partnership and to pay, collect, compromise, arbitrate, or otherwise adjust any and all other claims or demands of or against the Partnership or the Operating Partnership or to hold such proceeds against the payment of contingent liabilities, known or unknown;

          (i) To maintain or cause to be maintained records of all rights and interests acquired or disposed of by the Partnership or the Operating Partnership, all correspondence relating to the business of the Partnership or the Operating Partnership, and the original records (or copies on such media as the Managing General Partner may deem appropriate) of all statements, bills, and other instruments furnished the Partnership or the Operating Partnership in connection with their respective businesses'

          (j) To maintain records and accounts of all operations and expenditures, make all filings and reports required under applicable rules and regulations of any governmental department, bureau, or agency, any securities exchange, and any automated quotation system of a registered securities association, and furnish the Partners and Assignees with all necessary United States federal, state, or local income tax reporting information or such information with respect to any other jurisdiction;

          (k) To purchase and maintain (either directly or through participation under insurance contracts purchased and maintained by any Affiliate), in its sole and absolute discretion and at the expense of the Partnership or the Operating Partnership, liability, indemnity, and any other insurance (including, without limitation, errors and omissions insurance and insurance to cover the obligations of the Partnership under Section 7.10), sufficient to protect the Partnership, the Operating Partnership, the General Partners, their officers, directors, employees, agents, and Affiliates, or any other Person, from those liabilities and hazards which may be insured against in the conduct of the business and in the management of the business and affairs of the Partnership or the Operating Partnership;

          (l) To make, execute, assign, acknowledge, and file on behalf of the Partnership or the Operating Partnership any and all documents or instruments of any kind which the Managing General Partner may deem necessary or appropriate in carrying out the purposes and business of the Partnership or the Operating Partnership, including, without limitation, powers of attorney, agreements of indemnification, sales contracts, deeds, options, loan obligations, mortgages, deeds of trust, notes, documents, or instruments of any kind or character, and amendments thereto. Any person, firm, or corporation dealing with the Managing General Partner shall not be required to determine or inquire into the authority or power of the Managing General Partner to bind the Partnership or the Operating Partnership or to execute, acknowledge, or deliver any and all documents in connection therewith;

          (m) To borrow money or to obtain credit in such amounts, on such terms and conditions, and at such rates of interest and upon such other terms and conditions as the Managing General Partner deems appropriate, from banks, other lending institutions, or any other Person, including the Partners and Assignees, for any purpose of the Partnership or the Operating Partnership, including, without limitation, any loan incurred for the purpose of making one or more distributions to any or all Partners and Assignees, including any distributions which are, in whole or in part, a return of Capital Contributions; and subject to the restrictions and limitations set forth in
Section 8.04, in connection with such loans to mortgage, pledge, assign, or otherwise encumber or alienate any or all of the Restaurant Properties or other Partnership Assets, including any income therefrom, to secure or provide for the repayment thereof. As between any lender and the Partnership or the Operating Partnership, it shall be conclusively presumed that the proceeds of such loans are to be and will be used for the purposes authorized herein and that the Managing General Partner has the full power and authority to borrow such money and to obtain such credit;

          (n) To assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money, and otherwise use the credit of the Partnership or the Operating Partnership, and, subject to the restrictions and limitations set forth in Sections 8.03 and 8.04, to secure any of the obligations, contracts, or liabilities of the Partnership or the Operating Partnership, by mortgage, pledge or other encumbrance of all or any part of the property, franchises, and income of the Partnership or the Operating Partnership;

          (o) To invest funds of the Partnership or the Operating Partnership in interest-bearing accounts and short-term investments including, without limitation, obligations of the federal, state, and local governments and their agencies, mutual funds (including money market finds), time deposits, commercial paper, and certificates of deposit of commercial banks, savings banks, or savings and loan associations; provided that the Managing General Partner shall not invest Partnership funds in such a manner that the Partnership will be considered to be holding itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities or will otherwise be deemed to be an investment company under the Investment Company Act of 1940, as amended;

          (p) To make any election on behalf of the Partnership or the Operating Partnership as is or may be permitted under the Code or under the taxing statute or rule of any state, local, foreign, or other jurisdiction, and to supervise the preparation and filing of all tax and information returns which the Partnership or the Operating Partnership may be required to file;

          (q) To maintain the buildings, appurtenances, and grounds of the Restaurant Properties in accordance with acceptable standards, including within such maintenance, without limitation thereof, interior and exterior cleaning, painting and decorating, plumbing, carpentry, and such other normal maintenance and repair work as may be appropriate;

          (r) To collect all rents and other charges from lessees of the Restaurant Properties due the Operating Partnership. The Managing General Partner shall have full power and authority to request, demand, collect, receive, and receipt for all such rents and other charges, to institute legal proceedings in the name of the Operating Partnership for the collection thereof and for the dispossession of any Person from a Restaurant Property, to settle or compromise all such legal proceedings and any other disputes with respect to such rents and other charges, and to incur such expenses in connection therewith as the Managing General Partner shall determine to be necessary or appropriate, which expenses may include the costs of counsel for any such matter;

          (s) To cause to be disbursed (i) the aggregate amount required to be paid pursuant to any indebtedness of the Partnership or the Operating Partnership, including therein amounts due under any mortgages or deeds of trust for interest, amortization of principal, and for allocation to reserve or escrow funds; (ii) the amount of rent payable by the terms of any Primary Lease; (iii) the amount of all real estate taxes and other impositions levied by appropriate authorities (including, without limitation, amounts required to be paid by any BKC Franchisee pursuant to any lease with respect to a Restricted Restaurant Property); and (iv) amounts otherwise due and payable as expenses of the Partnership or the Operating Partnership incurred in furtherance of the purposes of this Agreement or the Operating Partnership Agreement (including, without limitation, amounts payable to the General Partners);

          (t) To employ and engage suitable agents, employees, advisers, consultants, and counsel (including any custodian, investment adviser, accountant, attorney, corporate fiduciary, bank, or other reputable financial institution, or any other agents, employees, or Persons who may serve in such capacity for the Managing General Partner or any Affiliate of the Managing General Partner) to carry out any activities which the Managing General Partner is authorized or required to carry out or conduct under this Agreement or the Operating Partnership Agreement, including, without limitation, a Person who may be engaged to undertake some or all of the general management, property management, financial accounting and record keeping, or other duties of the Managing General Partner, to indemnity such Persons against liabilities incurred by them in acting in such capacities on behalf of the Partnership or the Operating Partnership, and to rely on the advice given by such Persons, it being agreed and understood that the Managing General Partner shall not be responsible for any acts or omissions of any such Persons and shall assume no obligations in connection therewith other than the obligation to use due care in the selection thereof;

          (u) To enter into an agreement or agreements with real estate brokers or agents, investment banking firms, appraisers, or others providing for the engagement of such Persons on an exclusive or non-exclusive basis to advise or represent the Partnership or the Operating Partnership in the valuation, sale, transfer, assignment, lease, sublease, mortgaging, or other encumbering of, or other dealings in, the Restaurant Properties, it being understood that the Managing General Partner shall not be responsible for any acts or omissions of any such Person and shall assume no obligations in connection therewith other than the obligation to use due care in the selection thereof; provided, however, that no commission in connection with any sale or other disposition of a Restaurant Property shall exceed six percent (6%) of the gross proceeds from such sale or disposition, and that no commission in connection with any such sale or other disposition shall be payable to a General Partner or any of its Affiliates;

          (v) To consult with the Independent Consultant pursuant to the provisions of Section 8.10 with respect to any matter related to the business and affairs of the Partnership or the Operating Partnership;

          (w) To take such actions and make such decisions as may be necessary or appropriate, in the reasonable judgment of the Managing General Partner, to resolve or avoid any actual or potential conflict of interest between the Partnership or the Operating Partnership and any General Partners or any Affiliates thereof, including, without limitation, subject to Section 8.08, to cause the Operating Partnership to accept from BKC or a third party, in exchange or substitution for one or more Restricted Restaurant Properties, one or more other properties on which a BK Restaurant leased to a BKC Franchisee is located; provided, however, that, so long as Section 1031 of the Code or any similar provision shall remain in effect, any such substitution or exchange must qualify as an exchange of property of a like-kind in which no gain or loss is recognized to the Partnership except to the extent of any cash received in connection therewith;

          (x) To hold Restaurant Properties or other Partnership Assets in the name of one or more nominees, with or without disclosure of the fiduciary relationship;

          (y) To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action, or claim, including taxes, either in favor of or against the Partnership or the Operating Partnership;

          (z) To register, qualify, list, or report, or cause to be registered, qualified, listed, or reported, this Agreement or Depositary Units issued hereunder pursuant to the Securities Act, the Exchange Act, any other securities laws of the United States, the securities laws of any state of the United States, the laws of any other jurisdiction, with any securities exchange, or pursuant to an automated quotation system of a registered securities association, as the Managing General Partner deems appropriate;

          (aa) To qualify the Partnership or the Operating Partnership to do business in any state, territory, dependency, or foreign country;

          (bb) To purchase any Restaurant Property subject to a Primary Lease, whether pursuant to a first right of refusal under such Primary Lease or otherwise;

          (cc) To enter into a property management agreement with BKC pursuant to which BKC agrees on behalf of the Managing General Partner, at no additional expense to the Partnership, to exercise certain day-to-day management responsibilities with respect to the Restaurant Properties and to perform related administrative services upon the terms and conditions set forth therein, to extend, renew, terminate, modify, amend, or waive such agreement or any provision thereof, and to take such action pursuant to or in connection with such agreement as the Managing General Partner shall determine appropriate; provided, however, that the Managing General Partner shall have no obligation to enter into any such agreement;

          (dd) To distribute money or Partnership Assets to Partners and Assignees in accordance with Article VI, regardless of the source of such money or Partnership Assets, including, without limitation, money borrowed by the Partnership or by the Managing General Partner on behalf of the Partnership;

          (ee) To acquire fee simple title or a leasehold interest in any Restaurant Property and Ancillary Property related thereto and to provide for the purchase price for such property from funds otherwise constituting Cash Flow or the Net Proceeds of a Capital Transaction, whether at the time of acquisition or thereafter to pay principal, interest or other amounts payable in respect of any financing related to such acquisition;

          (ff) To lease, sell or otherwise transfer Ancillary Property to any tenant of Restaurant Property, to provide financing, whether through loans, guarantees or otherwise, for any tenant of Restaurant Property and to provide the funds for such transactions from funds otherwise constituting Cash Flow or the Net Proceeds of a Capital Transaction, whether at the time of such transaction or thereafter to pay principal, interest or other amounts payable in respect of any financing undertaken for such purpose;

          (gg) To mortgage, lien or otherwise encumber or restrict any Restricted Restaurant Property and use the proceeds therefor in respect of Other Restaurant Property or for any other Partnership purpose; and to mortgage, lien or otherwise encumber or restrict any Other Restaurant Property and use the proceeds thereof in respect of Restricted Restaurant Property or for any other Partnership purpose;

          (hh) To operate or franchise any Restaurant Property, whether directly or through any Affiliates or other~Persons;

          (ii) To reinvest or otherwise use funds otherwise constituting Cash Flow or the Net Proceeds of a Capital Transaction in or for Restaurant Properties, Ancillary Property or other Partnership Assets or for any other Partnership purpose, including the purchase of Units or Depositary Units by purchasing the respective Depositary Receipts for subsequent re-issuance under a DRIP or for any other purpose;

          (jj) To effect any underwriting, placement or other issuance of Units for such consideration (which may be property) and on such terms and conditions as it may deem necessary or appropriate, pay the discounts, costs and expenses associated therewith, apply any proceeds thereof for or in furtherance of any Partnership purpose and take all other actions and make all other decisions in connection therewith as it in its sole and absolute discretion, shall deem necessary or appropriate;

          (kk) To possess and exercise any additional rights and powers of a general partner under the partnership laws of Delaware (including, without limitation, the Delaware RULPA) and any other applicable laws, to the extent not inconsistent with this Agreement; and

          (ll) In general, to exercise in full all of the powers of the Partnership as set forth in Section 3.02 and to do any and all acts and conduct all proceedings and execute all rights and privileges, contracts, and agreements of any kind whatsoever, although not specifically mentioned in this Agreement, that the Managing General Partner in its sole and absolute discretion may deem necessary or appropriate to the conduct of the business and affairs of the Partnership or the Operating Partnership or to carry out the purposes of the Partnership or the Operating Partnership. The expression of any power or authority of the Managing General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

7.03.     RESTRICTIONS ON AUTHORITY OF MANAGING GENERAL PARTNER.

          (a) Anything in this Agreement to the contrary notwithstanding, the Managing General Partner shall have no authority to:

               (i) pay for any services performed by a General Partner or an Affiliate of a General Partner, except as otherwise expressly permitted in this Agreement;

               (ii) take any action on any matter with respect to which a Majority Vote of the Limited Partners or a Super-Majority Vote of the Limited Partners, as the case may be, is specifically required under this Agreement without such Vote approving such action having occurred; or

               (iii) cause the Partnership to terminate the Deposit Agreement unless such termination (A) is in connection with the Partnership entering into a similar agreement with another depositary selected by the Managing General Partner, in its sole and absolute discretion, (B) results from the receipt of an Opinion of Independent Counsel to the effect that such termination is necessary in order for the Partnership to avoid being treated as an association taxable as a corporation for federal income tax purposes or to avoid being in violation of any applicable federal or state securities laws, or (C) is in connection with the dissolution of the Partnership pursuant to Article XV.

          (b) Notwithstanding any other provision of this Agreement, the Managing General Partner shall not, without the prior Majority Vote of the Limited Partners (or in the event of an amendment or action described in Section 7.03(b)(iii)(D) below, a Super-Majority Vote of the Limited Partners if such amendment of, or action pursuant to, a corresponding provision of this Agreement would have required a prior Super-Majority Vote of the Limited Partners under such corresponding provision):

               (i)       except upon dissolution and liquidation pursuant to
     Article XV, cause the Partnership to sell, exchange, assign, lease, sublease, or otherwise dispose of all or substantially all of the Partnership Assets other than in ordinary course of business of the Partnership; provided, however, that this provision shall not be interpreted to preclude or limit the contribution of the Aggregate Offering Proceeds to the Operating Partnership in accordance with Section 8.02 and the terms of the Operating Partnership Agreement, or to preclude or limit the mortgage, pledge, hypothecation, or grant of a security interest in all or substantially all of the Partnership Assets, and shall not apply to any forced sale of any or all of the Partnership Assets pursuant to the foreclosure of, or other realization upon, any such encumbrance;

               (ii) cause the Partnership to merge or consolidate with any other partnership (other than the Operating Partnership) or other entity; or

               (iii) acting on behalf of the Partnership,

                    (A) except upon dissolution and liquidation pursuant to the applicable provisions of the Operating Partnership Agreement, consent to the sale, exchange, assignment, lease, sublease, or other disposition by the Operating Partnership of all or substantially all of the assets of the Operating Partnership other than in the ordinary course of business of the Operating Partnership; provided, however, that this provision shall not be interpreted to preclude or limit the payment to BKC of the purchase price for the Restaurant Properties specified in the Real Estate Purchase Agreement, or to preclude or limit the mortgage, pledge, hypothecation, or grant of a security interest in all or substantially all of the assets of the Operating Partnership, and shall not apply to any forced sale of any or all of the assets of the Operating Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance;

                    (B) consent to a merger or consolidation of the Operating Partnership with any other partnership (other than the Partnership) or other entity; or

                    (C) consent to the dissolution of the Operating Partnership pursuant to Section 14.02(e) of the Operating Partnership Agreement; or

                    (D) consent to any amendment of the Operating Partnership Agreement or any action of the Managing General Partner pursuant to or in connection with the Operating Partnership Agreement if such amendment of the corresponding provision of this Agreement or action pursuant to a corresponding provision of this Agreement would have required the prior approval of either a Majority Vote of the Limited Partners or a Super-Majority Vote of the Limited Partners.

7.04.     TITLE TO PARTNERSHIP ASSETS.

          Title to Partnership Assets, whether real, personal, or mixed or tangible or intangible, shall be deemed to be owned by the Partnership as an netity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, of the Managing General Partner, or of one or more nominees, as the Managing General Partner may determine. The Managing General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the Managing General Partner shall be held in trust by the Managing General Partner for the use and benefit of the Partnership in accordance with the terms or provisions of this agreement. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

7.05.     WORKING CAPITAL RESERVE.

               The Managing General Partner shall have the right to cause the Partnership and the Operating Partnership to set up a Working Capital Reserve and to set aside therein such funds as the Managing General Partner, in its sole and absolute discretion, shall determine to be reasonable in connection with the operation of the business of the Partnership and the Operating Partnership. Any funds set aside for such Working Capital Reserve may be invested by the Managing General Partner with a view to the appropriate degree of safety of and return on such invested funds, and such funds shall not be available for current distribution under Section 6.05; provided, however, that some or all of such funds may subsequently be made available for distribution pursuant to Section 6.05 should the Managing General Partner, in its sole and absolute discretion, so elect. The Working Capital Reserve established and maintained pursuant to this Section 7.05 shall be in addition to any reserves established and maintained by the Managing General Partner to implement Burger King's "Successor Policy" pursuant to Section 8.06.

7.06.     OTHER BUSINESS ACTIVITIES OF PARTNERS.

               Any Partner or Affiliate (including, without limitation, the Managing General Partner and any Affiliate thereof) may have other business interests or may engage in other business ventures of any nature or description whatsoever, whether presently existing or hereafter created, including, without limitation, the ownership, leasing, management, operation, franchising, syndication, and/or development of commercial real estate and/or restaurants, and may compete, directly or indirectly, with the business of the Partnership or the Operating Partnership. No Partner or Affiliate thereof shall incur any liability to the Partnership as the result of such Partner's or Affiliate's pursuit of such other business interests and ventures and competitive activity, and neither the Partnership nor any of the other Partners or any Assignees shall have any right to participate in such other business interests or ventures or to receive or share in any income or profits derived therefrom.

7.07.     TRANSACTIONS WITH MANAGING GENERAL PARTNER OR AFFILIATES.

               In addition to transactions specifically contemplated by the terms and provisions of this Agreement, including, without limitation, Articles VIII and IX, the Partnership and the Operating Partnership are expressly permitted to enter into other transactions (including, without limitation, the acquisition of goods or services) with the Managing General Partner, or any Affiliates thereof, provided that the price and other terms of such other transactions are fair to the Partnership and that the price and other terms of such transactions are not less favorable to the Partnership or the Operating Partnership, as the case may be, than those generally prevailing with respect to comparable transactions between unrelated parties.

7.08.     NET WORTH REPRESENTATION; INDEPENDENT JUDGMENT.

          In addition to their other duties and obligations, the General Partners further agree as follows:

          (a) The General Partners shall use their best efforts to maintain a combined net worth equal to the total amount, if any, that could reasonably be expected to be required in order for the Partnership and the Operating Partnership to be treated as partnerships for federal income tax purposes; and

          (b) in acting on behalf of the Partnership, the Managing General Partner will not act under the direction of or as an agent of or "dummy" for the Limited Partners.

7.09.     LIABILITY OF GENERAL PARTNERS TO PARTNERSHIP AND LIMITED PARTNERS.

          The General Partners, their Affiliates and all officers, directors, employees, and agents of the General Partners and their Affiliates shall not be liable to the Partnership or to the Limited Partners or Assignees for any losses sustained or liabilities incurred as a result of any act or omission of the General Partners or their Affiliates if (i) the General Partner or Affiliate acted (or failed to act) in good faith and in a manner it believed to be in, or not opposed to, the interests of the Partnership, and (ii) the conduct of the General Partner or Affiliate did not constitute actual fraud, gross negligence, or willful or wanton misconduct.

7.10.     INDEMNIFICATION OF GENERAL PARTNERS AND AFFILIATES.

          (a) the Partnership shall indemnify and hold harmless the General Partners, their Affiliates, and all officers, directors, employees, and agents of the General Partners and their Affiliates (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Initial Public Offering or the business of the Partnership or Operating Partnership, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate, or an officer, director, employee, or agent of a General Partner or of an Affiliate at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, and (ii) the Indemnitee's conduct did not constitute actual fraud, gross negligence, or willful or wanton misconduct. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above.

          (b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 7.10 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount unless it shall be determined that such Person is entitled to be indemnified as authorized in this Section 7.10.

          (c) The indemnification provided by this Section 7.10 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Partners, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as a General Partner, an Affiliate, or as an officer, director, employee or agent of a General Partner or an Affiliate, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

          (d) The Partnership may purchase and maintain insurance (either directly or through participation under insurance contracts purchased and maintained by any Affiliate) on behalf of the General Partners and such other Persons as the Managing General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Initial Public Offering and the activities of the Partnership or the Operating Partnership, regardless of whether the Partnership or the Operating Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          (e) Except as set forth in the next sentence below, any indemnification hereunder shall be satisfied solely out of the assets of the Partnership and the Operating Partnership. The Limited Partners or Assignees shall not be subject to personal liability by reason of these indemnification provisions; provided, however, that to the extent that any Limited Partner or Assignee or former Limited Partner or Assignee shall recover from any Indemnitee any amount that is subject to indemnification hereunder, such Limited Partner or Assignee or former Limited Partner or Assignee shall have personal liability to the Partnership and the Indemnitee under this Section 7.10 for and to the extent of such amount.

          (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.10 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the action was otherwise permitted by the terms of this Agreement.

          (g) the provisions of this Section 7.10 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

7.11.     NO MANAGEMENT BY LIMITED PARTNERS AND ASSIGNEES.

          No Limited Partner or Assignee (other than the Managing General Partner or any agent or employee of the Managing General Partner, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall take part in the day-to-day management, operation or control of the business and affairs of the Partnership or the Operating Partnership. The Limited Partners and Assignees shall not have any right, power, or authority to transact any business in the name of the Partnership or the Operating Partnership or to act for or on behalf of or to bind the Partnership or the Operating Partnership. The Limited Partners and Assignees shall have no rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof. In the event any laws, rules, or regulations applicable to the Partnership, or to the sale or issuance of the Units in connection with the Initial Public Offering, require a Limited Partner, or any group or class thereof, to have certain rights, options, privileges, or consents not granted by the terms of this Agreement, then such Limited Partners shall have and enjoy such rights, options, privileges, and consents so long as (but only so long as) the existence thereof does not result in a loss of the limitation on liability enjoyed by the Limited Partners under the Delaware RULPA or the applicable laws of any other jurisdiction.

7.12.     OTHER MATTERS CONCERNING GENERAL PARTNERS.

          (a) The General Partners may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.

          (b) The General Partners may consult with legal counsel, accountants, consultants, investment bankers, and other consultants and advisers selected by them and any opinion of such Person as to matters that the General Partners reasonably believe to be within its professional or expert competence (including, without limitation, any opinion of legal counsel to the effect that the Partnership or Operating Partnership would "more likely than not" prevail with respect to any matter) shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by a General Partner hereunder in good faith and in accordance with such opinion.

          (c) The General Partners shall have the right, in respect of any of their powers or obligations hereunder, to act through a duly appointed attorney or attorneys-in-fact. Each such attorney or attorney-in-fact shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder. Each such appointment shall be evidenced by a duly executed power of attorney giving and granting to each such attorney or attorney-in-fact full power and authority to do and perform all and every act and thing requisite and necessary to be done by the General Partner in connection with the Partnership.

7.13.     REVOLVING LINE OF CREDIT; OTHER LOANS TO OR FROM A GENERAL PARTNER.

          (a) Pursuant to this Section 7.13 and Section 7.13 of the Operating Partnership Agreement, the Managing General Partner shall make available to the Partnership and the Operating Partnership, jointly, on an "as needed" basis an unsecured, interest-free, revolving line of credit in the aggregate principal amount of Five Hundred thousand Dollars ($500,000). The proceeds of the revolving line of credit may be used by the Partnership and/or the Operating Partnership solely for purposes of providing to the Partnership and/or the Operating Partnership funds determined by the Managing General Partner to be necessary for purposes of (i) maintaining sufficient working capital, (ii) maintaining level quarterly distributions of Net Cash Flow, and/or (iii) for the Fiscal Year ending December 31,1986, making anticipated distributions of Cash Flow for such Fiscal Year described in the Registration Statement. The Partnership and the Operating Partnership may borrow, repay, and reborrow under the revolving line of credit from time to time (subject to the maximum aggregate principal amount limitation). Nothing herein shall be construed to require the Managing General Partner to cause the Partnership or the Operating Partnership to retain cash (or to cause the Partnership or the Operating

Partnership to borrow under the revolving line of credit in order to retain cash) in excess of the immediate working capital needs of the Partnership or the Operating Partnership, as the case may be. In addition, nothing shall be construed to require the Partnership to use or exhaust the financing available under the revolving line of credit before obtaining other financing permitted by this Agreement, whether for acquisitions, reinvestment, working capital or otherwise. This revolving line of credit shall terminate upon removal or withdrawal of the Managing General Partner.

          (b) In addition to the revolving line of credit described in Section 7.13(a), any of the General Partners or any of their Affiliates may lend to the Partnership or the Operating Partnership funds needed by the Partnership or the Operating Partnership, as the case may be, for such periods of time as the Managing General Partner may determine; provided, however, that (i) interest payable on such indebtedness shall be calculated at a rate not to exceed the rate announced by Morgan Guaranty Trust Company from time to time as its "prime rate" plus one percent (1 %) (as in effect on the first day of each calendar quarter, as adjusted as of the first day of each succeeding calendar quarter to reflect such rate in effect on such date) or the highest lawful rate, whichever is less, and (ii) in no event shall such indebtedness be on terms and conditions less favorable to the Partnership or the Operating Partnership, as the case may be, than the Partnership or the Operating Partnership, as the case may be, could obtain from unaffiliated third parties or banks for the same purpose (without reference to the General Partners' financial abilities or guarantees). In the event that Morgan Guaranty Trust Company should during the term of this Agreement abandon or abolish the practice of announcing an established "prime rate," the "prime rate" used during the remainder of said term for purposes of this Agreement shall be the rate from time to time charged by Morgan Guaranty Trust Company to its preferred commercial customers for unsecured short-term loans. A certificate signed by an officer of Morgan Guaranty Trust Company shall be binding and conclusive evidence of the "prime rate" in effect from time to time.

          (c) No loans shall be made by the Partnership or the Operating Partnership to a General Partner or any of its Affiliates.

7.14.     PURCHASE OR SALE OF UNITS; REGISTRATION RIGHTS OF GENERAL PARTNERS.

          (a) The Managing General Partner may, on behalf of and for the account of the Partnership or the Operating Partnership, purchase or otherwise acquire Units or Depositary Units by purchasing or acquiring the respective Depositary Receipts and, following any such purchase or acquisition, may sell or otherwise dispose of such Units and Depositary Units in connection with a DRIP or otherwise. So long as such Units or Depositary Units shall be held by or on behalf of the Partnership or the Operating Partnership, such Units or Depositary Units shall not be considered outstanding for any purpose. In addition to the foregoing, the General Partners and their Affiliates from time to time also may purchase or otherwise acquire Units or Depositary Units for their own account and may, subject to the provisions of Sections 12.03 and 12.04, sell or otherwise dispose of such Units or Depositary Units.

          (b) In the event that (i) a General Partner or an Affiliate holds Units of the Partnership which it desires to sell, including but not limited to Units of the Partnership acquired pursuant to the exercise of options issued by the Partnership to such General Partner or Affiliate, and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) is not available to enable such General Partner or Affiliate to dispose of the number of Units it desires to sell at the time and in the manner that it desires to do so, then upon the request of such General Partner or Affiliate, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and shall use its best efforts to cause to become effective, a registration statement under the Securities Act on the appropriate form registering the offering and sale of the number of Units specified by the requesting General Partner or Affiliate. In connection with any such registration pursuant to the preceding sentence, the Partnership promptly shall prepare and file such documents as may be necessary to register or qualify the Units subject to such registration and under the securities laws of such states as the requesting General Partner or Affiliate shall reasonably request, and shall do any and all other acts and things that may reasonably be necessary or advisable to enable such General Partner or Affiliate to consummate a public sale of such Units in such states. Notwithstanding the foregoing, in no event shall the Partnership be required to effect a registration relating to the Units pursuant to this Section
7.14(b) for less than 180,000 Units or more frequently than once in any calendar year. Any registration statement filed pursuant hereto shall be continued in effect for a period of not less than ninety (90) days following its effective date.

          (c) Except as expressly prohibited under the Blue Sky or securities laws of any jurisdiction under which a registration or qualification is being effected the Partnership shall pay all fees and expenses in connection with any registration or qualification effected pursuant to this Section 7.14 other than any underwriting discounts, fees, commissions, or similar charges relating to the securities of a General Partner or Affiliate being qualified or registered and the fees and expenses of legal counsel for the General Partner or Affiliate requesting registration hereunder.

          (d) In the event of any registration under the Securities Act of any Units pursuant to this Section 7.14, then, in addition to and not in limitation of the Partnership's obligation under Section 7.10, the Partnership shall indemnify and hold harmless the General Partners and their Affiliates and any underwriter engaged in connection with any registration referred to in this
Section 7.14, and each other person, if any, who controls any such underwriter within the meaning of the Securities Act, against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities joint or several), cost; and expenses (including, without limitation, interest, penalties, and reasonable attorneys fees and disbursements), resulting to, imposed upon, or incurred by any indemnified person, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.14(d) as a "claim" and in the plural as "claims"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of material fact contained in any registration statement under which any Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon, or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to the extent that any such claim arises out of, is based upon, or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary, or final prospectus, or such amendment or supplement in reliance upon and in conformity with written information with respect to the indemnified Person furnished to the Partnership by or on behalf of such indemnified Person specifically for use in the preparation thereof.

7.15.     PERIODIC CONSIDERATION OF SALE OR REFINANCING.

          Commencing with the year 2000 and continuing once every five (5) years thereafter, the Managing General Partner may consider whether or not, in the reasonable judgment of the Managing General Partner, it would be in the interest of the Partnership and the Operating Partnership to effectuate a sale or refinancing of all or a portion of the Restricted Restaurant Properties held as of the Effective Date, with the proceeds of any such sale or financing to be distributed to the Partners and Assignees in accordance with Article VI. If the Managing General Partner, in its reasonable judgment, determines that such a sale or financing would be in the interest of the Partnership and the Operating Partnership, then the Managing General Partner intends to use reasonable efforts to cause the Operating Partnership to effectuate such a sale or financing; provided, however, that any such sale or other disposition of part or all of such Restricted Restaurant Properties shall be subject to Sections 7.03 and
8.04. This Section 7.15 does not constitute an obligation of the Managing General Partner, but merely represents an expression of intent by the Managing General Partner as of the time of the Amended Agreement as to the manner in which it expected to manage the Partnership and the Operating Partnership. In no event shall any sale or financing transaction in connection with this
Section 7.15 involve or require any direct or indirect financial obligation or other financial support on the part of the Managing General Partner, BKC, TPC, or any Affiliate of the foregoing.

7.16.     OTHER LIMITATIONS.

          The following additional limitations shall apply to the operation and management of the Partnership and the Operating Partnership:

          (a) No General Partner shall receive for its account any kickbacks or rebates with respect to, expenditures made by or on behalf of the Partnership, nor shall any General Partner enter into any reciprocal arrangement that has the effect of circumventing this Section 7.16(a) or Section 9.01;

          (b) Neither the Operating Partnership nor the Partnership shall grant any General Partner an exclusive right, as agent, to sell any Restaurant Property or other Partnership Asset;

          (c) No commission or other fee shall be payable to a General Partner, directly or indirectly, in connection with the distribution or reinvestment of any Net Proceeds of a Capital Transaction, except as provided in Section 9.03; and

          (d) No General Partner shall, directly or indirectly, pay or award any commissions or other compensation to any Person for encouraging or inducing any other Person to purchase Units; provided, however, that nothing herein shall prohibit the payment of normal sales commissions and fees to (i) any underwriter in connection with any public offering of Units or any underwriter who undertakes to sell on behalf of a General Partner or on Affiliate Units held by such General Partner or Affiliate for its own account, whether or not such sale is pursuant to the registration rights provided for in Sections 7.14 and 14.05(c), Jr (ii) any finder, broker or consultant (other than the General Partners or their Affiliates) in connection with the acquisition of Restaurant Property and Ancillary Property related thereto.

                                  ARTICLE VIII

                   ACQUISITION, OPERATION, AND DISPOSITION OF
                        RESTRICTED RESTAURANT PROPERTIES

8.01.     GENERAL.

          (a) The Partners and any Assignees hereby expressly agree that, in addition to any other provisions of this Agreement or the Operating Partnership Agreement, the acquisition, ownership, operation, and disposition of the Restaurant Properties by the Operating Partnership shall be in accordance with, and shall be subject to, the provisions, restrictions, and limitations set forth in this Article VIII; provided that, except for Section 8.13, this Article VIII shall not apply to any of the Other Restaurant Properties the Partners and any Assignees further expressly agree that any action taken by a General Partner or Affiliate thereof in accordance with, or pursuant to, the provisions of this
Article VIII conclusively shall be deemed to be fair to and in the best interests of the Partnership, the Operating Partnership, the Partners, and any Assignees, and the fact that an action of a General Partner or an Affiliate is undertaken in accordance with, or pursuant to, this Article VIII shall be a complete and absolute defense to any claim or action asserting the invalidity of such action or any claim or action for damages or other relief based upon an assertion that such action resulted in a breach by a General Partner or an Affiliate of this Agreement or any duty, fiduciary or otherwise, owed by the General Partners and their Affiliates to the Partnership, the Operating Partnership, the Limited Partners, or any Assignees.

          (b) The Partners and any Assignees expressly acknowledge and agree bat the provisions, restrictions, and limitations set forth in this Article VIII are reasonable in all respects, are pursuant to and consistent with the purposes of the Partnership and the Operating Partnership, are necessary to induce BKC to enter into the Real Estate Purchase Agreement and to otherwise deal with Restricted Restaurant Properties, and are necessary to protect the business and interests of BKC, the Partnership, and the Operating Partnership. In the event that the Partnership or the Operating Partnership shall breach or violate or fail to perform any of its obligations set forth in this Article VIII, then, at the option of BKC, BKC shall be entitled to proceed to enforce the obligations of the Partnership and the Operating Partnership hereunder by any action at law, suit in equity, or other appropriate proceeding, whether for damages, for specific performance of an obligation contained herein, or for an injunction or other equitable remedy against any violation of the provisions hereof. The Partnership hereby agrees to indemnify and hold harmless BKC from and against any assessment, payment, damage, expense, loss, cost, liability, or deficiency (including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements) incurred by BKC in enforcing or sustaining the provisions hereof or resulting from or in connection with any such breach, violation, or failure.

8.02.     CONTRIBUTION TO OPERATING PARTNERSHIP; ACQUISITION OF RESTAURANT
          PROPERTIES.

          On the Closing Date or as soon as practicable thereafter, the Managing General Partner caused the Partnership to contribute the Aggregate Offering Proceeds and the Capital Contributions of the General Partners to the Operating Partnership, as provided for in the Operating Partnership Agreement. On the Closing Date or as Soon as practicable thereafter, the Managing General Partner caused the Operating Partnership to acquire the

Restaurant Properties from BKC in accordance with and subject to the terms and conditions set forth in the Real Estate Purchase Agreement, including the exhibits thereto, and caused the Operating Partnership to pay to BKC the purchase price for the Restaurant Properties specified in the Real Estate Purchase Agreement.

8.03.     USE AND OTHER RESTRICTIONS.

          (a) Except as otherwise expressly provided in this Section 8.03, the Operating Partnership shall not, without the prior written consent of BKC, in its sole and absolute discretion, use any Restricted Restaurant Property or permit any Restricted Restaurant Property to be used for any purpose other than the operation thereon of a BK Restaurant and other uses related thereto.

          (b)(i) In furtherance of the provisions of Section 8.03(a), in the event that BKC renews or extends a BKC Franchise Agreement with respect to a Restricted Restaurant Property at any time at or prior to the expiration of such BKC Franchise Agreement, then, regardless of the duration of such renewal or extension, the Operating Partnership promptly shall, without additional charge, renew or extend the lease of the Restaurant Property to such BKC Franchisee for a period coterminous with the period of such renewal or extension and for and upon substantially the same rental and other terms and conditions as and upon which BKC is then renewing or extending leases with BKC Franchises for properties owned or leased (as the case may be) by BKC, or in the event BKC at such time is no longer renewing or extending leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC, then upon substantially the same rental and other terms and conditions and upon which BKC most recently was renewing or extending such leases with BKC Franchisees (except that, for purposes of determining the guaranteed minimum rental thereunder, the lessor's "investment" in Restricted Restaurant Properties held as of the Effective Date shall be deemed to be equal to sum of the investment of BKC with respect to such Restaurant Property prior to the Closing Date plus any investment by the Operating Partnership with respect to such Restaurant Property after the Closing Date (and in no event shall such "investment" include the purchase price paid by the Operating Partnership to BKC for such Restaurant Property pursuant to the Real Estate Purchase Agreement)); provided that the rental for such lease may be greater than the rental upon which BKC is then (or, if applicable, was) so renewing or extending such leases. Notwithstanding anything to the contrary contained herein, any extension or renewal of a lease of a Restricted Restaurant Property pursuant to the "Successor Policy" shall be in accordance with the "Successor Policy" as then in effect and
Section 8.06 (including, without limitation, the provisions of Section 8.06(b) relating to determination of the annual minimum rental under a lease extended or renewed in accordance with the "Successor Policy"). Without limiting the foregoing, the Managing General Partner, in its sole and absolute discretion, at the request of BKC or a BKC Franchisee, shall be permitted to consent to a renewal or extension of a lease of a Restricted Restaurant Property for a rental less favorable to the Partnership than the rental upon which BKC is then renewing or extending leases with BKC Franchisees for properties owned or leased (as the case may be) by BKC (or, if applicable, the rental upon which BKC most recently was renewing or extending such leases with BKC Franchisees) if BKC agrees to treat the excess of the rental at which BKC is then renewing or extending such leases (or, if applicable, the rental at which BKC most recently was renewing or extending such leases) over the rental payable to the Partnership in connection with such renewal or extension as "rent relief" subject to provisions of
Section 8.05.

          (ii) In the event that (A) either (I) a BKC Franchise Agreement authorizing the operation of a BK Restaurant on a Restricted Restaurant Property is terminated automatically, is terminated by BKC, or is terminated by the mutual agreement of the parties thereto prior to the expiration of the stated term thereof, OR (II) a BKC Franchise Agreement expires according to the terms thereof and is not renewed or extended by BKC at or prior to the expiration of such ;BKC Franchise Agreement, AND (B) during the six (6) month period commencing on the date of such termination or expiration, either (I) BKC and a Person that meets BKC's then existing franchisee financial capability requirements enter into a BKC Franchise Agreement authorizing such Person to operate a BK Restaurant on the Restaurant Property, and BKC notifies the Operating Partnership thereof, OR (II) BKC notifies the Operating Partnership that BKC desires to operate a BK Restaurant on the Restaurant Property, then the Operating Partnership promptly shall terminate any lease of the Restaurant Property with the terminated BKC Franchisee (if such I-case has not terminated or expired) and enter into a new lease of the Restaurant Property with the new BKC Franchisee or with BKC, as the case may be. The rental, duration, and other terms and conditions of any such new lease shall be substantially the same as the rental, duration, and other terms and conditions as and upon which BKC is then entering into new leases with BKC Franchisees for properties owned or leased (as the case may be) by BKC, or in the event BKC at such time is no longer entering into new leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC, then substantially the same rental, duration, and other terms and conditions as and upon which BKC most recently was entering such leases with BKC Franchisees (except that, for purposes of determining the guaranteed annual minimum rental thereunder, the lessor's "investment" in Restricted Restaurant Properties held as of the Effective Date shall be deemed to be equal to the sum of the investment of BKC with respect to such Restaurant Property prior to the Closing Date plus any investment of the Operating Partnership with respect to such Restaurant Property after the Closing Date (and in no event shall such "investment" include the purchase price paid by the Operating Partnership to BKC for such Restaurant Property pursuant to the Real Estate Purchase Agreement)). Without limiting the foregoing, the Managing General Partner, in its sole and absolute discretion, at the request of BKC or a BKC Franchisee, shall be permitted to enter into a new lease of a Restricted Restaurant Property for a rental less favorable to the Partnership than the rental upon which BKC is then entering into leases with BKC Franchisees for properties owned or leased (as the case may be) by BKC (or, if applicable, the rental upon which BKC most recently was entering into such leases with BKC Franchisees) if BKC agrees to treat the excess of the rental at which BKC is then entering into such leases (or, if applicable, the rental at which BKC most recently was entering into such leases) over the rental payable to the Partnership in connection with such new lease as "rent relief' subject to the provisions of Section 8.05. During the period (the "Determination Period") that BKC is considering whether to enter into a new BKC Franchise Agreement with respect to the Restaurant Property or operate itself a BK Restaurant on the Restaurant Property (but in no event after the expiration of the six (6) month period described in clause (B) above), BKC shall pay to the Operating Partnership an amount equal to the excess of the guaranteed minimum rental payable to the Operating Partnership under the terminated BKC Franchisee's lease for the Determination Period (computed without regard to any termination or expiration of such lease) over the amount of rent, if any, actually collected by the Operating Partnership thereunder for the Determination Period. The Operating Partnership shall, at the expense of BKC, take all such actions as BKC reasonably may request to enforce the provisions of the terminated BKC Franchisee's lease applicable during the Determination Period. If BKC does not, prior to the end of the Determination Period, enter into a new BKC Franchise Agreement with respect to the Restaurant Property or elect to operate itself a BK Restaurant on the Restaurant Property, then subject to Section 8.09 hereof, the Operating

Partnership shall be free to take such actions with respect to the terminated BKC Franchisee's lease as the Operating Partnership may deem appropriate. Notwithstanding anything to the contrary contained herein, BKC shall have the right at any time upon written notice to the Operating Partnership, to terminate the Determination Period with respect to any Restricted Restaurant Property, in which event all rights and obligations of BKC in connection with such terminated Determination Period shall terminate, effective as of the date on which the Operating Partnership receives such notice and as of the payment by BKC of all amounts payable hereunder with respect to the Determination Period.

          (iii) In the event that BKC approves the assignment by a BKC Franchisee of a BKC Franchise Agreement with respect to a Restricted Restaurant Property to another person or entity that meets BKC's then existing franchisee financial capabIlity requirements or to BKC, then, subject to the assumption by such new BKC Franchisee or BKC, as the case may be, of all of the former BKC Franchisee's obligations and liabilities thereafter accruing under the former BKC Franchisee's lease of the Restaurant Property, the Operating Partnership promptly shall, without additional charge, approve and permit the assignment of such lease with respect to such Restaurant Property to the new BKC Franchisee or to BKC, as the case may be. Upon such assignment and assumption, the former BKC Franchisee, at the request of BKC, shall be released from all obligations and liabilities thereafter accruing under such lease; provided, however, that a release in connection with an assignment or assumption shall be required pursuant hereto only if BKC, as a matter of policy, then is granting such releases in connection with the assignment or assumption of leases with BKC Franchises for properties owned or leased, as the case may be by BKC. In addition to the foregoing, in the event that BKC consents to the assignment by a BKC Franchisee of a Franchise Agreement with respect to a Restricted Restaurant Property to a corporation in which such BKC Franchisee has a financial interest, then, upon the request of such BKC Franchisee, the Operating Partnership shall approve the assignment of the BKC Franchisee's lease of such Restaurant Property to such corporation upon the condition that such BKC Franchisee shall remain fully responsible for all liabilities and obligations accruing under such lease subsequent to such assignment.

          (iv) The Operating Partnership shall give BKC prompt written notice of the occurrence of any default by a BKC Franchisee under any lease of a Restricted Restaurant Property. BKC shall have the right (but not the obligation), within the longer of thirty (30) days after the receipt by BKC of such written notice of such default or any applicable grace period provided to the lessee under such lease, to cure any default by the lessee under such lease, and the Operating Partnership shall not terminate such lease unless such default is not cured within such applicable period. The Operating Partnership also shall give BKC prompt written notice of the occurrence of any event which results automatically in the termination of any such lease. BKC shall have the right (but not the obligation), within thirty (30) days after receipt of such notice, to assume all obligations and liabilities of the lessee under such lease accruing from the date of such automatic termination. If BKC exercises such right, then, as between BKC and the Operating Partnership, such termination shall be of no force or effect and shall be deemed not to have occurred.

          (v) In furtherance of the provisions of Section 8.03(a), in the event the Partnership or the Operating Partnership acquires any Restricted Restaurant Property after the Effective Date, the rental, duration, and other terms and conditions in the lease for the BKC Franchisee for such property shall be substantially the same as the rental, duration, and other terms and conditions as and upon which BKC is then entering into new leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC, or in the event BKC at such time is no longer entering into new leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC, then upon substantially the same rental, duration, and other terms and conditions as upon which BKC most recently was entering into such leases with BKC Franchisees. Notwithstanding the foregoing, the rental for such leases may be greater than that which BKC is then setting (or, if appropriate, was setting) for BKC Franchisees.

          (c) Notwithstanding anything to the contrary contained in any lease of a Restricted Restaurant Property to which a BKC Franchisee is a party, (i) BKC shall have the right at any time, without obtaining the consent of the Operating Partnership, to assume the obligations and liabilities of the lessee thereafter accruing under such lease, and thereupon, at the request of BKC, such lessee shall be released from all obligations and liabilities thereafter accruing thereunder; provided, however, that a release in connection with such an assumption shall be required pursuant hereto only if BKC, as a matter of policy, then is granting such releases in connection with the assumption by BKC of leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC; and (ii) at any time after any such assumption by BKC, BKC shall have the right, without obtaining the consent of the Operating Partnership, to assign such lease to a Person that meets BKC's then existing franchisee financial capability requirements and upon such assignment and the assumption by such Person of all obligations and liabilities of BKC thereafter accruing under such lease, BKC shall be released from all obligations and liabilities thereafter accruing thereunder.

          (d)(i) In the event that BKC notifies the Operating Partnership that BKC has extended or renewed a BKC Franchise Agreement with respect to a Restricted Restaurant Property that is subject to a Primary Lease for a term coterminous with one or more permitted renewal terms available under such Primary Lease, OR (ii) in the event that BKC notifies the Operating Partnership that EITHER (A) BKC has entered into a new BKC Franchise Agreement with a Person that meets BKC's then existing financial capabilities requirements authorizing such Person to operate a BK Restaurant on a Restricted Restaurant Property that is subject to Primary Lease for a term coterminous with one or more permitted renewal terms available under such Primary Lease, OR (B) BKC has decided to operate a BK Restaurant on a Restricted Restaurant Property that is subject to a Primary Lease for a term coterminous with one or more permitted renewal terms available under such Primary Lease, then in any such event, in addition to any other requirements of this Section 8.03, the Operating Partnership promptly shall renew the applicable Primary Lease for a term no shorter than the term of the extended, renewed, or new BKC Franchise Agreement, as the case may be, or in the case of BKC's election to operate a BK Restaurant at such Partnership Property, for a term no shorter than the term of BKC's lease with the Operating Partnership with respect to such Restaurant Property.

          (e) Unless otherwise expressly waived by BKC in writing, the restrictions and other provisions of this Section 8.03 shall remain in effect and shall be enforceable with respect to each Restricted Restaurant Property by BKC during the period commencing on the date of the Amended Agreement and ending on -the earliest of (i) a transfer by the Operating Partnership of all of its right, title, and interest in and to all of such Restaurant Property pursuant to
Section 8.04(f) following the failure of BKC to elect to acquire all of the Restaurant Property pursuant to an offer thereof to BKC under Section 8.04(d) or the failure of BKC to close the acquisition thereof on the date required by
Section 8.04(e); (ii) a BKC Franchise Agreement is terminated by BKC or by the mutual agreement of the parties thereto prior to the expiration of the stated term thereof and BKC does not, prior to the end of the Determination Period, enter into a new BKC Franchise Agreement with respect to the Restaurant Property or elect to operate itself a BK Restaurant on the Restaurant Property; or (iii) a BKC Franchise Agreement with respect to a Restricted Restaurant Property expires according to the terms thereof and BKC does not either (A) renew or extend the same at or prior to the expiration thereof or (B) prior to the end of the Determination Period, enter into a new BKC Franchise Agreement with respect to the Restaurant Property or elect to operate itself a BK Restaurant on the Restaurant Property; provided, however, if the duration of such period would render the restrictions or other provisions of this Section 8.03 invalid or unenforceable under any law of the jurisdiction in which a Restricted
Restaurant Property is located limiting the period during which such restrictions or other provisions may endure, then such period shall continue with respect to such Restaurant Property only for such term as may be prescribed by the laws of such jurisdiction. It is the express intent of BKC, the Partnership, and the Operating Partnership that such restrictions and other provisions shall be valid and enforceable to the fullest extent permitted by the laws of such jurisdiction.

          (f) Notwithstanding anything to the contrary in this Section 8.03 or elsewhere in this Agreement, nothing contained herein or elsewhere shall affect the right of BKC, in its sole and absolute discretion, to terminate a BKC Franchise Agreement, to renew or extend or fail to renew or extend a BKC Franchise Agreement, to approve or disapprove any assignment of a BKC Franchise Agreement, to elect to enter into a new BKC Franchise Agreement with respect to a Restricted Restaurant Property, or to operate itself a BK Restaurant on the Restaurant Property, to amend or modify a BKC Franchise Agreement, or to take or fail to take any other action in connection with a BKC Franchise Agreement.

          (g) Notwithstanding any other provision of this Agreement, the Partners and any Assignees hereby expressly agree that the Managing General Partner shall have no duty, under any circumstances whatsoever, to seek to sell, or to consider any offer to purchase, any Restricted Restaurant Property so long as such Restaurant Property is subject to the restrictions and other provisions of this Section 8.03, and the fact that a Restricted Restaurant Property is subject to the restrictions and provisions of this Section 8.03 shall be a complete and absolute defense to any claim or action for damages or other relief based upon a failure of the Managing General Partner to solicit or consider offers to purchase such Restaurant Property, irrespective of the terms of any such offer that may be received by the Managing General Partner.

8.04.     RESTRICTIONS ON TRANSFER OF RESTAURANT PROPERTIES.

          (a) For purposes of this Section 8.04, the term "transfer," with respect to a Restricted Restaurant Property, shall include a sale, lease, sublease, gift, mortgage, deed of trust, exchange, assignment, or other disposition, including a disposition under judicial order, process, execution, attachment, or enforcement or foreclosure of an encumbrance, but shall not include the following: (i) a mortgage, deed of trust, grant of security interest, or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated secured party or with BKC, the Managing General Partner, or any Affiliate thereof to secure indebtedness of the Operating Partnership for money borrowed from such party, which mortgage, deed of trust, grant of security interest, or other encumbrance is made pursuant to a written security agreement, mortgage, deed of trust or other agreement that assures that, before any foreclosure may be had thereon or other transfer may occur thereunder or in connection therewith the secured party shall first notify BKC in writing of its intent to foreclose or effect another transfer and shall first

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offer the Restaurant Property to BKC at the price and on the other terms and conditions specified in a written offer from a prospective purchaser (which may be the secured party) in connection with such foreclosure or other transfer;
(ii) a lease or sublease to BKC or a BKC Franchisee in order to permit the operation of a BK Restaurant on a Restricted Restaurant Property; (iii) a grant of an easement, right of way, or other right with respect to a Restricted Restaurant Property to any public utility or other governmental authority in connection with the provision of utility or other public services (but such grant shall comply with the provisions of Section 8.04(b)); or (iv) a transfer to a governmental authority pursuant to or in connection with a condemnation or other exercise of the power of eminent domain.

          (b) The Operating Partnership shall not, without the prior written consent of BKC, in BKC's sole and absolute discretion: (i) at any time that a Restricted Restaurant Property is being leased to BKC or a BKC Franchisee in order to permit BKC or such BKC Franchisee to operate a BK Restaurant on the Restaurant Property or during any applicable Determination Period, lease or sublease all or any part of a Restricted Restaurant Property to any other Person, whether or not such other lease would be subject or subordinate to the lease to BKC or the BKC Franchisee; or (ii) grant or convey any easement, right-of-way, or other right with respect to such Restaurant Property if the grant or use thereof would have a material adverse effect upon the operation of a BK Restaurant on the Restaurant Property.

          (c) Except as provided in Section 8.04(b), the Operating Partnership shall not transfer (as defined in Section 8.04(a)) any right, title, or interest in or to any Restricted Restaurant Property, or any part thereof, to any person or entity without first offering it to BKC in accordance with the provisions of this Section 8.04(c). Subject to the provisions of Section 8.04(b), if the Operating Partnership receives a bona fide written offer from an independent third party to acquire in a transfer all or any part of any Restricted Restaurant Property that the Operating Partnership intends to accept, subject to this Section 8.04(c), then, the Operating Partnership shall offer such Restaurant Property to BKC at the price and on the terms and conditions (including timing and manner of payment) contained in such bona fide written offer. The offer of such Restaurant Property to BKC (the "Offer") shall be made in writing and shall be accompanied by a true and correct copy of the bona fide written offer. The Operating Partnership promptly shall provide or cause to be provided to BKC such information relating to the Offer or the third-party offer or as BKC reasonably may request.

          (d) In order to accept the Offer, BKC shall, within thirty (30) days after receipt of the Offer (or, if later, within five (5) business days after receipt of all additional information reasonably requested by BKC pursuant to
Section 8.04(c) (such 30-day period and any extension under this Section 8.04(c) to be referred to as the "Election Period")), notify the Operating Partnership in writing of its election to acquire such Restaurant Property; provided, however, that BKC shall not be required to acquire such Restaurant Property upon the terms and conditions of any third-party offer the consideration for which is not practicably obtainable by. BKC (such as, by way of example and not of limitation, specific land, stock in a closely-held corporation, or stock in a publicly held corporation that cannot be acquired by BKC without an increase in the trading price thereof or without registration or filing under any federal or state securities law), but BKC shall have the right to acquire such Restaurant Property upon terms and conditions (including consideration) reasonably equivalent to those contained in such offer; and provided further, that the failure of BKC to acquire such Restaurant Property upon any such reasonably equivalent terms or conditions shall not permit the Operating Partnership to transfer such Restaurant

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Property pursuant to Section 8.04(f). Failure of BKC to provide such written notice within the Election Period shall constitute a refusal by BKC to purchase such Restaurant Property pursuant to the Offer.

          (e) The closing date of any acquisition of such Restaurant Property by BKC hereunder shall be on the date Fixed in the third-party offer unless such closing date would occur prior to the expiration of twenty (20) business days after the last day of the Election Period, in which event the closing date shall occur on such twentieth (20th) business day or on such other date to which BKC and the Operating Partnership may agree.

          (f) If BKC shall fail to elect to acquire such Restaurant Property pursuant to Section 8.04(d), or shall fail to close the acquisition on the date required by Section 8.04(e), then the Operating Partnership shall be free for a period of sixty (60) days after either such failure, to transfer such Restaurant Property to the bona fide third-party offeror for a price and on other terms and conditions contained in such third-party offer. If such Restaurant Property is not so transferred by the Operating Partnership within such sixty (60) day period, all rights of the Operating Partnership to transfer such Restaurant Property free of the foregoing restrictions shall terminate and such Restaurant Property again shall be subject to the provisions of this Section 8.04.

          (g) Unless otherwise expressly waived by BKC in writing, the provisions of this Section 8.04 shall remain in effect and the rights granted hereunder shall be exercisable and enforceable by BKC with respect to each Restricted Restaurant Property during the period commencing on the date of the Amended Agreement and ending on the earlier of (i) the date that the Operating Partnership first ceases to hold any right, title, or interest (including a interest as a creditor) in or to such Restaurant Property or (ii) the date that the use restrictions set forth in Section 8.03 terminate or would have terminated but for a early termination pursuant to the proviso contained in
Section 8.03(e); provided, however, that if the duration of such period would render the provisions of this Section 8.04 or the rights of BKC hereunder invalid or unenforceable under the rule against perpetuities as applied in the jurisdiction in which a Restricted Restaurant Property is located, then such period shall continue with respect to such Restaurant Property only until the expiration of the longest of the following periods which shall be valid under the rule against perpetuities as applied in such jurisdiction: (i) the period ending twenty-one (21) years after the death of the survivor of the legitimate natural or adopted children and grandchildren of U.S. Presidents Kennedy, Johnson, Nixon, Ford, Carter, and Reagan alive on the date of the Amended Agreement; (ii) twenty-one (21) years after the date of the Amended Agreement; or (iii) such other term as may be statutorily prescribed in such jurisdiction. It is the express intent of BKC, the Operating Partnership, and the Partnership that the provisions hereof and rights of BKC hereunder shall be exercisable and enforceable by BKC to the fullest extent permitted by the laws of such jurisdiction.

8.05.     RENT RELIEF.

          (a) The Managing General Partner, in its sole and absolute discretion, at the request of BKC or a BKC Franchisee, shall be permitted to cause the Partnership and the Operating Partnership to grant "rent relief" (as defined in Section 8.05(b)) to a BKC Franchisee with respect to any Restricted Restaurant Property upon the condition that BKC agree to make a quarterly payment to the Operating Partnership for each fiscal quarter (with such payment to be due and payable thirty (30) days after the end of each such fiscal quarter) during which such "rent relief" is in effect, irrespective of whether or not the

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Operating Partnership subsequently sells or otherwise disposes of such Restaurant Property while such "rent relief" is in effect in an amount equal to the product of (a) the total dollar amount of the rent reduction with respect to such Restaurant Property effective for such fiscal quarter pursuant to such "rent relief' multiplied by (b) a fraction, (i) the numerator of which is the dollar amount of the franchise royalty fee payable to BKC with respect to such Restaurant Property for such fiscal quarter (exclusive of any amount required under the applicable BKC Franchise Agreement to be expended by BKC for advertising and any other income to BKC) (the "Franchise Royalty Fee") and (ii) the denominator of which is the sum of the Franchise Royalty Fee and the dollar amount of rent payable with respect to such Restaurant Property for such fiscal quarter (determined without regard to any "rent relief' applicable with respect to such Restaurant Property) (the "Rental Amount"). By way of illustration, if the applicable Franchise Royalty Fee for a Restaurant Property for a particular fiscal quarter were $35,000 and the applicable Rental Amount for such Restaurant Property for such fiscal quarter were $100,000, and if the Operating Partnership, at the request of BKC or at the request of a BKC Franchisee and with the consent of BKC, were to grant "rent relief" with respect to such Restaurant Property for such fiscal quarter in the amount of $20,000, then BKC would be obligated to pay to the Operating Partnership $5,185 (the product of $35,000/$135,000 multiplied by $20,000) within thirty (30) days after the end of such fiscal quarter. The obligation of BKC to make payments to the Operating Partnership in connection with "rent relief" granted hereunder shall continue until the "rent relief' terminates (or, if sooner, the lease with respect to which the "rent relief" is granted terminates or expires), notwithstanding any intervening sale or other disposition by the Operating Partnership of the Restaurant Property with respect to which such "rent relief" is granted.

          (b) As used herein, the term "rental relief" shall mean (i) any permanent reduction in rent payable with respect to a Restricted Restaurant Property, (ii) any temporary reduction in rent payable with respect to a Restricted Restaurant Property (A) if such temporary reduction is for a period in excess of either ninety (90) consecutive days or ninety (90) days, whether or not consecutive, in any Fiscal Year, (B) if such temporary reduction is granted while a BK Restaurant is being replaced, reconstructed, expanded, or otherwise improved under the BKC "Successor Policy" to take into account the fact that such BK Restaurant is not operating or is operating on a limited basis during such period, or (C) if such temporary reduction is for a period of ninety (90) consecutive days or less and the Managing General Partner specifically designates such reduction as "rent relief' subject to this Section 8.05; provided, however, that in no event shall the term "rent relief" include any reduction in rent payable with respect to a Restricted Restaurant Property granted in connection with the BKC "Successor Policy" if such reduction in rent payable is subject to Section 8.06(b). Notwithstanding anything to the contrary herein, the Managing General Partner shall not be considered to have caused the Operating Partnership to grant "rent relief" hereunder, and no payment from BKC to the Operating Partnership shall be due hereunder, as the result of or in connection with any failure of a BKC Franchisee, without the express written consent of the Managing General Partner, to make any payment of rent due the Operating Partnership with respect to a Restricted Restaurant Property (i) if such failure does not continue for a period Bin excess of ninety (90) consecutive days, or (ii) if either the lease with such BKC Franchisee shall have automatically terminated or the Managing General Partner shall have caused the Operating Partnership to seek to terminate the Operating Partnership's lease with such BKC Franchisee with respect to such Restaurant Property and in either event, the Managing General Partner shall have caused the Operating Partnership to initiate and pursue such action (including litigation, if appropriate) against such defaulting BKC Franchisee as the Managing General Partner, in its sole and absolute discretion, shall determine to be

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appropriate under the circumstances in order to obtain payment of amounts
(including lost rent) due the Operating Partnership under its lease with the defaulting BKC Franchisee. In the event that BKC makes any payment to the Operating Partnership pursuant to this Section 8.05 in connection with "rent relief' deemed granted hereunder and the Operating Partnership subsequently shall collect such "rent relief" from the BKC Franchisee, then the Operating Partnership shall refund to BKC the amount paid by BKC in connection with such "rent relief."

8.06.     SUCCESSOR POLICY.

          BKC maintains a "Successor Policy" relating to the extension and/or renewal of BKC Franchise Agreements with BKC Franchisees. In connection with such extensions and/or renewals, the "Successor Policy," in order to help ensure that the BK Restaurant system remains competitive, makes provision for the replacement, reconstruction, expansion, and/or other improvement (collectively "rebuilding") of existing BK Restaurants owned or leased by BKC and leased or subleased to BKC Franchisees if such BK Restaurants meet certain criteria established by BKC. Under the BKC "Successor Policy" as currently in effect, BKC must determine whether or not a BK Restaurant should be rebuilt. If BKC determines that a BK Restaurant should be rebuilt under the "Successor Policy" and BKC elects to pay the cost of rebuilding, then the term of the lease with respect to such BK Restaurant is extended and the BKC Franchisee's guaranteed "minimum rental" payable under such lease is adjusted. In the event BKC does not elect to pay the cost of rebuilding a BK Restaurant designated by BKC to be rebuilt under the "Successor Policy," then, with the consent of BKC, the BKC Franchisee can elect to pay such cost, in which event the percentage rent payable with respect to such BK Restaurant is reduced from 8.5 percent (8.5%) to
5.5 percent (5.5%) of annual gross sales at such BK Restaurant, the term of the lease with respect to such BK Restaurant is extended and the guaranteed minimum rent payable under such lease is adjusted. The Managing General Partner shall cause the Partnership and the Operating Partnership to implement, with respect to the Restricted Restaurant Properties, those aspects of BKC's "Successor Policy" related to the rebuilding of BK Restaurants, as such policy is currently in effect and as such policy may be modified, amended, supplemented, superseded, or replaced by BKC from time to time in its sole and absolute discretion, in order to cause those Restaurant Properties designated by BKC, its sole and absolute discretion, to be rebuilt under such "Successor Policy" to be rebuilt, subject to satisfaction by BKC of the following conditions:

          (a) In the event that the BKC Franchisee for a Restricted Restaurant Property that is designated by BKC to be rebuilt under the "Successor Policy" does not pay the cost of such rebuilding, then the Managing General Partner shall cause the Operating Partnership to rebuild such Restaurant Property upon the condition that BKC pay to the Partnership, at the time such rebuilding is commenced, an amount equal to the product of (i) the total dollar amount of funds to be expended by the Operating Partnership for purposes of rebuilding such Restaurant Property multiplied by (ii) a fraction, (A) the numerator of which is the weighted annual average of the percentage rates applicable for determining the franchise royalty fees payable to BKC with respect to such Restaurant Property over the remaining term of the lease under the BKC Franchise Agreement in effect with respect to such Restaurant Property (exclusive of any amounts required under the applicable BKC Franchise Agreement to be expended by BKC for advertising and other income to BKC (the "Average Franchise Royalty Rate") and (B) the denominator of which is the sum of the Average Franchise Royalty Rate and the weighted annual average of the percentage rates applicable for determining the percentage rent payable to the Operating

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Partnership with respect to such Restaurant Property on the basis of sales over the remaining term of the lease with the BKC Franchisee in effect with respect to such Restaurant Property (the "Average Percentage Rent Rate"). By way of illustration, if the applicable Average Percentage Rent Rate for a particular Restaurant Property were 8.5 percent and the applicable Average Franchise Royalty Rate for such Restaurant Property were 3.5 percent, and if the total cost to rebuild such Restaurant Property pursuant to the "Successor Policy" were $500,000, then BKC would be obligated to pay to the Operating Partnership, at the time the rebuilding of such Restaurant Property commenced, $145,833 (the product of 3.5/12 multiplied by $500,000). The Managing General Partner shall cause the Operating Partnership to pay the Operating Partnership's share of the cost of rebuilding a Restricted Restaurant Property to be rebuilt under the "Successor Policy," in its sole and absolute discretion, (i) from current operating cash flow of the Operating Partnership or otherwise to the extent available or (ii) with funds borrowed from a lender (including, subject to Section 7.13, BKC or any Affiliate of BKC), on such terms and conditions as the Managing General Partner shall, in its sole and absolute discretion, determine advisable, with the payments of principal and interest required with respect to any such loan to be paid from operating cash flow or otherwise to the extent available; and

          (b) In the event that the BKC Franchisee for a Restricted Restaurant Property that is designated by BKC to be rebuilt under the "Successor Policy" pays the cost of such rebuilding and thus would be entitled to a reduction in rent payable with respect to such Restaurant Property, then BKC would make a quarterly payment to the Operating Partnership for each fiscal quarter during the period during which such rent reduction is in effect, irrespective of whether or not the Operating Partnership subsequently sells or otherwise disposes of such Restaurant Property while such rent reduction is in effect (with such payment to be due and payable thirty (30) days after the end of each such fiscal quarter) in an amount equal to the product of (i) the total dollar amount of the rent reduction effective with respect to such fiscal quarter pursuit to the "Successor Policy" multiplied by (ii) a fraction, (A) the numerator of Which is the percentage rate for determining the franchise royalty fee payable to BKC with respect to such Restaurant Property for such fiscal quarter (exclusive of any amount required under the applicable BKC Franchise Agreement to be expended by BKC for advertising and other income to BKC) (the "Franchise Royalty Rate"), and (B) the denominator of which is the sum of the Franchise Royalty Rate and the percentage rate for determining the rent payable to the Operating Partnership with respect to such Restaurant Property on the basis of sales for such fiscal quarter (the "Percentage Rent Rate"). By way of illustration, if the applicable Percentage Rent Rate for a Restaurant Property for a particular fiscal quarter were 8.5 percent and the applicable Franchise Royalty Rate for such Restaurant Property for such fiscal quarter were 3.5 percent, and if the BKC Franchisee for such Restaurant Property were to be entitled under the "Successor Policy" to a reduction in the applicable Percentage Rent Rate to 5.5 percent if such BKC Franchisee were to rebuild such Restaurant Property pursuit to the "Successor Policy," then, assuming that such BKC Franchisee's rent payable following such rent reduction exceeds the minimum base rent payable to the Operating Partnership with respect to such fiscal quarter, BKC would be obligated to pay to the Operating Partnership an amount equal to the product of (i) 3.5/12 multiplied by (ii) the product of (A) 3 percent multiplied by (3) the gross sales at such Restaurant Property for such fiscal quarter. The obligation of BKC to make payments to the Operating Partnership under this Section 8.06(b) in connection with a rent reduction granted hereunder shall continue until the lease under which such rent reduction is granted, terminates or expires, notwithstanding any intervening sale or other disposition by the Operating Partnership of the Restaurant Property with respect to which such rent reduction is granted.

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          In the event the guaranteed minimum rent payable pursuant to any lease with respect to a Restricted Restaurant Property is adjusted in connection with the rebuilding of a BK Restaurant pursuant to the "Successor Policy," then notwithstanding any other provision of the Agreement or of the "Successor Policy," the "fair market of the original property" for purposes of determining the amount of such adjustment shall be equal to the replacement cost of such property, as determined by the Appraiser. Notwithstanding anything to the contrary herein, BKC, in its sole and absolute discretion, may elect not to designate a particular Restricted Restaurant Property to be rebuilt under the "Successor Policy," in which event the BKC Franchisee for such Restaurant Property shall be solely responsible for the cost of any rebuilding and shall not be entitled to any reduction in rent payable with respect to such Restaurant Property. BKC in no event shall be entitled to any fee or other payment from the Partnership in connection with the rebuilding of a Restaurant Property under the "Successor Policy."

          In addition to the foregoing, BKC, separate and apart from implementation of the "Successor Policy," from time to time may request that the Operating Partnership acquire property adjacent to a Restaurant Property for purposes of permitting expansion of the BK Restaurant or related facilities (such as parking) located on such Restaurant Property. The Managing General Partner shall cause the Operating Partnership to acquire any such adjacent property upon the request of BKC, upon the condition that BKC pay to the Operating Partnership, at the time such acquisition occurs, an amount determined in accordance with the formula set forth in paragraph 8.06(a) above.

8.07.     COMPETITIVE FACILITIES.

          Without in any way limiting the generality of Section 7.06, the Limited Partners and any Assignees recognize that BKC, TPC, and Affiliates thereof are in the business of establishing, leasing, operating, managing, and franchising restaurants, including, without limitation, BK Restaurants, and that in connection with such businesses, BKC, TPC, and/or Affiliates thereof may from to time establish, own, lease, operate, manage, and/or franchise new restaurants, including, without limitation, BK Restaurants. Both such existing restaurants and any such new restaurants may be competitive with one or more of the Restaurant Properties and may adversely affect the revenues of the Partnership with respect to one or more of the Restaurant Properties. The Limited Partners and Assignees expressly consent to all actions of BKC, TPC, and any Affiliate of either in connection both with existing restaurants and with any new restaurants and agree that neither BKC, TPC, the Managing General Partner, nor any Affiliate of them shall incur any liability to the Operating Partnership, the Partnership, or any Limited Partner or Assignee as the result of or in connection with any such action.

8.08.     ACQUISITION OF RESTAURANT PROPERTIES BY THE GENERAL PARTNERS OR
          AFFILIATES.

          Notwithstanding any provision of this Agreement, including, without limitation, Sections 7.02(w) and 8.04(d), (e), and (f), no Person that is a General Partner or an Affiliate of a General Partner shall acquire any Restaurant Property from the Operating Partnership, whether by purchase, exchange, or substitution, unless the consideration received by the Operating Partnership for such Restaurant Property is at least equal to the "fair market value" (as hereinafter defined) of such Restaurant Property, as determined by the Appraiser; provided, however, that this Section 8.08 shall have no application to any acquisition of a Restaurant Property by BKC pursuant to
Section 8.04 if, at the time of such acquisition, neither BKC nor any Affiliate of BKC is a General Partner.

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Any acquisition of a Restaurant Property, whether by purchase, exchange, or substitution, by a Person who is a General Partner or an Affiliate of a General Partner fair consideration that is at least equal to the "fair value" (as hereinafter defined) of such Restaurant Property, as determined by the Appraiser, conclusively shall be deemed to be fair and in the best interests of the Partnership. As used herein, the term "fair market value" shall mean the value that would be obtained in an arm's length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell, as determined by the Appraiser, using such method or methods of valuation as the Appraiser determines most accurately reflect the value of the particular Restaurant Property in question under the circumstances, provided that for a period of five (5) years from the Closing Date, the Appraiser shall use the "capitalization of income" method (applying such capitalization rate and other assumptions and adjustments as the Appraiser determines appropriate under the circumstances) unless the Appraiser determines that such method would result in an understatement of the value of the Restaurant Property with respect to which such appraisal is being performed. For purposes of this Section 8.08, in the event that any consideration to be received by the Operating Partnership in exchange or substitution for any Restaurant Property is in any form other than money, then the "fair market value" of such consideration, as determined by the Appraiser (or if such other consideration is in the form of property other than real estate, by an appraiser experienced in valuing such other property designated by the Appraiser), shall be required to be at least equal to the "fair market value" of the Restaurant Property or Properties to be transferred.

8.09. TERMINATION OF LEASE FOR RESTAURANT PROPERTY FOLLOWING TERMINATION OF BKC FRANCHISE AGREEMENT.

          (a) In the event that (i) either (A) a BKC Franchise Agreement authorizing the operation of a BK Restaurant is terminated by BKC or by the mutual agreement of the parties thereto prior to the expiration of the stated term thereof, or (B) a BKC Franchise Agreement,expires according to the terms thereof and is not renewed by BKC at or prior to the expiration of such BKC Franchise Agreement, and (ii) BKC does not, prior to the end of the Determination Period (as defined in Section 8.03) enter into a new BKC Franchise Agreement with respect to the Restricted Restaurant Property or elect to operate a BK Restaurant on the Restricted Restaurant Property, as provided for in
Section 8.03(b)(ii), then the Managing General Partner, in its sole and absolute discretion, shall be permitted to cause the Operating Partnership to terminate any lease with a BKC Franchisee with respect to such Restaurant Property if a default has occurred under such lease and either (i) the Managing General Partner shall have caused the Operating Partnership to initiate and pursue such action (including, if appropriate, litigation) against such defaulting lessee as the Managing General Partner, in its sole and absolute discretion, shall determine to be reasonable under the circumstances in order to obtain payment of amounts (including lost rent) due the Operating Partnership under such lease, or
(ii) the Managing General Partner or the defaulting lessee shall have located a new lessee for the Restaurant Property for a term at least as long as the remaining unexpired term under the lease to be terminated and for a rent not lower than the minimum base rent payable under such lease (or if the rent is lower than the minimum base rent payable under the lease to be terminated, the defaulting lessee shall have agreed to be contractually obligated to continue to pay to the Operating Partnership an amount equal to the difference between the rent payable under the new lease and the minimum base rent payable under the lease to be terminated and shall have provided adequate security, as determined by the Managing General Partner to be reasonable under the circumstances, for such obligation).

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          (b)  In addition to any termination in accordance with Section 8.09(a)
and any termination in accordance with Section 8.03(b)(ii), the Managing General Partner, in its sole and absolute discretion, shall be permitted, without limitation, to cause the Operating Partnership to terminate a lease with a BKC Franchisee with respect to a Restricted Restaurant Property if the BKC Franchise Agreement with respect to such Restaurant Property is terminated in connection with or as a result of a condemnation involving all or substantially all of a Restricted Restaurant Property or a casualty materially adversely affecting the use of such Restaurant Property for the purpose of operating a BK Restaurant for a period in excess of six (6) months.

          (c) The provisions of this Section 8.09 shall not limit or affect in any way the termination of a lease with respect to a Restricted Restaurant Property with a Person that is not and was not a BKC Franchisee. The provisions of this Section 8.09 are for the benefit of the Partnership, the Operating Partnership, the Partners, and any Assignees, and shall not be deemed to create any rights for the benefit of any other Persons, including, without limitation, any lessees under leases with the Operating Partnership.

8.10.     INDEPENDENT CONSULTANT.

          (a) The Managing General Partner, in its sole and absolute discretion, shall be entitled, but not required, to consult with the Independent Consultant with respect to any action or proposed action affecting or relating to the Partnership or the Operating Partnership or their business. In the event that the Managing General Partner shall elect to consult with the Independent Consultant with respect to any such action or proposed action, then the Independent Consultant shall advise the Managing General Partner whether such action or proposed action is contrary to the interests of the Partnership or the Operating Partnership, as the case may be, taking into account, with respect to the Restricted Restaurant Properties, that the original purposes of the Partnership and the Operating Partnership was to acquire and hold real estate that was leased to BKC Franchisees for the purpose of operating BK Restaurants to derive revenues therefrom. The Limited Partners and Assignees expressly agree that any actions taken by the Managing General Partner in accordance with the advice of the Independent Consultant conclusively shall be deemed to be fair to and in the best interests of the Partnership, the Operating Partnership, the Limited Partners and any Assignees, and the fact that an action of the Managing General Partner is undertaken in accordance with the advice of the Independent Consultant shall be a complete and absolute defense to any claim or action asserting the invalidity of such action or any claim or action for damages or other relief based on an assertion that such action resulted in a breach by the Managing General Partner or any of its Affiliates of this Agreement or any duty, fiduciary or otherwise, owed by the Managing General Partner or any Affiliate to the Operating Partnership, the Partnership, the Limited Partners, or any Assignees. The Limited Partners and Assignees further acknowledge that the purpose of this Section 8.10 is to provide an arrangement to facilitate outside consultation by the Managing General Partner with respect to potential problems arising in connection with the management of the Partnership and the Operating Partnership and expressly agree that, in order to induce the Managing General Partner to consent to this Section 8.10 and to undertake such consultation from time to time as it determines appropriate, neither the failure of the Managing General Partner to consult with the Independent Consultant on any particular action or proposed action, nor the failure of the Managing General Partner to act in accordance with the advice of the Independent Consultant on any action or proposed action with respect to which the Managing General Partner shall elect to consult with the Independent Consultant, shall create any inference or

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presumption or otherwise constitute evidence with respect to the failure of such action or proposed action to the Partnership, the Operating Partnership, the Limited Partners, or Assignees as the case may be.

          (b) In the event that the Independent Consultant designated in this Agreement at any time is unable or unwilling to advise the Managing General Partner on a particular matter or should inform the Managing General Partner that it no longer is willing to serve as Independent Consultant, then the Managing General Partner shall designate a substitute Independent Consultant, as provided for below. The Managing General Partner shall have the right at any time, in its sole and absolute discretion, to terminate the Independent Consultant and to designate a substitute Independent Consultant, as provided for below; provided, however, that the Managing General Partner shall have no obligation to the Partnership, the Operating Partnership, the Limited Partners, or Assignees, as the case may be, to terminate the Independent Consultant under any circumstances, and provided further that any termination of the Independent Consultant pursuant to this Section 8. 10(b) conclusively shall be deemed to be fair to and in the best interests of the Partnership, the Operating Partnership, the Limited Partners, and any Assignees. Any substitute Independent Consultant designated by the Managing General Partner pursuant to this Section 8. 10(b) shall have experience in advising or consulting about the "fast-food" business and shall be "financially independent" (as hereinafter defined) of the Managing General Partner. A Person conclusively shall be deemed "financially independent" of the Managing General Partner for purposes of this Section 8. 10(b) if (i) such Person is not, and during the preceding four (4) years has not been, a BKC Franchisee or an affiliate of the Managing General Partner, of BKC, of TPC, or of a BKC Franchisee; and (ii) such Person has not derived more than fifteen percent (15%) of such Person's average annual gross revenues over the preceding four (4) years from the Managing General Partner, BKC, TPC, any BKC Franchisee, and any Affiliate of any of the foregoing.

          (c) The Managing General Partner, in its sole and absolute discretion, either (i) may cause the Partnership to indemnify and hold harmless the Independent Consultant upon such terms and conditions as the Managing General Partner shall determine appropriate or (ii) may indemnify and hold harmless the Independent Consultant upon such terms and conditions as the Managing General Partner shall determine appropriate, in which event the Partnership shall indemnify the Managing General Partner for any amounts required to be paid under such indemnification; provided, however, that in either case, the terms and conditions of such indemnification shall be no more favorable to the Independent Consultant than the terms and conditions pursuant to which the General Partners, their Affiliates, and officers, directors, employees, and agents of the General Partners and their Affiliates are indemnified and held harmless pursuant to Section 7.10.

8.11.     CONSENT TO USE OF NAME AND TRADEMARKS.

          BKC's consent to the Partnership's use of the words "Burger King" in the name of the Partnership and to the Partnership's use of the registered trademarks and service marks Burger King-Registered Trademark-, Whopper-Registered Trademark-, Whopper Junior-Registered Trademark-, and the Burger King bun halves logo in the Registration Statement, all sales materials and other documents prepared for use in connection with the Initial Public Offering, any reports to or written communications with Limited Partners and Assignees, and any reports filed by the Partnership with any federal, state, or local regulatory agency terminated upon the withdrawal of BKC as the Special General Partner.

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8.12.     ACQUISITION OF FEE TITLE TO PROPERTIES SUBJECT TO PRIMARY LEASES.

          The Managing General Partner shall have the right, in its sole and absolute discretion, to cause the Operating Partnership to acquire fee title to any Restricted Restaurant Property that is subject to a Primary Lease, either pursuant to a right of first refusal on behalf of the Operating Partnership set forth in such Primary Lease or otherwise. BKC shall have no obligation to the Operating Partnership or the Partnership in connection with any such acquisition.

8.13.     LOCATION OF OTHER RESTAURANT PROPERTIES.

          Neither the Partnership nor the Operating Partnership may acquire any Other Restaurant Properties within a two-mile radius of any Restricted Restaurant Property held as of the Effective Date.


                                   ARTICLE IX

                  COMPENSATION OF GENERAL PARTNERS: PAYMENT OF
                              PARTNERSHIP EXPENSES

9.01.     COMPENSATION TO GENERAL PARTNERS.

          Except as permitted under Section 5.05 or expressly provided in
Section 9.03, no General Partner shall receive any compensation from the Partnership or the Operating Partnership for services rendered in its capacity as a general partner of the Partnership or the Operating Partnership.

9.02. EXPENSES IN CONNECTION WITH ORGANIZATION OF PARTNERSHIP AND INITIAL PUBLIC OFFERING.

          As set forth in the Real Estate Purchase Agreement, BKC as the Special General Partner reimbursed the Partnership for all fees, costs, and expenses actually incurred by the General Partners and their Affiliates in connection with the organization of the Partnership, the Operating Partnership, and the Managing Partner; the qualification of the Partnership, the Operating Partnership and the Managing General Partner to do business in any state in which the Managing General Partner determined that such qualification was advisable; the registration of the Depositary Units under applicable federal and state securities laws in connection with the Initial Public Offering; the offering, sale, and distribution of the Depositary Units pursuant to the Initial Public Offering; the listing of the Depositary Receipts evidencing Depositary Units on a National Securities Exchange; the purchase of the Restaurant Properties by the Operating Partnership; and planning and preparing for the operation and management of the Partnership and the Operating Partnership following the Initial Public Offering, including, without limitation, (i) printing, mailing, filing, and recording expenses; (ii) charges of agents, depositaries, appraisers, and the Underwriters; (iii) expenses of registration and qualification of the Units under applicable federal and state securities laws; (iv) legal (including tax advice) and accounting fees and disbursements;
(v) remuneration paid to officers or employees of any General Partner or any Affiliate that is allocable to time spent on such activities; and (vi) other expenses of a similar nature incurred by; any General Partner or any Affiliate in connection with such activities.

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

9.03.     OPERATIONAL EXPENSES.

          In addition to any reimbursement pursuant to the indemnification set forth in Section 7.10, the Partnership shall cause the Operating Partnership, pursuant to Section 9.03 of the Operating Partnership Agreement, to pay the following:

          (a) With respect to (i) the Restaurant Properties held as of the Effective Date and (ii) the Restaurant Properties and Ancillary Property related thereto acquired thereafter with respect to the Restaurant Properties referred to in clause (i) above whether pursuant to Section 8.12 or otherwise, the Partnership shall cause to be paid to the Managing General Partner with respect to each Fiscal Year an aggregate amount equal to Four Hundred thousand Dollars ($400,000) adjusted annually as set forth in the next paragraph below, which amount shall be in lieu of any reimbursement for expenses related to the management of the business affairs of the Partnership and the Operating Partnership (other than expenses described in clause (c) hereof) that are incurred by the Managing General Partner or its Affiliates with respect to such Restaurant Properties, which amount shall be payable in equal quarterly installments within sixty (60) days after the end of each fiscal quarter.

          (b) With respect to any Restaurant Property and Ancillary Property related thereto acquired after the Effective Date (other than those referred to in clause (a) above), (i) the Partnership shall cause to be paid to the Managing General Partner (A) an acquisition fee equal to 1% of the purchase price paid by the Partnership or the Operating Partnership for such Restaurant Property and Ancillary Property related thereto, payable on the date of acquisition, and (B) with respect to each Fiscal Year, an amount, adjusted annually as set forth in the next paragraph below, accruing while such property is held at the rate of 1% per annum (applied using the simple interest method on the basis of a 365/366-day year and the actual number of days elapsed) on the purchase price paid by the Partnership or the Operating Partnership for such Restaurant Property and Ancillary Property related thereto, and (ii) if the Rate of Return attributable to all Restaurant Properties and Ancillary Property related thereto acquired after the Effective Date (other than those referred to in clause (a) above) in respect of any Fiscal Year shall exceed 12% per annum, the Partnership shall cause to be paid to the Managing General Partner an amount equal to 25% of the amount of cash received by the Operating Partnership representing such excess, which amounts shall be in lieu of any reimbursement of expenses related to the management of the business affairs of the Partnership and the Operating Partnership (other than expenses described in clause (c) hereof) that are incurred by the Managing General Partner or its Affiliates with respect to such Restaurant Properties and (except as provided in clause (i)(A) of this clause
(b)) shall be payable in quarterly installments within sixty (60) days after the end of each fiscal quarter (which may be estimated in the case of the first three fiscal quarters); provided that there shall be credited against the amounts, if any, payable pursuant to clause (ii) of this clause Q) in respect of any Fiscal Year amounts payable to the Managing General Partner in respect of its First-Tier Residual Interest or Second-Tier Residual Interest pursuant to Sections 6.05 and 6.06 in respect of such Fiscal Year.

          (c) The Partnership shall either cause to be paid to the Managing General Partner on a monthly basis, or cause the Managing General Partner to be reimbursed for the payment of, all amounts payable to any Person for providing goods or performing services (including, without limitation, legal, accounting, auditing, record keeping, reporting, depositary, transfer agent, printing, appraisal, and consulting services) for or on behalf of the Partnership or the Operating Partnership; provided, however, that

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

the Operating Partnership shall not cause to be paid to the Managing General Partner, or cause the Managing General Partner to be reimbursed, for the payment of any amount to an Affiliate or an officer, director, or employee of an Affiliate for legal, accounting, managerial, or consulting services; and provided further, that the Operating Partnership shall cause to be paid to, or shall cause the Managing General Partner to be reimbursed for a payment to, an Affiliate or an officer, director, or employee of an Affiliate for goods or other services only if the price and the terms upon which such goods or services are provided to the Partnership or the Operating Partnership are fair to the Partnership or the Operating Partnership, as the case may be, and are not less favorable to the Partnership or the Operating Partnership, as the case may be, than would be incurred if the Partnership or the Operating Partnership were to obtain such goods or services from an unrelated third party or were to engage employees to provide such goods or services directly.

          For 1987 and for each Fiscal Year thereafter, the amount payable pursuant to clause (a) of the immediately preceding paragraph shall be increased by an amount equal to the product of Four Hundred Thousand Dollars ($400,000) multiplied by the percentage increase in the Price Index from January 1, 1986, through the last day of the immediately preceding Fiscal Year. For each year after the year in which a Restaurant Property is acquired, the amount otherwise payable pursuant to clause (b)(i)(B) of the immediately preceding paragraph (the "Clause (b)(i)(B) Amount") shall be increased by an amount equal to the product of the Clause (b)(i)(B) Amount multiplied by the percentage increase in the Price Index from the first day of the immediately preceding Fiscal Year or, in the case of the first year after the year in which the Restaurant Property is acquired, the first day of the month in which the acquisition occurred through the last day of the Fiscal Year immediately preceding such year or, if earlier, the last day of the month in which such property was disposed of. The percentage increase in the Price Index through the last day of a particular period shall be determined by calculating the increase, if any, in the Price Index for the last time period during such period (the "Price Index Determination Period") with respect to which the Price Index is published (currently a monthly period) over the Price Index for the time period immediately preceding the first day of the Price Index Determination Period, and expressing the amount of such increase as a percentage of the Price Index for said time period immediately preceding the first day of the Price Index Determination Period.

          "RATE OF RETURN" in respect of any period shall mean and refer to the quotient obtained by dividing (1) the aggregate revenues received by the Partnership or the Operating Partnership from the Restaurant Properties and Ancillary Property referred to in clause (b) above for such period, whether through operations, sale or other disposition, less (without duplication) (i) the aggregate fees payable pursuant to clause (b)(i)(B) above for such period in respect of such property, (ii) the aggregate expenses of the Partnership (other than interest expense, depreciation, amortization and other non-cash expenses and charges, and expenses described in clauses (b) and (c) above) directly attributable to such property and interest expense on any debt allocated thereto for such period, (iii) the general and administrative expenses of the Partnership (other than non-cash expenses and charges and expenses described in clauses (a) and (b) above) for such period allocated to such property (based on the ratio of Average Partnership Equity in such property to the aggregate Average Partnership Equity in all Partnership property) and (iv) the principal amount of debt allocated to such property repaid during such period and, if applicable, the cash costs and expenses of any kind or nature incurred in respect of the sale or other disposition thereof, by (2) the Average Partnership Equity in such property during such period. "AVERAGE PARTNERSHIP EQUITY" shall mean and refer to (A) the average of the sums of the aggregate purchase prices therefor, the aggregate fees paid pursuant to clause

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

(b)(i)(A) above in respect thereof and all other cash costs and expenses of any kind or nature incurred in connection with the acquisitions thereof ("Property Cost") as of the last day of each calendar month occurring during the period of determination, less (B) the average outstanding principal amount of debt of the Partnership outstanding as of the last day of each calendar month during such period and allocated to such property.

          For the purposes of the foregoing, debt of the Partnership shall be allocated among the Partnership's properties as follows: (1) non-recourse debt shall be allocated to the property secured thereby and, if such debt is secured by more than one property, such debt shall be allocated among the properties secured thereby based on the relative Property Costs thereof; and (2) recourse debt shall be allocated to all of the property of the Partnership based on the relative Property Costs thereof (reduced for this purpose by the amounts of non-recourse debt allocated thereto in accordance with clause (1) above).


                                    ARTICLE X

                 BANK ACCOUNTS; BOOKS AND RECORDS; FISCAL YEAR;
                             STATEMENTS; TAX MATTERS

10.01.    BANK ACCOUNTS.

          All funds of the Partnership shall be deposited in its name in such checking and savings accounts, time deposits, certificates of deposit, or other accounts at such banks or other financial institutions as shall be designated by the Managing General Partner from time to time, and the Managing General Partner shall arrange for the appropriate conduct of any such account or accounts. The Managing General Partner shall have fiduciary responsibility for the safekeeping and use of the funds of the Partnership, whether or not in the possession and control of the Managing General Partner, and the Managing General Partner shall not employ or permit any other Person to employ such funds except in accordance with the terms of this Agreement. The Managing General Partner shall not permit funds of the Partnership to be commingled with funds of the Managing General Partner, any Affiliate, or any other Person; provided, however, that nothing herein shall prohibit the Partnership's investment in the Operating Partnership; and provided further that nothing herein shall preclude any investment of Partnership funds in a mutual fund or similar entity for which a separate account is maintained on behalf of each participant.

10.02.    BOOKS AND RECORDS.

          (a) The Managing General Partner shall keep, or cause to be kept, accurate, full, and complete books and accounts with respect to the Partnership, showing assets, liabilities, income, operations, transactions, and the financial condition of the Partnership. Such books and accounts shall be prepared and maintained on the accrual basis of accounting in accordance wi% generally accepted accounting principles. The Managing General Partner shall maintain and preserve all Partnership books and records for such period as the Managing General Partner, in its reasonable discretion, shall determine necessary or appropriate, subject to any requirements of state or federal law; provided, however, that all appraisal reports obtained by the Partnership, whether in connection with the acquisition of the Restaurant Properties or otherwise, shall be retained by the Partnership for at least five (5) years from the date thereof.

          (b) Each Limited Partner, and each such Limited Partner's duly authorized representatives, shall have the right, at reasonable times and at such Limited

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

Partner's own expense, but only upon twenty (20) days prior written notice to the Managing General Partner in accordance with Section 18.02, and only for a valid business purpose related to the conduct of the Partnership's business,
(i) to have true and fill information regarding the status of the business and financial condition of the Partnership; (ii) to inspect and copy the books of the Partnership and other reasonably available records and information concerning the operation of the Partnership, including copies of any appraisal reports described in Section 10.02(a) and copies of the federal, state, and local income tax returns of the Partnership; (iii) to have a current list of the name and last known business, residence, or mailing address of each Partner; (iv) to have true and full information regarding the amount of cash and a description and statement of the Carrying Value of any property or services contributed by any Partner to the Partnership and the date upon which each Partner became a Partner; and (v) to have a copy of this Agreement, the Certificate of Limited Partnership, and all amendments or certificates of amendment, as the case may be, thereto, together with copies of any powers of attorney pursuant to which any such amendment or certificate of amendment has been executed.

          (c) Anything in this Section 10.02 to the contrary notwithstanding, the Managing General Partner, in its sole and absolute discretion, may refuse any Limited Partner or its representative access to any information, records, documents, or data it determines to be confidential, including, without limitation, any records relating to the sales or revenues or projected sales or revenues of one or more specific BK Restaurants, information related to the financial condition or circumstances of any BKC Franchisee or BKC's relationship with any BKC Franchisee, and any other information provided to the Partnership or the Operating Partnership by BKC and specifically designated by BKC, in its reasonable discretion, to be confidential and/or proprietary.

10.03.    FISCAL YEAR.

          The Fiscal Year of the Partnership for financial and federal, state, and local income tax purposes initially shall be the calendar year. The Managing General Partner shall have authority to change the beginning and ending dates of the Fiscal Year if the Managing General Partner, in its sole and absolute discretion, subject to approval by the Internal Revenue Service, shall determine such change to be necessary or appropriate to the business of the Partnership, and shall give written notice of any such change to the Limited Partners within thirty (30) days after the occurrence thereof.

10.04.    FINANCIAL STATEMENTS AND INFORMATION.

          (a) All financial statements shall be accurate and complete in all material respects, shall present fairly the financial position and operating results of the Partnership, and shall be prepared on the accrual basis as provided in Section 10.02 for each Fiscal Year of the Partnership during the term of this Agreement.

          (b) No later than forty-five (45) days after the end of each fiscal quarter of each Fiscal Year (except the last fiscal quarter of each Fiscal
Year), commencing with the fiscal quarter ending June 30,1986, the Managing General Partner shall prepare and mail, or cause to be prepared and mailed, to each Record Holder of a Depositary Unit or Unit as of a date specified by the Managing General Partner (which date shall not be earlier than the last day of such fiscal quarter), an unaudited statement of income for the Partnership for such fiscal quarter, an unaudited statement of changes in cash flows for the period between the end of the most recent Fiscal Year and the end of such fiscal quarter, and an unaudited balance sheet of the Partnership dated as of the end of such fiscal quarter, in each case prepared in accordance with generally accepted accounting principles, together with a statement setting forth any transactions between the Partnership and any of the General Partners or any Affiliate thereof, the amount of any fees, commissions, compensation and other remuneration paid or accrued to any of the General Partners or any Affiliate thereof for services rendered to the Partnership, and a description of such services, any other information required by Form 10-Q under the Exchange Act, and such other information (financial or otherwise) as the Managing General Partner, in its discretion, shall deem necessary or appropriate.

          (c) No later than ninety (90) days after the end of each Fiscal Year during the term of this Agreement, the Managing General Partner shall prepare and mail, or cause to be prepared and mailed, to each Record Holder of a Depositary Unit or Unit as of a date specified by the Managing General Partner (which date shall not be earlier than the last day of such Fiscal Year): (i) a balance sheet, together with statements of income, Partners' equity, and changes in cash flows for the Partnership during such Fiscal Year, which financial statements shall be audited by the Auditing Firm (such financial statements to contain a report of the Auditing Firm which shall include: (A) a statement that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that such financial statements are in conformity with generally accepted accounting principles; (B) a statement of the opinion of the Auditing Firm with respect to the financial statements and the accounting principles and practices reflected therein and in regard to the consistency of the application of such accounting principles; and (C) an identification of any matters reflected in such financial statements to which the Auditing Firm takes exception); (ii) a report summarizing any transactions between the Partnership and any of the General Partners or any Affiliate thereof, the amount of any fees, commissions, compensation and other remuneration (including, without limitation, reimbursements of expenses pursuant to Section 9.03) paid or accrued by the Partnership for such Fiscal Year to any of the General Partners and any Affiliates thereof, and the services rendered to the Partnership in connection therewith; (iii) a report of the activities of the Partnership during the Fiscal Year; and (iv) a statement (which statement need not be audited) showing any Cash Flow and any Net Proceeds of a Capital Transaction distributed or to be distributed to the Partners and any Assignees in respect of such Fiscal Year.

          (d) The Managing General Partner shall provide to each Record Holder of a Depositary Unit as of a date specified by the Managing Partner, no later than seventy-five (75) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of twelve (12) months beginning not later than the first day of the Partnership's fiscal quarter next following the effective date of the Registration Statement.

          (e) The Managing General Partner shall provide to each Record Holder of a Depositary Unit or Units such other reports and information concerning the business and affairs of the Partnership (i) as the Managing General Partner, in its sole and absolute discretion, may deem necessary or appropriate, or (ii) to the extent not provided for in Sections 10.04(b) or (c), as may be specifically required by the Delaware RULPA or by any other law or any regulation of any regulatory body applicable to the Partnership.

          (f) The Managing General Partner shall provide any of the reports or other information referred to in this Section 10.04 to such federal, state, or local governments, governmental agencies, or other regulatory entities as the Managing General Partner in its sole and absolute discretion, may deem necessary or appropriate.

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

10.05.    ACCOUNTING DECISIONS.

          All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing General Partner.

10.06.    WHERE MAINTAINED.

          The books, accounts, and records of the Partnership at all times shall be maintained at the Partnership's principal office or, at the option of the Managing General Partner, at the principal place of business of the Managing General Partner.

10.07.    PREPARATION OF TAX RETURNS.

          The Managing General Partner, at the expense of the Partnership, shall arrange for the preparation and timely filing of all returns of the Partnership and the Operating Partnership showing all income, gains, deductions, and losses necessary for federal and state income tax purposes, and shall furnish to the Limited Partners and any Assignees within seventy-five (75) days of the close of the Fiscal Year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization, and recognition of income, gains, losses, and deductions, and other items of the Partnership and the Operating Partnership shall be on the accrual method of accounting for federal income tax purposes.

10.08.    TAX ELECTIONS.

          Except as otherwise specifically provided herein, the Managing General Partner shall, in its sole and absolute discretion, determine whether to make any available election (including, without limitation, the elections provided for in Sections 48(q)(4), 168 and 754 of the Code on behalf of the Partnership and the Operating Partnership). The Managing General Partner shall have the right to seek to revoke any such election upon the Managing General Partner's determination that such revocation is in the interests of the Limited Partners; provided that the Managing General Partner shall not seek to revoke any such election unless the Managing General Partner has received an Opinion of Independent Counsel to the effect that such revocation would not cause (a) the loss of limited liability of the Partnership under the Operating Partnership Agreement or of the Limited Partners under this Agreement, or (b) the Partnership or the Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

10.09.    TAX CONTROVERSIES.

          Subject to the provisions hereof the Managing General Partner is designated as the "tax matters partner" (as defined in the Code) of the Partnership and the Operating Partnership and is authorized and required to represent the Partnership and the Operating Partnership (at the expense of the Partnership or the Operating Partnership, as the case may be) in connection with all examinations of the affairs of the Partnership or the Operating Partnership, as the case may be, by any federal, state, or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership or the Operating Partnership, as the case may be, for professional services and costs associated therewith. Each Partner and any Assignee agrees to cooperate with the Managing General Partner and to do or refrain from doing any or all things reasonably required by the Managing General Partner in connection with the conduct of all such proceedings.

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

10.10.    ORGANIZATIONAL EXPENSE.

          The Partnership shall elect to deduct expenses considered incurred in organizing the Partnership ratably over a sixty-month period as provided in
Section 709 of the Code.

10.11.    TAXATION AS A PARTNERSHIP.

          No election shall be made by the Partnership, the Operating Partnership, the General Partners, or any Limited Partner or Assignee to be excluded from the application of any of the provisions of Subchapter K, Chapter I of Subtitle A of the Code or from any similar provisions of any state tax laws.

10.12.    DETERMINATION OF ADJUSTED BASIS IN CONNECTION WITH SECTION 754
          ELECTION.

          In determining adjustments to any Partner's or Assignee's proportional share of the Adjusted Basis of Partnership Assets or assets of the Operating Partnership in connection with the Section 754 Election, if such election shall be made, the Managing General Partner, for purposes of accounting simplicity, shall treat each Partner or Assignee who acquires one or more Units or Depositary Units at any time during a calendar month as having acquired all such Units or Depositary Units on the First day of such calendar month at a price equal to the lowest Unit Price of the Units or Depositary Units during such month, irrespective of the date on or price at which such Units or Depositary Units actually were acquired by such Partner or Assignee during such month. The Managing General Partner shall be authorized to alter these accounting conventions to conform with any regulations issued by the Treasury Department or rulings ore advice of the Internal Revenue Service, as the Managing General Partner shall determine necessary or appropriate. To the extent the Managing General Partner is required to determine the Adjusted Basis of any Partnership Assets or assets of the Operating Partnership with respect to which the Code requires that records of such Adjusted Basis be kept and maintained by the Limited Partners or Assignees, the General Partner may request information regarding such Adjusted Basis from such Limited Partners or Assignees, in writing, and such Limited Partners shall furnish such information to the Managing General Partner within thirty (30) calendar days after such request is mailed by the Managing General Partner.

10.13.    WITHHOLDING IN RESPECT OF FOREIGN PARTNERS.

          (a) The Partnership shall comply with any and all withholding obligations and requirements imposed under applicable federal, state and local law, including Sections 1441, 1442,1445 and 1446 of the Code and Regulations promulgated thereunder and Rev. Proc. 89-31,1989-1 C.B. 895, as well as all other requirements of the Code applicable to foreign persons (within the meaning of Sections 1445 or 1446 of the Code and Regulations promulgated thereunder), and the Managing General Partner shall not be liable for the Partnership's compliance with such obligations and requirements. Each Partner or Assignee who is not a Foreign Partner shall, within thirty (30) days of such Partner's or Assignee's receipt of a written request of the Managing General Partner, deliver to the Managing General Partner a Non-Foreign Certificate. If applicable each Partner or Assignee who is a Foreign Partner shall, within thirty (30) days of such Foreign Partner's receipt of a written request of the Managing General Partner, deliver to the Managing General Partner a Treaty Certificate. If the Managing General Partner does not

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

receive any response to the written request within the indicated period of time, the Managing General Partner shall have the right to presume that any such non-responding Partner or Assignee is a Foreign Partner ineligible for any benefits described in a Treaty Certificate. Each Non-Foreign Certificate and Treaty Certificate received by the Managing General Partner shall be maintained by the Managing General Partner as part of the Partnership books and records in accordance with the Treasury Regulations promulgated under Sections 1441, 1445 and 1446 of the Code. Any Partner or Assignee who has previously delivered a Non-Foreign Certificate or Treaty Certificate to the Managing General Partner shall immediately notify the Managing General Partner in the event such Partner becomes a Foreign Partner or ineligible for the benefits described in the Treaty Certificate. Prior to any distribution or allocation made pursuant to Article VI hereof or any disposition of part or all of the Partnership properties, the Partnership shall have the right to require any Partner or Assignee to deliver or redeliver a Non-Foreign Certificate or Treaty Certificate as a condition to such Partner or Assignee taking part in such allocation or distribution or as a condition to the Partnership's disposition of part or all of the Partnership properties. The Partnership shall also have the authority and power, to the extent qualified, to request and obtain from the IRS a Withholding Certificate. The Managing General Partner shall not be required to request a Withholding Certificate and shall not be liable for either the Managing General Partner's or the Partnership's failure to request a Withholding Certificate. Each Partner or Assignee shall, within thirty (30) days of such Partner's or Assignee's receipt of a written request of the Managing General Partner, deliver to the Managing General Partner information necessary to obtain a Withholding Certificate.

          (b) For purposes of this Agreement, any withholding tax that is paid by the Partnership with respect to a Partner or Assignee shall be treated as a recourse loan by the Partnership to such Partner or Assignee. All loans made hereunder with respect to a Partner or Assignee shall be payable by the Partner or Assignee on fifteen (15) days' notice from the Partnership, bear interest at the highest lawful rate, not to exceed a rate per annum equal to the base rate announced by Citibank, N.A. from time to time plus two percent (2%) and be secured by such Partner's or Assignee's interest in the Partnership. So long as any principal or interest is owing to the Partnership by a Partner or Assignee in respect of any such loan, any amounts of money which would otherwise be distributable to such Partner or Assignee pursuant to Article VI shall instead be retained by the Partnership and applied against the amounts owing by the Partner or Assignee in respect of all such loans until all amounts of principal and interest owing in respect of all such loans have been paid or satisfied. A Partner or Assignee shall have the right to prepay the amounts owing by such Partner or Assignee in respect of any loan made on such Partner's or Assignee's behalf at any time without premium or penalty. No funds transferred to the Partnership pursuant to this Section 10.13(b) shall be treated as a Capital Contribution to the Partnership. All amounts paid or applied in respect of such loan shall be applied first against the accrued but unpaid interest thereon and then to the principal balance thereof.

          (c) In the event that a loan is deemed to be made by the Partnership to a Partner or Assignee pursuant to Section 10.13(b), such Partner or Assignee shall have full personal liability to pay all amounts of principal and interest owing to the Partnership in respect of such loan. A Partner or Assignee shall have fifteen (15) days to cure any default committed by such Partner or Assignee in respect of any loan deemed to have been made to such Partner or Assignee, said cure period to commence upon the sending of written notice by the Partnership to such Partner or Assignee specifying the default that has occurred. If a Partner or Assignee is indebted to the Partnership with respect to any loans upon the liquidation of such Partner's or Assignee's Partnership Interest, such loan shall be

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absolutely due and payable by such Partner or Assignee to the Partnership on the tenth (10th) day following the liquidation of such Partner's or Assignee's interest in the Partnership. Each Partner or Assignee hereby acknowledges that the withholding obligations referred to in this Section
10.13 may require the Managing General Partner, on behalf of the Partnership, to remit to the applicable taxing authority cash that is in excess of the amounts that would be distributable to such Partner or Assignee under
Article VI if no withholding tax were due with respect to such Partner or Assignee.

          (d) If the Partnership makes a distribution of money to a Partner or Assignee pursuant to Article VI and the Partnership determines that it is required to pay withholding tax (the amount of such tax being referred to herein as the "Withholding Amount") to a taxing authority in connection therewith, the Managing General Partner shall have the right to withhold from the amount otherwise distributable to such Partner or Assignee the Withholding Amount and to remit the Withholding Amount to the applicable taxing authority. It is hereby acknowledged and agreed that if the Managing General Partner withholds and remits to the applicable taxing authority a Withholding Amount with respect to any Partner or Assignee, the amount so withheld shall be deemed to have been actually distributed by the Partnership to such Partner or Assignee (and then paid by such Partner of Assignee to the applicable taxing authority), for all purposes of this Agreement. The provisions of this Section 10.13(d) are intended to ensure that regardless of whether Withholding Amounts are remitted to a taxing authority, all amounts distributable to a Partner or Assignee pursuant to
Article VI shall be treated as actually having been distributed to the Partners or Assignee according to the distribution priorities of said sections and that the withholding requirements imposed on the Partnership shall not result in Cash Flow or Net Proceeds of Capital Transactions being distributed to the Partners or Assignee in a manner that is inconsistent with the provisions of Article VI.

10.14.    QUALIFICATION AS A REIT.

          In the event that the Managing General Partner at any time shall determine that either the Partnership or the Operating Partnership does not qualify, or no longer will qualify, as a partnership for federal income tax purposes, then the Managing General Partner shall have the right, but not the obligation, to take any such action as it, in its sole and absolute discretion, determines to be in the interests of the Limited Partners and Assignees in connection therewith or as a result thereof, including, without limitation to cause the Partnership and the Operating Partnership to be reorganized so as to qualify as a "real estate investment trust" within the meaning of Section 856 of the Code.


                                   ARTICLE XI

               ISSUANCE AND DEPOSIT OF CERTIFICATE OF PARTNERSHIP
                                    INTEREST

11.01.    ISSUANCE OF CERTIFICATES OF PARTNERSHIP INTEREST.

          Upon the issuance of the Units in connection with the Initial Public Offering, the Managing General Partner shall cause the Partnership to issue one or more Certificates in the names of the Initial Limited Partners owning such Units. Upon any subsequent issuance of Units, the Managing General Partner shall cause the Partnership to issue additional Certificates therefor. Each such Certificate shall be denominated in terms of the number of Units evidenced by such Certificate. Upon the transfer of a Unit that is not a Depositary Unit in accordance with Article XII, the Managing General Partner shall

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cause the Partnership to issue replacement Certificates, in accordance with such procedures as the Managing General Partner, in its sole and absolute discretion, may establish. No Certificate shall be issued representing a fraction of a Unit.

11.02. DEPOSIT OF CERTIFICATES OF PARTNERSHIP INTEREST; ISSUANCE OF DEPOSITARY RECEIPTS.

          The Initial Limited Partners shall cause all Certificates issued to them in connection with the Initial Public Offering to be deposited with the Depositary to be held under and pursuant to the terms of the Deposit Agreement. In exchange for the Certificates transferred to the Depositary, and pursuant to the Deposit Agreement, the Initial Limited Partners shall receive Depositary Receipts evidencing their ownership of the Units held by the Depositary. The Managing General Partner shall cause any subsequently issued Units to be subject to the Deposit Agreement and Depositary Receipts to be issued in exchange therefor pursuant to the Deposit Agreement, with such changes in such arrangements with the Depositary as the Managing General Partner deems necessary or appropriate.

11.03.    Lost, Stolen, or Destroyed Certificates.

          The Partnership shall issue a new Certificate in place of any Certificate previously issued if the Record Holder of such Certificate:

          (a) makes proof by affidavit, in form and substance satisfactory to the Managing General Partner, that such previously issued Certificate has been lost, destroyed, or stolen;

          (b) requests the issuance of a new Certificate before the Partnership has noticed that such previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (c) if requested by the Managing General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the Managing General Partner, with such surety or sureties and with fixed or open penalty, as the Managing General Partner may direct, to indemnify the Partnership and the Depositary against any claim that may be made on account of the alleged loss, destruction, or theft of such previously issued Certificate; and

          (d) satisfies any other reasonable requirements imposed by the Managing General Partner. When a previously issued Certificate has been lost, destroyed, or stolen, and the Partner falls to notify the Partnership within a reasonable time after he has notice of such event, and a transfer of Units represented by the Certificate is registered before such Partnership receives such notification, the Partner shall be precluded from making any claim against the Partnership, the Depositary, or any Transfer Agent with respect to such transfer or for a new Certificate.

11.04.    RECORD HOLDER.

          The Partnership shall be entitled to treat each Record Holder as the Limited Partner or Assignee in fact of any Units or Depositary Units, as the case may be, and, accordingly, shall not be required to recognize any equitable or other claim or interest in or with respect to such Units or Depositary Units on the part of any other Person,

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regardless of whether it shall have actual or other notice thereof, except as otherwise required by law or any applicable rule, regulation, guideline, or requirement of any stock exchange on which the Units or Depositary Units are listed for trading.


                                   ARTICLE XII

                    TRANSFER OF INTERESTS AND UNITS

12.01.    TRANSFER.

          (a) The term "transfer," when used in this Article XII with respect to a Partnership Interest, Units, or Depositary Units, shall include any sale, assignment, gift, pledge, hypothecation, mortgage, exchange, or other disposition.

          (b) No Partnership Interest, Unit, or Depositary Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XII. Any transfer or purported transfer of any Partnership Interest, Unit, or Depositary Unit not made in accordance with this Article XII shall be null and void.

12.02.    TRANSFER OF INTERESTS OF GENERAL PARTNERS.

          (a) If a General Partner desires to sell or transfer all or any portion of such General Partner's Partnership Interest as a General Partner to a Person who is not a General Partner, such transfer shall be permitted if (and only if):

               (i) such transfer and the admission of the transferee as a general partner of the Partnership is approved by a Majority Vote of the Limited Partners, unless the transferee is an Affiliate of the transferring General Partner, in which case no such approval of the Limited Partners shall be required; and

               (ii) the Partnership receives an Opinion of Independent Counsel that such transfer and admission (A) would not cause the loss of limited liability of the Partnership under the Operating Partnership Agreement or the Limited Partners under this Agreement, and (B) would not cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

          (b) Neither Section 12.02(a) nor any other provision of this Agreement shall be construed to prevent (and each Partner, by requesting and being granted admission to the Partnership, is deemed to consent to):

               (i) the transfer by any corporate General Partner of such corporate General Partner's Partnership Interest as a General Partner upon its merger or consolidation with another Person or the transfer by it of all or substantially all of its assets to another Person, and the assumption of the rights and duties of such a corporate General Partner by such Person, provided such Person furnishes to the Partnership an Opinion of Independent Counsel to the effect that such merger, consolidation, transfer, or assumption (1) would not cause the loss of limited liability of the Partnership under the Operating Partnership Agreement or the Limited

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          Partners under this Agreement, and (2) would not cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes;

               (ii) the transfer by a General Partner of all or any part of its interest in items of Partnership income, gains, losses, deduction, credits, distributions, or surplus; or

               (iii) a General Partner's mortgaging, pledging, hypothecating, or granting a security interest in all or any part of its Partnership Interest as a General Partner as collateral for a loan or loans.

12.03.    TRANSFER OF UNITS.

          Units that have never been deposited in the Deposit Account or that have been withdrawn from the Deposit Account and not redeposited in the Deposit Account are not transferable except upon death or by operation of law or by transfer to the Managing General Partner for the account of the Partnership or the Operating Partnership.

12.04.    TRANSFER OF DEPOSITARY RECEIPTS.

          (a) Except as specifically provided in Section 12.03, the Partnership shall not recognize any transfer of Units or interests therein except by a transfer of Depositary Receipts representing Depositary Units. Depositary Receipts may be transferred only in the manner provided in and subject to the conditions set forth in the Deposit Agreement.

          (b) A transferee who has completed and delivered a Transfer Application shall be deemed (i) to have applied to be admitted to the Partnership as a Substituted Limited Partner pursuant to Article XIII with respect to the Units transferred; (ii) to have agreed to comply with and be bound by this Agreement, whether or not such transferee is admitted as a Substituted Limited Partner with respect to the Units transferred, and to execute any document that the Managing General Partner may reasonably require to be executed in connection with such transfer or with the admission of such transferee as a Substituted Limited Partner pursuant to Article XIII with respect to the Units transferred; and (iii) to have appointed the Managing General Partner and authorized officers and attorneys-in-fact of the Managing General Partner as attorney-in-fact for such transferee to execute, swear to, acknowledge, and file any document, including any amendment of the Certificate of Limited Partnership, necessary or appropriate in any jurisdiction for, and relating to, the transferee's admission as a Substituted Limited Partner with respect to the Units transferred and the transferee becoming a party to this Agreement, as more fully set forth in Article XVII. Unless and until admitted as a Substituted Limited Partner pursuant to Article XIII with respect to Depositary Units transferred pursuant to this Section 12.04, the Record Holder of a Depositary Unit transferred pursuant to this Section 12.04 shall be an Assignee in respect of such Depositary Unit, whether or not such Record Holder is a Limited Partner with respect to other Depositary Units.

          (c) Each distribution in respect of a Depositary Unit (or a Unit withdrawn from the Deposit Account) shall be paid by the Partnership, directly or through the Depositary or through any other person or agent, only to the Record Holder of such Depositary Unit (or such Unit withdrawn from the Deposit Account) as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the

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


Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in or with respect to such payment by reason of any assignment or otherwise.

          (d) Notwithstanding anything to the contrary herein, the Partnership shall not recognize for any purpose any purported transfer by a Limited Partner or Assignee of all or any part of a Depositary Unit held by such Limited Partner or Assignee until the Partnership shall have received (A) the written advice by the Depositary, pursuant to Section 4.05 of the Deposit Agreement, of the transfer of the Depositary Receipts evidencing such Depositary Units or (B) in the case of Depositary Units held by the same nominee for the transferor and the transferee, the receipt of written notification in accordance with Section 18.02 hereof from the nominee holder of the date of the transfer of such Depositary Units.

          (e) Any holder of a Unit or a Depositary Receipt (including a transferee thereof) conclusively shall be deemed to have agreed to comply with and be bound by all terms and conditions of this Agreement, with the same effect as if such holder had executed a Transfer Application, whether or not such holder in fact has executed such a Transfer Application. A request by any broker, dealer, bank, trust company, clearing corporation, or nominee holder, to register transfer of a Depositary Receipt, however signed (including by any stamp, mark, or symbol executed or adopted with intent to authenticate the Depositary Receipt), shall be deemed to be execution of a Transfer Application by and on behalf of the beneficial owner of such Depositary Receipt.

          (f) Notwithstanding anything to the contrary herein, no purchaser of a Depositary Receipt from an Initial Limited Partner in connection with or pursuant to the Initial Public Offering shall be required to execute a Transfer Application in order to effect the transfer of such Depositary Receipt or to become a Substituted Limited Partner with respect to the Units evidenced thereby. Each such purchaser, by acquiring such Depositary Receipt in connection with or pursuant to the Initial Public Offering, shall be deemed to have agreed to comply with and to be bound by all terms and conditions of this Agreement, the Deposit Agreement, and the Depositary Receipt and to have taken the other actions specified in the Transfer Application and Section 12.04(b) above as if such purchaser had executed the Transfer Application. The Managing General Partner shall admit to the Partnership as Substituted Limited Partners all purchasers of Depositary Receipts from the Initial Limited Partners in connection with or pursuant to the Initial Public Offering.

12.05.    RESTRICTIONS ON TRANSFER.

          Notwithstanding the other provisions of this Article XII, no transfer of any Unit, Depositary Unit, or the Partnership Interest of any Limited Partner in the Partnership shall be made if such transfer (a) would violate the then applicable federal and state securities laws or rules and regulations of the Commission, state securities commissions, and any other governmental authorities with jurisdiction over such transfer; (b) would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes; or (c) would affect the Partnership's existence or qualification as a limited partnership under the Delaware RULPA.

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                                  ARTICLE XIII

                              ADMISSION OF PARTNERS

13.01.    ADMISSION OF INITIAL LIMITED PARTNERS.

          (a) On the Closing Date and, if applicable, the Date of Delivery, the Managing General Partner admitted to the Partnership as Limited Partners the Initial Limited Partners.

          (b) At the consummation of any issuance of additional Units pursuant to Section 5.05(a), the Persons acquiring such Units may, in the sole and absolute discretion of the Managing General Partner, be admitted to the Partnership as Additional Limited Partners upon furnishing to the Managing General Partner an acceptance of, and an agreement to be bound by, all of the terms and provisions of this Agreement, in form and substance satisfactory to the Managing General Partner, and such other documents or instruments as may be required in order to effect such admission, and such admission shall be effective when the Managing General Partner determines in its sole and absolute discretion and such admission is shown on the books and records of the Partnership.

13.02.    ADMISSION OF SUBSTITUTED LIMITED PARTNERS.

          (a) Upon a transfer of a Depositary Unit of a Limited Partner or Assignee in accordance with Article XII, the transferor shall, subject to the provisions of Section 12.04(d), have the power to give, and by transfer of a Depositary Receipt, shall be deemed to have given, the transferee of such Person's Depositary Unit the right to apply to become a Substituted Limited Partner with respect to the Depositary Unit acquired, subject to the conditions of and in the manner permitted under this Agreement. Subject to the foregoing, each transferee of a Depositary Unit (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder, or an agent of any of the foregoing, acquiring such Depositary Unit for the account of another Person) shall be deemed to have applied to become a Substituted Limited Partner with respect to the Depositary Unit transferred to such Person by executing and delivering a Transfer Application at the time of such transfer as provided in Section 12.04(b). A transferee of a Depositary Unit shall be an Assignee with respect to the Depositary Unit acquired in a transfer (whether or not such transferee is a Limited Partner or Substituted Limited Partner with respect to other previously acquired Units or Depositary Units) unless and until the Managing General Partner, in its sole and absolute discretion, consents to the admission of such Assignee as a Substituted Limited Partner with respect to the Depositary Unit acquired in the transfer and amends (or causes to be amended) this Agreement to reflect such admission, after which time such transferee shall be a Substituted Limited Partner with respect to such Depositary Unit.

          (b) Under the terms of the Deposit Agreement, the Depositary is obligated to prepare as of the close of business on the last Business Day of each month, a list or other appropriate evidence of all transfers of Depositary Units registered by all Transfer Agents since the last Business Day of the preceding month (hereinafter called the "transfer record") and, as promptly as practicable after the last Business Day of each month, to submit the transfer record to the Managing General Partner. Within thirty (30) days after receipt of the transfer record by the Managing General Partner, the Managing General Partner shall determine whether or not to admit as a Substituted Limited Partner any one or more of the Assignees listed in such transfer record, and shall amend (or cause


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to be amended) this Agreement in accordance with Section 16.01 and shall prepare and record (or cause to be prepared and recorded) in such jurisdictions (if any) as shall be necessary, an amendment to the Certificate of Limited Partnership pursuant to Section 2.01, or to any other filing made in such jurisdiction, to reflect the admission as Substituted Limited Partners those Assignees that the Managing General Partner, in its sole and absolute discretion, determines shall be admitted as Substituted Limited Partners.

          (c) Anything in this Section 13.02 to the contrary notwithstanding, no Person shall be admitted as a Substituted Limited Partner with respect to a Depositary Unit acquired by transfer without the written consent of the Managing General Partner (whether or not such Record Holder is a Limited Partner with respect to other Units or Depositary Units), which consent may be withheld or granted in the sole and absolute discretion of the Managing General Partner. Each Limited Partner consents to the admission of each Substituted Limited Partner pursuant to the terms of this Agreement, and no further consent of the Partners, other than that of the Managing General Partner as aforesaid, shall be required to effect such admission.

          (d) The admission of an Assignee as a Substituted Limited Partner with respect to a Depositary Unit acquired by transfer shall become effective on the date that the Managing General Partner gives its written consent to such admission and amends this Agreement to reflect such admission.

          (e) Any Limited Partner who transfers all of his Units and Depositary Units with respect to which he bad been admitted as a Limited Partner shall cease to be a Limited Partner of the Partnership upon a transfer of such Units and Depositary Units in accordance with Article XII and shall have no further rights as a Partner in or with respect to the Partnership (whether or not the Assignee of such former Limited Partner is admitted to the Partnership as a Substituted Limited Partner).

          (f) No person shall be entitled to become a Substituted Limited Partner with respect to any Units or Depositary Units except in accordance with this Section 13.02.

13.03.    ADMISSION OF A SUCCESSOR GENERAL PARTNER.

          A successor General Partner selected pursuant to Sections 14.01 or
14.02 or the transferee of all or any portion of the Partnership Interest of a General Partner pursuant to Section 12.02 shall be admitted to the Partnership as a General Partner (in the place, in whole or in part, of the transferor or former General Partner), effective as of the date that an amendment of the Certificate of Limited Partnership, adding the name of such successor General Partner and other required information, is recorded pursuant to Section 2.01 (which date, in the event the successor General Partner is in the place in whole of the transferor or former General Partner, shall be contemporaneous with the withdrawal of such transferor or former General Partner), and upon receipt by the transferor or former General Partner of all of the following:

          (a) the successor General Partner's acceptance of, and agreement to be bound by, all of the terms and provisions of this Agreement, in form and substance satisfactory to the transferor or former General Partner;

          (b) evidence of the authority of such successor General Partner to become a General Partner and to be bound by all of the terms and conditions of this Agreement;

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

          (c) the written agreement of the successor General Partner to continue the business of the Partnership in accordance with the terms and provisions of this Agreement; and

          (d) such other documents or instruments as may be required in order to effect the admission of the successor General Partner as a General Partner under this Agreement.


                                   ARTICLE XIV

                   WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
                         WITHDRAWAL OF LIMITED PARTNERS

14.01.    WITHDRAWAL OF GENERAL PARTNERS.

          (a) The Managing General Partner shall not withdraw from the Partnership unless (i) the Managing General Partner shall have transferred all of its Partnership Interest as a General Partner in accordance with Section 12.02; or (ii) such withdrawal shall have been approved by a Majority Vote of the Limited Partners.

          (b) Upon the occurrence of any one of the foregoing conditions, a General Partner may withdraw from the Partnership effective on at least thirty
(30) days' advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice. The withdrawal of a General Partner pursuant to this Section 14.01 also shall constitute the withdrawal of such General Partner as a general partner of the Operating Partnership. The General Partners shall have no liability to the Partnership or the Partners and Assignees on account of any withdrawal in accordance with the terms of this
Section 14.01. If a General Partner shall give a notice of withdrawal pursuant to this Section 14.01, then a Majority Vote of the Limited Partners, with the separate written concurrence of any remaining General Partner, may elect a successor General Partner. If no successor General Partner shall be elected in accordance with this Section 14.01 and there shall be no remaining General Partner, then the Partnership shall be dissolved pursuant to Article XV.

14.02.    REMOVAL OF GENERAL PARTNERS.

          (a) A General Partner may be removed as general partner (i) for "cause" (as hereinafter defined), upon an affirmative Majority Vote of the Limited Partners, or (ii) upon an affirmative Super-Majority Vote of the Limited Partners. Any such action by the Limited Partners also must provide for the election of a successor General Partner and shall become effective only upon admission of the successor General Partner pursuant to Article XIII. The removal of a General Partner pursuant to this Section 14.02 also shall constitute the removal of that Person as a general partner of the Operating Partnership, and the Person elected as successor General Partner in connection therewith also shall automatically become the successor general partner of the Operating Partnership. As used herein, "cause" shall mean actual fraud, gross negligence, or willful or wanton misconduct.

          (b) Written notice of the removal of a General Partner pursuant to this Section 14.02 shall be served upon such General Partner in the manner set forth in Section 18.02. Such notice shall set forth the day upon which such removal is to become effective,

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which date shall not be less than thirty (30) days after the service of the written notice upon the General Partner.

          (c)  A General Partner removed as a General Partner pursuant to this
Section 14.02 shall not have any right to participate in the management or affairs of the Partnership upon the effective date of such removal.

14.03. LIMITATIONS ON WITHDRAWAL OR REMOVAL OF A GENERAL PARTNER AND ELECTION OF A SUCCESSOR GENERAL PARTNER.

          Notwithstanding the provisions of Sections 14.01 and 14.02, the rights of the Limited Partners under Section 14.01 or 14.02 shall not be exercised until such time as the Partnership shall have received an Opinion of Independent Counsel that the action in question (i) may be taken without the concurrence of all Partners, (ii) would not cause the loss of limited liability of the Partnership under the Operating Partnership Agreement or of the Limited Partners under this Agreement, and (iii) would not cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

14.04.    AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP.

          This Agreement and the Certificate of the Limited Partnership shall be amended to reflect the withdrawal, removal, or succession of a General Partner.

14.05.    INTEREST OF DEPARTING PARTNER AND SUCCESSOR.

          (a) Except as provided in Section 5.02(c), upon the withdrawal or removal of a Departing Partner, such Departing Partner shall become a Limited Partner and its Partnership Interest as a General Partner shall be converted into the number of Units determined by dividing (i) the "fair market value" of such General Partner's Partnership Interest as a General Partner herein, determined as set forth in Section 14.05(b) as of the effective date of its departure, by (ii) the Unit Price determined as of the effective date of its departure.

          (b) For purposes of this Section 14.05, the "fair market value" of the Departing Partner's Partnership Interest as a General Partner shall be the amount that would be distributed to the Departing Partner pursuant to Section
6.08 if the Partnership Assets and the assets of the Operating Partnership were sold for cash in an orderly liquidation of the Partnership Assets and the assets of the Operating Partnership commencing on the effective date of the Departing Partner's departure, with such liquidation being effected through arm's-length sales between informed and willing purchasers under no compulsion to buy and informed and willing sellers under no compulsion to sell, with the proceeds from such hypothetical sales to be discounted (at a rate equal to the interest rate on U.S. Treasury obligations with a term of one (1) year issued on the date nearest the effective date of the Departing Partner's departure) to the effective date of the Departing Partner's departure to reflect the time period reasonably anticipated to be necessary to consummate such sales, as such "fair market value" is agreed upon by the Departing Partner and the Partnership within thirty (30) days after the effective date of the Departing Partner's departure or, in the absence of such an agreement, as determined by the Appraiser. The Appraiser shall use such method or methods of valuation as the Appraiser determines most accurately reflect the value of the Restaurant Properties under the circumstances, provided that for a period of five (5) years from the

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Closing Date, the Appraiser shall use the "capitalization of income" method
(applying such capitalization rate and other assumptions and adjustments as the Appraiser determines appropriate under the circumstances) unless the Appraiser determines that use of such method would result in an understatement of the value of the Restaurant Properties. Any appraisal pursuant to this Section 14.05(b) shall be completed as soon as practicable after the Appraiser is notified of the requirement for such appraisal, and in any event within forty-five (45) days after such notice, and the report of the Appraiser setting forth the appraised fair market value of Partnership Assets and assets of the Operating Partnership as of such date shall be final and binding upon the Departing Partner and the Partnership. The amount that would be distributed to the Departing Partner pursuant to Section 6.08 if the Partnership Assets and the assets of the Operating Partnership were so sold shall be determined by the Accounting Firm within fifteen (15) days after the report of the Appraiser is received by the Partnership. The closing of the conversion of the Departing Partner's Partnership Interest into Units pursuant to Section 14.05(a) shall occur within ten (10) days after the date on which the Accounting Firm shall have determined the amount distributable to the Departing Partner pursuant to Section 6.07 for purposes of this
Section 14.05(b).

          (c) At any time after the departure of a Departing Partner, upon the request of such Departing Partner, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and shall use its best efforts to cause to become effective, a registration statement under the Securities Act registering the offering and sale of the Units owned by the Departing Partner or any Affiliate at the time of such Departing Partner's departure, including any Units that were received by the Departing Partner pursuant to Section 14.05(a) and are included in such request, provided that the Partnership shall be required to file no more than two (2) such registration statements at the request of any one Departing Partner. In connection with any registration pursuit to the preceding sentence, the Partnership promptly shall prepare and file such documents as may be necessary to register or qualify the Units subject to such registration under the securities laws of such states as the Departing Partner shall reasonably request and do any and all other acts and things that may reasonably be necessary or advisable to enable such Departing Partner to consummate a public sale of such Units in such states. The first registration effected under this paragraph shall be effected at the expense of the Partnership, except for underwriting discounts, fees, and commissions, and fees and expenses of legal counsel for the Departing Partner or its Affiliates, and any subsequent registrations shall be at the expense of the Departing Partner. Any registration statement filed pursuant hereto shall be continued in effect for a period of not less than ninety (90) days following its effective date. In the event of any registration of any Units pursuant to this Section 14.05(c), the Partnership shall indemnify the Departing Partner and its Affiliates and any underwriter engaged in connection with such registration and each other person, if any, who controls any such underwriter within the meaning of the Securities Act, in the manner and to the extent set forth in Section 7.14(d).

          (d) Any successor General Partner other than by reason of the transfer of a Partnership Interest, shall, at the effective date of its admission to the Partnership as a General Partner, contribute to the capital of the Partnership cash in an amount equal to (i) the product of the number of Units outstanding immediately prior to the effective date of such successor General Partner's admission (but after giving effect to the conversion described in Section 14.05(a)), multiplied by the Unit Price determined as of the effective date of such successor General Partner's admission, multiplied by (ii) a fraction, the numerator of which shall be the excess (the "Percentage Interest Excess") of 1% over the Percentage Interest of any remaining General Partners, and the denominator of which shall

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be 99%.  Thereafter, such successor General Partner shall, notwithstanding any other provision of this Agreement, be entitled to the Percentage Interest Excess of all Partnership allocations and distributions.

          (e) If, at the time of the Departing Partner's departure, the Partnership is indebted to the Departing Partner under this Agreement or any other instrument or agreement for funds advanced, properties sold, services rendered, or costs and expenses incurred by the Departing Partner (including, without limitation, any amounts advanced pursuant to the revolving line of credit described in Section 7.13), the Partnership shall, within sixty (60) days after the effective date of such Departing Partner's departure, pay to the Departing Partner the full amount of such indebtedness. The successor to the Departing Partner shall assume all obligations theretofore included by the Departing Partner, a General Partner of the Partnership, and the Partnership and such successor shall take all such action as shall be necessary to terminate any guarantees of the Departing Partner, and any of its Affiliates, of any obligations of the Partnership. If, for whatever reason, the creditors of the Partnership shall not consent to such termination of any such guarantees, the successor to the Departing Partner and the Partnership shall be required to indemnify the Departing Partner for any liabilities and expenses incurred by the Departing Partner on account of such guarantees.

14.06.    WITHDRAWAL OF LIMITED PARTNERS.

          No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that upon a transfer of a Limited Partner's Units in accordance with Article XII, such Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred. No Limited Partner shall be entitled to receive any distribution from the Partnership for any reason or upon any event except as expressly set forth in Articles VI and XV.


                                   ARTICLE XV

                          DISSOLUTION AND LIQUIDATION

15.01.    NO DISSOLUTION.

          The Partnership shall not be dissolved by the admission of additional Limited Partners or Substituted Limited Partners or by the admission of additional General Partners or Substituted General Partners in accordance with the terms of this Agreement.

15.02.    EVENTS CAUSING DISSOLUTION.

          The Partnership shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

               (a) the expiration of the term of the Partnership, as provided in Section 4.01;

               (b) the withdrawal of the Managing General Partner or the occurrence of any other event that results in the Managing General Partner ceasing to be the Managing General Partner (other than by reason of a transfer pursuant to Section 12.02 or a withdrawal occurring upon or after,

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          or a removal effective upon or after, selection of a successor pursuant to Section 14.01 or 14.02, as the case may be);

               (c) the "Bankruptcy" (as hereinafter defined) of the Managing General Partner;

               (d) a written determination by the Managing General Partner that projected future revenues of the Partnership will be insufficient to enable payment of projected Partnership costs and expenses or, if sufficient, will be such that continued operation of the Partnership is not in the best interests of the Partners;

               (e) an election by a Majority Vote of Limited Partners, with the approval of the General Partners, to terminate, liquidate, and dissolve the Partnership; or

               (f) the occurrence of any other event that, under the Delaware RULPA, would cause the dissolution of the Partnership or that would make it unlawful for the business of the Partnership to be continued.

          For purposes of this Agreement, the term "Bankruptcy" shall mean, and the Managing General Partner shall be deemed "Bankrupt" upon, (i) the entry of a decree or order for relief of the Managing General Partner by a court of competent jurisdiction in any involuntary case involving the Managing General Partner under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent for the Managing General Partner or for any substantial part of the Managing General Partner's assets or property; (iii) the ordering of the winding up or liquidation of the Managing General Partner's affairs; (iv) the filing with respect to the Managing General Partner of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of ninety (90) days or which is dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (v) the commencement by the Managing General Partner of a voluntary case under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (vi) the consent by the Managing General Partner to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar agent for the Managing General Partner or for any substantial part of the Managing General Partner's assets or property; (vii) the making by the Managing General Partner of any general assignment for the benefit of creditors; or (viii) the failure by the Managing General Partner generally to pay its debts as such debts become due.

15.03.    RIGHT TO CONTINUE BUSINESS OF PARTNERSHIP.

          Upon an event described in Sections 15.02(b), 15.02(c), or 15.02(f) (but not an event described in Section 15.02(f) that makes it unlawful for the business of the partnership to be continued) the Partnership thereafter shall be dissolved and liquidated unless, within ninety (90) days after the event described in any of such Sections, an election to reconstitute and continue the business of the Partnership shall be made in writing by (i) the remaining General Partner, if any, in its sole and absolute discretion; or
(ii) in the event there is no remaining General Partner, or in the event that any remaining General Partner does not so elect to reconstitute and continue the business of the

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Partnership, then, subject to receipt by the Partnership of an Opinion of
Independent Counsel to the effect described in Section 14.03, by the unanimous-written agreement of all remaining Partners; provided that by a Super-Majority Vote of the Limited Partners the Limited Partners may elect to reconstitute and continue the business of the Partnership upon receipt of an Opinion from Independent Counsel that unanimous written agreement of the Limited Partners is not required for the Partnership or Operating Partnership to be treated as a partnership for federal income tax purposes. If such an election to continue the Partnership is made, then:

               (i) if such election was made by all remaining Partners, a successor Managing General Partner shall be selected unanimously by all remaining Partners;

               (ii) if such election was made by the remaining General Partner, such Person shall be the Managing General Partner (and if not previously the Managing General Partner, shall serve as Managing General Partner until a successor to the Managing General Partner is admitted to the Partnership);

               (iii) the Partnership shall continue until another event causing dissolution in accordance with this Article XV shall occur;

               (iv) the Partnership Interest of the former General Partner shall be subject to disposition, at the option of the former General Partner, in the manner provided in Section 14.05(a) (which option shall be exercised contemporaneously with the selection of the successor General Partner); and

               (v) all necessary steps shall be taken to amend this Agreement and the Certificate of Limited Partnership to reflect the reconstitution and continuation of the business of the Partnership.

15.04.    DISSOLUTION.

          Except as otherwise provided in Section 15.03, upon the dissolution of the Partnership, the Certificate of Limited Partnership shall be canceled in accordance with the provisions of the Delaware RULPA, and the Managing General Partner (or, if the dissolution is caused by the withdrawal, bankruptcy, dissolution, or removal of the Managing General Partner, then the Person designated as Liquidating Trustee in Section 15.05 hereof) promptly shall notify the Partners and Assignees of such dissolution.

15.05.    LIQUIDATION.

          Upon dissolution of the Partnership, unless an election to continue the business of the Partnership is made pursuant to Section 15.03, the Managing General Partner, or, in the event the dissolution is caused by an event described in Section 15.02(b) or 15.02(c), a Person or Persons selected by a Majority Vote of the Limited Partners, shall be the Liquidating Trustee. The Liquidating Trustee shall proceed without any unnecessary delay to sell or otherwise liquidate the Partnership Assets and shall apply and distribute the proceeds of such sale or liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

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               (a)  to pay (or to make provision for the payment of) all
          creditors of the Partnership, including current and former Partners, in the order of priority provided by law other than obligations to make distributions to current and former Partners;

               (b) to pay, on a pro rata basis, all current and former Partners with respect to obligations to make distributions thereto; and

               (c) after the payment (or the provision for payment) of all debts, liabilities, and obligations of the Partnership, including, without limitation, the payment of expenses of liquidation of the Partnership, and the establishment of a reasonable reserve (including an amount estimated by the Liquidating Trustee to be sufficient to pay an amount reasonably anticipated to be required to be paid pursuant
          Section 7.10 hereof), to the Partners and Assignees in accordance with
          Section 6.07.

          The Liquidating Trustee, if other than the Managing General Partner, shall be entitled to receive such compensation for its services as Liquidating Trustee as may be approved by a Majority Vote of the Limited Partners. The Liquidating Trustee shall agree not to resign at any time without sixty (60) days prior written notice and, if other than the Managing General Partner, may be removed at any time, with or without cause, by written notice of removal approved by a Majority Vote of the Limited Partners. Upon dissolution, removal, or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall be selected within ninety (90) days thereafter by a Majority Vote of the Limited Partners. The right to appoint a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee will be deemed to refer also to any such successor or substitute Liquidating Trustee appointed in the manner herein provided. Except as expressly provided in this Article XV, the Liquidating Trustee appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out the duties and functions of the Liquidating Trustee hereunder (including the establishment of reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding up and liquidation of the Partnership as provided for herein. In the event that no Person is selected to be the Liquidating Trustee as herein provided within one hundred twenty (120) days following the event of dissolution, or in the event the Limited Partners fail to select a successor or substitute Liquidating Trustee within the time periods set forth above, any Partner may make application to a Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidating Trustee.

15.06.    REASONABLE TIME FOR WINDING UP.

          A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 15.05 in order to minimize any losses otherwise attendant upon such a winding up.

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15.07.    TERMINATION OF PARTNERSHIP.

          Except as otherwise provided in this Agreement, the Partnership shall terminate when all of the assets of the Partnership shall have been converted into cash, the net proceeds therefrom, as well as any other liquid assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners as provided for in Sections 6.07 and 15.05, and the Certificate of Limited Partnership shall have been canceled in the manner required by the Delaware RULPA.


                              ARTICLE XVI

                    AMENDMENTS; MEETINGS; RECORD DATE

16.01.    AMENDMENT TO BE ADOPTED SOLELY BY THE MANAGING GENERAL PARTNER.

          The Managing General Partner (pursuant to the Managing General Partner's powers of attorney from the Limited Partners and Assignees described in Article XVII), without the consent or approval at the time of any Limited Partner or Assignee (each Limited Partner and Assignee, by acquiring a Unit or Depositary Unit and requesting admission to the Partnership, being deemed to consent to any such amendment), may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file, and record all documents required or desirable in connection therewith, to reflect:

               (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

               (b) the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

               (c) a change that is necessary to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the Managing General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

               (d) a change that is (i) of an inconsequential nature and does not adversely affect the Limited Partners or any Assignees in any material respect; (ii) necessary or desirable to cure any ambiguity, to correct or supplement any provision herein that would be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provision of this Agreement; (iii) necessary or desirable to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or contained in any federal or state statute; (iv) necessary or desirable to facilitate the trading of the Depositary Units or comply with any rule, regulation, guideline, or requirement of any securities exchange on which the Depositary Units are or will be listed for trading, compliance with any of which the Managing General Partner deems to be in the interests of the

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          Partnership, the Limited Partners, and any Assignees; or (v) required or contemplated by this Agreement;

               (e) a change in any provision of this Agreement which requires any action to be taken by or on behalf of the Managing General Partner or the Partnership pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified, or revoked so that the taking of such action is no longer required; or

               (f)  any other amendments similar to the foregoing.

The authority set forth in Section 16.01(e) shall specifically include the authority to make such amendments to this Agreement and to the Certificate of Limited Partnership as the Managing General Partner deems is necessary or desirable in the event the Delaware RULPA is amended to eliminate or change any provision now in effect.

16.02.    AMENDMENT PROCEDURES.

          Except as specifically provided in Sections 16.01 and 16.03, all amendments to this Agreement shall be made solely in accordance with the following procedures:

               (a)  Any amendments of this Agreement must be proposed either:

                    (i) by the Managing General Partner, by submitting the text of the proposed amendment to all Limited Partners in writing; or

                    (ii) by Limited Partners owning (as Limited Partners and not as Assignees) at least twenty-five percent (25%) of the total Units and Depositary Units owned by Limited Partners (as Limited Partners and not as Assignees), by submitting their proposed amendment in writing to the Managing General Partner. The Managing General Partners shall, within sixty (60) days after the receipt of any such proposed amendment, or as soon thereafter as is reasonably practicable, submit the text of the proposed amendment to all Limited Partners. The Managing General Partner may include in such submission its recommendation as to the proposed amendment.

               (b) If an amendment is proposed pursuant to this Section 16.02, the Managing General Partner shall seek the written consent of the Limited Partners to such amendment or shall call a meeting of the Limited Partners to consider and vote on the proposed amendment, unless, in the Opinion of Independent Counsel, such proposed amendment would be illegal under Delaware law if adopted, in which case the Managing General Partner shall not be required to take any further action with respect thereto. A proposed amendment shall be effective only if approved by the General Partners in writing and by a Majority Vote of the Limited Partners, unless a greater percentage vote of the Limited Partners is required by law or any other provision of this Agreement. The Managing General Partner shall keep all Partners advised of the status of any proposed amendment and shall notify all Partners upon final adoption or rejection of any proposed amendment.

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16.03.    AMENDMENT RESTRICTIONS.

          Notwithstanding the provisions of Sections 16.01 and 16.02, (a) no amendment to this Agreement shall be permitted without a unanimous vote of the Limited Partners if such amendment, in the Opinion of Independent Counsel, (i) would cause the loss of limited liability of the Partnership under the Operating Partnership Agreement or of the Limited Partners under this Agreement, or (ii) would cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes; and (b) no amendment to any provision of Article VIII shall be permitted without the written consent of BKC, whether or not BKC is a General Partner at the time of such amendment.

16.04.    MEETINGS.

          Meetings of the Limited Partners may be called by the Managing General Partner or by Limited Partners owning (as Limited Partners and not as Assignees) at least twenty percent (20%) of the Units and Depositary Units owned by Limited Partners as Limited Partners (and not as Assignees). Any Partner calling a meeting shall specify the number of Units and Depositary Units as to which the Partner is exercising the right to call a meeting and only those specified Units and Depositary Units shall be counted for the purpose of determining whether the required twenty percent (20%) standard of the preceding sentence has been met. Limited Partners desiring to call a meeting shall deliver to the Managing General Partner one or more calls in writing stating that the Limited Partners signing such writing wish to call a meeting and indicating the specific purposes for which the meeting is to be called. Action at the meeting shall be limited to those specific matters specified in the call of the meeting. Within sixty (60) days after receipt of such a call from Limited Partners, or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements, or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Depositary. A meeting shall be held at a reasonable time and convenient place determined by the Managing General Partner or the Liquidating Trustee, as the case may be, on a date not more than sixty (60) days after the mailing of notice of the meeting. Except as otherwise expressly specified by this Agreement (such as in the case of matters requiring a Majority Vote of the Limited Partners or a Super-Majority Vote of the Limited Partners), matters submitted to the Limited Partners for determination at a meeting at which a quorum is present shall be determined by the affirmative vote of a majority of the Units and Depositary Units present and voting at such meeting. Limited Partners may vote either in person or by proxy at any meeting. No action shall be taken at any meeting unless the Partnership has received an Opinion of Independent Counsel that such action (i) would not cause the loss of limited liability of the Partnership under the Operating Partnership Agreement or of the Limited Partners under this Agreement and (ii) would not cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes. Each Limited Partner shall have one vote for each Unit or Depositary Unit as to which he has been admitted to the Partnership as a Limited Partner. A Limited Partner may cast its vote at any meeting in person or by proxy. No action shall be taken by the Limited Partners without a meeting duly called and held or without written consent in accordance with Section 16.12.

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16.05.    NOTICE OF A MEETING.

          Notice of a meeting called pursuant to Section 16.04 shall be given either personally in writing or by mail or other means of written communication addressed to each Limited Partner at the address of the Limited Partner appearing on the books of the Depositary or the Partnership. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this Article XVI executed by the Managing General Partner, Depositary, Transfer Agent, registrar of Depositary Units, or mailing organization shall constitute conclusive (but not exclusive) evidence of the giving of notice. If any notice addressed to a Limited Partner at the address of such Limited Partner appearing on the books of the Partnership or Depositary is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice, the notice and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the Limited Partner at the principal office of the Partnership for a period of one year from the date of the giving of the notice to all other Limited Partners.

16.06.    RECORD DATE.

          For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give consents without a meeting as provided in Section 16.12, the Managing General Partner or the Liquidating Trustee, if any, may set a Record Date, which Record Date, shall not be less than ten (10) days nor more than sixty (60) days prior to the date of such meeting (unless such requirement conflicts with any rule, regulation, guideline, or requirement of any securities exchange on which the Depositary Units are listed for trading, in which case the rule, regulation, guidelines, or requirement of such securities exchange shall govern).

16.07.    ADJOURNMENT.

          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place of such adjourned meeting are announced at the meeting at which such adjournment is taken, unless such adjournment shall be for more than forty-five (45) days. At the adjourned meeting, the Partnership may transact any business that would have been permitted to be transacted at the original meeting. If the adjournment is for more than forty-five (45) days, or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XVI.

16.08.    WAIVER OF NOTICE; CONSENT TO MEETING; APPROVAL OF MINUTES.

          The transactions of any meeting of Limited Partners, however called and noticed, and wherever held, are as valid as though they had been approved at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the Partnership records or made a part of the minutes of such meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting; provided, however, that no such waiver shall occur when the Limited Partner objects, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened; and provided further, that


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attendance at a meeting is not a waiver of any right to object to the consideration of any matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

16.09.    QUORUM.

          Limited Partners of record who are Limited Partners (rather than Assignees) with respect to more than fifty percent (50%) of the total number of all outstanding Units and Depositary Units held by all Limited Partners (as Limited Partners rather than Assignees) of record, whether represented in person or by proxy, shall constitute a quorum at a meeting of Limited Partners. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment of such meeting, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite number of Limited Partners specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Units and Depositary Units represented either in person or by proxy at such meeting, but no other business may be transacted, except as provided in Section 16.04.

16.10.    CONDUCT OF MEETING.

          The Managing General Partner or the Liquidating Trustee, as the case may be, shall be solely responsible for convening, conducting, and adjourning any meeting of Limited Partners, including, without limitation, the determination of Persons entitled to vote at such meeting, the existence of a quorum for such meeting, the satisfaction of the requirements of Section 16.04 with respect to such meeting, the conduct of voting at such meeting, the validity and effect of any proxies represented at such meeting, and the determination of ;ny controversies, votes, or challenges arising in connection with or during such meeting or voting. The Managing General Partner, or the Liquidating Trustee, as the case may be, shall designate a Person to serve as chairman of any meeting and further shall designate a Person to take the minutes of any meeting, which Person, in either case, may be, without limitation, a Partner or any employee or agent of the Managing General Partner. The Managing General Partner or the Liquidating Trustee, as the case may be, may make all such other regulations, consistent with applicable law and this Agreement, as it may deem advisable concerning the conduct of any meeting of the Limited Partners, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, and the submission and examination of proxies and other evidence of the right to vote.

16.11.    VOTING AND OTHER RIGHTS.

          (a) Only those Limited Partners who are Record Holders of Depositary Receipts or Units on the Record Date set pursuant to Section 16.06 shall be entitled to notice of, or to vote at, a meeting of Limited Partners.

          (b) With respect to Depositary Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company, or clearing corporation, or an agent of any of the foregoing), in whose name the Depositary Receipts evidencing such Depositary Units are registered, such broker, dealer, or other agent shall, in exercising any voting rights in respect of such Depositary Units on any matter, vote such Depositary Units in favor of, and at the direction of, the Person on whose behalf such


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broker, dealer, or other agent is holding such Depositary Units, and the
Partnership shall be entitled to assume it is so acting without further inquiry.

16.12.    ACTION WITHOUT A MEETING

          Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum number of Units or Depositary Units that would be necessary to authorize or take such action at a meeting at which all of the Limited Partners Were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not consented thereto in writing. The Managing General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than twenty (20) days, specified by the Managing General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, as a Limited Partner (rather than Assignee), the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If consent to the taking of any action by the Limited Partners is solicited by any person other than by or on behalf of the Managing General Partner, the written consents shall have no force and effect unless and until (i) they are deposited with the Partnership in care of the Managing General Partner, and (ii) consents sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient consents are deposited with the Partnership.

                                  ARTICLE XVII

                                POWER OF ATTORNEY

          Each Limited Partner (including any additional or Substituted Limited Partner) and each Assignee who accepts Depositary Units is deemed to irrevocably constitute, appoint, and empower the Managing General Partner (and any successor by merger, transfer, election, or otherwise), and each of the Managing General Partner's authorized officers and attorneys-in-fact, with full power of substitution, as the true and lawful agent and attorney-in-fact of such Limited Partner or Assignee, with full power and authority in such Limited Partner's or Assignee's name, place, and stead and for such Limited Partner's or Assignee's use of benefit:

               (a) to make, execute, verify, consent to, swear to, acknowledge, make oath as to, publish, deliver, file, and/or record in the appropriate public offices (i) all certificates and other instruments, including, at the option of the Managing General Partner, this Agreement and the Certificate of Limited Partnership and all amendments and restatements thereof, that the Managing General Partner deems appropriate or necessary to qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and all jurisdictions in which the Partnership may or may intend to conduct business or own property; (ii) all other certificates, instruments, and documents as may be requested by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership may or may intend to conduct business or own property; (iii) all instruments that the Managing General Partner deems appropriate or necessary to reflect any amendment, change, or modification of this Agreement in accordance with the terms hereof; (iv) all conveyances and other instruments or documents that the Managing General Partner deems appropriate or necessary to effectuate or reflect the dissolution, termination, and liquidation of the Partnership pursuant to the terms of this Agreement; (v) any and all financing statements, continuation statements, mortgages, or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the General Partners and Affiliates, a security interest, mortgage, pledge or lien on all or any of the Partnership Assets; (vi) all instrument or papers required to continue the business of the Partnership pursuant to Article XV; (vii) all instruments (including this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission of any Partner pursuant to Article XIII; and (viii) all other instruments as the attorneys-in-fact or any one of them may deem necessary or advisable to carry out fully the provisions of this Agreement in accordance with its terms; and

               (b) to enter into the Deposit Agreement and deposit all Units of such Limited Partner in the Deposit Account established by the Depositary pursuant to the Deposit Agreement. The execution and delivery by any of said attorneys-in-fact of any such agreements, amendments, consents, certificates, or other instruments shall be conclusive evidence that such execution and delivery was authorized hereby.

          Nothing herein contained shall be construed as authorizing any Person acting as attorney-in-fact pursuant to this Article XVII to take action as a attorney-in-fact for any Limited Partner or Assignee to increase in any way the liability of such Limited Partner or Assignee beyond the liability expressly set forth in this Agreement, or to amend this Agreement except in accordance with Article XVI.

          The appointment by each Limited Partner and Assignee of the Persons designated in this Article XVII as attorneys-in-fact shall be deemed to be a power of attorney coupled with an interest in recognition of the fact that each of the Limited Partners and Assignees under this Agreement will be relying upon the power of such Persons to act pursuant to this power of attorney for the orderly administration of the affairs of the Partnership. The foregoing power of attorney is hereby declared to be irrevocable, and it shall survive, and shall not be affected by, the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of any Limited Partner or Assignee and it shall extend to such Limited Partner's or Assignee's heirs, successors, and assigns. Each Limited Partner and Assignee hereby agrees to be bound by any representations made by any Person acting as attorney-in-fact pursuant to this power of attorney in accordance with this Agreement. Each Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate, or disaffirm the action of any Person taken as attorney-in-fact under this power of attorney in accordance with this Agreement. Each Limited Partner and Assignee shall execute and deliver to the Managing General Partner, within fifteen (15) days after receipt of the Managing General Partner's request therefor, all such further designations, powers of attorney, and other instruments as the Managing General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.

                                  ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS

18.01.    ADDITIONAL ACTIONS AND DOCUMENTS.

          Each of the Partners hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver, and file or cause to be executed, acknowledged, delivered, and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at, or after the closing of the transactions contemplated by this Agreement.

18.02     NOTICES.

          All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by a Partner or the Partnership pursuant to this Agreement shall be in writing and shall be personally delivered, mailed by first-class mail, postage prepaid, or transmitted by facsimile, telegram or telex, addressed as follows:

          (a)  If to the Managing General Partner:

               QSV Properties Inc.
               Attn:  Chairman or President
               5310 Harvest Hill Road
               Suite 270
               Dallas, Texas 75230

          (b)  If to a Limited Partner or Assignee:

               The Last Known Business Residence or Mailing Address of Such Limited Partner or Assignee Reflected in the Records of the Partnership or the Depositary.

          (c)  If to the Partnership:

               U.S. Restaurant Properties Master L.P.
               Attn:  Managing General Partner
               5310 Harvest Hill Road
               Suite 270
               Dallas, Texas 75230

Each Partner and Assignee and the Partnership may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be delivered, mailed or transmitted in the manner described above shalL be deemed to have been duly given when delivered in person, sent by first class mail, or transmitted by facsimile, telegram, or telex.

18.03.    SEVERABILITY.

          The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

18.04.    SURVIVAL.

          It is the express intention and agreement of the Partners that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

18.05.    WAIVERS.

          Neither the waiver by a Partner of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy, or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies, or privileges hereunder.

18.06.    EXERCISE OF RIGHTS.

          No failure or delay on the part of a Partner or the Partnership in exercising any right, power, or privilege hereunder and no course of dealing between the Partners or between a Partner and the Partnership shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner or the Partnership would otherwise have at law or in equity or otherwise.

18.07.    BINDING EFFECT.

          Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Partners (and BKC and its successors and assigns for purposes of Article VIII and Section 16.03(b)) and their respective heirs, devisees, executors, administrators, legal representatives, successors, and assigns.

18.08.    LIMITATION ON BENEFITS OF THIS AGREEMENT.

          It is the explicit intention of the Partners that, with the exception of the rights of BKC, its successors and assigns, in connection with Article VIII and Section 16.03(b), no person or entity other than the Partners and the Partnership is or shall be entitled to bring any action to enforce any provision of this Agreement against any Partner or the Partnership, and that except as set forth in Section 8.01(b), the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Partners (or their respective successors and assigns permitted hereunder) and the Partnership.

18.09.    FORCE MAJEURE.

          If the Managing General Partner is rendered unable, wholly or in part, by "force majeure" (as herein defined) to carry out any of its obligations under this Agreement, other than the obligation hereunder to make money payments, the obligations of the Managing General Partner, insofar as they are affected by such force majeure, shall be suspended during, but no longer than, the continuance of such force majeure. The term "force majeure" as used herein shall mean an act of God, strike, lockout or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Managing General Partner.

18.10.    CONSENT OF LIMITED PARTNERS AND ASSIGNEES.

          By acceptance of a Unit or Depositary Unit, each Limited Partner and each Assignee expressly consents and agrees that whenever in this Agreement it is specified that an action may be taken upon the affirmative vote of less than all of the Limited Partners, such action may be so taken upon the concurrence of less than all of the Limited Partners and each such Limited Partner and Assignee shall be bound by the results of such action.

18.11.    ENTIRE AGREEMENT.

          This Agreement contains the entire agreement among the Partners with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein.

18.12.    PRONOUNS.

          All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or entity may require.

18.13.    HEADINGS.

          Article, Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

18.14.    GOVERNING LAW.

          This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Delaware (but not including the choice of law rules thereof).

18.15.    EXECUTION IN COUNTERPARTS.

          To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                                   ARTICLE XIX

                                    EXECUTION

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                         MANAGING GENERAL PARTNER:

ATTEST:                                  QSV PROPERTIES INC.



By: ______________________________       By: _______________________________
     Title: ______________________           Title: ________________________

                                         LIMITED PARTNERS:
ATTEST: QSV PROPERTIES INC., as Managing General Partner, Attorney-in-Fact for the Limited Partners and
                                         Assignees




By: ______________________________       By: _______________________________
     Title: ______________________           Title: ________________________

                                                          EXHIBIT A
                                                          TO AGREEMENT OF
                                                          LIMITED PARTNERSHIP
                                                          OF U.S. RESTAURANT
                                                          PROPERTIES MASTER L.P.

                                   CERTIFICATE
                                       FOR
                            LIMITED PARTNERSHIP UNITS
                                       OF
                     U.S. RESTAURANT PROPERTIES MASTER L.P.

No. _________                                                   _________ Units

     QSV Properties Inc., as the Managing General Partner of U.S. Restaurant Properties Master L.P. (the "Partnership"), a Delaware limited partnership, hereby certifies that __________________________________________ is the registered owner of ______ units of limited partnership interest in the Partnership ("Units"). The rights, preferences, and limitations of the Units are set forth in the Second Amended and Restated Agreement of Limited Partnership under which the Partnership is existing, and in the Certificate of Limited Partnership filed for record in the Office of the Secretary of State of the State of Delaware, copies of which are on file at the Managing General Partner's principal office at 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230.
THIS CERTIFICATE IS NON-NEGOTIABLE AND IS NOT TRANSFERABLE EXCEPT UPON DEATH OR BY OPERATION OF LAW.

                                 QSV PROPERTIES INC.

                                 Managing General Partner of U.S. Restaurant
                                 Properties Master L.P.

Dated: _____________________     By: __________________________
                                 Title: _______________________

BY ACCEPTANCE OF THIS CERTIFICATE FOR LIMITED PARTNERSHIP UNITS, AND AS A CONDITION TO BEING ENTITLED TO ANY RIGHTS IN OR BENEFITS WITH RESPECT TO THE UNITS EVIDENCED HEREBY, A HOLDER HEREOF (INCLUDING ANY TRANSFEREE HEREOF) IS DEEMED TO HAVE AGREED, WHETHER OR NOT SUCH HOLDER IS ADMITTED TO THE PARTNERSHIP AS A SUBSTITUTED LIMITED PARTNER WITH RESPECT TO THE UNITS EVIDENCED HEREBY, TO COMPLY WITH AND BE BOUND BY ALL TERMS AND CONDITIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP UNDER WHICH THE PARTNERSHIP WAS FORMED AND IS EXISTING (INCLUDING, WITHOUT LIMITATION, PROVISIONS THEREOF RELATING TO CONFLICTS OF INTEREST, LIMITATIONS ON LIABILITY, AND INDEMNIFICATION OF THE GENERAL PARTNERS THEREOF), A COPY OF WHICH HAS BEEN AVAILABLE FOR INSPECTION ANT MAY BE OBTAINED UPON REQUEST TREE OF CHARGE) FROM THE PARTNERSHIP.

                                    EXHIBIT B

                SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED
                    PARTNERSHIP OF THE OPERATING PARTNERSHIP

                           SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                    U.S. RESTAURANT PROPERTIES OPERATING L.P.

                         (FORMERLY BURGER KING OPERATING
                               LIMITED PARTNERSHIP)





                             Dated as of March    , 1995

                             TABLE OF CONTENTS

                                                             PAGE
                                                             ----

PREAMBLE      .  . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I     CERTAIN DEFINITIONS. . . . . . . . . . . . . . . 1

ARTICLE II    FORMATION; NAME; PLACE OF BUSINESS . . . . . . . 8

      2.01.   Formation of Partnership; Certificate of
                 Limited Partnership . . . . . . . . . . . . . 8

      2.02.   Name of Partnership. . . . . . . . . . . . . . . 8

      2.03.   Place of Business. . . . . . . . . . . . . . . . 9

      2.04.   Registered Office and Registered Agent . . . . . 9

ARTICLE III   PURPOSES, NATURE OF BUSINESS, AND POWERS OF
              PARTNERSHIP. . . . . . . . . . . . . . . . . . . 9

      3.01.   Purposes and Business. . . . . . . . . . . . . . 9

      3.02.   Powers . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IV    TERM OF PARTNERSHIP. . . . . . . . . . . . . . .10

      4.01.   Term . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE V     CAPITAL. . . . . . . . . . . . . . . . . . . . .10

      5.01.   Capital Contributions of Managing
                 General Partner . . . . . . . . . . . . . . .10

      5.02.   Capital Contributions of Special
                 General Partner . . . . . . . . . . . . . . .11

      5.03.   Capital Contributions of Limited Partner . . . .11

      5.04.   Additional Issuances of Partnership Interests
                 and Capital Contributions . . . . . . . . . .12

      5.05.   Capital Accounts . . . . . . . . . . . . . . . .12

      5.06.   Negative Capital Accounts. . . . . . . . . . . .14

      5.07.   No Interest on Amounts in Capital Account. . . .14

      5.08.   Advances to Partnership. . . . . . . . . . . . .14

      5.09.   Liability of Limited Partner . . . . . . . . . .15

      5.10.   Return of Capital. . . . . . . . . . . . . . . .15

                                                             PAGE
                                                             ----

ARTICLE VI    ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS
              OF CASH FLOW AND CERTAIN PROCEEDS. . . . . . . .15

      6.01.   Certain Definitions. . . . . . . . . . . . . . .15

      6.02.   Allocations for Capital Account Purposes . . . .17

      6.03.   Allocations for Tax Purposes . . . . . . . . . .18

      6.04.   Allocation of Income and Loss With
                 Respect to Interest Transferred . . . . . . .19

      6.05.   Distributions of Cash Flow . . . . . . . . . . .20

      6.06.   Distribution of Proceeds from Interim
                 Capital Transactions. . . . . . . . . . . . .20

      6.07.   Distribution of Proceeds from Terminating
                 Capital Transactions; Liquidation
                 Distributions . . . . . . . . . . . . . . . .20

      6.08.   Taxes Withheld . . . . . . . . . . . . . . . . .20

ARTICLE VII   MANAGEMENT . . . . . . . . . . . . . . . . . . .21

      7.01.   Management and Control of Partnership. . . . . .21

      7.02.   Powers of Managing General Partner . . . . . . .21

      7.03.   Restrictions on Authority of Managing
              General Partner. . . . . . . . . . . . . . . . .26

      7.04.   Title to Partnership Assets. . . . . . . . . . .27

      7.05.   Working Capital Reserve. . . . . . . . . . . . .27

      7.06.   Other Business Activities of Partners. . . . . .27

      7.07.   Transactions with General Partners or
                 Affiliates. . . . . . . . . . . . . . . . . .27

      7.08.   Net Worth Representation; Independent Judgment .28

      7.09.   Liability of General Partners to Partnership
                 and Limited Partner . . . . . . . . . . . . .28

      7.10.   Indemnification of General Partners and
                 Affiliates. . . . . . . . . . . . . . . . . .28

      7.11.   No Management by Limited Partner . . . . . . . .29

      7.12.   Other Matters Concerning General Partners. . . .29

      7.13.   Revolving Line of Credit; Other Loans to or
                 from a General Partner. . . . . . . . . . . .30

      7.14.   Periodic Consideration of Sale or Refinancing. .31

      7.15.   Other Limitations. . . . . . . . . . . . . . . .31

ARTICLE VIII  ACQUISITION, OPERATION, AND DISPOSITION OF
                 RESTAURANT PROPERTIES . . . . . . . . . . . .32

                                                             PAGE
                                                             ----

      8.01.   General. . . . . . . . . . . . . . . . . . . . .32

      8.02.   Contribution to Partnership; Acquisition of
                 Restaurant Properties . . . . . . . . . . . .32

      8.03.   Use and Other Restrictions . . . . . . . . . . .32

      8.04.   Restrictions on Transfer of Restaurant
                 Properties. . . . . . . . . . . . . . . . . .36

      8.05.   Rent Relief. . . . . . . . . . . . . . . . . . .38

      8.06.   Successor Policy . . . . . . . . . . . . . . . .39

      8.07.   Competitive Facilities . . . . . . . . . . . . .42

      8.08.   Acquisition of Restaurant Properties By the
                 General Partners or Affiliates. . . . . . . .42

      8.09.   Termination of Lease for Restaurant Property
                 Following Termination of BKC
                 Franchise Agreement . . . . . . . . . . . . .42

      8.10.   Independent Consultant . . . . . . . . . . . . .43

      8.11.   Consent to Use of Name and Trademarks. . . . . .45

      8.12.   Acquisition of Fee Title to Properties
                 Subject to Primary Leases . . . . . . . . . .45

      8.13.   Location of Other Restaurant Properties. . . . .45

ARTICLE IX    COMPENSATION OF GENERAL PARTNERS; PAYMENT OF
              PARTNERSHIP EXPENSES . . . . . . . . . . . . . .45

      9.01.   Compensation to General Partners . . . . . . . .45

      9.02.   Expenses in Connection With Organization of
                  Partnership and Initial Public Offering. . .45

      9.03.   Operational Expenses . . . . . . . . . . . . . .46

ARTICLE X     BANK ACCOUNTS; BOOKS AND RECORDS; FISCAL YEAR;
              STATEMENTS; TAX MATTERS. . . . . . . . . . . . .48

      10.01.  Bank Accounts. . . . . . . . . . . . . . . . . .48

      10.02.  Books and Records. . . . . . . . . . . . . . . .48

      10.03.  Fiscal Year. . . . . . . . . . . . . . . . . . .49

      10.04.  Financial Statements and Information . . . . . .49

      10.05.  Accounting Decisions . . . . . . . . . . . . . .50

      10.06.  Where Maintained . . . . . . . . . . . . . . . .50

      10.07.  Preparation of Tax Returns . . . . . . . . . . .50

                                                             PAGE
                                                             ----

      10.08.  Tax Elections. . . . . . . . . . . . . . . . . .51

      10.09.  Tax Controversies. . . . . . . . . . . . . . . .51

      10.10.  Organizational Expenses. . . . . . . . . . . . .51

      10.11.  Taxation as a Partnership. . . . . . . . . . . .51

      10.12.  Qualification as a REIT. . . . . . . . . . . . .51

ARTICLE XI    TRANSFER OF INTERESTS  . . . . . . . . . . . . .52

      11.01.  Transfer . . . . . . . . . . . . . . . . . . . .52

      11.02.  Transfers of Interests of General Partners . . .52

      11.03.  Transfer of Interest of Limited Partner. . . . .53

ARTICLE XII   ADMISSION OF SUBSTITUTE PARTNERS . . . . . . . .53

      12.01.  Admission of Successor General Partners. . . . .53

ARTICLE XIII  WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS. . . .53

      13.01.  Withdrawal or Removal of General Partners. . . .53

      13.02.  Amendment of Agreement and Certificate of
                 Limited Partnership . . . . . . . . . . . . .54

      13.03.  Interest of Departing Partner and Successor. . .54

ARTICLE XIV   DISSOLUTION AND LIQUIDATION. . . . . . . . . . .56

      14.01.  No Dissolution . . . . . . . . . . . . . . . . .56

      14.02.  Events Causing Dissolution . . . . . . . . . . .56

      14.03.  Right to Continue Business of Partnership. . . .57

      14.04.  Dissolution. . . . . . . . . . . . . . . . . . .57

      14.05.  Liquidation. . . . . . . . . . . . . . . . . . .57

      14.06.  Reasonable Time for Winding Up . . . . . . . . .58

      14.07.  Termination of Partnership . . . . . . . . . . .58

ARTICLE XV    AMENDMENTS . . . . . . . . . . . . . . . . . . .59

      15.01.  Amendments to be Adopted Solely by
                 the Managing General Partner. . . . . . . . .59

      15.02.  Amendment Procedures . . . . . . . . . . . . . .60

      15.03.  Amendment Restrictions . . . . . . . . . . . . .60

                                                             PAGE
                                                             ----

ARTICLE XVI   MISCELLANEOUS PROVISIONS . . . . . . . . . . . .60

      16.01.  Additional Actions and Documents . . . . . . . .60

      16.02.  Notices. . . . . . . . . . . . . . . . . . . . .60

      16.03.  Severability . . . . . . . . . . . . . . . . . .61

      16.04.  Survival . . . . . . . . . . . . . . . . . . . .61

      16.05.  Waivers. . . . . . . . . . . . . . . . . . . . .61

      16.06.  Exercise of Rights . . . . . . . . . . . . . . .61

      16.07.  Binding Effect . . . . . . . . . . . . . . . . .61

      16.08.  Limitation on Benefits of this Agreement . . . .62

      16.09.  Force Majeure. . . . . . . . . . . . . . . . . .62

      16.10.  Entire Agreement . . . . . . . . . . . . . . . .62

      16.11.  Pronouns . . . . . . . . . . . . . . . . . . . .62

      16.12.  Headings . . . . . . . . . . . . . . . . . . . .62

      16.13.  Governing Law. . . . . . . . . . . . . . . . . .62

      16.14.  Execution in Counterparts. . . . . . . . . . . .62

ARTICLE XVII  EXECUTION. . . . . . . . . . . . . . . . . . . .63

                           SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                    U.S. RESTAURANT PROPERTIES OPERATING L.P.
              (FORMERLY BURGER KING OPERATING LIMITED PARTNERSHIP)

     This Second Amended and Restated Agreement of Limited Partnership (this "Agreement") is entered into as of March ___, 1995, by and among QSV Properties Inc., a Delaware corporation having its principal office at 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230 (the "Managing General Partner") (or any other person or entity who shall in the future execute and deliver this Agreement as a Substituted General Partner pursuant to the provisions hereof), as the general partner (the "General Partner"), and U.S. Restaurant Properties Master L.P., a Delaware limited partnership having its principal place of business at 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230 (the "Limited Partner") (the General Partner and the Limited Partner sometimes hereinafter referred to as a "Partner," individually, and as the "Partners," collectively).

     WHEREAS, the Partners and Burger King Corporation, a Florida corporation ("BKC"), as the Special General Partner, heretofore have entered into an Agreement of Limited Partnership dated as of December 10, 1985;

     WHEREAS, the Partners and BKC amended and restated such Agreement of Limited Partnership in its entirety as of January 6, 1986 and February 3, 1986, and further amended such Agreement of Limited Partnership by Amendments No. 1 and 2 thereto through November 30, 1994;

     WHEREAS, BKC has withdrawn as Special General Partner effective as of November 30, 1994; and

     WHEREAS, the Partners desire to further amend and restate such Agreement of Limited Partnership in its entirety, as hereinafter set forth;

     NOW THEREFORE, for and in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified. Certain other capitalized terms used in this Agreement are defined in Articles VI, VIII, and XIII. Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement.

     ACCOUNTING FIRM: The independent public accountants who are responsible for assisting in maintaining the Partnership tax accounting and allocation records and advising the Managing General Partner with respect thereto, as selected and approved by the Managing General Partner from time to time, in its sole and absolute discretion. The Accounting Firm and the Auditing Firm are not required to be the same.

     ADJUSTED BASIS: The basis for determining gain or loss for federal income tax purposes from the sale or other disposition of property, as defined in
Section 1011 of the Code.

     ADJUSTED PROPERLY: Any property the Carrying Value of which has been adjusted pursuant to Section 5.05(d)(i) or Section 5.05(d)(ii).

     AFFILIATE: (a) Any Person (as hereinafter defined) directly or indirectly owning, controlling, or holding power to vote ten percent (10%) or more of the outstanding voting securities of the Person in question; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the Person in question; (c) any Person directly or indirectly controlling, controlled by, or under common control with the Person in question; (d) if the Person in question is a corporation, any executive officer or director of the Person in question or of any corporation directly or indirectly controlling the Person in question; and (e) if the Person in question is a partnership, any general partner owning or controlling ten percent (10%) or more of either the capital or profits interests in such partnership. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     AGREEMENT: This Second Amended and Restated Agreement of Limited Partnership, as it may be further amended or supplemented from time to time.

     AGGREGATE OFFERING PROCEEDS: The total amount of proceeds received by the Limited Partner from the Initial Public Offering (including any proceeds received in connection with the over allotment option described in Section 5.03(b)).

     AMENDED AGREEMENT: The Amended and Restated Agreement of Limited Partnership of Burger King Operating Limited Partnership, dated as of February 3, 1986, entered into by and among the Managing General Partner, BKC and the Limited Partner, as amended by Amendment Nos. 1 and 2 thereto.

     ANCILLARY PROPERLY: Personal property (other than personal property included in the definition of "Restaurant Properties") of whatever kind used in connection with a Restaurant Property, including, without limitation, supplies, furnishings, equipment, trade dress and franchise, license and other rights.

     APPRAISER: Real Estate Research Corporation or its successor, or in the event that Real Estate Research Corporation is not available for any reason to provide an appraisal with respect to any matter hereunder, Arthur D. Little and Company or its successor, or in the event that both Real Estate Research Corporation or its successor and Arthur D. Little and Company or its successor are not available for any reason to provide an appraisal with respect to any matter hereunder, Marshall and Stevens, Incorporated or its successor, or in the event that all of the foregoing companies are not available for any reason to provide an appraisal with respect to any matters hereunder, such other independent, nationally recognized real estate valuation firm selected by the Managing General Partner in its reasonable discretion.

     AUDITING FIRM: The independent public accountants who are responsible for auditing the financial statements of the Partnership as set forth in Section 10:04, as selected and approved by the Managing General Partner from time to time, in its sole and absolute discretion. The Auditing Firm and the Accounting Firm are not required to be the same.

     BKC: Burger King Corporation and the successors and assigns of Burger King Corporation.

     BKC FRANCHISE AGREEMENT: A franchise agreement, whether now existing or hereafter entered into, between a BKC Franchisee and BKC authorizing the BKC Franchisee to operate a BK Restaurant, as the same may be amended, renewed, or extended by BKC.

     BKC FRANCHISEES: Persons who operate BK Restaurants pursuant to BKC Franchise Agreements.

     BK RESTAURANTS: Burger King "fast food" restaurants, whether operated by BKC, an Affiliate of BKC, or a BKC Franchisee. "BK Restaurant" means any one of the BK Restaurants.

     BUSINESS DAY: Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of Texas shall not be regarded as a Business Day.

     CAPITAL ACCOUNT: The capital account established and maintained for each Partner pursuant to Section 5.05.

     CAPITAL CONTRIBUTION: Any property (including cash) contributed to the Partnership by or on behalf of a Partner.

     CARRYING VALUE: (a) With respect to a property contributed to the Partnership, the fair market value of such property at the time of contribution, reduced (but not below zero) by all deductions for depreciation, amortization, cost recovery, and expense in lieu of depreciation debited to the Capital Accounts of Partners pursuant to Section 5.05(a) with respect to such property as of the time of determination, and (b) with respect to any other property, the Adjusted Basis of such property as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.05(c) and 5.05(d), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership properties, as deemed to be necessary or appropriate by the Managing General Partner.

     CERTIFICATE OF LIMITED PARTNERSHIP: The Certificate of Limited Partnership, and any and all amendments thereto, filed on behalf of the Partnership with the Recording Office as required under the Delaware RULPA.

     CLOSING: The "closing time" as defined in the Underwriters Purchase Agreement.

     CLOSING DATE: The date on which the Closing occurs.

     CODE: The Internal Revenue Code of 1986, as amended to date and hereafter amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     COMMISSION: The Securities and Exchange Commission.

     CONTRIBUTED PROPERTY: Each Contributing Partner's interest in each property (or interest therein), or other consideration, but excluding cash and cash equivalents, contributed directly or indirectly to the Partnership by such Contributing Partner (or deemed contributed to the Partnership upon termination thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.05(d), such Property shall no longer constitute a Contributed Property for purposes of Section 6.03(b), but shall be deemed an Adjusted Property for such purposes.

     CONTRIBUTING PARTNER: Each Partner contributing directly or indirectly (or deemed to have contributed upon termination of the Partnership pursuant to
Section 708 of the Code) a Contributed Property to the Partnership in exchange for a Partnership Interest.

     DATE OF DELIVERY: The "date of delivery," as defined in the Underwriters Purchase Agreement.

     DELAWARE RULPA: The Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. tit. 6 Section 17-101 ET SEQ.), as amended to date and as it may be amended from time to time hereafter, and any successor to such Act.

     DEPARTING PARTNER: A General Partner who has withdrawn or been removed pursuant to Section 13.01 as of the effective date of the withdrawal or removal of such General Partner.

     EFFECTIVE DATE: The date as of which the Managing General Partner and the Limited Partner execute this Agreement.

     EXCHANGE ACT: Securities Exchange Act of 1934, as amended, and the regulations of the Commission promulgated thereunder.

     FISCAL YEAR: The fiscal year of the Partnership for financial accounting purposes, and for federal, state, and local income tax purposes, which shall be the calendar year unless changed by the Managing General Partner in accordance with Section 10.03.

     GENERAL PARTNERS: The Managing General Partner and any Substituted General Partners. "General Partner" means one of the General Partners.

     INDEPENDENT CONSULTANT: Agribusiness Associates, Inc., or in the event Agribusiness Associates, Inc., is unable or unwilling to advise the Managing General Partner on a particular matter or informs the Managing General Partner that it no longer is willing to serve as Independent Consultant, or in the event Agribusiness Associates, Inc., is terminated as the Independent Consultant in accordance with Section 8.10(b), any substitute consultant selected by the Managing General Partner in accordance with Section 8.10(b).

     INITIAL PUBLIC OFFERING: The initial public offering of Units, as more fully described in the Registration Statement.

     INITIAL UNIT PRICE: Twenty Dollars ($20).

     INVESTORS PARTNERSHIP AGREEMENT: The second amended and restated limited partnership agreement, dated concurrently herewith, pursuant to which the Limited Partner was organized and is existing, as it may be further amended or supplemented from time to time.

     LIMITED PARTNER: U.S. Restaurant Properties Master L.P., a Delaware limited partnership (formerly Burger King Investors Master L.P.), which was formed concurrently with the Partnership.

     LIQUIDATING TRUSTEE: The Managing General Partner, unless the dissolution of the Partnership is caused by the withdrawal, bankruptcy, removal, or dissolution of the Managing General Partner, in which event the Liquidating Trustee shall be the Person or Persons selected pursuant to
Section 14.05.

     MANAGING GENERAL PARTNER: QSV, or any successor appointed pursuant to Sections 11.02, 13.01, or 14.03, as the case may be.

     NASDAQ: The National Association of Securities Dealers Automated Quotations System.

     NATIONAL SECURITIES EXCHANGE: An exchange registered with the Commission under Section 6(a) of the Exchange Act.

     NONRECOURSE DEDUCTIONS: The meaning ascribed to it in Treasury Regulations
Section 1.704-2(b)(1).

     OPINION OF INDEPENDENT COUNSEL: A written opinion of the law firm of Gibson, Dunn & Crutcher or other nationally recognized counsel designated by or acceptable to the Managing General Partner, in its sole and absolute discretion.

     ORIGINAL AGREEMENT: The Agreement of Limited Partnership of Burger King Operating Limited Partnership, dated as of December 10, 1985, entered into by and among the General Partner, BKC and the Limited Partner.

     OTHER RESTAURANT PROPERTIES: Those certain restaurant properties, other than Restricted Restaurant Properties, in which the Partnership acquires an interest after the Effective Date, whether consisting of land to be held in fee simple or as a leasehold and any improvements thereon (including all real property and certain personal property associated therewith), together with (i) any other properties acquired pursuant to Section 7.02(v) with respect to such properties, (ii) any properties adjacent to such properties, (iii) any buildings, improvements, or other structures situated on such properties, and
(iv) any further right, title or interest acquired in such properties. "Other Restaurant Property" means any one of the Other Restaurant Properties.

     PARTNER: A General Partner or the Limited Partner. "Partners" means the General Partners and the Limited Partner.

     PARTNER MINIMUM GAIN: The meaning ascribed to it in Treasury Regulations
Section 1.704-2(i)(2).

     PARTNER NONRECOURSE DEBT: The meaning ascribed to it in Treasury Regulations Section 1.704-2(b) (4).

     PARTNER NONRECOURSE DEDUCTIONS: The meaning ascribed to it in Treasury Regulations Section 1.704-2(i) (2).

     PARTNERSHIP: The limited partnership created by this Agreement and any successor partnership thereto continuing the business of the Partnership which is a reformation or reconstitution of the partnership governed by this Agreement.

     PARTNERSHIP ASSETS: All assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by the Partnership.

     PARTNERSHIP INTEREST: As to any Partner, all of the interests of that Partner in the Partnership, including, without limitation, such Partner's (i) right to a distributive share of the profits and losses of the Partnership, (ii) right to a distributive share of Partnership Assets, and
(iii) right, if a General Partner, to participate in the management of the business and affairs of the Partnership.

     PARTNERSHIP MINIMUM GAIN: The meaning ascribed to it in Treasury Regulations Section 1.704-2(b)(2).

     PERSON: Any individual, corporation, association, partnership, joint venture, trust, estate, or other entity or organization.

     PRICE INDEX: The Consumer Price Index for Urban Wage Earners and Clerical Workers, all items, All Urban, Base 1967 = 100, issued by the Bureau of Labor Statistics of the U.S. Department of Labor; provided, however, that if such Consumer Price Index shall be discontinued with no successor or comparable consumer price index, the Managing General Partner, in its sole and absolute discretion, shall designate a substitute formula.

     PRIMARY LEASE: A lease, whether now existing or hereafter entered into, pursuant to which the Partnership, as the lessee (either in its own name or as an assignee of BKC pursuant to the Real Estate Purchase Agreement or otherwise), holds the right to occupy and use a Restaurant Property or any portion thereof.

     QSV: QSV Properties Inc., a Delaware corporation.

     REAL ESTATE PURCHASE AGREEMENT: The amended and restated Purchase and Sale Agreement entered into concurrently with the execution of the Amended Agreement by and between the Partnership, as purchaser, and BKC, as seller, pursuant to which the Partnership purchased from BKC, and BKC sold to the Partnership, certain of the Restaurant Properties.

     RECAPTURE INCOME: Any gain recognized by the Partnership (but computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership that does not constitute capital gain for federal income tax purposes because such gain represents the recapture of deductions previously taken with respect to such property or assets (determined without regard to Code Section 291(a)(1)).

     RECORDING OFFICE: The Secretary of State of the State of Delaware.

     REGISTRATION STATEMENT: The Registration Statement on Form S-11 filed by the Limited Partner with the Commission under the Securities Act to register the offering and sale of Units in the Initial Public Offering, as the same may be amended from time to time.

     RESTAURANT PROPERTIES:   Restricted Restaurant Properties and Other
Restaurant Properties. "Restaurant Property" means any one of the Restaurant Properties.

     RESTRICTED RESTAURANT PROPERTIES: Those certain restaurant properties, consisting of the land in which the Partnership holds fee simple title or a leasehold interest and the improvements thereon (including all real property and certain personal property associated therewith), (a) held as of the Effective Date or (b)if (and so long as) a BK Restaurant is located thereon, acquired after the Effective Date, together with (i) any other properties acquired pursuant to Section 7.02(v) with respect to such properties after the Effective Date, (ii) any properties adjacent to such properties that are acquired by the Partnership after the Effective Date, (iii) any buildings, improvements, or other structures situated on such properties after the Effective Date, and (iv) any further right, title or interest acquired in such properties after the Effective Date (including, without limitation, fee title Acquired pursuant to Section 8.12). "Restricted Restaurant Property" means any one of the Restricted Restaurant Properties.

     SECTION 754 ELECTION: An election under Section 754 of the Code relating to the adjustment of Adjusted Basis of Partnership Assets, as provided in Sections 734 and 743 of the Code.

     SECURITIES ACT: Securities Act of 1933, as amended, and the regulations of the Commission promulgated thereunder.

     SPECIAL ALLOCATIONS: The special allocations of items of income, gain, deduction and loss pursuant to Sections 6.02(c) and (d).

     SPECIAL GENERAL PARTNER: BKC, in such capacity prior to the Effective Date.

     SUBSTITUTED GENERAL PARTNER: A Person who is admitted to the Partnership as an additional or successor General Partner in accordance with Section 12.01.

     "SUCCESSOR POLICY": The "successor policy" of BKC relating to the extension and/or renewal of BKC Franchise Agreements with BKC Franchisees, which policy, in connection with such extensions and/or renewals, makes provision for replacing, reconstructing, expanding, and/or otherwise improving BK Restaurants. All references are to the "Successor Policy" as in effect on the date hereof, as the same may be modified, amended, supplemented, superseded, or replaced by BKC from time to time in its sole and absolute discretion.

     TERMINATION DATE: December 31, 2035.

     TPC: The Pillsbury Company, a Delaware corporation and the owner on the date of the Amended Agreement of all of the issued and outstanding stock of BKC.

     TREASURY REGULATIONS: The Income Tax Regulations promulgated under the Code, as hereafter amended. Any reference herein to a specific section or sections of specific Treasury Regulations shall be deemed to include a reference to any corresponding provision of future Treasury Regulations.

     UNDERWRITERS: Those underwriting firms listed in the Underwriters Purchase Agreement or in an exhibit or schedule thereto that purchased Units distributed in the Initial Public Offering in accordance with the terms of the Underwriters Purchase Agreement.

     UNDERWRITERS PURCHASE AGREEMENT: That agreement entered into prior to the Closing Date by and among the Partnership, the Limited Partner, BKC, and the Underwriters with respect to tide purchase of certain Units by the Underwriters in connection with the Initial Public Offering.

     UNIT: A unit representing an equal undivided interest in an interest in the Limited Partner.

     UNIT PRICE: As of any date of determination: (i) if the Units are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale prices per Unit regular way or, in case no such reported sale takes place on any such day, the average of the last reported bid and asked prices per Unit regular way, in either case on the principal National Securities Exchange on which the Units are listed or admitted to trading, for the five (5) trading days immediately preceding the date of determination; (ii) if the Units are not listed or admitted to trading on a National Securities Exchange but are quoted by NASDAQ, the average of the last reported sales prices per Unit regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted, the average of the closing bid prices per Unit, for the five (5) trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the Managing General Partner for such purpose, if such Bureau is not at the time furnishing quotations; or (iii) if the Units are not listed or admitted to trading on a National Securities

Exchange or quoted by NASDAQ, an amount equal to the fair market value of a Unit as of such date of determination, as determined by the Managing General Partner using any reasonable method of valuation.

     UNREALIZED GAIN: The excess, if any, of the fair market value of a Partnership Asset as of the date of determination over the Carrying Value of the Partnership Asset as of such date of determination.

     UNREALIZED LOSS: The excess, if any, of the Adjusted Basis of a Partnership Asset as of the date of determination over the fair market value of such Partnership Asset as of the date of determination.

     WORKING CAPITAL RESERVE: The reserve for working capital established by the Managing General Partner pursuant to Section 7.05.

                                   ARTICLE II

                       FORMATION; NAME; PLACE OF BUSINESS

2.01.     FORMATION OF PARTNERSHIP; CERTIFICATE OF LIMITED PARTNERSHIP.

          The General Partner, BKC and the Limited Partner agreed to continue the limited partnership formed as of December 10, 1985, pursuant to the provisions of the Delaware RULPA and the terms and conditions of the Original Agreement and the Amended Agreement. Promptly after the execution of the Original Agreement, the Managing General Partner, in accordance with the Delaware RULPA, filed with the Recording Office the Certificate of Limited Partnership. Subsequently, the Managing General Partner, in accordance with the Delaware RULPA, filed with the Recording Office an amendment to the Certificate of Limited Partnership regarding the withdrawal of BKC as the Special General Partner and the change in name of the Partnership. If the laws of any jurisdiction in which the Partnership transacts business so require, the Managing General Partner also shall file with the appropriate office in that jurisdiction a copy of the Certificate of Limited Partnership and any other documents necessary for the Partnership to qualify to transact business in such jurisdiction and shall use its best efforts to file with the appropriate office in that jurisdiction a copy of the Certificate of Limited Partnership and any other documents necessary to establish and maintain the Limited Partner's limited liability in such jurisdiction. The Partners further agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Limited Partnership as may be required, either by the Delaware RULPA, by the laws of a jurisdiction in which the Partnership transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the Partnership as a limited partnership under the Delaware RULPA.

2.02.     NAME OF PARTNERSHIP.

          The name under which the Partnership shall conduct its business is U.S. Restaurant Properties Operating L.P. The business of the Partnership may be conducted under any other name deemed necessary or desirable by the Managing General Partner, in its sole and absolute discretion, except that such other name may not include the surname of any Limited Partner unless such surname is also the name or surname of the Managing General Partner. The words "Limited Partnership" shall be included in the name of the Partnership where necessary for complying with the laws of any jurisdiction that so requires. The Managing General Partner (and, if necessary, all other General Partners) promptly shall execute, file, and record any assumed or fictitious name certificates required by the laws of Delaware or any other state in which the Partnership transacts business, and shall publish such certificates or other statements or certificates as are required by the laws of Delaware or any other state in which the Partnership transacts business.

2.03.     PLACE OF BUSINESS.

          The principal place of business of the Partnership on the date hereof is located at 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230. The Managing General Partner may hereafter change the principal place of business of the Partnership to such other place or places within the United States as the Managing General Partner may determine from time to time, in its sole and absolute discretion, provided that the Managing General Partner shall, if necessary, amend the Certificate of Limited Partnership in accordance with applicable requirements of the Delaware RULPA. The Managing General Partner may, in its sole and absolute discretion, establish and maintain such other offices and additional places of business of the Partnership, either within or without the State of Delaware, as it deems appropriate.

2.04.     REGISTERED OFFICE AND REGISTERED AGENT.

          The street address of the registered office of the Partnership shall be at 1209 Orange Street, Wilmington, Delaware 19801, and the Partnership's registered agent at such address shall be The Corporation Trust Company.

                                   ARTICLE III

                          PURPOSES, NATURE OF BUSINESS,
                            AND POWERS OF PARTNERSHIP

3.01.     PURPOSES AND BUSINESS.

     The purposes of the Partnership shall be (a) to invest in, acquire, own, hold a leasehold interest m, manage, maintain, operate, lease, sublease, improve, finance, reconstruct, sell, exchange, franchise and otherwise dispose of Restaurant Properties and Ancillary Property, whether itself, through other Persons or otherwise; and (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes. The Partnership shall not engage in any business or activity except as set forth above without the written consent of the Partners.

3.02.     POWERS.

          The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, the following:

          (a) To borrow money and issue evidences of indebtedness, and to secure the same by mortgages, deeds.of trust, security interests, pledges, or other liens on all or any part of the Partnership Assets;

          (b) To secure and maintain insurance against liability or other loss with respects to the activities and assets of the Partnership (including, without limitation, insurance against liabilities under Section 7.10);

          (c) To employ or retain such persons as may be necessary or appropriate for the conduct of the Partnership's business, including permanent, temporary, or part-time employees and independent attorneys, accountants, consultants, and contractors;

          (d) To acquire, own, hold a leasehold interest in, maintain, use, lease, sublease, manage, operate, sell, exchange, transfer, or otherwise deal in assets and property as may be necessary or convenient for the purposes and business of the Partnership;

          (e) To incur expenses and to enter into, guarantee, perform, and carry out contracts or commitments of any kind, to assume obligations, and to execute, deliver, acknowledge, and file documents in furtherance of the purposes and business of the Partnership;

          (f) To pay, collect, compromise, arbitrate, litigate, or otherwise adjust, contest, or settle any and all claims or demands of or against the Partnership;

          (g) To invest in interest-bearing accounts and short-term investments, including, without limitation, obligations of Federal, state, and local governments and their agencies, mutual funds (including money market funds), commercial paper, time deposits, and certificates of deposit of commercial banks, savings banks, or savings and loan associations; and

          (h) To engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes and business of the Partnership, so long as said activities and obligations may be lawfully engaged in or performed by a limited partnership under the Delaware RULPA.


                                   ARTICLE IV

                               TERM OF PARTNERSHIP

4.01.     TERM.

          The Partnership commenced on the date upon which the Certificate of Limited Partnership was duly filed with the Recording Office pursuant to Section
2.01 and shall continue until the Termination Date unless dissolved and liquidated before the Termination Date in accordance with the provisions of
Article XIV.

                                    ARTICLE V

                                     CAPITAL

5.01.     CAPITAL CONTRIBUTIONS OF MANAGING GENERAL PARTNER.

          (a) INITIAL CONTRIBUTION. Concurrently with the execution of the Original Agreement, the Managing General Partner made a Capital Contribution in the amount of One Thousand Dollars ($1,000) in cash.

          (b) ADDITIONAL CONTRIBUTION. Concurrently with the Closing (and, in the case of the over-allotment option described in Section 5.03(b), concurrently with the Date of Delivery), the Managing General Partner contributed to the Partnership an amount equal to the excess of (i) one percent (1%) of the Capital Contribution of the Limited Partner pursuant to Section

5.03(b) (including any proceeds received in connection with the over-allotment option), over (ii) One Thousand Dollars ($1,000).

5.02.     CAPITAL CONTRIBUTIONS OF SPECIAL GENERAL PARTNER.

          (a) INITIAL CONTRIBUTION. Concurrently with the execution of the Original Agreement, BKC, as Special General Partner, made a Capital Contribution in the amount of One Thousand Dollars ($1,000) in cash.

          (b) ADDITIONAL CONTRIBUTION. Concurrently with the Closing (and, in the case of the over-allotment option described in Section 5.03(b), concurrently with the Date of Delivery), BKC, as Special General Partner, contributed to the Partnership an amount equal to the excess of (i) one one-hundredth of one percent (0.01 %) of the Capital Contribution of the Limited Partner pursuant to
Section 5.03(b) (including any proceeds received in connection with the over-allotment option), over (ii) One Thousand Dollars ($1,000).

          (c) WITHDRAWAL. Effective as of November 30, 1994, BKC withdrew as a General Partner pursuant to Section 13.01. The Partnership paid BKC not more than $8,000 for BKC's right to receive the fair market value of its former Partnership Interest in Units as contemplated under Section 13.03.

5.03.     CAPITAL CONTRIBUTIONS OF LIMITED PARTNER.

          (a) INITIAL CONTRIBUTION. Concurrently with the execution of the Original Agreement, the Limited Partner made a Capital Contribution in the amount of One Hundred Dollars ($100) in cash.

          (b) ADDITIONAL CONTRIBUTION. Pursuant to the Underwriters Purchase Agreement, the Underwriters purchased Units from the Limited Partner in connection with the Initial Public Offering, as more fully described in the Registration Statement. Concurrently with the Closing, each Underwriter contributed to the Limited Partner, in exchange for that number of Units designated in the Underwriters Purchase Agreement to be purchased by each such Underwriter, cash in an amount equal to the product of the Initial Unit Price multiplied by the number of Units designated in the Underwriters Purchase Agreement to be purchased by each such Underwriter. In addition, on the Date of Delivery, in the case of the Underwriters exercise of the option granted to them in the Underwriters Purchase Agreement to acquire certain additional Units, in addition to the Units to be purchased at the Closing, to cover over-allotments, each Underwriter who exercised such option contributed to the Limited Partner, in exchange for that number of Units designated by the Underwriters Purchase Agreement to be purchased by such Underwriter pursuant to the exercise of such option, cash in an amount equal to the product of the Initial Unit Price multiplied by the number of Units purchased by each such Underwriter pursuant to the exercise of such option. The Limited Partner also received contributions from its general partners in an amount equal to one and two one-hundredths of one percent (1.02%) of the Aggregate Offering Proceeds (including any proceeds received in connection with the over-allotment option) concurrently with the Closing and the Date of Delivery, as the case may be. Concurrently with the Closing (and in the case of the over-allotment option described above, concurrently with the Date of Delivery), the Limited Partner contributed to the Partnership the excess of
(i) the sum of the amount of the Aggregate Offering Proceeds and the capital contributions received by the Limited Partner from its general partners, over
(ii) One Hundred Dollars ($100).

5.04.     ADDITIONAL ISSUANCES OF PARTNERSHIP INTERESTS AND CAPITAL
          CONTRIBUTIONS.

          (a) No Partnership Interests except those Interests issued by the Partnership pursuant to Sections 5.01, 5.02 and 5.03 shall be offered for sale or issued by the Partnership.

          (b) No Partner shall be required to make any Capital Contribution except as specifically set forth in Sections 5.01, 5.02, 5.03, or 5.06(b).

5.05.     CAPITAL ACCOUNTS.

          (a) A separate Capital Account shall be established and maintained for each Partner. The Capital Account of each Partner shall be (i) credited with (A) the cash and the initial Carrying Value of any property (net of liabilities secured by such Contributed Property that the Partnership is considered to assume or take subject to under Section 752 of the Code) contributed to the Partnership by such Partner, and (B)all items of Partnership income or gain (including income or gain exempt from tax) computed in accordance with Section 5.05(b) and allocated to such Partner pursuant to Article VI, and shall be (ii) debited with (A) all items of Partnership deduction and loss computed in accordance with Section 5.05(b) and allocated to such Partner pursuant to Article VI, and (B)all cash and the fair market value of any property (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752) distributed by the Partnership to such Partner pursuant to Article VI. Notwithstanding anything to the contrary contained herein, the Capital Account of a Partner shall be determined in all events solely in accordance with the rules set forth in Treasury Regulations
Section 1.704-1(b)(2)(iv), as the same may be amended or revised from time to time. Any references in this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

          (b) For purposes of computing the amount of any item of income, gain, deduction, or loss to be reflected in Capital Accounts, the determination, recognition, and classification of each such item shall be the same as its determination, recognition, and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

          (i)  In accordance with the requirements of Treasury Regulations
     Section 1.704-1(b)(2)(iv)(g), any deductions for depreciation, cost recovery, or amortization, attributable to a Partnership Asset contributed to the Partnership shall be determined as if the Adjusted Basis of such Partnership Asset on the date it was acquired by the Partnership were equal to the Carrying Value of such Partnership Asset as of such date. Upon an adjustment pursuant to Section 5.05(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the Adjusted Basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B)using a predetermined rate of depreciation, cost recovery or amortization derived from the same method for useful life as is applied for federal income tax purposes. As a result, the amount of depreciation, cost recovery or amortization deductions computed for purposes of this Section 5.05(b) with respect to any Adjusted Property shall bear the same relationship to the Carrying Value of such property as the depreciation, cost recovery or amortization computed for federal income tax purposes with respect to such property bears to the Adjusted Basis of such property. Solely for the purposes of this Section 5.05(b), depreciation, cost recovery or amortization deductions with respect to property with an Adjusted Basis of zero shall be at the rate which would apply for tax purposes if (I) in the case of Contributed Property, such property were placed in service on the date contributed, and (II) in the case of Adjusted Property, such property were placed in service on the date of adjustment required pursuant to Section
     5.05(d)(i) or 5.05(d)(ii), provided that if such Adjusted Property was Contributed Property, which was contributed with the tax basis of zero and such property is not fully depreciated for Capital
     Account purposes at the day of the adjustment, all deductions for depreciation, cost recovery or amortization of such property shall be derived from the method and useful life theretofore determined pursuant to clause (I) above;

          (ii) Any income, gain; or loss attributable to the taxable disposition of any Partnership Asset shall be determined by the Partnership as if the Adjusted Basis of such Partnership Asset as of such date of disposition were equal in amount to the Partnership's Carrying value with respect to such Partnership Asset as of such date;

          (iii) If the Partnership's Adjusted Basis in any depreciable property is reduced pursuant to Section 48(q) of the Code, then the amount of such reduction shall be treated as an expense for the year in which such reduction occurs and allocated to the Partners in the ratio in which depreciation with respect to such property is allocable. Any restoration of any such reduction in Adjusted Basis shall be allocated to the Partners to whom the expense was chargeable;

          (iv) Immediately prior to the distribution of any Partnership Asset, any Unrealized Gain or Unrealized Loss attributable to such Partnership Asset shall, for purposes hereof, be deemed to be gain or loss recognized by the Partnership and shall be allocated among the Partners in accordance with Article VI. In determining such Unrealized Gain or Unrealized Loss, the fair market value of such Partnership Asset shall be determined pursuant to Section 8.08;

          (v) All fees and other expenses incurred (or treated as incurred) by the Partnership to promote the sale of (or to sell) interests in the Partnership that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item of deduction and shall be allocated among the Partners pursuant to
     Article VI; and

          (vi) Except as otherwise provided in Treasury Regulations 1.707-1(b)(2)(iv)(m), the computation of all items of income, gain, loss, and deduction shall be made without regard to any Section 754 Election that may be made by the Partnership, and as to those items described in Section 705(a)(l)(A) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not included in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

     (c) Generally, a transferee of a Partnership Interest will succeed to the Capital Account relating to the Partnership Interest transferred. However, if the transfer causes a termination of the Partnership under
Section 708(b)(1)(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners and deemed recontributed by such Partners in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to
Section 5.05 (d) (ii). The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 5.05.

     (d) (i) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Partnership Interests for cash or Contributed Property, the Capital Accounts of all Partners shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to the Partners, at such time, pursuant to Section 6.02). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of Partnership properties as of any date of determination shall be determined in the discretion of the Managing General Partner. The Carrying Values of all Partnership properties shall be adjusted to reflect their relative fair market values, as determined hereunder by the Managing General Partner in its sole and absolute discretion. Once the aggregate fair market value has been determined, the Managing General Partner shall allocate such aggregate value among the properties of the Partnership, in a manner it deems reasonable, to determine a fair market value for individual properties.

     (ii) In accordance with Treasury Regulation Section 1.704-i(b)(2)(iv)(f), immediately prior to the actual or deemed distribution of any Partnership property, the Capital Accounts of all Partners shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Section 6.02. In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of Partnership properties as of any date of determination shall be determined in the discretion of the Managing General Partner. The Managing General Partner shall allocate such aggregate market value among the properties of the Partnership, in a manner it deems reasonable, to determine a fair market value for individual properties.

5.06. NEGATIVE CAPITAL ACCOUNTS.

     (a) Except to the extent provided in Section 5.06(b), and except to the extent that the Partners are required to make Capital Contributions under Sections 5.01, 5.02, and 5.03, no Partner shall be required to pay to the Partnership or any other Partner any deficit balance which may exist from time to time in such Partner's Capital Account.

     (b) Notwithstanding the foregoing, if any General Partner has a deficit balance in its Capital Account following the liquidation of its Partnership Interest, as determined after taking into account all Capital Account adjustments for the Partnership Fiscal Year during which such liquidation occurs, it is unconditionally obligated to restore the amount of such deficit or negative balance to the Partnership by the end of such Fiscal Year (or, if later, within 90 days after the date of such liquidation), which such amount shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances.

5.07.     NO INTEREST ON AMOUNTS IN CAPITAL ACCOUNT.

     No Partner shall be entitled to receive any interest on its outstanding Capital Account balance.

5.08. ADVANCES TO PARTNERSHIP.

     If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner or entitle such Partner to any increase in its Percentage Interest (as defined in Article VI). The amounts of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made.

5.09.     LIABILITY OF LIMITED PARTNER.

     Except as provided in the Delaware RULPA and Section 7. 10(e): (a) the Limited Partner shall not be personally liable for any debts, liabilities, contracts, or obligations of the Partnership; (b) the Limited Partner shall be liable only to make payments of such Limited Partner's Capital Contribution pursuant to Section 5.03; and (c) after the Limited Partner's Capital Contribution shall be fully paid, the Limited Partner shall not be required to make any further Capital Contributions or to lend any funds to the Partnership.

5.10.     RETURN OF CAPITAL.

     Except upon the dissolution of the Partnership or as otherwise specifically provided in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of the Capital Account or Capital Contributions of such Partner.

                                   ARTICLE VI

                        ALLOCATION OF PROFITS AND LOSSES;
                 DISTRIBUTIONS OF CASH FLOW AND CERTAIN PROCEEDS

6.01.     CERTAIN DEFINITIONS.

     (a)  "CASH FLOW" shall mean and refer to the sum of the following:

          (i) the taxable income (or loss) of the Partnership for federal income tax purposes as shown on the books of the Partnership for the period for which such determination is being made, excluding taxable income or gain or loss for Capital Transactions (as defined in Section 6.01(b)); increased by (A) the amount of cost recovery or depreciation deductions or amortization or similar deductions in lieu thereof deductible by the Partnership in computing such taxable income and any other non-cash accruals deductible in determining federal taxable income or loss for such period, and (B) any non-taxable income or receipts of the Partnership for such period (including, without limitation, any amounts received during such period that were included in taxable income in a prior period) except
     (1) Capital Contributions to the Partnership pursuant to Article V and (2) the proceeds of any loans to the Partnership, and reduced by (AA) payments from the sum of the foregoing upon the principal of any loans to the Partnership, (BB) expenditures from the sum of the foregoing for the acquisition, improvement, or replacement of property (including, without limitation, expenditures in connection with BKC's "Successor Policy" pursuant to Section 8.06,), the financing of tenants or other reinvestment or use in the business of the Partnership (all as determined by the Managing General Partner in its sole and absolute discretion) not financed through Capital Contributions to the Partnership, loans to the Partnership, or any reserves previously set aside by the Partnership for such purposes, and for the payment of items attributable to the acquisition, improvement, or replacement of property which are not deductible in determining federal taxable income when paid, (CC) any amounts including gross income for such period that were not received by the Partnership during such period, and
     (DD) transfers from the sum of the foregoing to reserves for the acquisition, improvement, or replacement of property, for the repayment of loans and other indebtedness, for security deposits or other necessary escrows or deposits, to meet anticipated expenses, and/or for other reinvestment or use as the Managing General Partner shall deem to be necessary or advisable in its sole and absolute discretion (including, without limitation, the Working
     Capital Reserve established pursuant to Section 7.05 and any reserves established by the Managing General Partner either to implement BKC's "Successor Policy" pursuant to Section 8.06, to acquire title to any Restaurant Property subject to a Primary
     Lease pursuant to section 8. 12, or to set aside cash for the purpose of making future distributions of Cash Flow to the Partners consistent with a policy of avoiding fluctuations in the amount of quarterly distributions of Cash Flow to the extent practicable); plus

          (ii) any other funds (including amounts previously set aside as reserves by the Managing General Partner if and to the extent the Managing General Partner no longer regards such reserves as reasonably necessary in the efficient conduct of the business of the Partnership) deemed available for distribution and designated as Cash Flow by the Managing General Partner.

     The Managing General Partner shall determine, in its sole and absolute discretion, whether funds are derived from or financed through a particular source or used for a particular purpose for purposes of determining Partnership Cash Flow for any period. In determining the Cash Flow for any quarterly period within a Fiscal Year, the Managing General Partner shall have the authority to apportion expenses and revenues of the Partnership among quarterly periods within the Fiscal Year in any reasonable manner consistent with the principles applied m determination of the Partnership's taxable income or loss, as the case may be, for such Fiscal Year.

     (b) "CAPITAL TRANSACTION" means an "Interim Capital Transaction" or a "Terminating Capital Transaction," as the case may be. An "Interim Capital Transaction" shall refer to (i) a transaction pursuant to which the Partnership borrows funds, (ii) a sale, condemnation, exchange, abandonment, casualty not followed by reconstruction, or other disposition, whether by foreclosure or otherwise, of a portion (but less than substantially all) of the Partnership Assets, or (iii) an insurance recovery or any other transaction which, in accordance with generally accepted accounting principles, is considered capital in nature, but which is not a Terminating Capital Transaction. Notwithstanding the foregoing, no transaction shall be considered to be an Interim Capital Transaction for purposes of this Agreement if the "net proceeds" thereof ("net proceeds" shall mean the proceeds received by the Partnership after the payment of all costs and expenses of any kind or nature incurred by the Partnership in connection with such transaction) are not material in amount and, in such instance, any proceeds attributable to such transaction shall be included in computing Cash Flow. A "Terminating Capital Transaction" shall refer to any sale, condemnation, exchange, abandonment, or other disposition, whether by foreclosure or otherwise, of all or substantially all of the then remaining Partnership Assets and/or any other transaction which will result in a dissolution and liquidation of the Partnership. Any sale or other disposition of any Partnership Assets in connection with the dissolution and liquidation of the Partnership pursuant to Article XIV shall be considered a "Terminating Capital Transaction" for purposes of this Article VI.

     (c) "NET PROCEEDS OF A CAPITAL TRANSACTION" means the proceeds received by the Partnership in connection with a Capital Transaction, after
(i) the payment of all costs and expenses of any kind or nature incurred by the Partnership in connection with such Capital Transaction, (ii) the utilization of any such proceeds in connection with the discharge of debts and other obligations of the Partnership required or intended (as determined by the Managing General Partner, in its sole and absolute discretion) to be discharged with the proceeds of such Capital Transaction, (iii) the retention of such proceeds or a portion thereof in connection with creation of or addition to the Working Capital Reserve established pursuant to Section 7.05 or the acquisition, improvement or replacement of property, the financing of tenants or reinvestment or other use in the business of the Partnership (all as determined by the Managing

General Partner, in its sole and absolute discretion), (iv) the retention of such proceeds or a portion thereof in connection with the creation of or addition to any reserves established by the Managing General Partner to provide for any amounts required to be paid by the Partnership either pursuant to Section 8.06 in connection with the "Successor Policy," pursuant to Section 8. 12 in connection with the purchase of title to any Restricted Restaurant Property subject to a Primary Lease or for other reinvestment or use, all as the Managing General Partner shall deem necessary or advisable in its sole and absolute discretion. In the event the proceeds of any Interim Capital Transactions are to be paid in more than one installment, then each such installment shall be treated as a separate Interim Capital Transaction for purposes of this Article VI.

     (e) "PERCENTAGE INTERESTS" of the Managing General Partner and the Limited Partner are as follows:

          Managing General Partner - 0.99 percent (0.99%)
          Limited Partner - 99.01 percent (99.01%)

6.02.     ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES.

     For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the following allocations shall be made:

     (a) Each item of income, gain, loss and deduction of the Partnership for any taxable period during the term of this Agreement shall be allocated among the Partners, pro rata, in accordance with their respective Percentage Interests.

     (b) Notwithstanding the provisions of Section 6.02(a), in the event that any fees, interest, or other amounts paid to any of the General Partners pursuant to this Agreement, or any agreement between the Partnership and any General Partner providing for the payment of such amount, and deducted by the Partnership in reliance on Sections 701(a) and/or 707(c) of the Code, are disallowed as deductions to the Partnership on its federal income tax return and are treated as Partnership distributions, then there shall be allocated to the General Partner to which such fees, interest, or other amounts were paid, prior to the allocations pursuant to Section 6.02(a) hereof, an amount of Partnership income for the year in which such fees, interest, or other amounts were paid, equal to the amount of such fees, interest, or other amounts that are treated as Partnership distributions.

     (c) SPECIAL ALLOCATIONS. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:

          (i) Notwithstanding any other provision of this Section 6.02, if there is a net decrease in Partner Minimum Gain during any taxable year or other period for which allocations are made, each Partner will be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in accordance with the requirements of Treasury Regulations Section 1.704-2(i)(4). This Section 6.02(c)(i) is intended to comply with the minimum gain charge-back requirements of Treasury Regulations Section 1.704-2(i) (4).

          (ii) Notwithstanding any other provision of this Section 6.02, if there is a net decrease in Partnership Minimum Gain during any taxable year or other period for which allocations are made, each Partner will be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in accordance with the requirements of Treasury Regulations Section 1.704-2(f). This

     Section 6.02(c) (ii) is intended to comply with the minimum gain charge-back requirements of Treasury Regulations Section 1.704-2(f).

          (iii) Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Partners in proportion to their respective Percentage Interests.

          (iv) Any Partner Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

          (v) To the extent an adjustment to the adjusted tax basis of any Partnership asset under Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations
    Section 1.704-1(b)(2)(iv)(m).

          (vi) Notwithstanding any other provision of this Agreement, no allocation of any item of income, gain, loss or deduction will be made to a Partner if the allocation would not have "economic effect" under Treasury Regulations Section 1.704-1(b)(2)(ii) or otherwise would not be in accordance with the Partner's interest in the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(3). The General Partner will have the authority to reallocate any item in accordance with this
     Section 6.02(c) (vi).

     (d) CURATIVE ALLOCATIONS. The allocations set forth in Section 6.02(c) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Section 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the Managing General Partner is authorized to divide other allocations of items of income, gain, deduction and loss among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions would be divided among the Partners but for application of the Regulatory Allocations. In general, the reallocation will be accomplished by specially allocating other items of income, gain, deduction and loss, to the extent they exist, among the Partners so that the net amount of the Regulatory Allocations and the special allocations to each Partner is zero. However, the Managing General Partner will have discretion to accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Treasury Regulations.

     (e) MINIMUM ALLOCATIONS TO MANAGING GENERAL PARTNER. Notwithstanding anything in this Agreement (other than allocations contained in Section 6.02(d) required by Sections 704(b) and 704(c) of the Code) to the contrary, the interest of the Managing General Partner in each material item of Partnership income ,gain, deduction and loss shall equal at least .99% of each such item at all times during the existence of the Partnership.

6.03.     ALLOCATIONS FOR TAX PURPOSES.

     (a) Except as otherwise provided in this Section 6.03, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction has been allocated pursuant to Section 6.02.

     (b) In an attempt to eliminate any disparities between the Carrying Value and the Adjusted Basis of Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

          (i) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
     Section 704(c)(1) of the Code that takes into account the variation between the Carrying Value of such property and its Adjusted Basis at the time of contribution.

          (ii) In the case of an Adjusted Property, such items attributable thereto shall (A) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c)(1) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.05(d), and (B) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.03(b)(i).

          (iii) Except as otherwise provided in Section 6.03(b) (iv), in the case of all other properties, items of income, gain, loss and deduction attributable to such property shall be allocated among the Partners in accordance with Section 6.03(a).

          (iv) Any items of income, gain, loss or deduction otherwise allocable under Sections 6.03(a) or 6.03(b)(iii) shall be subject to allocation by the Managing General Partner in any reasonable manner designed to eliminate, to the maximum extent possible, any disparities between the Carrying Value and the Adjusted Basis in a Contributed Property or an Adjusted Property otherwise resulting from the application of the ceiling limitation (under Section 704(c)(1) of the Code or Section 704(c)(1) principles) to the allocations provided under Sections 6.03(b)(i) or 6.03(b)(ii).

     (c) To the extent of any Recapture Income resulting from the sale or other taxable disposition of Partnership Assets, the amount of any gain from such disposition allocated to (or recognized by) a Partner for federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such Partner (or its predecessors in interest) has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

     (d) All items of income, gain, loss and deduction recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof and all basis allocations shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership.

6.04.     ALLOCATION OF INCOME AND LOSS WITH RESPECT TO INTEREST TRANSFERRED.

     If any Partnership Interest is transferred during any taxable period, the share of Partnership items of income, gain, deduction or loss attributable to such interest for such taxable period shall be divided and allocated proportionately between the transferor and the transferee based upon the number of days during such taxable period for which each party was the holder of the Partnership Interest transferred.

6.05.     DISTRIBUTIONS OF CASH NOW.

     (a) ALLOCATION AND DISTRIBUTION. Cash Flow of the Partnership shall be determined for each calendar quarter of each Fiscal Year. Cash Flow as so determined shall be distributed in cash to the Partners, pro rata, in accordance with their respective Percentage Interests.

     (b) TIMING OF DISTRIBUTIONS. Cash Flow shall be distributed quarterly, within seventy-five (75) days after the end of each calendar quarter of a Fiscal Year, commencing with the calendar quarter ended March 31, 1986. The Partners agree that, within thirty (30) days after determination by the Partnership that an overpayment was made to any Partner for any Fiscal Year pursuant to this Section 6.05, such Partner shall repay, allow as a credit against future distributions, or make such other adjustments as may be appropriate to remedy such overpayment. Likewise, appropriate adjustment shall be made to remedy any underpayment.

6.06.     DISTRIBUTION OF PROCEEDS FROM INTERIM CAPITAL TRANSACTIONS.

     The Net Proceeds of an Interim Capital Transaction shall be distributed to the Partners, pro rata, in accordance with their respective Percentage Interests. Distributions pursuant to this Section 6.06 shall be made within seventy-five (75) days of the receipt of proceeds with respect to an Interim Capital Transaction.

6.07. DISTRIBUTION OF PROCEEDS FROM TERMINATING CAPITAL TRANSACTIONS; LIQUIDATION DISTRIBUTIONS.

     (a) The Net Proceeds of a Terminating Capital Transaction and any other remaining assets of the Partnership to be distributed to the Partners in connection with liquidation and dissolution of the Partnership pursuant to
Article XIV, after the payment of all debts, liabilities, and obligations of the Partnership in the manner provided in Section 14.05 hereof (including, without limitation, all amounts owing to the General Partners under this Agreement (other than this Article VI) or under any agreement between the Partnership and the General Partners entered into by the General Partners other than in their capacity as Partners in the Partnership), including, without limitation, the payment of expenses of liquidation of the Partnership, and the establishment of a reasonable reserve (including an amount estimated by the Managing General Partner to be sufficient to pay any amount reasonably anticipated to be required to be paid pursuant to Section
7. 10 hereof), shall be distributed to the Partners, pro rata, in proportion to the positive balances, if any, in their respective Capital Accounts.

     (b) Notwithstanding any provision in this Section 6.07 to the contrary, in the event that the Net Proceeds of the Terminating Capital Transaction are to be paid to the Partnership in more than one installment, each such installment (including any interest thereon) shall be allocated among the Partners in accordance with their respective "Installment Percentages." The "Installment Percentage" of each Partner shall be equal to (i) the aggregate amount of cash that would have been distributed to that Partner under Sections 6.07(a) and (b) had the Net Proceeds of the Terminating Capital Transaction been paid in one lump sum, divided by (ii) the total Net Proceeds that would have been distributed to all of the Partners under those Sections.

6.08.     TAXES WITHHELD.

     For purposes of this Agreement, any amount of taxes required to be withheld by the Partnership with respect to any amount distributable by the Partnership to any Partner shall be deemed to be a distribution or payment to such Partner and shall reduce the amount otherwise distributable to such Partner pursuant to this Agreement.

                                   ARTICLE VII

                                   MANAGEMENT

7.01.     MANAGEMENT AND CONTROL OF PARTNERSHIP.

     Except as otherwise expressly provided or limited by the provisions of this Agreement (including, without limitation, the provisions of Article
VIII), the Managing General Partner shall have full, exclusive, and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership, and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein. The Managing General Partner shall use reasonable efforts to carry out the purposes of the Partnership and shall devote to the management of the business and affairs of the Partnership such time as the Managing General Partner, in its reasonable discretion, shall deem to be reasonably required for the operation thereof. The Limited Partner shall have no authority, right, or power to bind the Partnership, or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership.in any manner whatsoever.

7.02.     POWERS OF MANAGING GENERAL PARTNER.

     Subject to the limitation of Section 7.03, which vests certain approval rights in the Limited Partner, and to the limitations and restrictions set forth in Article VIII, the Managing General Partner (acting on behalf of the Partnership) shall have the right, power, and authority, in the management of the business and affairs of the Partnership, to do or cause to be done any and all acts, at the expense of the Partnership deemed by the Managing General Partner to be necessary or appropriate to effectuate the business, purposes, and objectives of the Partnership. The power and authority of the Managing General Partner pursuant to this Agreement shall be liberally construed to encompass all acts and activities in which a partnership may engage under the Delaware RULPA. The power and authority of the Managing General Partner shall include, without limitation, the power and authority on behalf of the Partnership:

          (a) Upon consummation of the Closing, to cause the Partnership to acquire certain Restaurant Properties from BKC pursuant to the Real Estate Purchase Agreement, to cause the Partnership to pay to BKC the purchase price for such Restaurant Properties specified in the Real Estate Purchase Agreement, and to take all other actions and make all other decisions in connection with the acquisition of any Restaurant Properties by the Partnership from BKC as the Managing General Partner, in its sole and absolute discretion, shall deem necessary or appropriate;

          (b) To acquire, own, lease, sublease, manage, hold, deal in, control, or dispose of any interests or rights in personal property or real property, including interests in any Restaurant Property, whether realty or personalty, including, without limitation, the powers to sell, exchange, lease, sublease, mortgage, pledge, convey in trust, enter into joint ventures or partnerships respecting or otherwise hypothecate or dispose of all or any portion of any Restaurant Property or any other Partnership Asset or any interest therein; provided, however, that the use of any Restricted Restaurant Property and any sale or other disposition of any Restricted Restaurant Property shall be subject to the restrictions and limitations set forth in Sections 8.03 and 8.04;

          (c)  Subject to the restrictions and limitations set forth in Section
     8.03 but without limiting the generality of Section 7.02(b), to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge, or take any other action on behalf of the Partnership with respect to any Primary Lease (including, without limitation, to exercise any right of the Partnership under any Primary Lease to acquire title to a Restaurant Property pursuant to a right of first refusal) or any lease or sublease of a Restaurant Property whether to a BKC Franchisee or otherwise, or any provision thereof;

          (d)  Subject to the restrictions and limitations set forth in Sections
     8.03 and 8.04 hereof, to create, by grant or otherwise, easements, servitudes, rights-of-way, and other rights in and to any Restaurant Property;

          (e) To alter, improve, expand, repair, raze, replace, or reconstruct a Restaurant Property; provided, however, that any improvement, expansion, replacement, or reconstruction of a Restaurant Property pursuant to the "Successor Policy" of BKC as then in effect (as further described in Section 8.06) shall be subject to the terms and conditions of Section 8.06;

          (f)  Subject to the restrictions and limitations set forth in Sections
     8.03 and 8.04, to let or lease, or sublet or sublease, any Restaurant Property for any period, and for any purpose;

          (g) To apply proceeds of any sale, exchange, mortgage, pledge, or other disposition of any Restaurant Property or any other Partnership Asset to payment of liabilities of the Partnership and to pay, collect, compromise, arbitrate, or otherwise adjust any and all other claims or demands of or against the Partnership or to hold such proceeds against the payment of contingent liabilities, known or unknown;

          (h) To maintain or cause to be maintained records of all rights and interests acquired or disposed of by the Partnership, all correspondence relating to the business of the Partnership, and the original records (or copies on such media as the Managing General Partner may deem appropriate) of all statements, bills, and other instruments furnished the Partnership in connection with its business;

          (i) To maintain records and accounts of all operations and expenditures, make all filings and reports required under applicable rules and regulations of any governmental department, bureau, or agency, any securities exchange, and any automated quotation system of a registered securities association, and furnish the Partners with all necessary United States federal, state, or local income tax reporting information or such information with respect to any other jurisdiction;

          (j) To purchase and maintain (either directly or through participation under insurance contracts purchased and maintained by any Affiliate), in its sole and absolute discretion and at the expense of the Partnership, liability, indemnity, and any other insurance (including, without limitation, errors and omissions insurance and insurance to cover the obligations of the Partnership under Section 7.10), sufficient to protect the Partnership, the General Partners, their officers, directors, employers, agents, and Affiliates, or any other Person, from those liabilities and hazards which may be insured against in the conduct of the business and in the management of the business and affairs of the Partnership;

          (k) To make, execute, assign, acknowledge, and file on behalf of the Partnership any and all documents or instruments of any kind which the Managing General Partner may deem necessary or appropriate in carrying out the purposes and business of the Partnership, including, without limitation, powers of attorney, agreements of indemnification, sales contracts, deeds, options, loan obligations, mortgages, deeds of trust, notes, documents, or instruments of any kind or character, and amendments thereto. Any person, firm, or corporation dealing with the Managing General Partner shall not be required to determine or inquire into the authority or power of the Managing General Partner to bind the Partnership or to execute, acknowledge, or deliver any and all documents in connection therewith;

          (l) To borrow money or to obtain credit in such amounts, on such terms and conditions, and at such rates of interest and upon such other terms and conditions as the Managing General Partner deems appropriate, from banks, other lending institutions, or any other Person, including the Partners, for any purpose of the Partnership, including, without limitation, any loan incurred for the purpose of making one or more distributions to any or all Partners, including any distributions which are, in whole or in part, a return of Capital Contributions; and subject to the restrictions and limitations set forth in Section 8.04, in connection with such loans to mortgage, pledge, assign, or otherwise encumber or alienate any or all of the Restaurant Properties or other Partnership Assets, including any income" therefrom, to secure or provide for the repayment thereof. As between any lender and the Partnership, it shall be conclusively presumed that the proceeds of such loans are to be and will be used for the purposes authorized herein and that the Managing General Partner has the full power and authority to borrow such money and to obtain such credit;

          (m) To assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money, and otherwise use the credit of the Partnership, and, subject to the restrictions and limitations set forth in Sections 8.03 and 8.04, to secure any of the obligations, contracts, or liabilities of the Partnership by mortgage, pledge or other encumbrance of all or any part of the property, franchises, and income of the Partnership;

          (n) To invest funds of the Partnership in interest-bearing accounts and short-term investments including, without limitation, obligations of the federal, state, and local governments and their agencies, mutual funds (including money market funds), time deposits, commercial paper, and certificates of deposit of commercial banks, savings banks, or savings and loan associations; provided that the Managing General Partner shall not invest Partnership funds in such a manner that the Partnership will be considered to be holding itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities or otherwise will be deemed to be an investment company under the Investment Company Act of 1940, as amended;

          (o) To make any election on behalf of the Partnership as is or may be permitted under the Code or under the taxing statute or rule of any state, local, foreign, or other jurisdiction, and to supervise the preparation and filing of all tax and information returns which the Partnership may be required to file;

          (p) To maintain the buildings, appurtenances, and grounds of the Restaurant Properties in accordance with acceptable standards, including within such maintenance, without limitation thereof, interior and exterior cleaning, painting and decorating, plumbing, carpentry, and such other normal maintenance and repair work as may be appropriate;

          (q) To collect all rents and other charges from lessees of the Restaurant Properties due the Partnership. The Managing General Partner shall have full power and authority to request, demand, collect, receive, and receipt for all such rents and other charges, to institute legal proceedings in the name of the Partnership for the collection thereof and for the dispossession of any Person from a Restaurant Property, to settle or compromise all such legal proceedings and any other disputes with respect to such rents and other charges, and to incur such expenses in connection therewith as the Managing General Partner shall determine to be necessary or appropriate, which expenses may include the costs of counsel for any such matter;

          (r) To cause to be disbursed (i) the aggregate amount required to be paid pursuant to any indebtedness of the Partnership, including herein amounts due under any mortgages or deeds of trust for interest, amortization of principal, and for allocation to reserve or escrow funds;
     (ii) the amount of rent payable by the terms of any Primary Lease; (iii) the amount of all real estate taxes and other impositions levied by appropriate authorities (including, without limitation, amounts required to be paid by any BKC Franchisee pursuant to any lease with respect to a Restricted Restaurant Property); and (iv) amounts otherwise due and payable as expenses of the Partnership incurred in furtherance of the purposes of this Agreement (including, without limitation, amounts payable to the General Partners);

          (s) To employ and engage suitable agents, employees, advisers, consultants, and counsel (including any custodian, investment adviser, accountant, attorney, corporate fiduciary, bank, or other reputable financial institution, or any other agents, employees, or Persons who may serve in such capacity for the Managing General Partner or any Affiliate of the Managing General Partner) to carry out any activities which the Managing General Partner is authorized or required to carry out or conduct under this Agreement, including, without limitation, a Person who may be engaged to undertake some or all of the general management, property management, financial accounting and record keeping, or other duties of the Managing General Partner, to indemnify such Persons against liabilities incurred by them in acting in such capacities on behalf of the Partnership, and to rely on the advice given by such Persons, it being agreed and understood that the Managing General Partner shall not be responsible for any acts or omissions of any such Persons and shall assume no obligations in connection therewith other than the obligation to use due care in the selection thereof;

          (t) To enter into an agreement or agreements with real estate brokers or agents, investment banking firms, appraisers, or others providing for the engagement of such Persons on an exclusive or non-exclusive basis to advise or represent the Partnership in the valuation, sale, transfer, assignment, lease, sublease, mortgaging, or other encumbering of, or other dealings in, the Restaurant Properties, it being understood that the Managing General Partner shall not be responsible for any acts or omissions of any such Person and shall assume no obligations in connection therewith other than the obligation to use due care in the selection thereof; provided, however, that no commission in connection with any sale or other disposition of a Restaurant Property shall exceed six percent (6%) of the gross proceeds from such sale or disposition, and that no commission in connection with any such sale or other disposition shall be payable to a General Partner or any of its Affiliates;

          (u) To consult with the Independent Consultant pursuant to the provisions of Section 8.10 with respect to any matter related to the business and affairs of the Partnership;

          (v) To take such actions and make such decisions as may be necessary or appropriate, in the reasonable judgment of the Managing General Partner, to resolve or avoid any actual or potential conflict of interest between the Partnership and any General Partners or any Affiliates thereof, including, without limitation, subject to Section 8.08, to cause the Partnership to accept from BKC or a third party, in exchange or substitution for one or more Restricted Restaurant Properties, one or more other properties on which a BK Restaurant leased to a BKC Franchisee is located; provided, however, that, so long as Section 1031 of the Code or any similar provision shall remain in effect, any such substitution or exchange must qualify as an exchange of property of a like-kind in which no gain or loss is recognized to the Partnership except to the extent of any cash received in connection therewith;

          (w) To hold Restaurant Properties or other Partnership Assets in the name of one or more nominees, with or without disclosure of the fiduciary relationship;

          (x) To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action, or claim, including taxes, either in favor of or against the Partnership;

          (y) To qualify the Partnership to do business in any state, territory, dependency, or foreign country;

          (z) To purchase any Restaurant Property subject to a Primary Lease whether pursuant to a first right of refusal under such Primary Lease or otherwise;

          (aa) To enter into a property management agreement with BKC pursuant to which BKC agrees on behalf of the Managing General Partner, at no additional expense to the Partnership, to exercise certain day-to-day management responsibilities with respect to the Restaurant Properties and to perform related administrative services upon the terms and conditions set forth therein, to extend, renew, terminate, modify, amend, or waive such agreement or any provision thereof, and to take such action pursuant to or in connection with such agreement as the Managing General Partner shall determine appropriate; provided, however, that the Managing General Partner shall have no obligation to enter into any such agreement;

          (bb) To distribute money or Partnership Assets to Partners in accordance with Article VI, regardless of the source of such money or Partnership Assets, including, without limitation, money borrowed by the Partnership or by the Managing General Partner on behalf of the Partnership;

          (cc) To acquire fee simple title or a leasehold interest in any Restaurant Property and Ancillary Property related thereto and to provide for the purchase price for such property from funds otherwise constituting Cash Flow or the Net Proceeds of a Capital Transaction, whether at the time of acquisition or thereafter to pay principal, interest or other amounts payable in respect of any financing related to such acquisition;

          (dd) To lease, sell or otherwise transfer Ancillary Property to any tenant of Restaurant Property, to provide financing, whether through loans, guarantees or otherwise, for any tenant of Restaurant Property and to provide the funds for such transactions from funds otherwise constituting Cash Flow or the Net Proceeds of a Capital Transaction, whether at the time of such transaction or thereafter to pay principal, interest or other amounts payable in respect of any financing undertaken for such purpose;

          (ee) To mortgage, lien or otherwise encumber or restrict any Restricted Restaurant Property and use the proceeds therefor in respect of Other Restaurant Property or for any other Partnership purpose; and to mortgage, lien or otherwise encumber or restrict any Other Restaurant Property and use the proceeds thereof in respect of Restricted Restaurant Property or for any other Partnership purpose;

          (ff) To operate or franchise any Restaurant Property, whether directly or through any Affiliates or other Persons;

          (gg) To reinvest or otherwise use funds otherwise constituting Cash Flow or the Net Proceeds of a Capital Transaction in or for Restaurant Properties, Ancillary Property or other Partnership Assets or for any other Partnership purpose;

          (hh) To possess and exercise any additional rights and powers of a general partner under the partnership laws of Delaware (including, without limitation, the Delaware RULPA) and any other applicable laws, to the extent not inconsistent with this Agreement; and

          (ii) In general, to exercise in full all of the powers of the Partnership as set forth in Section 3.02 and to do any and all acts and conduct all proceedings and execute all rights and privileges, contracts, and agreements of any kind whatsoever, although not specifically mentioned in this Agreement, that the Managing General Partner in its sole and absolute discretion may deem necessary or appropriate to the conduct of the business and affairs of the Partnership or to carry out the purposes of the Partnership. The expression of any power or authority of the Managing General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

7.03.     RESTRICTIONS ON AUTHORITY OF MANAGING GENERAL PARTNER.

     (a) Anything in this Agreement to the contrary notwithstanding, the Managing General Partner shall have no authority to:

          (i) pay for any services performed by a General Partner or an Affiliate of a General Partner, except as otherwise expressly permitted in this Agreement; or

          (ii) take any action on any matter with respect to which the prior approval of the Limited Partner is specifically required under this Agreement without having received such prior approval.

     (b) Notwithstanding any other provision of this Agreement, the Managing General Partner shall not, without the prior approval of the Limited Partner:

          (i) except upon dissolution and liquidation pursuant to Article XIV, cause the Partnership to sell, exchange, assign, lease, sublease, or otherwise dispose of all or substantially all of the Partnership Assets other than in ordinary course of business of the Partnership; provided, however, that this provision shall not be interpreted to preclude or limit the mortgage, pledge, hypothecation, or grant of a security interest in all or substantially all of the Partnership Assets, and shall not apply to any forced sale of any or all of the Partnership Assets pursuant to the foreclosure of, or other realization upon, any such encumbrance; or

          (ii) cause the Partnership to merge or consolidate with any other partnership (other than the Limited Partner) or other entity.

7.04 TITLE TO PARTNERSHIP ASSETS.

     Title to Partnership Assets, whether real, personal, or mixed or tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, of the Managing General Partner, or of one or more nominees, as the Managing General Partner may determine. The Managing General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the Managing General Partner shall be held in trust by the Managing General Partner for the use and benefit of the Partnership in accordance with the terms or provisions of this Agreement. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

7.05.     WORKING CAPITAL RESERVE.

     The Managing General Partner shall have the right to cause the Partnership to set up a Working Capital Reserve and to set aside therein such funds as the Managing General Partner, in its sole and absolute discretion, shall determine to be reasonable in connection with the operation of the business of the Partnership. Any funds set aside for such Working Capital Reserve may be invested by the Managing General Partner with a view to the appropriate degree of safety of and return on such invested funds, and such funds shall not be available for current distribution under Section 6.05; provided, however, that some or all of such funds may subsequently be made available for distribution pursuant to Section 6.05 should the Managing General Partner, in its sole and absolute discretion, so elect. The Working Capital Reserve established and maintained pursuant to this Section 7.05 shall be in addition to any reserves established and maintained by the Managing General Partner to implement Burger King's "Successor Policy" pursuant to Section 8.06.

7.06.     OTHER BUSINESS ACTIVITIES OF PARTNERS.

     Any Partner or Affiliate (including, without limitation, the Managing General Partner, and any Affiliate thereof) may have, other business interests or may engage in other business ventures of any nature or description whatsoever, whether presently existing or hereafter created, including, without limitation, the ownership, leasing, management, operation, franchising, syndication, and/or development of commercial real estate and/or restaurants, and may compete, directly or indirectly, with the business of the Partnership. No Partner or Affiliate thereof shall incur any liability to the Partnership as the result of such Partner's or Affiliate's pursuit of such other business interests and ventures and competitive activity, and neither the Partnership nor any of the other Partners shall have any right to participate in such other business interests or ventures or to receive or share in any income or profits derived therefrom.

7.07.     TRANSACTIONS WITH MANAGING GENERAL PARTNER OR AFFILIATES.

     In addition to transactions specifically contemplated by the terms and provisions of this Agreement, including, without limitation, Articles VIII and IX, the Partnership is expressly permitted to enter into other transactions (including, without limitation, the acquisition of goods or services) with the Managing General Partner, or any Affiliates thereof, provided that the price and other terms of such other transactions are fair to the Partnership and that the price and other terms of such transactions are not less favorable to the Partnership than those generally prevailing with respect to comparable transactions between unrelated parties.

7.08.     NET WORTH REPRESENTATION; INDEPENDENT JUDGMENT.

     In addition to their other duties and obligations, the General Partners further agree as follows:

          (a) The General Partners shall use their best efforts to maintain a combined net worth equal to the total amount, if any, that could reasonably be expected to be required in order for the Partnership to be treated as a partnership for federal income tax purposes; and

          (b) In acting on behalf of the Partnership, the Managing General Partner will not act under the direction of or as an agent of or "dummy" for the Limited Partner.

7.09.     LIABILITY OF GENERAL PARTNERS TO PARTNERSHIP AND LIMITED PARTNER.

     The General Partners, their Affiliates, and all officers, directors, employees, and agents of the General Partners and their Affiliates shall not be liable to the Partnership or to the Limited Partner for any losses sustained or liabilities incurred as a result of any act or omission of the General Partners or their Affiliates if (i) the General Partner or Affiliate acted (or failed to act) in good faith and in a manner it believed to be in, or not opposed to, the interests of the Partnership, and (ii) the conduct of the General Partner or Affiliate did not constitute actual fraud, gross negligence, or willful or wanton misconduct.

7.10.     INDEMNIFICATION OF GENERAL PARTNERS AND AFFILIATES.

     (a) The Partnership shall indemnify and hold harmless the General Partners, their Affiliates, and all officers, directors, employees, and agents of the General Partners and their Affiliates (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Initial Public Offering or the business of the Partnership or the Limited Partner, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate, or an officer, director, employee, or agent of a General Partner or of an Affiliate at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, and (ii) the Indemnitee's conduct did not constitute actual fraud, gross negligence, or willful or wanton misconduct. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in
(i) or (ii) above.

     (b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 7.10 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount unless it shall be determined that such Person is entitled to be indemnified as authorized in this Section 7.10.

     (c) The indemnification provided by this Section 7.10 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, with the approval of the Limited Partner, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as a General Partner, an Affiliate, or as an officer, director, employee or agent of a General Partner or an Affiliate, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

     (d) The Partnership may purchase and maintain insurance (either directly or through participation under insurance contracts purchased and maintained by any Affiliate) on behalf of the General Partners and such other Persons as the Managing General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Initial Public Offering and the activities of the Partnership or the Limited Partner, regardless of whether the Partnership or the Limited Partner would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) Except as set forth in the next sentence below, any indemnification hereunder shall be satisfied solely out of the assets of the Partnership and the Limited Partner. The limited partners of the Limited Partner shall not be subject to personal liability by reason of these indemnification provisions; provided, however, that to the extent that a limited partner of the Limited Partner shall recover from any Indemnitee any amount that is subject to indemnification hereunder, the limited partner of the Limited Partner shall have personal liability to the Partnership, the Limited Partner, and the Indemnitee under this Section 7. 10 for and to the extent of such amount.

     (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7. 10 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (g) The provisions of this Section 7.10 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

7.11.     NO MANAGEMENT BY LIMITED PARTNER.

     The Limited Partner shall not take part in the day-to-day management, operation, or control of the business and affairs of the Partnership. The Limited Partner shall not have any right, power, or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. The Limited Partner shall have no rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof. In the event any laws, rules, or regulations applicable to the Partnership, or to the sale or issuance of the Units in connection with the Initial Public Offering, require the Limited Partner to have certain rights, options, privileges, or consents not granted by the terms of this Agreement, then the Limited Partner shall have and enjoy such rights, options, privileges, and consents so long as (but only so long as) the existence thereof does not-result in a loss of the limitation on liability enjoyed by the Limited Partner under the Delaware RULPA or the applicable laws of any other jurisdiction.

7.12.     OTHER MATTERS CONCERNING GENERAL PARTNERS.

     (a) The General Partners may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partners may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by them and any opinion of any such Person as to matters that the General Partners reasonably believe to be within its professional or expert competence (including, without limitation, any opinion of legal counsel to the effect that the Partnership would "more likely than not" prevail with respect to any matter) shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by a General Partner hereunder in good faith and in accordance with such opinion.

     (c) The General Partners shall have the right, in respect of any of their powers or obligations hereunder, to act through a duly appointed attorney or attorneys-in-fact. Each such attorney or attorney-in-fact shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder. Each such appointment shall be evidenced by a duly executed power of attorney giving and granting to each such attorney or attorney-in-fact full powers and authority to do and perform all and every act and thing requisite and necessary to be done by the General Partner in connection with the Partnership.

7.13.     REVOLVING LINE OF CREDIT; OTHER LOANS TO OR FROM A GENERAL PARTNER.

     (a) Pursuant to this Section 7.13(a) and Section 7.13(a) of the Investors Partnership Agreement, the Managing General Partner shall make available to the Partnership and the Limited Partner, jointly, on an "as needed" basis an unsecured, interest-free, revolving line of credit in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000). The proceeds of the revolving line of credit may be used by the Partnership and/or the Limited Partner solely for purposes of providing to the Partnership and/or the Limited Partner funds determined by the Managing General Partner to be necessary for purposes of (i) maintaining sufficient working capital, (ii) maintaining level quarterly distributions of Net Cash Flow, and/or (iii) for the Fiscal Year ending December 31, 1986, making anticipated distributions of Cash Flow for such Fiscal Year described in the Registration Statement. The Partnership and the Limited Partner may borrow, repay, and reborrow under the revolving line of credit from time to time (subject to the maximum aggregate principal amount limitation). Nothing herein shall be construed to require the Managing General Partner to cause the Partnership or the Limited Partner to retain cash (or to cause the Partnership or the Limited Partner to borrow under the revolving line of credit in order to retain cash) in excess of the immediate working capital needs of the Partnership or the Limited Partner as the case may be. In addition, nothing shall be construed to require the Partnership to use or exhaust the financing available under the revolving line of credit, before obtaining other financing permitted by this Agreement, whether for acquisitions, reinvestment, working capital or otherwise. The revolving line of credit shall terminate upon removal or withdrawal of the Managing General Partner.

     (b) In addition to the revolving line of credit described in Section 7.13(a), any of the General Partners or any of their Affiliates may lend to the Partnership funds needed by the Partnership for such periods of time as the Managing General Partner may determine; provided, however, that (i) interest payable on such indebtedness shall be calculated at a rate not to exceed the rate announced by Morgan Guaranty Trust Company from time to time as its "prime rate" plus one percent (1%) (as in effect on the first day of each calendar quarter, as adjusted as of the first day of each succeeding calendar quarter to reflect such rate in effect on such date) or the highest lawful rate, whichever is less, and (ii) in no event shall such indebtedness be on terms and conditions less favorable to the Partnership than the Partnership could obtain from unaffiliated third parties or banks for the same purpose (without reference to the General Partners' financial abilities or guarantees). In the event that Morgan Guaranty Trust Company should during the term of this Agreement abandon or abolish the practice of announcing an established "prime rate," the "prime rate" used during the remainder of said term for purposes of this Agreement shall be the rate from time to time charged by Morgan Guaranty Trust Company to its preferred commercial customers for unsecured short-term loans. A certificate signed by an officer of Morgan Guaranty Trust Company shall be binding and conclusive evidence of the "prime rate" in effect from time to time.

     (c) No loans shall be made by the Partnership to a General Partner or any of its Affiliates.

7.14.     PERIODIC CONSIDERATION OF SALE OR REFINANCING.

     Commencing with the year 2000 and continuing once every five (5) years thereafter, the Managing General Partner may consider whether or not, in the reasonable judgment of the Managing General Partner, it would be in the interest of the Partnership to effectuate a sale or refinancing of all or a portion of the Restricted Restaurant Properties held as of the Effective Date, with the proceeds of any such sale or financing to be distributed to the Partners in accordance with Article VI. If the Managing General Partner, in its reasonable judgment, determines that such a sale or financing would be in the interest of the Partnership, then the Managing General Partner intends to use reasonable efforts to cause the Partnership to effectuate such a sale or financing; provided, however, that any such sale or other disposition of part or all of such Restricted Restaurant Properties shall be subject to Sections 7.03 and 8.04. This Section 7.14 does not constitute an obligation of the Managing General Partner, but merely represents an expression of intent by the Managing General Partner as of the time of the Amended Agreement as to the manner in which it expected to manage the Partnership. In no event shall any sale or financing transaction in connection with this
Section 7.14 involve or require any direct or indirect financial obligation or other financial support on the part of the Managing General Partner, BKC, TPC, or any Affiliate of the foregoing.

7.15.     OTHER LIMITATIONS.

     The following additional limitations shall apply to the operation and management of the Partnership:

          (a) No General Partner shall receive for its account any kickbacks or rebates with respect to expenditures made by or on behalf of the Partnership, nor shall any General Partner enter into any reciprocal arrangement that has the effect of circumventing this Section 7.15(a) or
     Section 9.01;

          (b) The Partnership shall not grant any General Partner an exclusive right, as agent, to sell any Restaurant Property or other Partnership Asset; and

          (c) No commission or other fee shall be payable to a General Partner, directly or indirectly, in connection with the distribution or reinvestment of any Net Proceeds of a Capital Transaction, except as provided in Section 9.03.

                                  ARTICLE VIII

                     ACQUISITION, OPERATION, AND DISPOSITION
                       OF RESTRICTED RESTAURANT PROPERTIES

8.01.     GENERAL.

     (a) The Partners hereby expressly agree that, in addition to any other provisions of this Agreement, the acquisition, ownership, operation and disposition of the Restaurant Properties by the Partnership shall be in accordance with, and shall be subject to, the provisions, restrictions, and limitations set forth in this Article VIII; provided that, except for Section 8.13, this Article VIII shall not apply to any of the Other Restaurant Properties. The Partners further expressly agree that any action taken by a General Partner or Affiliate thereof in accordance with, or pursuant to, the provisions of this Article VIII conclusively shall be deemed to be fair to and in the best interests of the Partnership, the Limited Partner, and the General Partners, and the fact that an action of a General Partner or an Affiliate is undertaken in accordance with, or pursuant to, this Article VIII shall be a complete and absolute defense to any claim or action asserting the invalidity of such action or any claim or action for damages or other relief based upon an assertion that such action resulted in a breach by a General Partner or an Affiliate of this Agreement or any duty, fiduciary or otherwise, owed by the General Partners and their affiliates to the Partnership or the Limited Partner.

     (b) The Partners expressly acknowledge and agree that the provisions, restrictions, and limitations set forth in this Article VIII are reasonable in all respects, are pursuant to and consistent with the purposes of the Partnership, are necessary to induce BKC to enter into the Real Estate Purchase Agreement and to otherwise deal with Restricted Restaurant Properties, and are necessary to protect the business and interests of BKC and the Partnership. In the event that the Partnership shall breach or violate or fail to perform any of its obligations set forth in this Article VIII, then, at the option of BKC, BKC shall be entitled to proceed to enforce the obligations of the Partnership hereunder by any action at law, suit in equity, or other appropriate proceeding, whether for damages, for special performance of an obligation contained herein, or for an injunction or other equitable remedy against any violation of the provisions hereof. The Partnership hereby agrees to indemnify and hold harmless BKC from and against any assessment, payment, damage, expense, loss, cost, liability, or deficiency (including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements) incurred by BKC in enforcing or sustaining the provisions hereof or resulting from or in connection with any such breach, violation, or failure.

8.02.     CONTRIBUTION TO PARTNERSHIP; ACQUISITION OF RESTAURANT PROPERTIES.

     On the Closing Date or as soon as practicable thereafter, the Managing General Partner caused the Limited Partner to contribute the Aggregate Offering Proceeds and the capital contributions received by the Limited Partner from its general partners to the Partnership, as provided for in this Agreement. On the Closing Date or as soon as practicable thereafter, the Managing General Partner caused the Partnership to acquire certain Restaurant Properties from BKC in accordance with and subject to the terms and conditions set forth in the Real Estate Purchase Agreement, including the exhibits thereto, and caused the Partnership to pay to BKC the purchase price for such Restaurant Properties specified in the Real Estate Purchase Agreement.

8.03.     USE AND OTHER RESTRICTIONS.

     (a) Except as otherwise expressly provided in this Section 8.03, the Partnership shall not, without the prior written consent of BKC, in its sole and absolute discretion, use any

Restricted Restaurant Property or permit any Restricted Restaurant Property to be used for any purpose other than the operation thereon of a BK Restaurant and other uses related thereto.

     (b) (i) In furtherance of the provisions of Section 8.03(a), in the event that BKC renews or extends a BKC Franchise Agreement with respect to a Restricted Restaurant Property at any time at or prior to the expiration of such BKC Franchise Agreement, then, regardless of the duration of such renewal or extension the Partnership promptly shall, without additional charge, renew or extend the lease of the Restaurant Property to such BKC Franchisee for a period coterminous with the period of such renewal or extension and for and upon substantially the same rental and other terms and conditions as and upon which BKC is then renewing or extending leases with BKC Franchisees for properties owned or leased (as the case may be) by BKC, or in the event BKC at such time is no longer renewing or extending leases with BKC Franchisees for properties owned or leased (as the case may be) by BKC, then upon substantially the same rental and other terms and conditions as and upon which BKC most recently was renewing or extending such leases with BKC Franchisees (except that, for purposes of determining the guaranteed minimum rental thereunder, the lessor's "investment" in Restricted Restaurant Properties held as of the Effective Date shall be deemed to be equal to the sum of the investment of BKC with respect to such Restaurant Property prior to the Closing Date plus any investment by the Partnership with respect to such Restaurant Property prior the Closing Date (and in no event shall such "investment" include the purchase price paid by the Partnership to BKC for such Restaurant Property pursuant to the Real Estate Purchase Agreement)); provided that the rental for such lease may be greater than the rental upon which BKC is then (or, if applicable, was) so renewing or extending such leases. Notwithstanding anything to the contrary contained herein, any extension or renewal of a lease of a Restricted Restaurant Property pursuant to the "Successor Policy" shall be in accordance with the "Successor Policy" as then in effect and Section 8.06 (including, without limitation, the provisions of Section 8.06(b) relating to determination of the annual minimum rental under a lease extended or renewed in accordance with the "Successor Policy"). Without limiting the foregoing, the Managing General Partner, in its sole and absolute discretion, at the request of BKC or a BKC Franchisee, shall be permitted to consent to a renewal or extension of a lease of a Restricted Restaurant Property for a rental less favorable to the Partnership than the rental upon which BKC is then renewing or extending leases with BKC Franchisees for properties owned or leased (as the case may be) by BKC (or, if applicable, the rental upon which BKC most recently was renewing or extending such leases with BKC Franchisees) if BKC agrees to treat the excess of the rental at which BKC is then renewing or extending such leases (or, if applicable, the rental at which BKC most recently was renewing or extending such leases) over the rental payable to the Partnership in connection with such renewal or extension as "rent relief" subject to the provisions of Section 8.05.

     (ii) In the event that (A) either (I) a BKC Franchise Agreement authorizing the operation of a BK Restaurant on a Restricted Restaurant Property is terminated automatically, is terminated by BKC, or is terminated by the mutual agreement of the parties thereto prior to the expiration of the stated term thereof, OR (II) a BKC Franchise Agreement expires according to the terms thereof and is not renewed or extended by BKC at or prior to the expiration of such BKC Franchise Agreement, AND (B) during the six (6) month period commencing on the date of such termination or expiration either (I) BKC and a Person that meets BKC's then existing franchisee financial capability requirements enter into a BKC Franchise Agreement authorizing such Person to operate a BK Restaurant on the Restaurant Property, and BKC notifies the Partnership thereof, OR (II) BKC notifies the Partnership that BKC desires to operate a BK Restaurant on the Restaurant Property, then the Partnership promptly shall terminate any lease of the Restaurant Property with the terminated BKC Franchisee (if such lease then has not terminated or expired) and enter into a new lease of the Restaurant Property with the new BKC Franchisee or with BKC, as the case may be. The rental, duration, and other terms and conditions of any such new lease shall be substantially the same as the rental, duration, and other terms and conditions as and upon which BKC is then entering into new leases with BKC Franchisees for properties owned or leased
(as the case may be) by BKC, or in the event BKC at such time is no longer entering into new leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC, then substantially the same rental duration and other terms and conditions as and upon which BKC most recently was entering such leases with BKC Franchisees (except that, for purposes of determining the guaranteed annual minimum rental thereunder, the lessor's "investment" in Restricted RestaUrant Properties held as of the Effective Date shall be deemed to be equal to the sum of the investment of BKC with respect to such Restaurant Property prior to the Closing Date plus any investment of the Partnership with respect to such Restaurant Property after the Closing Date
(and in no event shall such "investment" include the purchase price paid by the Partnership to BKC for such Restaurant Property pursuant to the Real
Estate Purchase Agreement)). Without limiting the foregoing, the Managing General Partner, in its sole and absolute discretion, at the request of BKC or a BKC Franchisee, shall be permitted to enter into a new lease of a Restricted Restaurant Property for a rental less favorable to the Partnership than the rental upon which BKC is then entering into leases with BKC
Franchisees for properties owned or leased (as the case may be) by BKC (or, if applicable, the rental upon which BKC most recently was entering into such leases with BKC Franchisees) if BKC agrees to treat the excess of the rental at which BKC is then entering into such leases (or, if applicable, the rental at which BKC most recently was entering into such leases) over the rental payable to the Partnership in connection with such new lease as "rent relief" subject to the provisions of Section 8.05. During the period (the
"Determination Period") that BKC is considering whether to enter into a new
BKC Franchise Agreement with respect to the Restaurant Property or operate itself a BK Restaurant on the Restaurant Property (but in no event after the expiration of the six (6) month period described in clause (B) above), BKC shall pay to the Partnership an amount equal to the excess of the guaranteed amount rental payable to the Partnership under the terminated BKC
Franchisee's lease for the Determination Period (computed without regard to any termination or expiration of such lease) over the amount of rent, if any, actually collected by the Partnership thereunder for the Determination
Period. The Partnership shall, at the expense of BKC, take all such actions as BKC reasonably may request to enforce the provisions of the terminated BKC Franchisee's lease applicable during the Determination Period. If BKC does not, prior to the end of the Determination Period, enter into a new BKC Franchise Agreement with respect to the Restaurant Property or elect to operate itself a BK Restaurant on the Restaurant Property, then subject to
Section 8.09 hereof, The Partnership shall be free to take such actions with respect to the terminated BKC Franchisee's lease as the Partnership may deem appropriate. Notwithstanding anything to the contrary contained herein, BKC shall have the right at any time, upon written notice to the Partnership, to terminate the Determination Period with respect to any Restricted Restaurant Property, in which event all rights and obligations of BKC in connection with such terminated Determination Period shall terminate, effective as of the date on which the Partnership receives such notice and as of the payment by BKC of all amounts payable hereunder with respect to the Determination Period.

     (iii) In the event that BKC approves the assignment by a BKC Franchisee of a BKC Franchise Agreement with respect to a Restricted Restaurant Property to another person or entity that meets BKC's then existing franchisee financial capability requirements or to BKC, then, subject to the assumption by such new BKC Franchisee or BKC, as the case may be, of all of the former BKC Franchisee's obligations and liabilities thereafter accruing under the former BKC Franchisee's lease of the Restaurant Property, the Partnership promptly shall, without additional charge, approve and permit the assignment of such lease with respect to such Restaurant Property to the new BKC Franchisee or to BKC, as the case may be. Upon such assignment and assumption, the former BKC Franchisee, at the request of BKC, shall be released from all obligations and liabilities thereafter accruing under such lease; provided, however, That a release in connection with an assignment or assumption shall be required pursuant hereto only if BKC, as a matter of policy, is then granting such releases in connection with the assignment or assumption of leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC. In addition to the foregoing, in the event That BKC consents to the assignment by a BKC Franchisee of a Franchise Agreement with respect to a Restricted Restaurant Property to a corporation in which such BKC Franchisee has a financial interest, then, upon the request of such BKC Franchisee, the Partnership shall approve the assignment of the BKC Franchisee's lease of such Restaurant Property to such corporation upon the condition that such BKC Franchisee shall remain fully responsible for all liabilities and obligations accruing under such lease subsequent to such assignment.

     (iv) The Partnership shall give BKC prompt written notice of the occurrence of any default by a BKC Franchisee under any lease of a Restricted Restaurant Property. BKC shall have the right (but not the obligation), within the longer of thirty (30) days after the receipt by BKC of such written notice of such default or any applicable grace period provided to the lessee under such lease, to cure any default by the lessee under such lease, and the Partnership shall not terminate such lease unless such default is not cured within such applicable period. The Partnership also shall give BKC prompt written notice of the occurrence of any event which results automatically in the termination of any such lease. BKC shall have the right (but not the obligation), within thirty
(30) days after receipt of such notice, to assume all obligations and liabilities of the lessee under such lease accruing from the date of such automatic termination. If BKC exercises such right, then, as between BKC and the Partnership, such termination shall be of no force or effect and shall be deemed not to have occurred.

     (v) In furtherance of the provisions of Section 8.03(a), in the event the Partnership acquires any Restricted Restaurant Property after the Effective Date, the rental, duration, and other terms and conditions in the lease for the BKC Franchisee for such property shall be substantially the same as the rental, duration, and other terms and conditions as and upon which BKC is then entering into new leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC, or in the event BKC at such time is no longer entering into new leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC, then upon substantially the same rental, duration, and other terms and conditions as upon which BKC most recently was entering into such leases with BKC Franchisees. Notwithstanding the foregoing, the rental for such leases may be greater than that which BKC is then setting (or, if appropriate, was setting) for BKC Franchisees.

     (c) Notwithstanding anything to the contrary contained in any lease of a Restricted Restaurant Property to which a BKC Franchisee is a party, (i) BKC shall have the right at any time, without obtaining the consent of the Partnership, to assume the obligations and liabilities of the lessee thereafter accruing under such lease, and thereupon, at the request of BKC, such lessee shall be released from all obligations and liabilities thereafter accruing thereunder; provided, however, that a release in connection with such an assumption shall be required pursuant to this section only if BKC, as a matter of policy, is then granting such releases in connection with the assumption by BKC of leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC; and (ii) at any time after any such assumption by BKC, BKC shall have the right, without obtaining the consent of the Partnership, to assign such lease to a Person that meets BKC's then existing franchisee financial capability requirements, and upon such assignment and the assumption by such Person of all obligations and liabilities of BKC thereafter accruing under such lease, BKC shall be released from all obligations and liabilities thereafter accruing thereunder.

     (d) (i) In the event that BKC notifies the Partnership that BKC has extended or renewed a BKC Franchise Agreement with respect to a Restricted Restaurant Property that is subject to a Primary Lease for a term coterminous with one or more permitted renewal terms available under such Primary, Lease, OR (ii) in the event that BKC notifies the Partnership that EITHER (A) BKC has entered into a new BKC Franchise Agreement with a Person that meets BKC's then existing financial capabilities requirements authorizing such Person to operate a BK Restaurant on a Restricted Restaurant Property that is subject to Primary Lease for a term coterminous with one or more permitted renewal terms available under such Primary Lease, OR (B) BKC has decided to operate a BK Restaurant on a Restricted Restaurant Property that is subject to a Primary Lease for a term coterminous with one or more permitted renewal terms available under such Primary Lease, then in any such event, in addition to any other requirements of this Section 8.03, the Partnership promptly shall renew the applicable Primary Lease for a term no shorter than the term of the extended, renewed, or new BKC Franchise Agreement, as the case may be, or in the case of BKC's election to operate a BK Restaurant at such Partnership Property, for a term no shorter than the term of BKC's lease with the Partnership with respect to such Restaurant Property.

     (e) Unless otherwise expressly waived by BKC in writing, the restrictions and other provisions of this Section 8.03 shall remain in effect and shall be enforceable with respect to each Restricted Restaurant Property by BKC during the period commencing on the date of the Amended Agreement and ending on the earliest of (i) a transfer by the Partnership of all of its right, title, and interest in and to all of such Restaurant Property pursuant to Section 8.04(f) following the failure of BKC to elect to acquire all of the Restaurant Property pursuant to an offer thereof to BKC under Section 8.04(d) or the failure of BKC to close the acquisition thereof on the date required by.Section 8.04(e); (ii) a BKC Franchise Agreement is terminated by BKC or by the mutual agreement of the parties thereto prior to the expiration of the stated term thereof and BKC does not, prior to the end of the Determination Period, enter into a new BKC Franchise Agreement with respect to the Restaurant Property or elect to operate itself a BK Restaurant on the Restaurant Property; or (iii) a BKC Franchise Agreement with respect to a Restricted Restaurant Property expires according to the terms thereof and BKC does not either (A) renew or extend the same at or prior to the expiration thereof or (B) prior to the end of the Determination Period, enter into a new BKC Franchise Agreement with respect to the Restaurant Property or elect to operate itself a BK Restaurant on the Restaurant Property; provided, however, if the duration of such period would render the restrictions or other provisions of this Section 8.03 invalid or unenforceable under any law of the jurisdiction in which a Restricted Restaurant Property is located limiting the period during which such restrictions or other provisions may endure, then such period shall continue with respect to such Restaurant Property only for such term as may be prescribed by the laws of such jurisdiction. It is the express intent of BKC, the Partnership, and the Partners that such restrictions and other provisions shall be valid and enforceable to the fullest extent permitted by the laws of such jurisdiction.

     (f) Notwithstanding anything to the contrary in this Section 8.03 or elsewhere in this Agreement, nothing contained herein or elsewhere shall affect the right of BKC, in its sole and absolute discretion, to terminate a BKC Franchise Agreement, to renew or extend or fail to renew or extend a BKC Franchise Agreement, to approve or disapprove any assignment of a BKC Franchise Agreement, to elect to enter into a new BKC Franchise Agreement with respect to a Restricted Restaurant Property, or to operate itself a BK Restaurant on the Restaurant Property, to amend or modify a BKC Franchise Agreement, or to take or fail to take any other action in connection with a BKC Franchise Agreement.

     (g) Notwithstanding any other provision of this Agreement, the Partners hereby expressly agree that the Managing General Partner shall have no duty, under any circumstances whatsoever, to seek to sell, or to consider any offer to purchase, any Restricted Restaurant Property so long as such Restaurant Property is subject to the restrictions and other provisions of this Section 8.03, and the fact that a Restricted Restaurant Property is subject to the restrictions and provisions of this Section 8.03 shall be a complete and absolute defense to any claim or action for damages or other relief based upon a claim or action for damages or other relief based upon a failure of the Managing General Partner to solicit or consider offers to purchase such Restaurant Property, irrespective of the terms of any such offer that may be received by the Managing General Partner.

8.04.     RESTRICTIONS ON TRANSFER OF RESTAURANT PROPERTIES.

     (a) For purposes of this Section 8.04, the term "transfer," with respect to a Restricted Restaurant Property, shall include a sale, lease, sublease, gift, mortgage, deed of trust, exchange, assignment, or other disposition, including a disposition under judicial order, legal process, execution, attachment, or enforcement or foreclosure of an encumbrance, but shall not include the following: (i) a mortgage, deed of trust, grant of security interest, or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated secured party or with BKC, the Managing General Partner, or any Affiliate thereof, to Secure indebtedness of the Partnership for money borrowed from such secured party, which mortgage, deed of trust, grant of security interest, or other encumbrance is made pursuant to a written security agreement, mortgage, deed of trust, or other agreement that assures that, before any foreclosure may be had thereon or other transfer may occur thereunder or in connection therewith, the secured party shall first notify BKC in writing of its intent to foreclose or effect another transfer and shall first offer the Restaurant Property to BKC at the price and on the other terms and conditions specified in a written offer from a prospective purchaser (which may be the secured party) in connection with such foreclosure or other transfer; (ii) a lease or sublease-to BKC or a BKC Franchisee in order to permit the operation of a BK Restaurant on a Restricted Restaurant Property; (iii) a grant of easement, right-of-way, or other right with respect to a Restricted Restaurant Property to any public utility or other governmental authority in connection with the provision of utility or other public service (but such grant shall comply with the provisions of Section 8.04(b)); or (iv) a transfer to a governmental authority pursuant to or in connection with a condemnation or other exercise of the power of eminent domain.

     (b) The Partnership shall not, without the prior written consent of BKC, in BKC's sole and absolute discretion: (i) at any time that a Restricted Restaurant Property is being leased to BKC or a BKC Franchisee in order to permit BKC or such BKC Franchisee to operate a BK Restaurant on the Restaurant Property or during any applicable Determination Period, lease or sublease all or any part of a Restricted Restaurant Property to any other Person, whether or not such other lease would be subject or subordinate to the lease to BKC or the BKC Franchisee; or (ii) grant or convey any easement, right-of-way, or other right with respect to such Restaurant Property if the grant or use thereof would have a material adverse effect upon the operation of a BK Restaurant on the Restaurant Property.

     (c) Except as provided in Section 8.04(b), the Partnership shall not transfer (as defined in Section 8.04(a)) any right, title, or interest in or to any Restricted Restaurant Property, or any part thereof, to any person or entity without first offering it to BKC in accordance with the provisions of this
Section 8.04(c). Subject to the provisions of Section 8.04(b), if the Partnership receives a bona fide written offer from an independent third party to acquire in a transfer all, or any part of any Restricted Restaurant Property that the Partnership intends to accept, subject to this Section 8.04(c), then the Partnership shall offer such Restaurant Property to BKC at the price and on the terms and conditions (including timing and manner of payment) contained in such bona fide written offer. The offer of such Restaurant Property to BKC (the "Offer") shall be made in writing and shall be accompanied by a true and correct copy of the bona fide written offer. The Partnership promptly shall provide or cause to be provided to BKC such information relating to the Offer or the third-party offeror as BKC reasonably may request.


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

     (d) In order to accept the Offer, BKC shall, within thirty (30) days after receipt of The Offer (or, if later, within five (5) business days after receipt of all additional information reasonably requested by BKC pursuant to Section 8.04(c) (such 30-day period and any extension under this Section 8.04(d) to be referred to as the "Election Period")), notify the partnership in writing of its election to acquire such Restaurant Property; provided, however, that BKC shall not be required to acquire such Restaurant Property upon the terms and conditions of any third-party offer the consideration for which is not practicably obtainable by BKC (such as, by way, of example and not of limitation, specific land, stock in a closely held corporation, or stock in a publicly held corporation.that cannot be acquired by BKC without an increase in the trading price thereof or without registration or filing under any federal or state securities law), but BKC shall have the right to acquire such Restaurant Property upon terms and conditions (including consideration) reasonably equivalent to those contained in such offer; and provided further, that the failure of BKC to acquire such Restaurant Property upon any such reasonably equivalent terms or conditions shall not permit the Partnership to transfer such Restaurant Property pursuit to Section 8.04(f). Failure of BKC to provide such written notice within the Election Period shall constitute a refusal by BKC to purchase such Restaurant Property pursuant to the Offer.

     (e) The closing date of any acquisition of such Restaurant Property by BKC hereunder shall be on the date fixed in the third-party offer unless such closing date would occur prior to the expiration of twenty (20) business days after the last day of the Election period, in which event the closing date shall occur on such twentieth (20th) business day or on such other date to which BKC and the Partnership may agree.

     (f) If BKC shall fail to elect to acquire such Restaurant Property pursuant to Section 8.04(d), or shall fail to close the acquisition on the date required by Section 8.04(e), then the partnership shall be free, for a period of sixty (60) days after either such failure, to transfer such Restaurant Property to the bona fide third-party offeror for a price and on other terms and conditions contained in such third-party offer. If such Restaurant Property is not so transferred by the partnership within such sixty (60) day period, all rights of the partnership to transfer such Restaurant Property free of the foregoing restrictions shall terminate and such Restaurant Property again shall he subject to the provisions of this Section 8.04.

     (g) Unless otherwise expressly waived by BKC in writing, the provisions of this Section 8.04 shall remain in effect and the rights granted hereunder shall be exercisable and enforceable by BKC with respect to each Restricted Restaurant Property during the period commencing on the date of the Amended Agreement and ending on the earlier of (i) the date that the partnership first ceases to hold any right, title, or interest (including an interest as a creditor) in or to such Restaurant property or (ii) the date that the use restrictions set forth in
Section 8.03 terminate or would have terminated but for an early termination pursuant to the provisions contained in Section 8.03(e); provided, however, That if the duration of such period would render the provisions of this Section 8.04 or the rights of BKC hereunder invalid or. unenforceable under the rule against perpetuities as applied in the jurisdiction in which a Restricted Restaurant Property is located, then such period shall continue with respect to such Restaurant Property only until the expiration of the longest of the following periods which shall be valid under the rule against perpetuities as applied in such jurisdiction: (i) the period ending twenty-one (21) years after the death of the survivor of the legitimate natural or adopted children and grandchildren of U.S. presidents Kennedy, Johnson, Nixon, Ford, Carter, and Reagan alive on the date of the Amended Agreement; (ii) twenty-one (21) years after the date of the Amended Agreement or (iii) such other term as may be statutorily prescribed in such jurisdiction. It is the express intent of BKC, the partnership, and the Partners that the provisions hereof and rights of BKC hereunder shall he exercisable and enforceable by BKC to the fullest extent permitted by the laws of such jurisdiction.


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


8.05.     RENT RELIEF.

     (a) The Managing General Partner, in its sole and absolute discretion, at the request of BKC or a BKC Franchisee, shall be permitted to cause the Partnership to grant "rent relief" (as defined in Section 8.05(b)) to a BKC Franchisee with respect to any Restricted Restaurant Property upon the condition that BKC agree to make a quarterly payment to the Partnership for each fiscal quarter (with such payment to be due and payable thirty (30) days after the end of each such fiscal quarter) during which such "rent relief" is in effect, irrespective of whether or not the Partnership subsequently sells or otherwise disposes of such Restaurant Property while such "rent relief" is in effect in an amount equal to the product of (a) the total dollar amount of the rent reduction with respect to such Restaurant Property effective for such fiscal quarter pursuit to such "rent relief" multiplied by (b) a fraction, (i) the numerator of which is the dollar amount of the franchise royalty fee payable to BKC with respect to such Restaurant Property for such fiscal quarter (exclusive of any amount required under the applicable BKC Franchise Agreement to be expended by BKC for advertising and any other income to BKC) (the "Franchise Royalty Fee") and (ii) the denominator of which is the sum of the Franchise Royalty Fee and the dollar amount of rent payable with respect to such Restaurant Property for such fiscal quarter (determined without regard to any "rent relief" applicable with respect to such Restaurant Property) (the "Rental Amount"). By way of illustration, if the applicable Franchise Royalty Fee for a Restaurant Property for a particular fiscal quarter were $35,000 and the applicable Rental Amount for such Restaurant Property for such fiscal quarter were $100,000, and if the Partnership, at the request of BKC or at the request of a BKC Franchisee and with the consent of BKC, were to grant "rent relief" with respect to such Restaurant Property for such fiscal quarter in the amount of $20,000, then BKC would be obligated to pay to the Partnership $5,185 (the product of $35,000/$135,000 multiplied by $20,000) within thirty (30) days after the end of such fiscal quarter. The obligation of BKC to make payments to the Partnership in connection with "rent relief" granted hereunder shall continue until the "rent relief terminates (or, if sooner, the lease with respect to which the "rent relief" is granted terminates or expires), notwithstanding any intervening sale or other disposition by the Partnership of the Restaurant Property with respect to which such "rent relief" is granted.

     (b) As used here the term "rent relief" shall mean (i) any permanent reduction in rent payable with respect to a Restricted Restaurant Property, (ii) any temporary reduction in rent payable with respect to a Restricted Restaurant Property (A) if such temporary reduction is for a period in excess of either ninety (90) consecutive days or ninety (90) days, whether or not consecutive, in any Fiscal Year, or (B) if such temporary reduction is granted while a BK Restaurant is being replaced, reconstructed, expanded, or otherwise improved under the BKC "Successor Policy" to take into account the fact that such BK Restaurant is not operating or is operating on a limited basis during such period, or (C) if such temporary reduction is for a period of ninety (90) consecutive days or less and the Managing General Partner specifically designates such reduction as "rent relief" subject to this Section 8.05; provided, however, that in no event shall the term "rent relief" include any reduction in rent payable with respect to a Restricted Restaurant Property granted in connection with the BKC "Successor Policy" if such reduction in rent payable is subject to Section 8.06(b). Notwithstanding anything to the contrary herein, the Managing General Partner shall not be considered to have caused the Partnership to grant "rent relief" hereunder, and no payment from BKC to the Partnership shall be due hereunder, as the result of or in connection with any failure of a BKC Franchisee without the express written consent of the Managing General Partner, to make any payment of rent due the Partnership with respect to a Restricted Restaurant Property (i) if such failure does not continue for a period in excess of ninety (90) consecutive days, or (ii) if either the lease with such BKC Franchisee shall have automatically terminated or the Managing General Partner shall have caused the Partnership to seek to terminate the Partnership's lease with such BKC Franchisee with respect to such Restaurant Property and in either event, the Managing General Partner shall have caused the Partnership to initiate and pursue such action (including litigation, if appropriate) against such defaulting BKC Franchisee as the Managing General Partner, in its sole and absolute discretion, shall determine to be appropriate under the circumstances in order to obtain payment of rents (including lost rent) due the Partnership under its lease with the defaulting BKC Franchisee. In the event that BKC makes any payment to the Partnership pursuant to this Section 8.05 in connection with "rent relief" deemed granted hereunder and the Partnership subsequently shall collect such "rent relief" from the BKC Franchisee, then the Partnership shall refund to BKC the amount paid by BKC in connection With such "rent relief."

8.06.     SUCCESSOR POLICY.

     BKC maintains a "Successor Policy" relating to the extension and/or renewal of BKC Franchise Agreements with BKC Franchisees. In connection with such extensions and/or renewals, the "Successor Policy," in order to help ensure that the BK Restaurant system remains competitive, makes provision for the replacement, reconstruction, expansion, and/or other improvement (collectively "rebuilding") of existing BK Restaurants owned or leased by BKC and leased or subleased to BKC Franchisees if such BK Restaurants meet certain criteria established by BKC. Under the BKC "Successor Policy" as currently in effect, BKC must determine whether or not a BK Restaurant should be rebuilt. If BKC determines that a BK Restaurant should be rebuilt under the "Successor Policy" and BKC elects to pay the cost of rebuilding, then the terms of the lease with respect to such BK Restaurant is extended and the BKC Franchisee's guaranteed "minimum rental" payable under such lease is adjusted. In the event BKC does not elect to pay the cost of rebuilding a BK Restaurant designated by BKC to be rebuilt under the "Successor Policy," then, with the consent of BKC, the BKC Franchisee can elect to pay such cost, in which event the percentage rent payable with respect to such BK Restaurant is reduced from 8.5 percent (8.5%) to
5.5 percent (5.5%) of annual gross sales at such BK Restaurant, the term of the lease with respect to such BK Restaurant is extended, and the guaranteed minimum rent payable under such lease is adjusted. The Managing General Partner shall cause the Partnership to implement, with respect to the Restricted Restaurant Properties, those aspects of BKC's "Successor Policy" related to the rebuilding of BK Restaurants, as such policy is currently in effect and as such policy may be modified, amended, supplemented, superseded, or replaced by BKC from time to time in its sole and absolute discretion, in order to cause those Restaurant Properties designated by BKC, in its sole and absolute discretion, to be rebuilt under such "Successor Policy" to be rebuilt, subject to satisfaction by BKC of the following conditions:

     (a) In the event that the BKC Franchisee for a Restricted Restaurant Property that is designated by BKC to be rebuilt under the "Successor Policy" does not pay the cost of such rebuilding, then the Managing General Partner shall cause the Partnership to rebuild such Restaurant Property upon the condition That BKC pay to the Partnership, at the time such rebuilding is commenced, an amount equal to the product of (i) the total dollar amount of funds to be expended by the Partnership for purposes of rebuilding such Restaurant Property multiplied by (ii) a fraction, (A) the numerator of which is the weighted annual average of the percentage rates applicable for determining the franchise royalty fees payable to BKC with respect to such Restaurant Property over the remaining term of the lease under the BKC Franchise Agreement in effect with respect to such Restaurant Property (exclusive of any amounts required under the applicable BKC Franchise Agreement to be expended by BKC for advertising and other income to BKC) (the "Average Franchise Royalty Rate") and
(B) the denominator of which is the sum of the Average Franchise Royalty Rate and the weighted annual average of the percentage rates applicable for determining the percentage rent payable to the Partnership with respect to such Restaurant Property on the basis of sales over the remaining term of the lease with the BKC Franchisee in effect with respect to such Restaurant Property (the "Average Percentage Rent Rate"). By way of illustration, if the applicable Average Percentage Rent Rate for a particular Restaurant Property were 8.5 percent and the


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


applicable Average Franchise Royalty Rate for such Restaurant Property were
3.5 percent, and if the total cost to rebuild such Restaurant Property pursuant to the "Successor Policy" were $500,000, then BKC would be obligated to pay to the Operating Partnership, at the time the rebuilding of such Restaurant Property commenced, $145,833 (the product of 3.5/12 multiplied by $500,000). The Managing General Partner shall cause the Operating Partnership to pay the Operating Partnership's share of the cost of rebuilding a Restricted Restaurant Property to be rebuilt under the "Successor Policy," in its sole and absolute discretion, (i) from current operating cash flow of the Operating Partnership or otherwise to the extent available or (ii) with funds borrowed from a lender (including, subject to Section 7.13, BKC or any Affiliate of BKC), on such terms and conditions as the Managing General Partner shall, in its sole and absolute discretion, determine advisable, with the payments of principal and interest required with respect to any such loan to be paid from operating cash flow or otherwise to the extent available; and

          (b) In the event that the BKC Franchisee for a Restricted Restaurant Property that is designated by BKC to be rebuilt under the "Successor Policy" pays the cost of such rebuilding and thus would be entitled to a reduction in rent payable with respect to such Restaurant Property, then BKC would make a quarterly payment to the Operating Partnership for each fiscal quarter during the period during which such rent reduction is in effect, irrespective of whether or not the Operating Partnership subsequently sells or otherwise disposes of such Restaurant Property while such rent reduction is in effect (with such payment to be due and payable thirty (30) days after the end of each such fiscal quarter) in an amount equal to the product of (i) the total dollar amount of the rent reduction effective with respect to such fiscal quarter pursuit to the "Successor Policy" multiplied by (ii) a fraction, (A) the numerator of Which is the percentage rate for determining the franchise royalty fee payable to BKC with respect to such Restaurant Property for such fiscal quarter (exclusive of any amount required under the applicable BKC Franchise Agreement to be expended by BKC for advertising and other income to BKC) (the "Franchise Royalty Rate"), and (B) the denominator of which is the sum of the Franchise Royalty Rate and the percentage rate for determining the rent payable to the Operating Partnership with respect to such Restaurant Property on the basis of sales for such fiscal quarter (the "Percentage Rent Rate"). By way of illustration, if the applicable Percentage Rent Rate for a Restaurant Property for a particular fiscal quarter were 8.5 percent and the applicable Franchise Royalty Rate for such Restaurant Property for such fiscal quarter were 3.5 percent, and if the BKC Franchisee for such Restaurant Property were to be entitled under the "Successor Policy" to a reduction in the applicable Percentage Rent Rate to 5.5 percent if such BKC Franchisee were to rebuild such Restaurant Property pursuant to the "Successor Policy," then, assuming that such BKC Franchisee's rent payable following such rent reduction exceeds the minimum base rent payable to the Operating Partnership with respect to such fiscal quarter, BKC would be obligated to pay to the Operating Partnership an amount equal to the product of (i) 3.5/12 multiplied by (ii) the product of (A) 3 percent multiplied by (3) the gross sales at such Restaurant Property for such fiscal quarter. The obligation of BKC to make payments to the Operating Partnership under this Section 8.06(b) in connection with a rent reduction granted hereunder shall continue until the lease under which such rent reduction is granted, terminates or expires, notwithstanding any intervening sale or other disposition by the Operating Partnership of the Restaurant Property with respect to which such rent reduction is granted.

     In the event the guaranteed minimum rent payable pursuant to any lease with respect to a Restricted Restaurant Property is adjusted in connection with the rebuilding of a BK Restaurant pursuant to the "Successor Policy," then notwithstanding any other provision of the Agreement or of the "Successor Policy," the "fair market value of the original property" for purposes of determining the amount of such adjustment shall be equal to the replacement cost of such property, as determined by the Appraiser. Notwithstanding anything to the contrary herein, BKC, in its sole and absolute discretion, may elect not to designate a particular Restricted Restaurant Property to be rebuilt under the "Successor Policy," in which event the BKC Franchisee for such Restaurant Property shall be solely responsible for the cost of rebuilding and shall not be entitled to any reduction in rent payable with respect to such Restaurant Property. BKC in no event shall be entitled to any fee or other payment from the Partnership in connection with the rebuilding of a Restaurant Property under the "Successor Policy.

     In addition to the foregoing, BKC, separate and apart from implementation of the "Successor Policy," from time to time may request that the Partnership acquire property adjacent to a Restaurant Property for purposes of permitting expansion of the BK Restaurant or related facilities (such as parking) located on such Restaurant Property. The Managing General Partner shall cause the Partnership to acquire any such adjacent property upon the request of BKC upon the condition that BKC pay to the Partnership, at the time such acquisition occurs an amount determined in accordance with the formula set forth in paragraph 8.06(a) above.

8.07.     COMPETITIVE FACILITIES.

     Without in any way limiting the generality of Section 7.06, the Limited Partner recognizes that BKC, TPC, and Affiliates thereof are in the business of establishing, own, leasing, operating, managing, and franchising restaurants, including, without limitation, BK Restaurants, and that in connection with such businesses, BKC, TPC, and/or Affiliates thereof may from time to time establish, own, lease, operate, manage, and/or franchise new restaurants, including, without limitation, BK Restaurants. Both such existing restaurants and any such new restaurantS may be competitive with one or more of the Restaurant Properties and may adversely affect the revenues of the Partnership with respect to one or more of the Restaurant Properties. The Limited Partner expressly consents to all actions of BKC, TPC and any Affiliate of either in connection both with existing restaurants and with any new restaurants and agrees that neither BKC, TPC and the Managing General Partner, nor any Affiliate of any of them shall incur any liability to the Partnership or the Limited Partner as the result of or in connection with any such action.

8.08.     ACQUISITION OF RESTAURANT PROPERTIES BY GENERAL PARTNERS OR
          AFFILIATES.

     Notwithstanding any other provision of this Agreement, including, without limitation, Sections 7.02(v) and 8.04(d), (e), and (f), no Person that is a General Partner or an Affiliate of a General Partner shall acquire any Restaurant Property from the Partnership, whether by purchase, exchange, or substitution, unless the consideration received by the Partnership for such Restaurant Property is at least equal to the "fair market value" (as hereinafter defined) of such Restaurant Property, as determined by the Appraiser; provided, however, that this Section 8.08 shall have no application to any acquisition of a Restaurant Property by BKC pursuant to Section 8.04 if, at the time of such acquisition, neither BKC nor any Affiliate of BKC is a General Partner. Any acquisition of a Restaurant Property, whether by purchase, exchange, or substitution, by a Person who is a General Partner or an Affiliate of a General Partner for consideration that is at least equal to the "fair market value" (as hereinafter defined) of such Restaurant Property, as determined by the Appraiser, conclusively shall be deemed to be fair and in the best interests of the Partnership. As used herein, the term "fair market value" shall mean the value that would be obtained in an arms length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell, as determined by the Appraiser, using such method or methods of valuation as the Appraiser determines most accurately reflect the value of the particular Restaurant Property in question under the circumstances, provided that for a period of five (5) years from the Closing Date, the Appraiser shall use the "capitalization of income" method (applying such capitalization rate and other assumptions and adjustments as the Appraiser determines appropriate under the circumstances) unless the Appraiser determines that the use of such method would result in an understatement of the value of the Restaurant

Property with respect to which such appraisal is being performed. For purposes of this Section 8.08, in the event that any consideration to be received by the Partnership in exchange or substitution for any Restaurant Property is in any form other than money, then the "fair market value" of such consideration, as determined by the Appraiser, (or if such other consideration is in the form of property other the real estate, by an appraiser experienced in valuing such other property designated by the Appraiser), shall be required to be at least equal to the "fair market value" of the Restaurant Property or Properties to be transferred.

8.09 TERMINATION OF LEASE FOR RESTAURANT PROPERTY FOLLOWING TERMINATION OF BKC FRANCHISE AGREEMENT.

     (a) In the event that (i) either (A) a BKC Franchise Agreement authorizing the operation of a BK Restaurant is terminated by BKC or by the mutual agreement of the parties thereto prior to the expiration of the stated term thereof, or
(B) a BKC Franchise Agreement expires according to the terms thereof and is not renewed by BKC at or prior to the expiration of such BKC Franchise Agreement, and (ii) BKC does not, prior to the end of the Determination Period (as defined in Section 8.03) enter into a new BKC Franchise Agreement with respect to the Restricted Restaurant Property or elect to operate a BK Restaurant on the Restricted Restaurant Property, as provided for in Section 8.03(b) (ii), then the Managing General Partner, in its sole and absolute discretion, shall be permitted to cause the Partnership to terminate any lease with a BKC Franchisee with respect to such Restaurant Property if a default has occurred under such lease and either (i) the Managing General Partner shall have caused the Partnership to initiate and pursue such action (including, if appropriate, litigation) against such defaulting lessee as the Managing General Partner, in its sole and absolute discretion, shall determine to be reasonable under the circumstances in order to obtain payment of amounts (including lost rent) due the Partnership under such lease, or (ii) the Managing General Partner or the defaulting lessee shall have located a new lessee for the Restaurant Property for a term at least as long as the remaining unexpired term under the lease to be terminated and for a rent not lower than the minimum base rent payable under such lease (or if the rent is lower than the minimum base rent payable under the lease to be terminated, the defaulting lessee shall have agreed to be contractually obligated to continue to pay to the Partnership an amount equal to the difference between the rent payable under the new lease and the minimum base rent payable under the lease to be terminated and shall have provided adequate security, as determined by the Managing General Partner to be reasonable under the circumstances, for such obligation).

     (b) In addition to any termination in accordance with Section 8.09(a) and any termination in accordance with Section 8.03(b)(ii), the Managing General Partner, in its sole and absolute discretion, shall be permitted, without limitation, to cause the Partnership to terminate a lease with a BKC Franchisee with respect to a Restricted Restaurant Property if the BKC Franchise Agreement with respect to such Restaurant Property is terminated in connection with or as a result of a condemnation involving all or substantially all of a Restricted Restaurant Property or a casualty materially adversely affecting the use of such Restaurant Property for the purpose of operating a BK Restaurant for a period in excess of six (6) months.

     (c) The provisions of this Section 8.09 shall not limit or affect in any way the termination of a lease with respect to a Restricted Restaurant Property with a Person that is not and was not a BKC Franchisee. The provisions of this
Section 8.09 are for the benefit of the Partnership, the Limited Partner, and the limited partners of the Limited Partner and their assignees, and shall not be deemed to create any rights for the benefit of any other Persons, including, without limitation, any lessees under leases with the Partnership.

8.10.     INDEPENDENT CONSULTANT.

     (a) The Managing General Partner, in its sole and absolute discretion, shall be entitled but not required, to consult with the Independent Consultant with respect to any action or proposed action affecting or relating to the Partnership or the Limited Partner or their business. In the event that the Managing General Partner shall elect to consult with the Independent Consultant with respect to any such action or proposed action, then the Independent Consultant shall advise the Managing General Partner whether such action or proposed action is contrary to the interests of the Partnership or the Limited Partner, as the case may be, taking into account, with respect to the Restricted Restaurant Properties, that the original purpose of the Partnership and the Limited Partner was to acquire and hold real estate that is leased to BKC Franchisees for the purpose of operating BK Restaurants and to derive revenues therefrom. The Limited Partner expressly agrees that any actions taken by the Managing General Partner in accordance with the advice of the Independent Consultant conclusively shall be deemed to be fair to and in the best interests of the Partnership, the Limited Partner, and the limited partners of the Limited Partner and their assignees, and the fact that an action of the Managing General Partner is undertaken in accordance with the advice of the Independent Consultant shall be a complete and absolute defense to any claim or action asserting the invalidity of such action or any claim or action for damages or other relief based upon an assertion that such action resulted in a breach by the Managing General Partner or any of its Affiliates of this Agreement or any duty, fiduciary or otherwise, owed by the Managing General Partner or any Affiliate to the Partnership, the Limited Partner, or the limited partners of the Limited Partner or their assignees. The Limited Partner further acknowledges that the purpose of this Section 8.10 is to provide an arrangement to facilitate outside consultation by the Managing General Partner with respect to potential problems arising in connection with the management of the Partnership and the Limited Partner and expressly agrees that, in order to induce the Managing General Partner to consent to this Section 8. 10 and to undertake such consultation from time to time as it determines appropriate, neither the failure of the Managing General Partner to consult with the Independent Consultant on any particular action or proposed action, nor the failure of the Managing General Partner to act in accordance with the advice of the Independent Consultant on any action or proposed action with respect to which the Managing General Partner shall elect to consult with the Independent Consultant, shall create any inference or presumption or otherwise constitute evidence with respect to the fairness of such action or proposed action to the Partnership, the Limited Partner, or the limited partners of the Limited Partner or their assignees, as the case may be.

     (b) In the event that the Independent Consultant designated in this Agreement at any time is unable or unwilling to advise the Managing General Partner on a particular matter or should inform the Managing General Partner that it no longer is willing to serve as Independent Consultant, then the Managing General Partner shall designate a substitute Independent Consultant, as provided for below. The Managing General Partner shall have the right at any time, in its sole and absolute discretion, to terminate the Independent Consultant and to designate a substitute Independent Consultant, as provided for below; provided, however, that the Managing General Partner shall have no obligation to the Partnership or the Limited Partner, as the case may be, to terminate the Independent Consultant under any circumstances, and provided further that any termination of the Independent Consultant pursuant to this
Section 8.10(b) conclusively shall be deemed to be fair to and in the best interests of the Partnership and the Limited Partner. Any substitute Independent Consultant designated by the Managing General Partner pursuant to this Section 8.10(b) shall have experience in advising or consulting about the "fast food" business and shall be "financially independent" (as hereinafter defined) of the Managing General Partner. A Person shall be deemed "financially, independent" of the Managing General Partner for purposes of this
Section 8.10(b) if (i) such Person is not, and during the preceding four (4) years has not been,


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

a BKC Franchisee or Affiliate of the Managing General Partner, of BKC, of TPC or of a BKC Franchisee; and (ii) such Person has not derived more than fifteen percent (15%) of such Person's average annual gross revenues over the preceding four (4) years from the Managing General Partner, BKC, TPC, any BKC Franchisee, and any Affiliate of any of the foregoing.

     (c) The Managing General Partner, in its sole and absolute discretion, either (i) may cause the Partnership to indemnify and hold harmless the Independent Consultant upon such terms and conditions as the Managing General Partner shall determine appropriate or (ii) may indemnify and hold harmless the Independent Consultant upon such terms and conditions as the Managing General Partner shall determine appropriate, in which event the Partnership shall indemnify the Managing General Partner for any amounts required to be paid under such indemnification; provided, however, that in either case, the terms and conditions of such indemnification shall be no more favorable to the Independent Consultant than the terms and conditions pursuant to which the General Partners, their Affiliates, and officers, directors, employees, and agents of the General Partners and their Affiliates are indemnified and held harmless pursuant to
Section 7.10.

8.11.     CONSENT TO USE OF NAME AND TRADEMARKS.

     BKC's consent to the Partnership's use of the words "Burger King" in the name of the Partnership and to the Partnership's use of the registered trademarks and service marks Burger King-Registered Trademark-, Whopper-Registered Trademark-, Whopper Junior-Registered Trademark-, and the Burger King bun halves logo in the Registration Statement, all sales materials and other documents prepared for use in connection with the Initial Public Offering, any reports to or written communications with the Limited Partner, and any reports filed by the Partnership with any federal, state, or local regulatory agency terminated upon the withdrawal of BKC as the Special General Partner.

8.12.     ACQUISITION OF FEE TITLE TO PROPERTIES SUBJECT TO PRIMAL LEASES.

     The Managing General Partner shall have the right, in its sole and absolute discretion, to cause the Partnership to acquire fee title to any Restricted Restaurant Property that is subject to a Primary Lease, either pursuant to a right of first refusal on behalf of the Partnership set forth in such Primary Lease or otherwise. BKC shall have no obligation to the Partnership in connection with any such acquisition.

8.13.     LOCATION OF OTHER RESTAURANT PROPERTIES.

     The Partnership shall not acquire any Other Restaurant Properties within a two-mile radius of any Restricted Restaurant Property held as of the Effective Date.

                                   ARTICLE IX

                        COMPENSATION OF GENERAL PARTNERS;
                         PAYMENT OF PARTNERSHIP EXPENSES

9.01.     COMPENSATION TO GENERAL PARTNERS.

     Except as expressly provided in Section 9.03, no General Partner shall receive any compensation from the Partnership for services rendered in its capacity as a general partner of the Partnership or the Limited Partner.

9.02. EXPENSES M CONNECTION WITH ORGANIZATION OF PARTNERSHIP AND INITIAL PUBLIC OFFERING.

     As set forth in the Real Estate Purchase Agreement, BKC as the Special General Partner reimbursed the Partnership for all fees, costs, and expenses actually incurred by the General Partners and their Affiliates in connection with the organization of the Partnership, the Limited Partner, and the Managing General Partner; the qualification of the Partnership, the Limited Partner, and the Managing General Partner to do business in any State in which the Managing General Partner determined that such qualification was advisable; the registration of the Units under applicable federal and state securities laws in connection with the Initial Public Offering; the offering, sale, and distribution of the Units pursuant to the Initial Public Offering; the listing of the Units evidenced by depositary receipts on a National Securities Exchange; the purchase of certain Restaurant Properties by the Partnership; and planning and preparing for the operation and management of the Partnership and the Limited Partner following the Initial Public Offering, including, without limitation, (i) printing, mailing, filing, and recordation expenses; (ii) charges of agents, depositaries, appraisers, and the Underwriters; (iii) expenses of registration and qualification of the Units under applicable federal and state securities laws; (iv) legal (including tax advice) and accounting fees and disbursements; (v) remuneration paid to officers or employees of any General Partner or any Affiliate that is allocable to time spent on such activities; and
(vi) other expenses of a similar nature incurred by any General Partner or any Affiliate in connection with such activities.

9.03.     OPERATIONAL EXPENSES.

     In addition to any reimbursement pursuant to the indemnification set forth in Section 7. 10, the Partnership, pursuant to this Section 9.03 and Section
9.03 of the Investors Partnership Agreement, shall:

     (a) With respect to (i) the Restaurant Properties held as of the Effective Date and (ii) the Restaurant Properties and Ancillary Property related thereto acquired thereafter with respect to the Restaurant Properties referred to in clause (i) above whether pursuant to Section 8.12 or otherwise, the Partnership shall cause to be paid to the Managing General Partner with respect to each Fiscal Year an aggregate amount equal to Four Hundred Thousand Dollars ($400,000) adjusted annually as set forth in the next paragraph below, which amount shall be in lieu of any reimbursement for expenses related to the management of the business affairs of the Partnership and the Limited Partner (other than expenses described in clause (c) hereof) that are incurred by the Managing General Partner or its Affiliates with respect to such Restaurant Properties, which amount shall be payable in equal quarterly installments within sixty (60) days after the end of each fiscal quarter.

     (b) With respect to any Restaurant Property and Ancillary Property related thereto acquired after the Effective Date (other than those referred to in clause (a) above), (i) the Partnership shall pay to the Managing General Partner
(A) an acquisition fee equal to 1% of the purchase price paid by the Partnership or the Limited Partner for such Restaurant Property and Ancillary Property related thereto, payable on the date of acquisition, and (B) with respect to each Fiscal Year, an amount, adjusted annually as set forth in the next paragraph below, accruing while such property is held at the rate of 1% per annum (applied using the simple interest method on the basis of a 365/366-day year and the actual number of days elapsed) on the purchase price paid by the Partnership or the Limited Partner for such Restaurant Property and Ancillary Property related thereto, and (ii) if the Rate of Return attributable to all Restaurant Properties and Ancillary Property related thereto acquired after the Effective Date (other than those referred to in clause (a) above) in respect of any Fiscal Year shall exceed 12% per annum, the Partnership shall pay to the Managing General Partner an amount equal to 25% of the amount of cash received by the Partnership representing such excess, which amounts shall be in lieu of any reimbursement of expenses related to the management of the business affairs of the Partnership and the Limited Partner (other than expenses described in clause (c) hereof) that are incurred by the Managing General Partner or its Affiliates with respect to such Restaurant Properties and (except as provided in clause (i)(A) of this clause (b)) shall be payable in quarterly installments within sixty (60) days after the end of each fiscal quarter (which may be estimated in the case of the first three fiscal quarters); provided that there shall be credited against the amounts, if any, payable pursuant to clause (ii) of this clause (b) in respect of any Fiscal Year amounts payable to the Managing General Partner in respect of its First-Tier Residual Interest or Second-Tier Residual Interest pursuant to Sections 6.05 and 6.06 of the Investors Partnership Agreement in respect of such Fiscal Year.

     (c) The Partnership shall either pay, or reimburse the Managing General Partner on a monthly basis for the payment of, all amounts payable to any Person for providing goods or performing services (including, without limitation, legal, accounting, auditing, record keeping, reporting, depositary, transfer agent, printing, appraisal, and consulting services) for or on behalf of the Partnership or the Limited Partner; provided, however, that the Partnership shall not pay, or reimburse the Managing General Partner for, the payment of any amount to an Affiliate or an officer, director, or employee of an Affiliate for legal, accounting, managerial, or consulting services; and provided further, that the Partnership shall pay, or shall reimburse the Managing General Partner for, a payment to an Affiliate or an officer, director, or employee of an Affiliate for goods or other services only if the price and the terms upon which such goods or services are provided to the Partnership or the Limited Partner are fair to the Partnership or the Limited Partner, as the case may be, and are not less favorable to the Partnership or the Limited Partner, as the case may be, than would be incurred if the Partnership or the Limited Partner were to obtain such goods or services from an unrelated third party or were to engage employees to provide such goods or services directly.

     For 1987 and for each Fiscal Year thereafter, the amount payable pursuant to clause (a) of the immediately preceding paragraph shall be increased by an amount equal to the product of Four Hundred Thousand Dollars ($400,000) multiplied by the percentage increase in the Price Index from January 1, 1986, through the last day of the immediately preceding Fiscal
Year. For each year after the year in which a Restaurant Property is acquired, the amount otherwise payable pursuant to clause (b)(i)(B) of the immediately preceding paragraph (the "Clause (b)(i)(B) Amount") shall be increased by an amount equal to the product of the Clause (b)(i)(B) Amount multiplied by the percentage increase in the Price Index from the first day of the immediately preceding Fiscal Year or, in the case of the first year after the year in which the Restaurant Property is acquired, the first day of the month in which the acquisition occurred through the last day of the Fiscal Year immediately preceding such year or, if earlier, the last day of the month in which such property was disposed of. The percentage increase in the Price Index through the last day of a particular period shall be determined by calculating the increase, if any, in the Price Index for the last time period during such period (the "Price Index Determination Period") with respect to which the Price Index is published (currently a monthly period) over the Price Index for the time period immediately preceding the first day of the Price Index Determination Period, and expressing the amount of such increase as a percentage of the Price Index for said time period immediately preceding the first day of the Price Index Determination Period.

          "RATE OF RETURN" in respect of any period shall mean and refer to the quotient obtained by dividing (1) the aggregate revenues received by the Partnership or the Limited Partner from the Restaurant Properties and Ancillary Property referred to in clause (b) above for such period, whether through operations, sale or other disposition, less (without duplication)
(i) the aggregate fees payable pursuant to clause (b)(i)(B) above for such period in respect of such property, (ii) the aggregate expenses of the Partnership (other than interest expense, depreciation, amortization and other non-cash expenses and charges, and expenses described in clauses (b) and (c) above) directly attributable to such property and interest expense on any debt allocated thereto for such period, (iii) the general and administrative expenses of the Partnership (other than non-cash expenses and charges and expenses described in clauses
(a) and (b) above) for such period allocated to such property (based on the ratio of Average Partnership Equity in such property to the aggregate Average Partnership Equity in all Partnership property) and (iv) the principal amount of debt allocated to such property repaid during such period and, if applicable, the cash costs and expenses of any kind or nature incurred in respect of the sale or other disposition thereof, by (2) the Average Partnership Equity in such property during such period. Average Partnership Equity shall mean and refer to (A) the average of the sums of the aggregate purchase prices therefor, the aggregate fees paid pursuant to clause
(b)(i)(A) above in respect thereof and all other cash costs and expenses of any kind or nature incurred in connection with the acquisitions thereof ("Property Cost") as of the last day of each calendar month occurring during the period of determination, less (B) the average outstanding principal amount of debt of the Partnership outstanding as of the last day of each calendar month during such period and allocated to such property.

          For the purposes of the foregoing, debt of the Partnership shall be allocated among the Partnership's properties as follows: (1) non-recourse debt shall be allocated to the property secured thereby and, if such debt is secured by more than one property, such debt shall be allocated among the properties secured thereby based on the relative Property Costs thereof; and (2) recourse debt shall be allocated to all of the property of the Partnership based on the relative Property Costs thereof (reduced for this purpose by the amounts of non-recourse debt allocated thereto in accordance with clause (l) above).

                                    ARTICLE X

                        BANK ACCOUNTS; BOOKS AND RECORDS;
                      FISCAL YEAR; STATEMENTS; TAX MATTERS

10.01.    BANK ACCOUNTS.

          All funds of the Partnership shall be deposited in its name in such checking and savings accounts, time deposits, certificates of deposit, or other accounts at such banks or other financial institutions as shall be designated by the Managing General Partner from lime to time, and the Managing General Partner shall arrange for the appropriate conduct of any such account or accounts. The Managing General Partner shall have fiduciary responsibility for the safekeeping and use of the funds of the Partnership, whether or not in possession and control of the Managing General Partner, and the Managing General Partner shall not employ or permit any other Person to employ such funds except in accordance with the terms of this Agreement. The Managing General Partner shall not permit funds of the Partnership to be commingled with funds of the Managing General Partner, any Affiliate, or any other Person, provided, however, that nothing herein shall preclude any investment of funds of the Partnership in a mutual fund or similar entity for which a separate account is maintained on behalf of each participant.

10.02.    BOOKS AND RECORDS.

          (a) The Managing General Partner shall keep, or cause to be kept, accurate, full, and complete books and accounts with respect to the Partnership, showing assets, liabilities, income, operations, transactions, and the financial condition of the Partnership. Such books and accounts shall be prepared and maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. The Managing General Partner shall maintain and preserve all Partnership books and records for such period as the Managing General

Partner, in its reasonable discretion, shall determine necessary or appropriate, subject to any requirements of state or federal law; provided, however, that all appraisal reports obtained by the Partnership, whether in connection with the acquisition of the Restaurant Properties or otherwise, shall be retained by the Partnership for at least five (5) years from the date thereof.

     (b) The Limited Partner shall have the right, at reasonable times and at the Limited Partner's own expense, but only upon twenty (20) days prior written notice to the Managing General Partner in accordance with Section 16.02, and only for a valid business purpose related to the conduct of the Partnership's business, (i) to have true and full information regarding the status of the business and financial condition of the Partnership; (ii) to inspect and copy the books of the Partnership and other reasonably available records and information concerning the operation of the Partnership, including copies of any appraisal reports described in Section 10.02(a) and copies of the federal, state, and local income tax returns of the Partnership; (iii) to have a current list of the name and last known business, residence, or mailing address of each Partner; (iv) to have true and full information regarding the amount of cash and a description and statement of the Carrying Value of any property or services contributed by any Partner to the Partnership and the date upon which each Partner became a Partner; and (v) to have a copy of this Agreement, the Certificate of Limited Partnership, and all amendments or certificate of amendment, as the case may be, thereto, together with copies of any powers of attorney pursuant to which any such amendment or certificate of amendment has been executed.

     (c) Anything in this Section 10.02 to the contrary notwithstanding, the Managing General Partner, in its sole and absolute discretion, may refuse the Limited Partner access to any information, records, documents, or data it determines to be confidential, including, without limitation, any records relating to the sales or revenues or projected sales or revenues of one or more specific BK Restaurants, information related to the financial condition or circumstances of any BKC Franchisee or BKC's relationship with any BKC Franchisee, and any other information provided to the Partnership by BKC and specifically designated by BKC, in its reasonable discretion, to be confidential and/or proprietary.

10.03.    FISCAL YEAR.

     The Fiscal Year of the Partnership for financial and federal, state, and local income tax purposes initially shall be the calendar year. The Managing General Partner shall have authority to change the beginning and ending dates of the Fiscal Year if the Managing General Partner, in its sole and absolute discretion, subject to approval by the Internal Revenue Service, shall determine such change to be necessary or appropriate to the business of the Partnership, and shall give written notice of any such change to the Limited Partner within thirty (30) days alter the occurrence thereof.

10.04.    FINANCIAL STATEMENT AND INFORMATION.

     (a) All financial statements shall be accurate and complete in all material respects, shall present fairly the financial position and operating results of the Partnership, and shall be prepared on the accrual basis as provided in Section 10.02 for each Fiscal Year of the Partnership during the term of this Agreement.

     (b) No later than forty-five (45) days after the end of each fiscal quarter of each Fiscal Year (except the last fiscal quarter of each Fiscal
Year), commencing with the fiscal quarter ending June 30, 1986, the Managing General Partner shall prepare and deliver to the Limited Partner an unaudited statement of income for the Partnership for such fiscal quarter, an unaudited statement of changes in cash flows for the period between the end of the most recent Fiscal Year and the end of such fiscal quarter, and an unaudited balance sheet of the

Partnership dated as of the end of such fiscal quarter, in each case prepared in accordance with generally accepted accounting principles, together with a Statement setting forth any transactions between the Partnership and any of the General Partners or any, the amount of any fees, commissions, compensation, and other remuneration paid or accrued to any of the General Partners or any Affiliate thereof, and a description of any services rendered to the Partnership therefor, any other information required by Form 10-Q under the Exchange Act, and such other information (financial or otherwise) as the Managing General Partner, in its discretion, shall deem necessary or appropriate.

     (c) No later than ninety (90) days after the end of each Fiscal Year during the term of this Agreement, the Managing General Partner shall prepare and deliver to the Limited Partner: (i) a balance sheet, together with statements of income, Partners' equity, and changes in cash flows for the Partnership during such Fiscal Year, which financial statements shall be audited by the Auditing Firm (such financial statements to contain a report of the Auditing Firm which shall include: (A) a statement that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that such financial statements are in conformity with generally accepted accounting principles; (B) a statement of the opinion of the Auditing Firm with respect to the financial statements and the accounting principles and practices reflected therein and in regard to the consistency of the application of such accounting principles; and (C) an identification of any matters reflected in such financial statements to which the Auditing Firm takes exception); (ii) a report Summarizing any transactions between the Partnership and any of the General Partners or any Affiliate thereof, the amount of any fees, commissions, compensation, and other remuneration (including, without limitation, reimbursements of expenses pursuant to Section 9.03) paid or accrued by the Partnership for such Fiscal Year to the General Partners and any Affiliates thereof, and the services rendered to the Partnership in connection therewith; (iii) a report of the activities of the Partnership during the Fiscal Year; and (iv) a statement (which statement need not be audited) showing any Cash Flow and any Net Proceeds of a Capital Transaction distributed or to be distributed to the Partners in respect of such Fiscal Year.

     (d) The Managing General Partner shall provide to each Partner, no later than seventy-five (75) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of twelve (12) months beginning not later than the first day of the Partnership's fiscal quarter next following the effective date of the Registration Statement.

     (e) The Managing General Partner shall provide to the Limited Partner such other reports and information concerning the business and affairs of the Partnership (i) as the Managing General Partner, in its sole and absolute discretion, may deem necessary or appropriate, or (ii) to the extent not provided for in Sections 10.04(b) or (c) as may deem necessary or appropriate by the Delaware RULPA or by any other law or any regulation of any regulatory body applicable to the Partnership.

     (f) The Managing General Partner shall provide any of the reports or other information referred to in this Section 10.04 to such federal, state, or local governments, government agencies, or other regulatory entities as the Managing General Partner, in its sole and absolute discretion, may deem necessary or appropriate.

10.05.    ACCOUNTING DECISIONS.

     All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing General Partner.

10.06. WHERE MAINTAINED.

     The books, accounts, and records of the Partnership at all times shall be maintained at the Partnership's principal office or, at the option of the Managing General Partner, at the principal place of business of the Managing General Partner.

10.07. PREPARATION OF TAX RETURNS.

     The Managing General Partner, at the expense of the Partnership, shall arrange for the preparation and timely filing of all returns of the Partnership showing all income, gains, deductions, and losses necessary for federal and state income tax and shall furnish to the Limited Partner within seventy-five (75) days of the close of the Fiscal Year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization, and recognition of income, gains, losses, and deductions, and other items of the Partnership shall be on the accrual method of accounting for federal income tax purposes.

10.08. TAX ELECTIONS.

     Except as otherwise specifically provided herein, the Managing General Partner shall, in its sole and absolute discretion, determine whether to make any available election (including, without limitation, the elections provided for in Sections 48(q)(4), 168 and 754 of the Code) on behalf of the Partnership. The Managing General Partner shall have the right to seek to revoke any such election upon the Managing General Partner's determination that such revocation is in the interests of limited partners of the Limited Partner; provided that the Managing General Partner shall not seek to revoke any such election unless the Managing General Partner has received an Opinion of Independent Counsel to the effect that such revocation would not cause (a) the loss of limited liability of the Limited Partner under the Partnership Agreement or of the limited partners of the Limited Partner under the Investors Partnership Agreement, or (b) the Partnership or the Limited Partner to be treated as an association taxable as a corporation for federal income tax purposes.

10.09. TAX CONTROVERSIES.

     Subject to the provisions hereof, the Managing General Partner is designated as the "tax matters partner" (as defined in the Code) of the Partnership and is authorized to and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership by any federal, state, or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. Each Partner agrees to cooperate with the Managing General Partner and to do or refrain from doing any or all things reasonably required by the Managing General Partner in connection with the conduct of all such proceeding.

10.10. ORGANIZATIONAL EXPENSES.

     The Partnership shall elect to deduct expenses considered incurred in organizing the Partnership ratably over a sixty-month period as provided in
Section 709 of the Code.

10.11. TAXATION AS A PARTNERSHIP.

     No election shall be made by the Partnership, the General Partners, or the Limited Partner to be excluded from the application of any of the provisions of Subchapter K, Chapter I of Subtitle A of the Code or from any similar provisions of any state tax law.

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

10.12. QUALIFICATION AS A REIT.

     In the event that the Managing General Partner at any time shall determine that either the Partnership or the Limited Partner does not qualify, or no longer will qualify, as a partnership for federal income tax purpose, then the Managing General Partner shall have the right, but not the obligation, to take any such action as it, in its sole and absolute discretion, determines to be in the interests of the Limited Partner in connection therewith or as a result thereof, including, without limitation to cause the Partnership and the Limited Partner to be reorganized so as to qualify as a "real estate investment trust" within the meaning of Section 856 of the Code.

                                   ARTICLE XI

                              TRANSFER OF INTERESTS

11.01. TRANSFER.

     (a) The term "transfer," when used in this Article XI with respect to a Partnership Interest, shall include any sale; assignment, gift, pledge, hypothecation, mortgage, exchange, or other disposition.

     (b) No Partnership. Interest shall be transferred in whole or in part except in accordance with the terms and conditions set forth in this Article
XI. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article XI shall be null and void.

11.02. TRANSFERS OF INTERESTS OF GENERAL PARTNERS.

     (a) If a General Partner desires to sell or transfer all or any portion of such General Partner's Partnership Interest as a General Partner to a Person who is not a General Partner, such transfer shall be permitted if (and only if):

          (i) such transfer and the admission of the transferee as a general partner of the Partnership is approved by the Limited Partner, unless the transferee is an Affiliate of the transferring General Partner, in which case no such approval of the Limited Partner shall be required; and

          (ii) the Partnership receives an Opinion of Independent Counsel that such transfer and admission (A) would not cause the loss of limited liability of the Limited Partner under this Agreement or the limited partners of the Limited Partner under the Investors Partnership Agreement, and (B) would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

     (b) Neither Section 11.02(a) nor any other provision of this Agreement shall be construed to prevent:

          (i) the transfer by any corporate General Partner of such corporate General Partner's Partnership Interest as a General Partner upon its merger or consolidation with another Person or the transfer by it of all or substantially all of its assets to another Person, and the assumption of the rights and duties of such a corporate General Partner by such Person, provided such Person furnishes to the Partnership an Opinion of Independent Counsel to the effect that such merger, consolidation, transfer, or assumption (l) would not cause the loss of limited liability of the Limited Partner under this Agreement or the limited partners of the Limited Partner under the Investors


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

     Partnership Agreement, and (2) would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes;

          (ii) the transfer by a General Partner of all or any part of its interest in items of Partnership income, gains, losses, deduction, credits, distributions, or surplus; or

          (iii) a General Partner's mortgaging, pledging, hypothecating, or granting a security interest in all or any part of its Partnership Interest as a General Partner as collateral for a loan or loans.

11.03. TRANSFER OF INTEREST OF LIMITED PARTNER.

     The Limited Partner may not transfer all or any part of its Partnership Interest as the Limited Partner.

                                   ARTICLE XII

                     ADMISSION OF SUCCESSOR GENERAL PARTNERS

SECTION 12.01 ADMISSION OF SUCCESSOR GENERAL PARTNERS.

     A successor General Partner selected pursuant to Sections 13.01 or 13.02 or the transferee of all or any portion of the Partnership Interest of a General Partner pursuant to Section 11.02 shall be admitted to the Partnership as a General Partner (in the place, in whole or in part, of the transferor or former General Partner), effective as of the date that an amendment of the Certificate of Limited Partnership, adding the name of such successor General Partner and other required information, is recorded pursuant to Section 2.01 (which date, in the event the successor General Partner is in the place in whole of the transferor or former General Partner, shall be contemporaneous with the withdrawal of such transferor or former General Partner), and upon receipt by the transferor or former General Partner of all of the following:

          (a) the successor General Partner's acceptance of, and agreement to be bound by, all of the terms and provisions of this Agreement, in form and substance satisfactory to the transferor or former General Partner;

          (b) evidence of the authority of such successor General Partner to become a General Partner and to be bound by all of the terms and conditions of this Agreement;

          (c) the written agreement of the successor General Partner to continue the business of the Partnership in accordance with the terms and provisions of this Agreement; and

          (d) such other documents or instruments as may be required in order to effect the admission of the successor General Partner as a General Partner under this agreement.


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

                                  ARTICLE XIII

                    WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS

13.01. WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS.

     A General Partner may not withdraw from the Partnership or be removed as a General Partner unless the General Partner withdraws as, or is removed as, a general partner of the Limited Partner. A General Partner shall withdraw from the Partnership or be removed as a General Partner if the General Partner withdraws as, or is removed as, a general partner of the Limited Partner. Such withdrawal or removal shall be effective at the same time as is the General Partner's withdrawal or removal as a general partner of the Limited Partner. The Limited Partner agrees that the selection of a successor general partner of the Limited Partner shall constitute selection by the Limited Partner of such successor as a successor General Partner of the Partnership. If no such successor General Partner is selected and the Partnership has no remaining General Partner, then the Partnership shall be dissolved pursuant to Section 14.02.

13.02. AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP.

     This Agreement and the Certificate of the Limited Partnership shall be amended to reflect the withdrawal, removal, or succession of a General Partner.

13.03. INTEREST OF DEPARTING PARTNER AND SUCCESSOR.

     (a) Except as provided in Section 5.02(c), upon the withdrawal or removal of a Departing Partner, such Departing Partner shall contribute its Partnership Interest in the Partnership to the Limited Partner and shall become a limited partner in the Limited Partner, receiving in connection therewith, the number of Units determined by dividing (i) the "fair market value" of such General Partner's Partnership Interest as a General Partner herein, determined as of the effective date of its departure, by (ii) the Unit Price determined as of the effective date of its departure.

     (b) For purposes of this Section 13.03, the "fair market value" of the Departing Partner's Partnership Interest as a General Partner shall be the amount that would be distributed to the Departing Partner pursuant to Section
6.07 if the Partnership Assets were sold for cash in orderly liquidation of the Partnership Assets commencing on the effective date of the Departing Partner's departure, with such liquidation being effected through arms-length sales between informed and willing purchasers under no compulsion to buy and an informed and willing sellers under no compulsion to sell, with the proceeds from such hypothetical sales to be discounted (at a rate equal to the interest rate on U.S. Treasury obligations with a term of one (1) year issued on the date nearest the effective date of the Departing Partner's departure) to the effective date of the Departing Partner's departure to reflect the time period reasonably anticipated to be necessary to consummate such sales, as such "fair market value" is agreed upon by the Departing Partner and the Partnership within thirty (30) days after the effective date of the Departing Partner's departure or, in the absence of.such an agreement, as determined by the Appraiser. The Appraiser shall use such method or methods of valuation as the Appraiser determines most accurately reflect the value of the Restaurant Properties under the circumstances provided that for a period of five (5) years from the Closing Date, the Appraiser shall use the "capitalization of income" method (applying such capitalization rate and other assumptions and adjustments as the Appraiser determines appropriate under the circumstances) unless the Appraiser determines that use of such method would result in an understatement of the value of the Restaurant Property. Any appraisal pursuit to this Section 13.03(b) shall be completed as soon a practical after the Appraiser is notified of the


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

requirement for such appraisal, and in any event within forty-five (45) days after such notice, and the report of the Appraiser setting forth the appraised fair market value of Partnership Assets as of such date shall be final and binding upon the Departing Partner and the Partnership. The amount that would be distributed to the Departing Partner pursuant to Section 6.07 if the Partnership Assets and the assets of the Investor Partnership were so sold shall be determined by the Accounting Firm within fifteen (15) days after the report of the Appraiser is received by the Partnership. The closing of the conversion of the Departing Partner's Partnership Interest into Units pursuant to Section 13.03(a) shall occur within ten (10) days after the date on which the Accounting Firm shall have determined the amount distributable to the Departing Partner pursuant to Section 6.07 for purposes of this Section 13.03(b).

     (c) At any time after the departure of a Departing Partner, upon the request of such Departing Partner, the Limited Partner shall file with the Commission as promptly as practicable after receiving such request, and shall use its best efforts to cause to become effective, a registration statement under the Securities Act registering the offering and sale, of the Units owned by the Departing Partner or any Affiliate at the time of such Departing Partner's departure, including any Units that were received by the Departing Partner pursuant to Section 13.03(a) and are included in such request, provided that the Limited Partner shall be required to file no more than two
(2) such registration statements at the request of any one Departing Partner. In connection with any registration pursuant to the preceding sentence, the Limited Partner promptly shall prepare and file such documents as may be necessary to register or qualify the Units subject to such registration under the securities laws of such states as the Departing Partner shall reasonably request and do any and all other acts and things that may reasonably be necessary or advisable to enable such Departing Partner to consummate a public sale of such Units in such states. The first registration effected under this paragraph shall be effected at the expense of the Limited Partner, except for underwriting discounts, fees and commissions and fees and expenses of legal counsel for the Departing Partner or its affiliates, and any subsequent registrations shall be at the expense of the Departing Partner. Any registration statement filed pursuant hereto shall be continued in effect for a period of not less ninety (90) days following its effective date. In the event of any registration of any Units pursuant to this Section 13.03(c), the Limited Partner shall indemnify the Departing Partner and its Affiliates and any underwriter engaged in connection with such registration and each other person, if any, who controls any such underwriter within the meaning of the Securities Act, in the manner and to the extent set forth in Section 7. 14(d) of the Investors Partnership Agreement.

     (d) Any successor General Partner other than by reason of the transfer of a Partnership Interest shall, at the effective date of its admission to the Partnership as a General Partner, contribute to the capital of the Partnership cash in an amount equal to (i) the product of the number of Units outstanding immediately prior to the effective date of such successor General Partner's admission (but after giving effect to the conversion described in Section 13.03(a)), multiplied by the Unit Price determined as of the effective date of such successor General Partner's admission, multiplied by
(ii) a fraction, the numerator of which shall be the excess (the "Percentage Interest Excess") of .99% over the Percentage Interest of any remaining General Partners, and the denominator of which shall be 99.01%. Thereafter, such successor General Partner shall, notwithstanding any other provision of this Agreement, be entitled to the Percentage Interest Excess of all Partnership allocations and distributions.

     (e) If, at the time of the Departing Partner's departure, the Partnership is indebted to the Departing Partner under this Agreement or any other instrument or agreement for funds advanced, properties sold, services rendered, or costs and expenses incurred by the Departing Partner (including, without limitation, any amounts advanced pursuant to the revolving line of credit described in Section 7.13), the Partnership shall, within sixty (60) days after the effective date of such Departing Partner's departure, pay to the Departing Partner the full amount of such indebtedness. The successor to the Departing Partner shall assume all obligations theretofore incurred by the Departing Partner, as General Partner of the Partnership, and the Partnership and such successor shall take all such action as shall be necessary to terminate any guarantees of the Departing Partner, and any of its Affiliates, of any obligations of the Partnership. If, for whatever reason, the creditors of the Partnership shall not consent to such termination of any such guarantees, the successor to the Departing Partner and the Partnership shall be required to indemnify the Departing Partner for any liabilities and expenses incurred by the Departing Partner on account of such guarantees.


                                   ARTICLE XIV

                           DISSOLUTION AND LIQUIDATION

14.01. NO DISSOLUTION.

     The Partnership shall not be dissolved by the admission of additional Limited Partners or Substituted Limited Partners or by the admission of additional General Partners or Substituted General Partners in accordance with the terms of this Agreement.

14.02. EVENTS CAUSING DISSOLUTION.

     The Partnership shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

          (a)  the expiration of the term of the Partnership, as provided in
     Section 4.01;

          (b) the withdrawal of the Managing General Partner or the occurrence of any other event that results in the Managing General Partner ceasing to be the Managing General Partner (other than by reason of a transfer pursuant to Section 11.02 or a withdrawal occurring upon or after, or a removal effective upon or after, selection of a successor pursuant to
     Section 13.01);

          (c) the "Bankruptcy" (as hereinafter defined) of the Managing General Partner;

          (d) a written determination by the Managing General Partner that projected future revenues of the Partnership will be insufficient to enable payment of projected Partnership costs and expenses or, if sufficient, will be such that continued operation of the Partnership is not in the best interests of the Partners;

          (e) an election by the Limited Partner to terminate, dissolve, or liquidate the Partnership;

          (f) any attempted transfer, sale, assignment, gift, pledge, hypothecation, mortgage, exchange or other disposition by the Limited Partner of its Partnership Interest; or

          (g) The occurrence of any other event that, under the Delaware RULPA, would cause the dissolution of the Partnership or that would make it unlawful for the business of the Partnership to be continued.

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

     For purposes of this Agreement, the term "Bankruptcy" shall mean, and the Managing General Partner shall be deemed "Bankrupt" upon, (i) the entry of a decree or order for relief of the Managing General Partner by a court of competent jurisdiction in any involuntary case involving the Managing General Partner under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent for the Managing General Partner or for any substantial part of the Managing General Partner's assets or property; (iii) the ordering of the winding up or liquidation of the Managing General Partner's affairs; (iv) the filing with respect to the Managing General Partner of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of ninety
(90) days or which is dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (v) the commencement by the Managing General Partner of a voluntary case under any bankruptcy, insolvency, or other similar law now or hereafter in effect, (vi) the consent by the Managing General Partner to the entry of an order for relief in a involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar agent for the Managing General Partner or for any substantial part of the Managing General Partner's assets or property; (vii) the making by the Managing General Partner of any general assignment for the benefit of creditors; or (viii) the failure by the Managing General Partner generally to pay its debts as such debts become due.

14.03. RIGHT TO CONTINUE BUSINESS OF PARTNERSHIP.

     Upon an event described in Sections 14.02(b), 14.02(c), or 14.02(g) (but not an event described in Section 14.02(g) that makes it unlawful for the business of the Partnership to be continued), the Partnership thereafter shall be dissolved and liquidated unless, within ninety (90), days after the event described in any of such Sections, an election to reconstitute and continue the business of the Partnership shall be made in writing by the Limited Partner. If such an election to continue the Partnership is made, then:

          (a) the Limited Partner shall select a successor Managing General Partner;

          (b) the Partnership shall continue until another event causing dissolution in accordance with this Article XIV shall occur;

          (c) the Partnership Interest of the former General Partner shall be subject to disposition, at the option of the former General Partner, in the manner provided in Section 13.03(a) (which option shall be exercised contemporaneously with the selection of the successor General Partner); and

          (d) all necessary steps shall be taken to amend this Agreement and the Certificate of Limited Partnership to reflect the reconstitution and continuation of the business of the Partnership.

14.04. DISSOLUTION.

     Except as otherwise provided in Section 14.03, upon the dissolution of the Partnership, the Certificate of Limited Partnership shall be canceled in accordance with the provisions of the Delaware RULPA, and the Managing General Partner (or, if the dissolution is caused by the withdrawal, bankruptcy, dissolution, or removal of the Managing General Partner, then the Person designated as Liquidating Trustee in Section 14.05 hereof) promptly shall notify the Partners of such dissolution.


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

14.05. LIQUIDATION.

     Upon dissolution of the Partnership, unless an election to continue the business of the Partnership is made pursuant to Section 14.03, the Managing General Partner, or, in the event the dissolution is caused by an event described in Section 14.02(b) or 14.02(c), a Person or Persons selected by the Limited Partner, shall be the Liquidating Trustee. The Liquidating Trustee shall proceed without any unnecessary delay to sell or otherwise liquidate the Partnership Assets and shall apply and distribute the proceeds of such sale or liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

          (a) to pay (or to make provision for the payment of) all creditors of the Partnership, including current and former Partners, in the order of priority provided by law other than obligations to make distributions to current and former Partners;

          (b) to pay, on a pro rata basis, all current and former Partners with respect to obligations to make distributions thereto; and

          (c) after the payment (or the provision for payment) of all debts, liabilities, and obligations of the Partnership, including, without limitation, the payment of expenses of liquidation of the Partnership, and the establishment of a reasonable reserve (including an amount estimated by the Liquidating Trustee to be sufficient to pay an amount reasonably anticipated to be required to be paid pursuant to Section 7.10 hereof), to the Partners in accordance with Section 6.07.

     The Liquidating Trustee, if other than the Managing General Partner, shall be entitled to receive such compensation for its services as Liquidating Trustee as may be approved by the Limited Partner. The Liquidating Trustee shall agree not to resign at any time without sixty (60) days prior written notice and, if other than the Managing General Partner, may be removed at any time, with or without cause, by written notice of removal approved by the Limited Partner. Upon dissolution, removal, or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall be selected within ninety
(90) days thereafter by the Limited Partner. The right to appoint a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee will be deemed to refer also to any such successor or substitute Liquidating Trustee appointed in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidating Trustee appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out the duties and functions of the Liquidating Trustee hereunder (including the establishment of reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding up and liquidation of the Partnership as provided for herein. In the event that no Person is selected to be the Liquidating Trustee as herein provided within one hundred twenty
(120) days following the event of dissolution, or in the event the Limited Partner fails to select a successor or substitute Liquidating Trustee within the time periods set forth above, any Partner may make application to a Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidating Trustee.


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

14.06. REASONABLE TIME FOR WINDING UP.

       A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.05 in order to minimize any losses otherwise attendant upon such a winding up.

14.07. TERMINATION OF PARTNERSHIP.

       Except as otherwise provided in this Agreement, the Partnership shall terminate when all of the assets of the Partnership shall have been converted into cash, the net proceeds therefrom, as well as any other liquid assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners as provided for in Sections 6.07 and 14.05, and the Certificate of Limited Partnership shall have been canceled in the manner required by the Delaware RULPA.


                                   ARTICLE XV

                                   AMENDMENTS

15.01. AMENDMENTS TO BE ADOPTED SOLELY BY THE MANAGING GENERAL PARTNER.

       The Managing General Partner, without the consent or approval at the time of the Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file, and record all documents required or desirable in connection therewith, to reflect:

               (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

               (b) the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

               (c) a change that is necessary to qualify the Partnership as a limited partnership or a partnership in which the Limited Partner has limited liability under the laws of any state or that is necessary or advisable in the opinion of the Managing General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

               (d) a change that is (i) of an inconsequential nature and does not adversely affect the Limited Partner in any material respect; (ii) necessary or desirable to cure any ambiguity, to correct or supplement any provision herein that would be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provision of this Agreement; (iii) necessary or desirable to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or contained in any federal or state statute; (iv) necessary or desirable to facilitate the trading of the Units as contemplated in the Investor Partnership Agreement or comply with any rule, regulation, guideline, or requirement of any securities exchange on which the Units are or will be listed for trading, compliance with any of which the Managing General Partner deems to be in the interests of the Partnership and the Limited Partner; (v) necessary to conform this Agreement to any amendments made in the Investors Partnership Agreement in accordance with the terms thereof; or (vi) required or contemplated by this Agreement;


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

          (e) a change in any provision of this Agreement which requires any Action to be taken by or on behalf of the Managing General Partner or the Partnership pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified, or revoked so that the taking of such action is no longer required; or

          (f) any other amendments similar to the foregoing.

     The authority set forth in Section 15.01 shall specifically include the authority to make such amendments to this Agreement and to the Certificate of Limited Partnership as the Managing General Partner deems necessary or desirable in the event the Delaware RULPA is amended to eliminate or change any provision now in effect. Without limiting the foregoing, the Limited Partner shall, upon the request of the Managing General Partner, execute, swear to, or acknowledge any document determined by the Managing General Partner to be required or desirable in connection with the foregoing.

15.02. AMENDMENT PROCEDURES.

       Except as specifically provided in Sections 15.01 and 15.03, all amendments to this Agreement shall be effective only if approved in writing by all of the Partners.

15.03. AMENDMENT RESTRICTIONS.

       Notwithstanding the provisions of Sections 15.01 and 15.02, no amendment to any provision of Article VIII shall be permitted without the written consent of BKC, whether or not BKC is a General Partner at the time of such amendment.


                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

16.01. ADDITIONAL ACTIONS AND DOCUMENTS.

       Each of the Partners hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver, and file or cause to be executed, acknowledged, delivered, and filed such further documents and instruments, and to use best efforts to obtain such consents as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at, or after the closing of the transactions contemplated by this Agreement.

16.02. NOTICES.

       All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by a Partner or the Partnership pursuant to this Agreement shall be in writing, and shall be personally delivered, mailed by first-class mail, postage prepaid, or transmitted by facsimile, telegram or telex, addressed as follows:

               (a)  If to the Managing General Partner:

               QSV Properties Inc.
               Attn: Chairman or President
               5310 Harvest Hill Road
               Suite 270
               Dallas, Texas 75230

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

               (b)  If to the Limited Partner:

               U.S. Restaurant Properties Master L.P.
               Attn: Managing General Partner
               5310 Harvest Hill Road
               Suite 270
               Dallas, Texas 75230

               (c)  If to the Partnership:

               U.S. Restaurant Properties Operating L.P.
               Attn:  Managing General Partner
               5310 Harvest Hill Road
               Suite 270
               Dallas, Texas 75230

       Each Partner and the Partnership may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed to have been duly given when delivered in person, sent by first class mail, or transmitted by facsimile, telegram, or telex.

16.03. SEVERABILITY.

       The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

16.04. SURVIVAL.

       It is the express intention and agreement of the Partners that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

16.05. WAIVERS.

       Neither the waiver by a Partner of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy, or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies, or privileges hereunder.

16.06. EXERCISE OF RIGHTS.

       No failure or delay on the part of a Partner or the Partnership in exercising any right, power, or privilege hereunder and no course of dealing between the Partners or between a Partner and the Partnership shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein


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

expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner or the Partnership would otherwise have at law or in equity or otherwise.

16.07. BINDING EFFECT.

       Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Partners (and BKC and its successors and assigns for purposes of Article VIII and Section 15.03) and their respective heirs, devisees, executors, administrators, legal representatives, successors, and assigns.

16.08. LIMITATION ON BENEFITS OF THIS AGREEMENT.

       It is the explicit intention of the Partners that, with the exception of the rights of BKC, its successors and assigns, in connection with Article VIII and Section 15.03, no person or entity other than the Partners and the Partnership is or shall be entitled to bring any action to enforce any provision of this Agreement against any Partner or the Partnership, and that, except as set forth in Section 8.01(b), the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Partners (or their respective successors and assigns as permitted hereunder) and the Partnership.

16.09. FORCE MAJEURE.

       If the Managing General Partner is rendered unable, wholly or in part, by "force majeure" (as herein defined) to carry out any of its obligations under this Agreement, other than the obligation hereunder to make money payments, the obligations of the Managing General Partner, insofar as they are affected by such force majeure, shall be suspended during, but no longer than, the continuance of such force majeure. The term "force majeure" as used herein shall mean an act of God, strike, lockout or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Managing General Partner.

16.10. ENTIRE AGREEMENT.

       This Agreement contains the entire agreement among the Partners with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein.

16.11. PRONOUNS.

       All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or entity may require.

16.12. HEADINGS.

       Article, Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.


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

16.13. GOVERNING LAW.

       This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Delaware (but not including the choice of law rules thereof).

16.14. EXECUTION IN COUNTERPARTS.

       To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.


                                  ARTICLE XVII

                                    EXECUTION

       IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                   MANAGING GENERAL PARTNER

ATTEST:                            QSV PROPERTIES INC.

By:                                By:
   -----------------------------      ------------------------------------
   Title:                             Title:
         -----------------------            ------------------------------
                                   LIMITED PARTNER:

                                   U.S. RESTAURANT PROPERTIES MASTER L.P.

                                   By:  QSV Properties Inc.,
                                        Managing General Partner
ATTEST:

By:                                By:
   -----------------------------      ------------------------------------
   Title:                             Title:
         -----------------------            ------------------------------


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